As filed with the U.S. Securities and Exchange Commission on July 2, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Quantum-Si Incorporated
(Exact name of registrant as specified in its charter)
Delaware	3829	85-1388175
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
530 Old Whitfield Street
Guilford, Connecticut 06437
Telephone: (203) 458-7100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
John Stark
Chief Executive Officer
Quantum-Si Incorporated
530 Old Whitfield Street
Guilford, Connecticut 06437
Telephone: (203) 458-7100
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Michael L. Fantozzi, Esq.
John P. Condon, Esq.
Mintz, Levin, Cohn, Ferris,
Glovsky and Popeo, P.C.
One Financial Center
Boston, Massachusetts 02111
Telephone: (617) 542-6000
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non- accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of Security to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common stock, par value $0.0001 per share	101,465,310(2)	$12.76(3)	$1,294,697,355.60	$141,251.49
Class B common stock, par value $0.0001 per share	19,937,500(4)	—	—	—(5)
Warrants to purchase Class A common stock	135,000(6)	—	—	—(7)
Total			$1,294,697,355.60	$141,251.49

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering an indeterminate number of additional shares of Class A common stock and Class B common stock that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(2)
Consists of (i) 97,631,991 shares of Class A common stock, par value $0.0001 per share, of the Registrant (the “Class A common stock”) registered for sale by the selling securityholders named in this registration statement (the “Selling Securityholders”) (including the shares referred to in the following clause (ii)), (ii) 135,000 shares of Class A common stock issuable upon the exercise of 135,000 Private Placement Warrants (as defined herein), and (iii) 3,833,319 shares of Class A common stock issuable upon the exercise of 3,833,319 Public Warrants (as defined herein).

(3)
Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $12.76, which is the average of the high and low prices of the Class A common stock on June 29, 2021 on The Nasdaq Stock Market (the “Nasdaq”).

(4)
Represents the potential resale of 19,937,500 shares of Class B common stock, par value $0.0001 per share, of the Registrant (“Class B common stock”) held by the Selling Securityholders, which are convertible into 19,937,500 shares of Class A common stock.

(5)
In accordance with Rule 457(i), the entire registration fee for the Class B common stock is allocated to the shares of Class A common stock into which the Class B common stock are convertible, and no separate fee is payable for the Class B common stock.

(6)
Represents the potential resale of 135,000 Private Placement Warrants held by the Selling Securityholders, which represent warrants to acquire 135,000 shares of Class A common stock.

(7)
In accordance with Rule 457(i), the entire registration fee for the Private Placement Warrants is allocated to the shares of Class A common stock underlying such warrants, and no separate fee is payable for the Private Placement Warrants.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. Neither we nor the selling securityholders may sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.
 SUBJECT TO COMPLETION, DATED JULY 2, 2021
PRELIMINARY PROSPECTUS
QUANTUM-SI INCORPORATED
Up to 101,465,310 Shares of Class A Common Stock Up
to 19,937,500 Shares of Class B Common Stock
Up to 135,000 Warrants
This prospectus relates to the issuance by us of up to an aggregate of 3,968,319 shares of our Class A common stock, par value $0.0001 per share (“Class A common stock”), which consists of (i) up to 135,000 shares of Class A common stock that are issuable upon the exercise of private placement warrants (the “Private Placement Warrants”) originally issued in a private placement in connection with the initial public offering of our predecessor company, HighCape Capital Acquisition Corp., a Delaware corporation (“HighCape”), at an exercise price of $11.50 per share of Class A common stock, and (ii) up to 3,833,319 shares of Class A common stock that are issuable upon the exercise of 3,833,319 warrants issued in connection with the initial public offering of HighCape (the “Public Warrants,” and together with the Private Placement Warrants, the “Warrants”).
This prospectus also relates to the resale from time to time by the Selling Securityholders named in this prospectus (the “Selling Securityholders”) of up to (i) 135,000 Private Placement Warrants, (ii) 135,000 shares of Class A common stock that may be issued upon exercise of the Private Placement Warrants, (iii) 2,178,750 shares of Class A common stock held by HighCape’s sponsor, HighCape Capital Acquisition LLC (the “Sponsor”) and certain of its transferees (the “Founder Shares”), (iv) 42,500,000 shares of Class A common stock issued in the PIPE Financing (as defined below), (v) 696,250 shares of Class A common stock issued pursuant to the Foresite Subscription Agreements (as defined below), (vi) 52,121,991 shares of Class A common stock issued to our directors, officers and affiliates and the directors, officers and affiliates of Legacy Quantum-Si (as defined below) pursuant to the Business Combination Agreement (as defined below), including shares of Class A common stock that may be issued upon the exercise of stock options (the “Options”) and the vesting of restricted stock units or upon the conversion of Class B common stock, par value $0.0001 per share (“Class B common stock”), and (vii) 19,937,500 shares of Class B common stock issued pursuant to the Business Combination Agreement.
This prospectus provides you with a general description of such securities and the general manner in which we and the Selling Securityholders may offer or sell the securities. More specific terms of any securities that we and the Selling Securityholders may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.
We will not receive any proceeds from the sale of shares of Class A common stock, shares of Class B common stock or Private Placement Warrants by the Selling Securityholders or of shares of Class A common stock by us pursuant to this prospectus, except with respect to amounts received by us upon exercise of the Warrants or the Options.
However, we will pay the expenses, other than any underwriting discounts and commissions, associated with the sale of securities pursuant to this prospectus.
We are registering the securities for resale pursuant to the Selling Securityholders’ registration rights under certain agreements between us and the Selling Securityholders. Our registration of the securities covered by this prospectus does not mean that either we or the Selling Securityholders will issue, offer or sell, as applicable, any of the securities. The Selling Securityholders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Securityholders may sell the shares or Warrants in the section entitled “Plan of Distribution.”
You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.
Our Class A common stock and Public Warrants are listed on Nasdaq under the symbols “QSI” and “QSIAW,” respectively. On July 1, 2021, the closing price of our Class A common stock was $12.06 and the closing price for our Public Warrants was $3.84.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 13 of this prospectus and in the other documents that are incorporated by reference in this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is            , 2021.

You should rely only on the information contained in this prospectus. No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.
For investors outside the United States:   We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

i

CERTAIN DEFINED TERMS
In this document:
“Business Combination” means the transactions contemplated by the Business Combination Agreement, including the merger of Merger Sub with and into Legacy Quantum-Si (the “Merger”), pursuant to which (i) Legacy Quantum-Si survived the Merger as a wholly owned subsidiary of HighCape, (ii) each share of Legacy Quantum-Si capital stock (other than the Legacy Quantum-Si Series A preferred stock) that was issued and outstanding immediately prior to the Effective Time became the right to receive 0.7975 shares of Quantum-Si Class A common stock, rounded down to the nearest whole number of shares; (iii) each share of Legacy Quantum-Si Series A preferred stock that was issued and outstanding immediately prior to the Effective Time was automatically canceled and converted into the right to receive 0.7975 shares of Quantum-Si Class B common stock, rounded down to the nearest whole number of shares; (iv) each option to purchase shares of Legacy Quantum-Si common stock, whether vested or unvested, that was outstanding and unexercised as of immediately prior to the Effective Time was assumed by Quantum-Si and became an option (vested or unvested, as applicable) to purchase a number of shares of Quantum-Si Class A common stock equal to the number of shares of Legacy Quantum-Si common stock subject to such option immediately prior to the Effective Time multiplied by 0.7975, rounded down to the nearest whole number of shares, at an exercise price per share equal to the exercise price per share of such option immediately prior to the Effective Time divided by 0.7975 and rounded up to the nearest whole cent; and (v) each Legacy Quantum-Si restricted stock unit outstanding immediately prior to the Effective Time was assumed by Quantum-Si and became a restricted stock unit with respect to a number of shares of Quantum-Si Class A common stock, rounded to the nearest whole share, equal to the number of shares of Legacy Quantum-Si common stock subject to such Legacy Quantum-Si restricted stock unit immediately prior to the Effective Time multiplied by 0.7975.
“Business Combination Agreement” means that Business Combination Agreement, dated as of February 18, 2021, by and among HighCape, Merger Sub and Legacy Quantum-Si.
“Charter” means the amended and restated certificate of incorporation of Quantum-Si Incorporated.
“Closing” means the closing of the Business Combination.
“Closing Date” means the closing date of the Business Combination, which occurred on June 10, 2021.
“Code” means the Internal Revenue Code of 1986, as amended.
“DGCL” means the General Corporation Law of the State of Delaware.
“Effective Time” means, with respect to the Merger, the time on the Closing Date at which the Merger became effective.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exchange Ratio” means 0.7975, which is the quotient resulting by dividing (i) the quotient of (x) $810,000,000 plus the excess of Legacy Quantum-Si cash over Legacy Quantum-Si debt as of immediately prior to the Effective Time plus the excess of certain HighCape expenses in connection with the Business Combination over $8,025,000 divided by (y) the number of issued and outstanding shares of Legacy Quantum-Si as of immediately prior to the Effective Time plus the number of issued vested Legacy Quantum-Si options at such time (where such number of vested options is calculated on net basis), by (ii) $10.00.
“Executive Chairman Agreement” means the Executive Chairman Agreement, entered into by and between Quantum-Si and Jonathan M. Rothberg, Ph.D., effective as of the Closing.
“FASB” means the Financial Accounting Standards Board.
“Foresite Capital” means Foresite Capital Management, LLC.
“Foresite Subscription Agreements” means the Subscription Agreements entered into concurrently with the execution of the Business Combination Agreement, pursuant to which certain affiliates of Foresite

Capital Management, LLC (the “Foresite Funds”) purchased an aggregate of 696,250 shares of HighCape Class A common stock at a price of $0.001 per share for aggregate gross proceeds of $696.25 after a corresponding number of shares of HighCape Class B common stock were irrevocably forfeited by HighCape’s Sponsor to HighCape for no consideration and automatically cancelled.
“Founder Shares” means the aggregate of 2,875,000 shares of HighCape Class B common stock held by the Sponsor, Anthony Loebel, David Coplman and Robert Taub prior to the Closing.
“GAAP” means United States generally accepted accounting principles.
“HighCape” means HighCape Capital Acquisition Corp., a Delaware corporation (which, after the Closing is known as Quantum-Si Incorporated).
“HighCape Class A common stock” means the shares of Class A common stock, par value $0.0001 per share, of HighCape.
“HighCape Class B common stock” means the shares of Class B common stock, par value $0.0001 per share, of HighCape.
“HighCape common stock” means, collectively, the HighCape Class A common stock and HighCape Class B common stock.
“HighCape Parties” means, together, HighCape and Merger Sub.
“Initial Stockholders” means the Sponsor and HighCape’s independent directors.
“Investment Company Act” means the Investment Company Act of 1940, as amended.
“Initial public offering” means HighCape’s initial public offering, consummated on September 9, 2020, through the sale of an aggregate of 11,500,000 units at $10.00 per unit, including 1,500,000 units as a result of the underwriter’s exercise of its over-allotment in full.
“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.
“Legacy Quantum-Si Board” means the board of directors of Legacy Quantum-Si.
“Legacy Quantum-Si” means Q-SI Operations Inc., a Delaware corporation (formerly Quantum-Si Incorporated).
“Legacy Quantum-Si capital stock” means the shares of Legacy Quantum-Si capital stock outstanding prior to the Business Combination, comprised of the Legacy Quantum-Si common stock, the Legacy Quantum-Si Series A preferred stock, the Legacy Quantum-Si Series B preferred stock, the Legacy Quantum-Si Series C preferred stock, the Legacy Quantum-Si Series D preferred stock, the Legacy Quantum-Si Series E preferred stock and each other class or series of capital stock of Legacy Quantum-Si (including preferred stock).
“Legacy Quantum-Si Series A preferred stock” means the Series A preferred stock, par value $0.0001 per share, of Legacy Quantum-Si.
“Legacy Quantum-Si Series B preferred stock” means the Series B preferred stock, par value $0.0001 per share, of Legacy Quantum-Si.
“Legacy Quantum-Si Series C preferred stock” means the Series C preferred stock, par value $0.0001 per share, of Legacy Quantum-Si.
“Legacy Quantum-Si Series D preferred stock” means the Series D preferred stock, par value $0.0001 per share, of Legacy Quantum-Si.
“Legacy Quantum-Si Series E preferred stock” means the Series E preferred stock, par value $0.0001 per share, of Legacy Quantum-Si.
“Legacy Quantum-Si option” means each option to purchase shares of Legacy Quantum-Si common stock granted to a Legacy Quantum-Si employee, director or consultant.

“Legacy Quantum-Si stockholder” means each holder of Legacy Quantum-Si capital stock as of any determination time prior to the Effective Time.
“Merger” means the merger of Merger Sub with and into Legacy Quantum-Si.
“Merger Sub” means Tenet Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of HighCape.
“Nasdaq” means The Nasdaq Stock Market.
“PIPE Financing” means the issuance of an aggregate of 42,500,000 shares of HighCape Class A common stock pursuant to the Subscription Agreements to the PIPE Investors immediately prior to the Closing, at a purchase price of $10.00 per share.
“PIPE Investors” means the certain institutional investors who are party to the Subscription Agreements.
“PIPE Investor Subscription Agreements” means the subscription agreements, each dated as of February 18, 2021, by and between HighCape and the PIPE Investors, pursuant to which HighCape issued an aggregate of 42,500,000 shares of HighCape Class A common stock to the PIPE Investors immediately prior to the Closing at a purchase price of $10.00 per share.
“Private Placement Warrants” means the 135,000 warrants issued to the Sponsor concurrently with HighCape’s initial public offering, each of which is exercisable for one share of Class A common stock.
“Public shares” means shares of HighCape Class A common stock included in the units issued in HighCape’s initial public offering.
“Public stockholders” means holders of public shares.
“Public Warrants” means the warrants included in the units issued in HighCape’s initial public offering, each of which is exercisable for one share of Class A common stock, in accordance with its terms.
“Quantum-Si” means Quantum-Si Incorporated., a Delaware corporation (which, prior to consummation of the Business Combination, was known as HighCape Capital Acquisition Corp. (“HighCape” herein)) and, where applicable, its direct and indirect wholly-owned subsidiaries.
“Quantum-Si Board” means the board of directors of Quantum-Si.
“Quantum-Si Class A common stock” means the shares of Class A common stock, par value $0.0001 per share, of Quantum-Si, which shares have the same economic terms as the shares of Quantum-Si Class B common stock, but are only entitled to one (1) vote per share.
“Quantum-Si Class B common stock” means the shares of Class B common stock, par value $0.0001 per share, of Quantum-Si, which shares have the same economic terms as the shares of Quantum-Si Class A common stock, but are entitled to twenty (20) votes per share.
“Quantum-Si common stock” means, collectively, the Quantum-Si Class A common stock and the Quantum-Si Class B common stock.
“Quantum-Si Equity Incentive Plan” means the Quantum-Si Incorporated 2021 Equity Incentive Plan.
“Quantum-Si Management” means the management of Quantum-Si following the consummation of the Business Combination.
“Registration Rights Agreement” means the amended and restated registration rights agreement entered into as of the Closing by and among Quantum-Si, the Sponsor, certain affiliates of the Sponsor, and certain securityholders of Legacy Quantum-Si.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.

“Sponsor” means HighCape Capital Acquisition LLC, a Delaware limited liability company.
“Transfer Agent” means Continental Stock Transfer & Trust Company.
“Trust Account” means the Trust Account of HighCape that held the proceeds from HighCape’s initial public offering and the private placement of the Private Placement Warrants.
“Trustee” means Continental Stock Transfer & Trust Company.
“Units” means the units of HighCape, each consisting of one share of HighCape Class A common stock and one-third (1/3) of one Public Warrant of HighCape.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus includes forward-looking statements regarding, among other things, the plans, strategies and prospects, both business and financial, of Quantum-Si. These statements are based on the beliefs and assumptions of the management of Quantum-Si. Although Quantum-Si believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, Quantum-Si cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes”, “estimates”, “expects”, “projects”, “forecasts”, “may”, “will”, “should”, “seeks”, “plans”, “scheduled”, “anticipates” or “intends” or similar expressions. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:
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the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and our ability to grow and manage growth profitably and retain our key employees;

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the ability to maintain the listing of our Class A common stock on Nasdaq;

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changes in applicable laws or regulations;

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our ability to raise financing in the future;

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the success, cost and timing of our product development activities;

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the commercialization and adoption of our existing products and the success of our new product offerings;

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the potential attributes and benefits of our products once commercialized;

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our ability to obtain and maintain regulatory approval for our products, and any related restrictions and limitations of any approved product;

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our ability to identify, in-license or acquire additional technology;

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our ability to maintain our existing license agreements and manufacturing arrangements;

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our ability to compete with other companies currently marketing or engaged in the development of products and services that serve customers engaged in proteomic analysis, many of which have greater financial and marketing resources than us;

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the size and growth potential of the markets for our products, and the ability of each to serve those markets once commercialized, either alone or in partnership with others;

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our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

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our financial performance;

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the impact of the COVID-19 pandemic on our business; and

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other factors detailed under the section titled “Risk Factors.”

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements such as those contained in documents we have filed with the U.S. Securities and Exchange Commission. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. For a discussion of the risks involved in our business and investing in our common stock, see the section entitled “Risk Factors.”
Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

SUMMARY OF THE PROSPECTUS
This summary highlights selected information included in this prospectus and does not contain all of the information that may be important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, including the information under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements included elsewhere in this prospectus.
The Company
We are an innovative life sciences company with the mission of transforming single molecule analysis and democratizing its use by providing researchers and clinicians access to the proteome, the set of proteins expressed within a cell. We have developed a proprietary universal single molecule detection platform that we are applying to proteomics to enable Next Generation Protein Sequencing (“NGPS”), the ability to sequence proteins in a massively-parallel fashion (rather than sequentially, one at a time), and can be used for the study of nucleic acids. We believe that with the ability to sequence proteins in a massively parallel fashion and offer a simplified workflow with a faster turnaround time, NGPS has the potential to unlock significant biological information through improved resolution and unbiased access to the proteome at a speed and scale that is not available today. Current proteomic workflows to sequence proteins require days or weeks to complete. Our platform is designed to offer a single-day workflow including both sample preparation and sequencing. Our platform is comprised of the Carbon™ automated sample preparation instrument, the Platinum™ NGPS instrument, the Quantum-Si Cloud™ software service, and reagent kits and chips for use with our instruments. We intend to follow a systematic, phased approach to successfully launch and commercialize our platform for research use only in 2022, and have initiated our early access limited release to enable key thought leaders early access to our platform in 2021. We believe we are the first company to successfully enable NGPS on a semiconductor chip, thus digitizing a substantial proteomics opportunity, which allows for a massively parallel solution at the ultimate level of sensitivity — single molecule detection.
Background and Business Combination
The Company was originally known as HighCape Capital Acquisition Corp. (“HighCape”). On June 10, 2021, we consummated a business combination (the “Business Combination”) pursuant to the terms of the business combination agreement dated as of February 18, 2021 (the “Business Combination Agreement”) by and among HighCape, Tenet Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Quantum-Si Incorporated, a Delaware corporation (“Legacy Quantum-Si”). In connection with the Business Combination, HighCape changed its name to “Quantum-Si Incorporated” (“Quantum-Si”) and Legacy Quantum-Si changed its name to “Q-SI Operations Inc.”
As a consequence of the Business Combination, each share of HighCape Class B common stock that was issued and outstanding as of immediately prior to the effective time of the Merger (the “Effective Time”) was converted, on a one-for-one basis, into a share of Quantum-Si’s Class A common stock. The Business Combination had no effect on the HighCape Class A common stock that was issued and outstanding as of immediately prior to the Effective Time, which continues to remain outstanding, except for the shares redeemed in connection with the Business Combination.
In connection with the closing of the Business Combination, (i) each share of Legacy Quantum-Si capital stock (other than the Legacy Quantum-Si Series A preferred stock) that was issued and outstanding immediately prior to the Effective Time was automatically canceled and converted into the right to receive 0.7975 shares of Quantum-Si’s Class A common stock, rounded down to the nearest whole number of shares; (ii) each share of Legacy Quantum-Si Series A preferred stock that was issued and outstanding immediately prior to the Effective Time was automatically canceled and converted into the right to receive 0.7975 shares of Quantum-Si’s Class B common stock, rounded down to the nearest whole number of shares; (iii) each option to purchase shares of Legacy Quantum-Si common stock, whether vested or unvested, that was outstanding and unexercised as of immediately prior to the Effective Time was assumed by Quantum-Si and became an option (vested or unvested, as applicable) to purchase a number of shares of Quantum-Si’s Class A common stock equal to the number of shares of Legacy Quantum-Si common stock subject to such option immediately prior to the Effective Time multiplied by 0.7975, rounded down to the nearest whole number of shares, at an exercise price per share equal to the exercise price per share of such option immediately prior to the Effective Time divided by 0.7975 and rounded up to the nearest whole cent; and (iv) each Legacy Quantum-Si restricted stock unit outstanding immediately prior to the Effective Time was assumed by Quantum-Si and became a restricted stock unit with respect to a number of shares of Quantum-Si’s Class A common stock, rounded to the nearest whole share, equal to the number of shares of Legacy Quantum-Si common stock subject to such Legacy Quantum-Si restricted stock unit immediately prior to the Effective Time multiplied by 0.7975.
In addition, concurrently with the execution of the Business Combination Agreement, on February 18, 2021, HighCape entered into subscription agreements (the “PIPE Investor Subscription Agreements”) with certain institutional and accredited investors (the “PIPE Investors”), pursuant to which the PIPE Investors purchased, immediately prior to the Closing, an aggregate of 42,500,000 shares of HighCape Class A common stock at a purchase price of $10.00 per share (the “PIPE Financing”).
In addition, concurrently with the execution of the Business Combination Agreement, on February 18, 2021, HighCape entered into subscription agreements (the “Subscription Agreements”), with certain affiliates of Foresite Capital Management, LLC (the “Foresite Funds”), pursuant to which the Foresite Funds purchased immediately prior to the Closing, an aggregate of 696,250 shares of HighCape Class A common stock at a purchase price of $0.001 per share for aggregate gross proceeds of $696.25 after a corresponding number of shares of HighCape Class B common stock was irrevocably forfeited by HighCape Capital Acquisition LLC ( the “Sponsor”) to HighCape for no consideration and automatically cancelled.
Stock Exchange Listing
Quantum-Si Class A common stock and Public Warrants are listed for trading on Nasdaq under the symbols “QSI” and “QSIAW”, respectively.
Summary of Risk Factors
Investing in our securities involves risks. You should carefully consider the risks described in “Risk Factors” beginning on page 13 before making a decision to invest in our Class A common stock. If any of these risks actually occurs, our business, financial condition and results of operations would likely be materially adversely affected. Some of the risks related Quantum-Si’s business and industry are summarized below.
References in the summary below to “we”, “us”, “our” and “the Company” refer to Quantum-Si and its subsidiaries.
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We are an early-stage life sciences technology company with a history of net losses, which we expect to continue, and we may not be able to generate meaningful revenues or achieve and sustain profitability in the future.

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We have a limited operating history, which may make it difficult to evaluate the prospects for our future viability and predict our future performance.

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We may need to raise additional capital to fund commercialization plans for our products, including manufacturing, sales and marketing activities, expand our investments in research, and development and commercialize new products and applications.

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We have identified material weaknesses in our internal control over financial reporting. If we are unable to develop and maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results in a timely manner, which may adversely affect investor confidence in us and materially and adversely affect our business and operating results.

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We have not yet commercially launched our products, and we may not be able to successfully commercially launch our products as planned.

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Because we are a “controlled company” within the meaning of the Nasdaq rules, our stockholders may not have certain corporate governance protections that are available to stockholders of companies that are not controlled companies.

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The dual class structure of our common stock has the effect of concentrating voting power with Jonathan M. Rothberg, Ph.D., our Executive Chairman of the Board and Legacy Quantum-Si’s Founder, which will limit an investor’s ability to influence the outcome of important transactions, including a change in control.

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Even if we commercially launch our products, our success depends on broad scientific and market acceptance, which we may fail to achieve.

•
The size of the markets for our products may be smaller than estimated, and new market opportunities may not develop as quickly as we expect, or at all, limiting our ability to successfully sell our products.

•
The COVID-19 pandemic and efforts to reduce its spread have adversely impacted, and are expected to continue to materially and adversely impact, our business and operations.

•
If we do not sustain or successfully manage our anticipated growth, our business and prospects will be harmed.

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We depend on our key personnel and other highly qualified personnel, and if we are unable to recruit, train and retain our personnel, we may not achieve our goals.

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We expect to be dependent upon revenue generated from the sales of our initial products from the time they are commercialized through the foreseeable future.

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We rely on a small number of contract manufacturers to manufacture and supply our instruments. If these manufacturers should fail or not perform satisfactorily, our ability to commercialize and supply our instruments would be adversely affected.

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If we do not successfully develop and deploy our software, our commercialization efforts and therefore business and results of operations could suffer.

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We have limited experience producing and supplying our products, and we may be unable to consistently manufacture or source our instruments and consumables to the necessary specifications or in quantities necessary to meet demand on a timely basis and at acceptable performance and cost levels.

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The life sciences technology market is highly competitive. If we fail to compete effectively, our business and results of operations will suffer.

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If we elect to label and promote any of our products as clinical diagnostics or medical devices, we would be required to obtain prior marketing authorization from the U.S. Food and Drug Administration (“FDA”), which would take significant time and expense and could fail to result in FDA marketing authorization of the device for the intended use or uses we believe are commercially attractive.

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Our products, if used for the diagnosis of disease, could be subject to government regulation, and the regulatory approval and maintenance process for such products may be expensive, time-consuming, and uncertain both in timing and in outcome.

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Our research use only (RUO) products could become subject to government regulation as medical devices by the FDA and other regulatory agencies even if we do not elect to seek regulatory authorization to market our products for diagnostic purposes, which would adversely impact our ability to market and sell our products and harm our business.

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If we are unable to obtain and maintain and enforce sufficient intellectual property protection for our products and technology, or if the scope of the intellectual property protection obtained is not sufficiently broad, our competitors could develop and commercialize products similar or identical to ours, and our ability to successfully commercialize our products may be impaired.

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We may not be able to protect our intellectual property rights throughout the world.

Corporate Information
HighCape was incorporated in Delaware on June 10, 2020. It was formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Legacy Quantum-Si was incorporated under the laws of the State of Delaware on June 24, 2013.
On June 10, 2021, HighCape and Legacy Quantum-Si completed the Business Combination, pursuant to which each holder of Legacy Quantum-Si common stock, preferred stock, options or restricted stock units received shares of Quantum-Si’s common stock, options or restricted stock units. As a result, Legacy Quantum-Si became a wholly owned subsidiary of HighCape, HighCape’s corporate name was changed to Quantum-Si Incorporated and the business of Legacy Quantum-Si became the business of the Company.
Quantum-Si’s principal executive offices are located at 530 Old Whitfield Street, Guilford, Connecticut 06437, and its telephone number is (203) 458-7100.
Emerging Growth Company
Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of Quantum-Si’s financial statements with those of another public company that is not an emerging growth company or is an emerging growth company that has opted out of using the extended transition period, difficult or impossible because of the potential differences in accounting standards used.
We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of HighCape’s initial public offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates (“public float”) is $700 million or more as of the end of that fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. Because our public float as of June 30, 2021 exceeded $700 million, we will become a large accelerated filer and cease being an emerging growth company as of December 31, 2021. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

THE OFFERING
Issuer
Quantum-Si Incorporated
Issuance of Class A common
stock
Shares of our Class A common stock to be issued upon exercise of all Private Placement Warrants and Public Warrants
3,968,319 shares
Shares of our common stock outstanding prior to exercise of all warrants
136,400,660 shares(1)
Use of proceeds
We will receive up to an aggregate of approximately $45.6 million from the exercise of all 3,968,319 warrants, assuming the exercise in full of such warrants for cash.
Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of such warrants for general corporate purposes which may include acquisitions or other strategic investments or repayment of outstanding indebtedness.
Resale of Class A common stock, Class B common stock and warrants
Shares of Class A common stock offered by the Selling Securityholders (representing the Founder Shares, shares of Class A common stock that may be issued upon exercise of the Private Placement Warrants, shares issued in the PIPE Financing, shares issued pursuant to the Subscription Agreements, and shares issued to our directors, officers and affiliates and the directors, officers and affiliates of Legacy Quantum-Si pursuant to the Business Combination Agreement, including shares that may be issued upon the exercise of stock options and the vesting of restricted stock units or upon the conversion of shares of Class B common stock)
97,631,991 shares
Shares of Class B common stock offered by the Selling Securityholders
19,937,500 shares
Warrants offered by the Selling Securityholders (representing the Private Placement Warrants)
135,000 Private Placement Warrants
Exercise price
$11.50 per share, subject to adjustment as described herein
Redemption
The warrants are redeemable in certain circumstances. See “Description of Quantum-Si Securities — Warrants” for further discussion.
Use of proceeds
We will not receive any proceeds from the sale of the Class A common stock, Class B common stock and warrants to be offered by the Selling Securityholders. With respect to shares of Class A common stock underlying the options, we will not receive any proceeds from such shares except with respect to amounts received by us upon exercise of such options to the extent such options are exercised for cash. With respect to shares of Class A common stock underlying the warrants, we will not receive any proceeds from such shares except with respect to amounts received by us upon exercise of such warrants to the extent such warrants are exercised for cash.
Lock-up agreements
Certain of our stockholders are subject to certain restrictions on transfer until the termination of applicable lock-up periods. See “Plan of Distribution — Amended and Restated Registration Rights Agreement” for further discussion.
Ticker symbols
“QSI” and “QSIAW” for the Class A common stock and Public Warrants, respectively.

(1)
Represents the number of shares of Class A common stock and Class B common stock outstanding as of June 10, 2021. Includes (i) 116,463,160 shares of Class A common stock and (ii) 19,937,500 shares of Class A common stock issuable upon conversion of outstanding Class B common stock. The number of issued and outstanding shares of Class A common stock does not include the shares of Class A common stock reserved for issuance under the Quantum-Si Equity Incentive Plan.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully consider the risks described below before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not known to us or that we consider immaterial as of the date of this prospectus. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment.
Risks Related to Our Business and Industry
Unless the context otherwise requires, references in this section to “we,” “us,” “our” and the “Company” refer to Quantum-Si Incorporated and its subsidiaries following the Business Combination, or to Legacy Quantum-Si or HighCape prior to the Business Combination, as the case may be.
Risks Related to Our Financial Condition and Capital Requirements
We are an early-stage life sciences technology company with a history of net losses, which we expect to continue, and we may not be able to generate meaningful revenues or achieve and sustain profitability in the future.
We are an early-stage life sciences technology company, and have incurred significant losses since Legacy Quantum-Si was formed in 2013, and expect to continue to incur losses in the future. We incurred net losses of $11.8 million and $10.3 million for the three months ended March 31, 2021 and 2020, respectively, and $36.6 million and $35.8 million in the years ended December 31, 2020 and 2019, respectively. As of March 31, 2021, we had an accumulated deficit of $184.0 million. These losses and accumulated deficit were primarily due to the substantial investments made to develop and improve our technology. Over the next several years, we expect to continue to devote substantially all of our resources towards continuing development and future commercialization of our products and research and development efforts for additional products. These efforts may prove more costly than we currently anticipate. We have not generated any product revenue and may never generate revenue sufficient to offset our expenses, or at all. In addition, as a public company, we will incur significant legal, accounting, administrative, insurance and other expenses that we did not incur as a private company. Accordingly, we cannot assure you that we will achieve profitability in the future or that, if we do become profitable, will sustain profitability.
We have a limited operating history, which may make it difficult to evaluate the prospects for our future viability and predict our future performance. As such, you cannot rely upon our historical operating performance to make an investment or voting decision regarding us.
We have not commercialized any of our products and have not generated any revenue to date. Our operations to date have been limited to developing our technology and products. Our prospects must be considered in light of the uncertainties, risks, expenses, and difficulties frequently encountered by companies in their early stages of operations. We have not yet achieved market acceptance for our products, produced our products at scale, established a sales model, or conducted sales and marketing activities necessary for successful product commercialization. Consequently, predictions about our future success or viability are highly uncertain and may not be as accurate as they could be if we had a longer operating history or a company history of successfully developing and commercializing products.
In addition, as a business with a limited operating history, we may encounter unforeseen expenses, difficulties, complications, delays and other known and unknown obstacles. We will eventually need to transition from a company with a focus on research and development to a company capable of supporting commercial activities as well, and we may not be successful in such a transition. We have encountered in the past, and will encounter in the future, risks and uncertainties frequently experienced by growing companies with limited operating histories in emerging and rapidly changing industries. If our assumptions regarding these risks and uncertainties, which we use to plan and operate our business, are incorrect or change, or if we do not address these risks successfully, our results of operations could differ materially from our expectations, and our business, financial condition and results of operations could be adversely affected.

Our operating results may fluctuate significantly in the future, which makes our future operating results difficult to predict and could cause our operating results to fall below expectations or any guidance we may provide.
Our quarterly and annual operating results may fluctuate significantly, which makes it difficult for us to predict our future operating results. These fluctuations may occur due to a variety of factors, many of which are outside of our control, including, but not limited to:
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the timing and amount of expenditures that we may incur to develop, commercialize or acquire additional products and technologies or for other purposes, such as the expansion of our facilities;

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changes in governmental funding of life sciences research and development or changes that impact budgets or budget cycles;

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seasonal spending patterns of our customers;

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the timing of when we recognize any revenues;

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future accounting pronouncements or changes in our accounting policies;

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the outcome of any future litigation or governmental investigations involving us, our industry or both;

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higher than anticipated service, replacement and warranty costs;

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the impact of the COVID-19 pandemic on the economy, investment in life sciences and research industries, our business operations, and resources and operations of our suppliers, distributors and potential customers; and

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general industry, economic and market conditions and other factors, including factors unrelated to our operating performance or the operating performance of our competitors.

The cumulative effects of the factors discussed above could result in large fluctuations and unpredictability in our quarterly and annual operating results. As a result, comparing our operating results on a period-to-period basis may not be meaningful.
This variability and unpredictability could also result in us failing to meet the expectations of industry or financial analysts or investors for any period. If we are unable to commercialize products or generate revenue, or if our operating results fall below the expectations of analysts or investors or below any guidance we may provide, or if the guidance we provide is below the expectations of analysts or investors, it could cause the market price of our Class A common stock to decline.
We may need to raise additional capital to fund commercialization plans for our products, including manufacturing, sales and marketing activities, expand our investments in research, and development and commercialize new products and applications.
Our operations have consumed substantial amounts of cash since inception. We expect to expend substantial additional amounts to commercialize our products and to develop new products. We expect to use the funds received in connection with the Business Combination to develop and commercialize our products, develop new products, and for working capital and general corporate purposes. We may require additional capital to develop and commercialize our products and to develop new products. In addition, our operating plans may change as a result of many factors that may currently be unknown to us, and we may need to seek additional funds sooner than planned.
We cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to us, if at all. Moreover, the terms of any future financing may adversely affect the holdings or the rights of our stockholders and the issuance of additional securities, whether equity or debt, by us, or the possibility of such issuance, may cause the market price of our Class A common stock to decline. The incurrence of indebtedness could result in increased fixed payment obligations, and we may be required to agree to certain restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire, sell or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. We could also be required to seek funds through arrangements with collaborative partners or otherwise at an earlier stage than otherwise would be desirable, and we may be required to relinquish rights to some of our technologies or products or otherwise agree to terms that are unfavorable to us, any of which may have a material adverse effect on our business, operating results and prospects. In addition, raising additional capital through the issuance of equity or convertible debt securities would cause dilution to holders of our equity securities, and may affect the rights of then-existing holders of our equity securities. Even if we believe that we have sufficient funds for our current or future operating plans, we may seek additional capital if market conditions are favorable or if we have specific strategic considerations.
Risks Related to Our Business and Industry
We have not yet commercially launched our products, and we may not be able to successfully commercially launch our products as planned.
We have not yet commercially launched any products. We plan to follow a three phase launch plan for commercialization, which includes an early access limited release phase, an initial commercial launch phase, and a broad commercial availability phase. We have recently initiated the early access limited release phase of our commercial launch plan. Our commercial launch plan may not progress as planned due to:
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the inability to establish the capabilities and value proposition of our products with key opinion leaders in a timely fashion;

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the potential need or desire to modify aspects of our products prior to entering into the second or third phases of our commercial launch plan;

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changing industry or market conditions, customer requirements or competitor offerings over the span of our commercial launch plan;

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delays in building out our sales, customer support and marketing organization as needed for each of the phases of our commercial launch plan; and

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delays in ramping up manufacturing, either internally or through our suppliers to meet the expected demand in each of the phases of our commercial launch plan.

To the extent our commercial launch plan is delayed or unsuccessful, our financial results will be adversely impacted.
Even if we commercially launch our products, our success depends on broad scientific and market acceptance, which we may fail to achieve.
Our ability to achieve and maintain scientific and commercial market acceptance of our products will depend on a number of factors. We expect that our products will be subject to the market forces and adoption curves common to other new technologies. The market for proteomics and genomics technologies and products is in its early stages of development. If widespread adoption of our products takes longer than anticipated, we will continue to experience operating losses.
The success of life sciences products is due, in large part, to acceptance by the scientific community and their adoption of certain products in the applicable field of research. The life sciences scientific community is often led by a small number of early adopters and key opinion leaders who significantly influence the rest of the community through publications in peer-reviewed journals. In such journal publications, the researchers will describe not only their discoveries, but also the methods, and typically the products used, to fuel such discoveries. Mentions in peer-reviewed journal publications is a driver for the general acceptance of life sciences products, such as our products. During the early access limited release phase of our commercialization launch plan, we intend to collaborate with a small number of key opinion leaders who are highly skilled at evaluating novel technologies and whose feedback can help us solidify our commercialization plans and processes. Ensuring that early adopters and key opinion leaders publish research involving the use of our products during the early access limited release phase is critical to ensuring our products gain widespread scientific acceptance. In addition, continuing collaborative relationships with such key opinion leaders will be vital to maintaining any market acceptance we achieve. If too few researchers describe the use of our products, too many researchers shift to a competing product and publish research outlining their use of that product or too many researchers negatively describe the use of our products in publications, it may drive customers away from our products and it may delay our progression towards the broad commercial release phase of our commercialization plan.
Other factors in achieving commercial market acceptance, include:
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our ability to market and increase awareness of the capabilities of our products;

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the ability of our products to demonstrate comparable performance in intended use applications broadly in the hands of customers as achieved in the early access limited release phase of our commercialization plan;

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our potential customers’ willingness to adopt new products and workflows;

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our product’s ease of use and whether it reliably provides advantages over other alternative technologies;

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the rate of adoption of our products by academic institutions, laboratories, biopharmaceutical companies and others;

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the prices we charge for our products;

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our ability to develop new products and workflows and solutions for customers;

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if competitors develop and commercialize products that perform similar functions as our products; and

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the impact of our investments in product innovation and commercial growth.

We may not be successful in addressing each of these criteria or other criteria that might affect the market acceptance of any products we commercialize. If we are unsuccessful in achieving and maintaining market acceptance of our products, our business, financial condition and results of operations will be adversely affected.
If we are unable to establish sales and marketing capabilities, we may not be successful in commercializing our products.
We have limited experience as a company in sales and marketing and our ability to achieve profitability depends on us being able to attract customers for our products. Although members of our management team have considerable industry experience, in the future we will be required to expand our sales, marketing, distribution and customer service and support capabilities with the appropriate technical expertise prior to the broad commercial launch of our products. To perform sales, marketing, distribution, and customer service and support successfully, we will face a number of risks, including:
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Our ability to attract, retain and manage the sales, marketing and customer service and support force necessary to commercialize and gain market acceptance for our technology;

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the time and cost of establishing a specialized sales, marketing and customer service and support force; and

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Our sales, marketing and customer service and support force may be unable to initiate and execute successful commercialization activities.

We may seek to enlist one or more third parties to assist with sales, distribution and customer service and support globally or in certain regions of the world. There is no guarantee, if we do seek to enter into such arrangements, that we will be successful in attracting desirable sales and distribution partners or that we will be able to enter into such arrangements on favorable terms. If our sales and marketing efforts, or those of any third-party sales and distribution partners, are not successful, our products may not gain market acceptance, which could materially impact our business operations.
The size of the markets for our products may be smaller than estimated, and new market opportunities may not develop as quickly as we expect, or at all, limiting our ability to successfully sell our products.
The market for proteomics and genomics technologies and products is evolving, making it difficult to predict with any accuracy the size of the markets for our current and future products. Our estimates of the total addressable market for our current and future products are based on a number of internal and third-party estimates and assumptions. In particular, our estimates are based on our expectations that researchers in the market for certain life sciences research tools and technologies will view our products as competitive alternatives to, or better options than, existing tools and technologies. We also expect researchers will recognize the ability of our products to complement, enhance and enable new applications of their current tools and technologies. We expect them to recognize the value proposition offered by our products, enough to purchase our products in addition to the tools and technologies they already own. Underlying each of these expectations are a number of estimates and assumptions that may be incorrect, including the assumptions that government or other sources of funding will continue to be available to life sciences researchers at times and in amounts necessary to allow them to purchase our products and that researchers have sufficient samples and an unmet need for performing proteomics studies at scale across thousands of samples. In addition, sales of new products into new market opportunities may take years to develop and mature and we cannot be certain that these market opportunities will develop as we expect. New life sciences technology may not be adopted until the consistency and accuracy of such technology, method or device has been proven. As a result, the sizes of the annual total addressable market for new markets and new products are even more difficult to predict. Our products are innovative new products, and while we draw comparisons between the evolution and growth of the genomics and proteomics markets, the proteomics market may develop more slowly or differently. While we believe our assumptions and the data underlying our estimates of the total addressable market for our products are reasonable, these assumptions and estimates may not be correct and the conditions supporting our assumptions or estimates, or those underlying the third-party data it has used, may change at any time, thereby reducing the accuracy of our estimates. As a result, our estimates of the total addressable market for our products may be incorrect.
The COVID-19 pandemic and efforts to reduce its spread have adversely impacted, and are expected to continue to materially and adversely impact, our business and operations.
The COVID-19 pandemic has had, and is expected to continue to have, an adverse impact on our operations, particularly as a result of preventive and precautionary measures that we, other businesses, and governments are taking. Governmental mandates related to COVID-19 or other infectious diseases, or public health crises, have impacted, and we expect them to continue to impact, our personnel and personnel at third-party manufacturing facilities in the United States and other countries, and the availability or cost of materials, which would disrupt or delay our receipt of instruments, components and supplies from the third parties we rely on to, among other things, produce our products. Our suppliers have been impacted by the COVID-19 pandemic, and we have experienced supply delays for critical hardware, instrumentation and medical and testing supplies that we use for product development, as these other components and supplies are otherwise diverted to COVID-19-related testing and other uses.
The COVID-19 pandemic has also had an adverse effect on our ability to attract, recruit, interview and hire at the pace we would typically expect to support our rapidly expanding operations. To the extent that any governmental authority imposes additional regulatory requirements or changes existing laws, regulations, and policies that apply to our business and operations, such as additional workplace safety measures, our product development plans may be delayed, and we may incur further costs in bringing our business and operations into compliance with changing or new laws, regulations, and policies.
In addition, the development and commercialization of our products could be adversely affected by reductions in capacity or shutdowns of laboratories and other institutions as well as other impacts stemming from the COVID-19 pandemic, such as reduced or delayed spending on instruments or consumables as a result of such shutdowns and delays before re-opened laboratories and institutions resume previous levels of research activities that require new purchases of our instruments or consumables; as well as decreases in government funding of research and development; and changes in the amount of funds allocated to different areas of research, that have the effect of increasing the length of the funding process or the impact of the COVID-19 pandemic on our potential customers and their funding sources.
If we do not sustain or successfully manage our anticipated growth, our business and prospects will be harmed.
Our anticipated growth will place significant strains on our management, operational and manufacturing systems and processes, sales and marketing team, financial systems and internal controls and other aspects of our business. As of June 15, 2021, we had 115 employees. We expect that we will need to hire additional accounting, finance and other personnel in connection with our becoming, and our efforts to comply with the requirements of being, a public company. Our management and other personnel will need to devote a substantial amount of time towards maintaining compliance with these requirements and effectively manage these growth activities. We may face challenges integrating, developing and motivating our rapidly growing employee base. To effectively manage our growth, we must continue to improve our operational and manufacturing systems and processes, our financial systems and internal controls and other aspects of our business and continue to effectively expand, train and manage our personnel. If we do not successfully manage our anticipated growth, our business, results of operations, financial condition and prospects will be harmed.
We depend on our key personnel and other highly qualified personnel, and if we are unable to recruit, train and retain our personnel, we may not achieve our goals.
Our future success depends upon our ability to recruit, train, retain and motivate key personnel, including our senior management team, as well as our research and development team and manufacturing and sales and marketing personnel. Our senior management team, including Jonathan M. Rothberg, Ph.D., our Executive Chairman; John Stark, our Chief Executive Officer; Claudia Drayton, our Chief Financial Officer; Michael P. McKenna, Ph.D., our President and Chief Operating Officer, Matthew Dyer, Ph.D., our Chief Business Officer, and Christian LaPointe, Ph.D., our General Counsel and Corporate Secretary, is critical to our vision, strategic direction, product development and commercialization efforts. The departure of one or more of our executive officers, senior management team members, or other key employees could be disruptive to our business until we are able to hire qualified successors. We do not maintain “key person” life insurance on our senior management team.
Our continued growth and ability to successfully transition from a company primarily focused on development to commercialization depends, in part, on attracting, retaining and motivating qualified personnel, including highly-trained sales personnel with the necessary scientific background and ability to understand our products and systems at a technical level to effectively identify and sell to potential new customers. New hires require significant training and, in most cases, take significant time before they achieve full productivity. Our failure to successfully integrate these key personnel into our business could adversely affect our business. In addition, competition for qualified personnel is intense. We compete for qualified scientific and information technology personnel with other life science and information technology companies as well as academic institutions and research institutions. Some of our scientific personnel are qualified foreign nationals whose ability to live and work in the United States is contingent upon the continued availability of appropriate visas. Due to the competition for qualified personnel in our industry, we may continue to utilize foreign nationals to fill part of our recruiting needs. As a result, changes to U.S. immigration policies could restrain the flow of technical and professional talent into the United States and may inhibit our ability to hire qualified personnel.
We do not maintain fixed term employment contracts with any of our employees. As a result, our employees could leave the company with little or no prior notice and may be free to work for a competitor. Due to the complex and technical nature of our products and technology and the dynamic market in which we compete, any failure to attract, train, retain and motivate qualified personnel could materially harm our business, results of operations, financial condition and prospects.
We expect to be dependent upon revenue generated from the sales of our initial products from the time they are commercialized through the foreseeable future.
While we have initiated the early access limited release phase of our commercialization plan, which we expect to continue in 2021, we do not expect to have broad commercial availability for our products, for research use only, until 2022. If we are able to successfully commercialize our products, we expect that we will generate substantially all of our revenue from the sale of our instruments and consumables. There can be no assurance that we will be able to successfully commercialize our products, design other products that will meet the expectations of our customers or that any of our future products will become commercially viable. As technologies change in the future for life sciences research tools in general and in proteomics and genomics technologies specifically, we will be expected to upgrade or adapt our products in order to keep up with the latest technology. To date, we have limited experience simultaneously designing, testing, manufacturing and selling products and there can be no assurance we will be able to do so. Our sales expectations are based in part on the assumption that our products will increase study sizes for our future customers and their associated purchases of our consumables. If sales of our instruments fail to materialize, so will the related consumable sales and associated revenue.
In our development and commercialization plans for our products, we may forego other opportunities that may provide greater revenue or be more profitable. If our research and product development efforts do not result in commercially viable products within the anticipated timelines, or at all, our business and results of operations will be adversely affected. Any delay or failure by us to develop and release our products or product enhancements would have a substantial adverse effect on our business and results of operations.
Our business will depend significantly on research and development spending by academic institutions and other research institutions, and any reduction in spending could limit demand for our products and adversely affect our business, results of operations, financial condition and prospects.
We expect that substantially all of our sales revenue in the near term will be generated from sales of research use only (“RUO”), protein sequencing products to academic institutions and other research institutions. Much of these customers’ funding will be, in turn, provided by various state, federal and international government agencies. As a result, the demand for our products will depend upon the research and development budgets of these customers, which are impacted by factors beyond our control, such as:
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decreases in government funding of research and development;

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changes to programs that provide funding to research laboratories and institutions, including changes in the amount of funds allocated to different areas of research or changes that have the effect of increasing the length of the funding process;

•
macroeconomic conditions and the political climate;

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potential changes in the regulatory environment;

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differences in budgetary cycles, especially government- or grant-funded customers, whose cycles often coincide with government fiscal year ends;

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competitor product offerings or pricing;

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market-driven pressures to consolidate operations and reduce costs; and

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market acceptance of relatively new technologies.

In addition, various state, federal and international agencies that provide grants and other funding may be subject to stringent budgetary constraints that could result in spending reductions, reduced grant making, reduced allocations or budget cutbacks, which could jeopardize the ability of these customers, or the customers to whom they provide funding, to purchase our products. A decrease in the amount of, or delay in the approval of, appropriations to National Institutes of Health (“NIH”) or other similar U.S. or international organizations, such as the Medical Research Council in the United Kingdom, could result in fewer grants benefiting life sciences research. These reductions or delays could also result in a decrease in the aggregate amount of grants awarded for life sciences research or the redirection of existing funding to other projects or priorities, any of which in turn could cause our potential customers to reduce or delay purchases of our products.
If we use biological and hazardous materials in a manner that causes injury or violates laws or regulations, we could be liable for damages or subject to enforcement actions.
Our research and product development activities currently require the controlled use of potentially harmful biological and hazardous materials and chemicals. We cannot eliminate the risk of accidental contamination or injury to employees or third parties from the use, storage, handling or disposal of these materials. In the event of contamination or injury, we could be held liable for any resulting damages, and any liability could exceed our resources or any applicable insurance coverage it may have. Additionally, we are subject to, on an ongoing basis, federal, state, and local laws and regulations governing the use, storage, handling, and disposal of these materials and specified waste products. We generally use third-party vendors to dispose of regulated medical waste, hazardous waste and radioactive materials that we may use during our research. The cost of compliance with these laws and regulations may become significant and could have a material adverse effect on our financial condition, results of operations and cash flows.
We rely on a small number of contract manufacturers to manufacture and supply our instruments. If these manufacturers should fail or not perform satisfactorily, our ability to commercialize and supply our instruments would be adversely affected.
We rely on a small number of contract manufacturers to manufacture and supply our instruments. Since our contracts with these manufacturers do not commit them to carry inventory or make available any particular quantities, these manufacturers may give other customers’ needs higher priority than ours, and we may not be able to obtain adequate supplies in a timely manner or on commercially reasonable terms. Further, if these manufacturers are unable to obtain critical components used in our instruments or supply our instruments on the timelines we require, our business and commercialization efforts would be harmed.
In the event it becomes necessary to utilize a different contract manufacturer for our products, we would experience additional costs, delays and difficulties in doing so as a result of identifying and entering into an agreement with a new manufacturer as well as preparing such new manufacturer to meet the logistical requirements associated with manufacturing our instruments, and our business would suffer. In addition, once our products become regulated by the FDA as medical devices, we will need to contract with FDA-registered device establishments that are able to comply with current Good Manufacturing Practice requirements that are set forth in the Quality System Regulation (“QSR”), unless explicitly exempted by regulation.
In addition, certain of the components used in our instruments are sourced from limited or sole suppliers. If we were to lose such suppliers, there can be no assurance that we will be able to identify or enter into agreements with alternative suppliers on a timely basis on acceptable terms, if at all. An interruption in our ability to sell and deliver instruments to customers could occur if we encounter delays or difficulties in securing these components, or if the quality of the components supplied do not meet specifications, or if we cannot then obtain an acceptable substitute. Our suppliers have also been impacted by the COVID-19 pandemic, and we have experienced supply delays for critical hardware and instrumentation as a result. If any of these events occur, our business, results of operations, financial condition and prospects could be harmed.
If we do not successfully develop and deploy our Quantum-Si Cloud™ software service, our commercialization efforts and therefore business and results of operations could suffer.
The success of our products depends, in part, on our ability to design and deploy our Quantum-Si Cloud™ software service in a manner that enables the integration with potential customers’ systems and accommodates potential customers’ needs. Without our software, the depth of the analysis provided for data generated by our system could be limited and utilization of our products could be hindered.
We have and will continue to spend significant amounts of effort developing our software, and potential enhanced versions over time, to meet our potential customers’ evolving needs. There is no assurance that the development or deployment of our software, or any potential enhancements, will be compelling to our customers. In addition, we may experience delays in our release dates of our software, and there can be no assurance that our software will be released according to schedule. If our software development and deployment plan does not accurately anticipate customer demands or if we fail to develop our software in a manner that satisfies customer preferences in a timely and cost-effective manner, our products may fail to gain market acceptance.
If we commercialize our products outside of the United States, our international business could expose us to business, regulatory, political, operational, financial, and economic risks associated with doing business outside of the United States.
Engaging in international business inherently involves a number of difficulties and risks, including:

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required compliance with existing and changing foreign regulatory requirements and laws that are or may be applicable to our business in the future, such as the European Union’s General Data Protection Regulation (“GDPR”) and other data privacy requirements, labor and employment regulations, anti-competition regulations, the U.K. Bribery Act of 2010 and other anti-corruption laws, regulations relating to the use of certain hazardous substances or chemicals in commercial products, and require the collection, reuse, and recycling of waste from products we manufacture;

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required compliance with U.S. laws such as the Foreign Corrupt Practices Act, and other U.S. federal laws and regulations established by the Office of Foreign Assets Control of the U.S. Department of the Treasury;

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export requirements and import or trade restrictions;

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laws and business practices favoring local companies;

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foreign currency exchange, longer payment cycles and difficulties in enforcing agreements and collecting receivables through certain foreign legal systems;

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changes in social, economic, and political conditions or in laws, regulations and policies governing foreign trade, manufacturing, research and development, and investment both domestically as well as in the other countries and jurisdictions in which we operate and into which it may sell our products including as a result of the separation of the United Kingdom from the European Union (“Brexit”);

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potentially adverse tax consequences, tariffs, customs charges, bureaucratic requirements, and other trade barriers;

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difficulties and costs of staffing and managing foreign operations; and

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difficulties protecting, maintaining, enforcing or procuring intellectual property rights.

If one or more of these risks occurs, it could require us to dedicate significant resources to remedy such occurrence, and if we are unsuccessful in finding a solution, our financial results will suffer.
We have limited experience producing and supplying our products, and we may be unable to consistently manufacture or source our instruments and consumables to the necessary specifications or in quantities necessary to meet demand on a timely basis and at acceptable performance and cost levels.
Our products provide an end-to-end solution with many different components that work together. As such, a quality defect in a single component can compromise the performance of the entire solution. In order to successfully generate revenue from our products, we need to supply our customers with products that meet their expectations for quality and functionality in accordance with established specifications on a timely basis. Our instruments are manufactured by a third-party contract manufacturer at our facility using complex processes, sophisticated equipment and strict adherence to specifications and quality systems procedures. Given the complexity of our devices, individual units may occasionally require additional installation and service time prior to becoming available for customer use.
We leverage third-parties for the production of our kits. We procure certain components of our consumables from third-party manufacturers, which includes the commonly-available raw materials needed for manufacturing our proprietary kits. These manufacturing processes are complex. As we move towards commercial scale manufacturing of our kits, if we are not able to repeatedly produce our kits at commercial scale or source them from third-party suppliers, or encounter unexpected difficulties in packaging our consumables, our business will be adversely impacted.
Likewise, we leverage third-parties for the production and packaging of our chips. These manufacturing processes are complex. As we move towards commercial scale and manufacturing of our chips, if we are not able to repeatedly produce our chips at commercial scale, or encounter unexpected difficulties in packaging our chips, our business will be adversely impacted.
As we continue to scale commercially and develop new products, and as our products incorporate increasingly sophisticated technology, it will be increasingly difficult to ensure our products are produced in the necessary quantities without sacrificing quality. There is no assurance that we or our third-party manufacturers will be able to continue to manufacture our instruments so that we or they consistently achieve the product specifications and produce results with acceptable quality. Our kits, chips, and other consumables have a limited shelf life, after which their performance is not ensured. We have not completed accelerated stability testing for our consumables. Shipment of consumables that effectively expire early or shipment of defective instruments or consumables to customers may result in recalls and warranty replacements, which would increase our costs, and depending upon current inventory levels and the availability and lead time for additional inventory, could lead to availability issues. Any future design issues, unforeseen manufacturing problems, such as contamination of our or our manufacturers’ facilities, equipment malfunctions, aging components, quality issues with components and materials sourced from third-party suppliers, or failures to strictly follow procedures or meet specifications, may have a material adverse effect on our brand, business, results of operations and financial condition and could result in our or our third-party manufacturers losing International Organization for Standardization (ISO) quality management certifications. If our third-party manufacturers fail to maintain ISO quality management certifications, customers might choose not to purchase products from us.
In addition, as we commercialize our Quantum-Si Cloud™ software service, we will also need to make corresponding improvements to other operational functions, such as our customer support, service and billing systems, compliance programs and our internal quality assurance programs. As we develop additional products, we may need to bring new equipment on-line, implement new systems, technology, controls and procedures and hire personnel with different qualifications.
An inability to manufacture products and components that consistently meet specifications, in necessary quantities, at commercially acceptable costs and without significant delays, may have a material adverse effect on our business, results of operations, financial condition and prospects.
Our products could have defects or errors, which may give rise to claims against us and adversely affect our business, financial condition, and results of operations.
Our products utilize novel and complex technology and may develop or contain undetected defects or errors. Material performance problems, defects, or errors may arise, and as we commercialize our products, these risks may increase. We expect to provide warranties that our products will meet performance expectations and will be free from defects. The costs incurred in correcting any defects or errors may be substantial and could adversely affect our operating margins.
In manufacturing our products, we depend upon third parties for the supply of our instruments and various components, many of which require a significant degree of technical expertise to produce. If our suppliers fail to produce our products and components to specification or provide defective products to us and our quality control tests and procedures fail to detect such errors or defects, or if we or our suppliers use defective materials or workmanship in the manufacturing process, the reliability and performance of our products will be compromised.
If our products contain defects, we may experience:
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a failure to achieve market acceptance for our products or expansion of our product sales;

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loss of customer orders and delay in order fulfillment;

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damage to our brand reputation;

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increased warranty and customer service and support costs due to product repair or replacement;

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product recalls or replacements;

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inability to attract new customers;

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diversion of resources from our manufacturing and research and development team into our service team; and

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legal claims against us, including product liability claims, which could be costly and time consuming to defend and result in substantial damages.

The life sciences technology market is highly competitive. If we fail to compete effectively, our business and results of operations will suffer.
We face significant competition in the life sciences technology market. We currently compete with life sciences technology and the diagnostic companies that are supplying components, products and services that serve customers engaged in proteomics analysis. These companies include Agilent Technologies, Bio-Rad Laboratories, Danaher, Luminex, Merck (and its subsidiary MilliporeSigma) and Thermo Fisher Scientific. We also compete with a number of emerging growth companies that have developed, or are developing, proteomic products and solutions, such as Nautilus Biotechnology, Olink Proteomics, Quanterix, Seer and SomaLogic.
Some of our current competitors are large publicly-traded companies, or are divisions of large publicly-traded companies, and may enjoy a number of competitive advantages over us, including:
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greater name and brand recognition;

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greater financial and human resources;

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broader product lines;

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larger sales forces and more established distributor networks;

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substantial intellectual property portfolios;

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larger and more established customer bases and relationships; and

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better established, larger scale and lower cost manufacturing capabilities.

We also face competition from researchers developing their own products. The area in which we compete involves rapid innovation and some of our customers have in the past, and more may in the future, elect to create their own assays rather than rely on a third-party supplier such as the Company. This is particularly true for the largest research centers and laboratories that are continually testing and trying new technologies, whether from a third-party vendor or developed internally. We will also compete for the resources our customers allocate for purchasing a wide range of products used to analyze the proteome, some of which may be additive to or complementary with our own but not directly competitive.
Our products may not compete favorably and we may not be successful in the face of increasing competition from products and technologies introduced by our existing or future competitors, companies entering our markets or developed by our customers internally. In addition, our competitors may have or may develop products or technologies that currently or in the future will enable them to produce competitive products with greater capabilities or at lower costs than ours or that are able to run comparable experiments at a lower total experiment cost. Any failure to compete effectively could materially and adversely affect our business, financial condition and operating results.
We are party to Technology and Services Exchange Agreements by and among us and certain affiliated companies, pursuant to which the parties agreed to share personnel and certain non-core technologies. The sharing arrangements under the agreement may prevent us from fully utilizing our personnel and/or the technologies shared under the agreement. Furthermore, if these agreements were to terminate, or if we were to lose access to these technologies and services, our business could be adversely affected.
We have entered into Technology and Services Exchange Agreements (the “TSEAs”) by and among us and other participant companies controlled by the Rothbergs, consisting of Butterfly Network, Inc., AI Therapeutics, Inc., Hyperfine, Inc., 4Bionics LLC, Tesseract Health, Inc., Liminal Sciences, Inc. and Detect, Inc. The TSEA with Butterfly Network, Inc. was signed in November 2020, and the TSEA with the remaining participant companies was signed in February 2021 and became effective upon the closing of the Business Combination. Under the TSEAs, we and the other participant companies may, in our or their discretion, permit the use of certain non-core technologies, which include any technologies, information or equipment owned or otherwise controlled by the participant company that are not specifically related to the core business area of the participant, such as software, hardware, electronics, fabrication and supplier information, vendor lists and contractor lists, with the other participant companies. The TSEAs provide that ownership of each non-core technology shared by us or another participant company will remain with the company that originally shared the non-core technology. In addition, any participant company (including us) may, in its discretion, permit its personnel to be engaged by another participant company to perform professional, technical or consulting services for such participant. Unless otherwise agreed to by us and the other participant company, all rights, title and interest in and to any inventions, works-of-authorship, idea, data or know-how invented, made, created or developed by the personnel (employees, contractors or consultants) in the course of conducting services for a participant company (“Created IP”) will be owned by the participant company for which the work was performed, and the recipient participant company grants to the party that had its personnel provide the services that resulted in the creation of the Created IP a royalty-free, perpetual, limited, worldwide, non-exclusive, sub-licensable (and with respect to software, sub-licensable in object code only) license to utilize the Created IP only in the core business field of the originating participant company, including a license to create and use derivative works based on the Created IP in the originating participant’s core business field, subject to any agreed upon restrictions.
The technology and personnel-sharing arrangements under the TSEAs may prevent us from fully utilizing our personnel if such personnel are also being used by the other participant companies and may also cause our personnel to enter into agreements with or provide services to other companies that interfere with their obligations to us. Created IP under the TSEAs may be relevant to our business and created by our personnel but owned by the other participant companies. Furthermore, if the TSEAs were to terminate, or if we were to lose access to the technologies and services available pursuant to the TSEAs, our business could be adversely affected.
We may acquire other companies or technologies, which could divert our management’s attention, result in additional dilution to our stockholders and otherwise disrupt our operations and harm our operating results.
We may in the future seek to acquire or invest in businesses, applications or technologies that we believe could complement or expand our existing or future products, enhance our technical capabilities or otherwise offer growth opportunities. The pursuit of potential acquisitions may divert the attention of management and cause us to incur various costs and expenses in identifying, investigating and pursuing suitable acquisitions, whether or not they are consummated. We may not be able to identify desirable acquisition targets or be successful in entering into an agreement with any particular target or obtain the expected benefits of any acquisition or investment.
To date, the growth of our operations has been organic, and we have limited experience in acquiring other businesses or technologies. We may not be able to successfully integrate acquired personnel, operations and technologies, or effectively manage the combined business following an acquisition. Acquisitions could also result in dilutive issuances of equity securities, the use of our available cash, or the incurrence of debt, which could harm our operating results. In addition, if an acquired business fails to meet our expectations, our operating results, business and financial condition may suffer.
We may seek to enter into strategic collaborations and licensing arrangements with third parties, but we may not be successful in establishing or maintaining such arrangements.
We may seek to enter into strategic collaborations and licensing agreements with third parties to develop products based on our Time-DomainTM Sequencing technology, such as the creation and identification of content and development of new applications. However, there is no assurance that it will be successful in doing so. Establishing collaborations and licensing arrangements is difficult and time-consuming, and discussions may not lead to collaborations or licenses on favorable terms, if at all. Even if we establish such relationships, if our partners do not prioritize and commit sufficient resources to develop and sell products, they may never result in the successful development or commercialization of products.
Our ability to use net operating losses to offset future taxable income may be subject to certain limitations.
As of March 31, 2021, Legacy Quantum-Si had federal net operating loss carryforwards (“NOLs”), to offset future taxable income of approximately $170.0 million, of which $65.5 million will expire at various dates through 2037 if not utilized. A lack of future taxable income would adversely affect our ability to utilize these NOLs. In addition, under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), a corporation that undergoes an “ownership change” is subject to limitations on its ability to utilize its pre-change NOLs and other pre-change tax attributes (such as research tax credits) to offset post-change taxable income. For these purposes, an ownership change generally occurs where the equity ownership of one or more stockholders or groups of stockholders who owns at least 5% of a corporation’s stock increases its ownership by more than 50 percentage points over its lowest ownership percentage within a three-year period (calculated on a rolling basis). Our existing NOLs may be subject limitations arising out of previous ownership changes and we may be limited as to the amount that can be utilized each year as a result of such previous ownership changes, including the Business Combination and related transactions. In addition, future changes in our stock ownership, including future offerings, as well as other changes that may be outside of our control, could result in additional ownership changes under Section 382 of the Code. Our NOLs may also be impaired under similar provisions of state law. We have completed a formal study to determine if any ownership changes within the meaning of Sections 382 and 383 of the Code have occurred and determined no ownership changes have occurred as of March 31, 2021. We have recorded a full valuation allowance related to our NOLs and other deferred tax assets due to the uncertainty of the ultimate realization of the future benefits of those assets.
In addition to the limitations discussed above under Sections 382 of the Code, the utilization of NOLs incurred in taxable years beginning after December 31, 2017, are subject to limitations adopted by the Tax Cuts and Jobs Act, as modified by the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”). Under the TCJA, in general, NOLs generated in taxable years beginning after December 31, 2017 may offset no more than 80 percent of such year’s taxable income and there is no ability for such NOLs to be carried back to a prior taxable year. The CARES Act modifies the TCJA with respect to the TCJA’s limitation on the deduction of NOLs and provides that NOLs arising in taxable years beginning after December 31, 2017 and before January 1, 2021, may be carried back to each of the five taxable years preceding the tax year of such loss, but NOLs arising in taxable years beginning after December 31, 2020 may not be carried back. In addition, the CARES Act eliminates the limitation on the deduction of NOLs to 80 percent of current year taxable income for taxable years beginning before January 1, 2021. As a result of such limitation, we may be required to pay federal income tax in some future year notwithstanding that Legacy Quantum-Si had a net loss for all years in the aggregate.
If our facilities or our third-party manufacturers’ facilities become unavailable or inoperable, our research and development program and commercialization launch plan could be adversely impacted and manufacturing of our instruments and consumables could be interrupted.
Our Guilford, Connecticut, facilities house our corporate, research and development and quality assurance teams. Our instruments are manufactured at our third-party manufacturer’s facilities in the United States and internationally, and our consumables are manufactured at various locations in the United States and internationally.
Our facilities in Guilford and those of our third-party manufacturers are vulnerable to natural disasters, public health crises, including the impact of the COVID-19 pandemic, and catastrophic events. If any disaster, public health crisis or catastrophic event were to occur, our ability to operate our business would be seriously, or potentially completely, impaired. If our facilities or our third-party manufacturer’s facilities become unavailable for any reason, we cannot provide assurances that we will be able to secure alternative manufacturing facilities with the necessary capabilities and equipment on acceptable terms, if at all. We may encounter particular difficulties in replacing our headquarters given the specialized equipment housed within it. The inability to manufacture our instruments or consumables, combined with limited inventory of manufactured instruments and consumables, may result in the loss of future customers or harm our reputation, and we may be unable to re-establish relationships with those customers in the future.
If our research and development program or commercialization program were disrupted by a disaster or catastrophe, the launch of new products and the timing of improvements to our products could be significantly delayed and could adversely impact our ability to compete with other available products and solutions. If we or our third-party manufacturer’s capabilities are impaired, we may not be able to manufacture and ship our products in a timely manner, which would adversely impact our business. Although we possess insurance for damage to our property and the disruption of our business, this insurance may not be sufficient to cover all of our potential losses and may not continue to be available to us on acceptable terms, or at all.

If we experience a significant disruption in our information technology systems or breaches of data security, our business could be adversely affected.
We rely, and will continue to rely on, information technology systems to keep financial and employment records, facilitate our research and development initiatives, manage our manufacturing operations, maintain quality control, fulfill customer orders, maintain corporate records, communicate with staff and external parties and operate other critical functions. Our information technology systems and those of our vendors and partners are potentially vulnerable to disruption due to breakdown, malicious intrusion and computer viruses or other disruptive events, including, but not limited to, natural disasters and catastrophes. Cyberattacks and other malicious internet-based activity continue to increase and cloud-based platform providers of services have been and are expected to continue to be targeted, especially in the health care industry. Methods of attacks on information technology systems and data security breaches change frequently, are increasingly complex and sophisticated, including social engineering and phishing scams, and can originate from a wide variety of sources. In addition to traditional computer “hackers,” malicious code, such as viruses and worms, employee theft or misuse, denial-of-service attacks and sophisticated nation-state and nation-state supported actors present a constant threat, including advanced persistent threat intrusions. Despite our efforts to create security barriers to such threats, it is virtually impossible for us to entirely mitigate these risks. In August 2020, Legacy Quantum-Si discovered ransomware on a Legacy Quantum-Si server along with a ransom note seeking 50 bitcoin or approximately $500,000, to restore various files encrypted by the intruder. We also discovered that our Amazon Web Services account had been breached. Legacy Quantum-Si engaged third party forensics experts and outside counsel for incident response. The ensuing investigation revealed that the attack resulted from an internal developer’s use of a common tool for remote access. The attack compromised several computers in the Legacy Quantum-Si network. Legacy Quantum-Si’s investigation found evidence of snooping within the Legacy Quantum-Si network, but concluded that no data was exfiltrated and Legacy Quantum-Si did not pay ransom to the attacker because the documents that were encrypted by the attacker were sufficiently backed up. The investigation further confirmed that no Legacy Quantum-Si employee data or other personal information was accessed so the incident did not prompt regulatory or breach notification requirements. We implemented a number of security enhancements as the incident unfolded and continue to implement short and long term security enhancements to further secure our network. However, we have not finalized our information technology and data security procedures and therefore, our information technology systems may be more susceptible to cybersecurity attacks than if such security procedures were finalized. Despite any of our current or future efforts to protect against cybersecurity attacks and data security breaches, there is no guarantee that our efforts are adequate to safeguard against all such attacks and breaches. Moreover, it is possible that we may not be able to anticipate, detect, appropriately react and respond to, or implement effective preventative measures against, all cybersecurity incidents.
If our security measures, or those of our vendors and partners, are compromised due to any cybersecurity attacks or data security breaches, including as a result of third-party action, employee or customer error, malfeasance, stolen or fraudulently obtained log-in credentials or otherwise, our reputation could be damaged, our business and reputation may be harmed, we could become subject to litigation and we could incur significant expense, liability and reputational harm. If we were to experience a prolonged system disruption in our information technology systems or those of certain of our vendors and partners, we could negatively impact our ability to serve our customers, which could adversely impact our business, financial condition, results of operations and prospects. If operations at our facilities were disrupted, it may cause a material disruption in our business if we are not capable of restoring functionality on an acceptable timeframe. In addition, data security breaches could lead to the loss of trade secrets or other intellectual property, or could lead to the exposure of personal information, including sensitive personal information, of our employees, customers and others, any of which could have a material adverse effect on our business, reputation, financial condition and results of operations.
In addition, data breaches could result in legal claims or proceedings, including class action lawsuits, regulatory investigations or actions, and other types of liability under laws that protect the privacy and security of personal information, including federal, state and foreign data protection and privacy regulations, violations of which could result in significant penalties and fines. In addition, although we seek to detect and investigate all data security incidents, threat actors have become increasingly proficient at operating undetected within an information system, making security breaches and other incidents of unauthorized access to our information technology systems and data difficult to detect and any delay in identifying such breaches or incidents may lead to increased harm and legal exposure of the type described above. Moreover, there could be public announcements regarding any cybersecurity incidents and any steps we take to respond to or remediate such incidents, and if securities analysts or investors perceive these announcements to be negative, it could, among other things, have a material adverse effect on the price of our Class A common stock.
The cost of protecting against, investigating, mitigating and responding to potential breaches of information technology systems and data security breaches and complying with applicable breach notification obligations to individuals, regulators, partners and others can be significant. As cybersecurity incidents and regulatory requirements continue to evolve, we may be required to expend significant additional resources to continue to modify or enhance our protective measures or to investigate and remediate any information security vulnerabilities. The inability to implement, maintain and upgrade adequate safeguards could have a material adverse effect on our business, financial condition, results of operations and prospects. While we currently maintain cybersecurity insurance, our insurance policies may not be adequate to compensate us for the potential costs and other losses arising from such disruptions, failures or security breaches. In addition, such insurance may not be available to us in the future on economically reasonable terms, or at all, and it is possible that an insurer may deny coverage as to any future claim. The successful assertion of one or more large claims against us that exceed available insurance coverage, or the occurrence of changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could have a material adverse effect on our business, financial condition, results of operations and prospects.
We could become subject to various litigation claims and legal proceedings.
We, as well as certain of our directors and officers, may become subject to claims or lawsuits during the ordinary course of business. If any such claim or lawsuit was brought, regardless of the outcome, such claim or lawsuit could result in significant legal fees and expenses and could divert management’s time and other resources. If any such claims or lawsuits are successfully asserted against us, we could be liable for damages and be required to alter or cease certain of our business practices. Any of these outcomes could cause our business, financial performance and cash position to be negatively impacted.
Risks Related to Government Regulation
If we elect to label and promote any of our products as clinical diagnostics or medical devices, we would be required to obtain prior marketing authorization from the FDA, which would take significant time and expense and could fail to result in FDA marketing authorization of the device for the intended use or uses we believe are commercially attractive.
Our protein sequencing products are currently labeled and promoted, and are, and in the near-future will be, sold primarily to academic and research institutions and research companies as research use only (“RUO”) products. They are not currently designed, or intended to be used, for clinical diagnostic purposes or as medical devices. If we elect to label and market our products for use as, or in the performance of, clinical diagnostics in the United States, thereby subjecting them to U.S. Food and Drug Administration (“FDA”) regulation as medical devices, we would be required to obtain premarket 510(k) clearance or premarket approval from the FDA, unless an exception applies.
In the future, we plan to develop and market our products for clinical or diagnostic uses in the United States, thereby subjecting us to FDA regulation as IVD medical devices. At that time, we would be required to obtain pre-market clearance, pre-market approval, or other marketing authorization from the FDA, unless an exception applies. Because there are no high-throughput protein sequencing machines or analyzers intended for clinical use that have previously gone through a pre-market review and authorization process by the FDA, there is no available predicate device to support a 510(k) pre-market notification. In addition, it is presently unclear what level of risk the agency will assign to such products, what special controls may be imposed on such products (if any), and what regulatory requirements would be applicable to such products. We anticipate using a De Novo classification request for any future clinical IVD product we may seek to market in the United States, although a 510(k) pre-market notification or PMA may become necessary. Any pre-market application for an IVD medical device can be expensive and time-consuming to prepare, and the FDA review times may be several months to several years. There can be no guarantee that we will be able to obtain the appropriate marketing authorization for our protein sequencing products that are developed for clinical or diagnostic intended uses.
We may in the future register with the FDA as a specification developer and list some of our ancillary products with the FDA as Class I general purpose laboratory equipment, subjecting us to ongoing inspections by the FDA. While this regulatory classification is exempt from certain FDA requirements, such as the need to submit a premarket notification commonly known as a 510(k), and some of the requirements of the FDA’s Quality System Regulations (“QSRs”), those device products would be subject to mandatory general controls that apply to all classes of medical devices. In addition to establishment registration, device listing and compliance with applicable QSRs, general controls include compliance with FDA regulations for labeling, reporting adverse events or malfunctions for the products, and general prohibitions against misbranding and adulteration.
There can be no assurance that future products for which we may seek premarket clearance or approval will be approved or cleared by FDA or a comparable foreign regulatory authority on a timely basis, if at all, nor can there be assurance that labeling claims will be consistent with our anticipated claims or adequate to support continued adoption of such products. Compliance with FDA or comparable foreign regulatory authority regulations will require substantial costs, and subject us to heightened scrutiny by regulators and substantial penalties for failure to comply with such requirements or the inability to market our products. The lengthy and unpredictable premarket clearance or approval process, as well as the unpredictability of the results of any required clinical studies, may result in us failing to obtain regulatory clearance or approval to market such products, which would significantly harm our business, results of operations, reputation, and prospects.
If we sought and received regulatory marketing authorization for certain of our protein sequencing products, we would be subject to ongoing FDA obligations and continued regulatory oversight and review, including the general controls listed above. In addition, we could be required to obtain a new 510(k) clearance or approval before we could introduce subsequent modifications or improvements to such products. We could also be subject to additional FDA post-marketing obligations for such products, any or all of which would increase our costs and divert resources away from other projects. If we sought and received regulatory clearance or approval and are not able to maintain regulatory compliance with applicable laws, we could be prohibited from marketing our products for use as, or in the performance of, clinical diagnostics and/or could be subject to enforcement actions, including Warning Letters and adverse publicity, fines, injunctions, and civil penalties; recall or seizure of products; operating restrictions; and criminal prosecution.
In addition, we could decide to seek regulatory clearance or approval for certain of our future clinical diagnostic products in countries outside of the United States. Sales of such products outside the United States will likely be subject to foreign regulatory requirements, which can vary greatly from country to country. As a result, the time required to obtain clearances or approvals outside the United States may differ from that required to obtain FDA marketing authorization and we may not be able to obtain foreign regulatory approvals on a timely basis or at all. In Europe, we would need to comply with the new Medical Device Regulation 2017/745 and In Vitro Diagnostic Regulation 2017/746, which became effective May 26, 2017, with application dates of May 26, 2021 (postponed from 2020) and May 26, 2022, respectively. This will increase the difficulty of regulatory approvals in Europe in the future. In addition, the FDA regulates exports of medical devices. Failure to comply with these regulatory requirements or obtain and maintain required approvals, clearances and certifications could impair our ability to commercialize our products for diagnostic use outside of the United States.
Our RUO products could become subject to government regulation as medical devices by the FDA and other regulatory agencies even if we do not elect to seek regulatory authorization to market our products for diagnostic purposes, which would adversely impact our ability to market and sell our products and harm our business.
Although our current protein sequencing products are labeled, promoted, and sold as RUO products that are therefore not regulated as IVD medical devices, the FDA or comparable agencies of other countries could disagree with our conclusion that our products are intended for research use only or deem our sales, marketing and promotional efforts as being inconsistent with the criteria for RUO products. For example, our customers may independently elect to use our RUO labeled products in their own laboratory developed tests (“LDTs”) for clinical diagnostic uses, which could subject our products to government regulation, and regulatory requirements related to marketing, selling, and distribution of RUO products could change or be uncertain, even if clinical uses of our RUO products by our customers were done without our consent. FDA reviews the totality of the circumstances when it comes to evaluating whether equipment and testing components are properly labeled as RUO and takes the position that merely including a labeling statement that the product is for research purposes only will not necessarily render the device exempt from the FDA’s clearance, approval, and other regulatory requirements if the circumstances surrounding the distribution, marketing and promotional practices indicate that the manufacturer knows its products are, or intends for its products to be, used for clinical diagnostic purposes. If the FDA or other regulatory authorities assert that any of our RUO products are subject to regulatory clearance or approval, our business, financial condition, or results of operations could be adversely affected.
For a number of years, the FDA has exercised its regulatory enforcement discretion not to regulate LDTs as medical devices if created and used within a single laboratory. However, the FDA has been reconsidering its enforcement discretion policy and has commented that regulation of LDTs may be warranted because of the growth in the volume and complexity of testing services utilizing LDTs, although it would most likely need to promulgate such a significant policy change via notice-and-comment rulemaking. In addition, in March 2020, a bipartisan group of U.S. Senate and House lawmakers formally introduced long-awaited legislation to reform the FDA’s authorities over medical devices that are also in vitro diagnostic products. The bill, called the Verifying Accurate, Leading-edge IVCT Development (VALID) Act, would codify into law the term “in vitro clinical test” (IVCT), to create new medical product category separate from medical devices that includes products currently regulated as IVDs as well as LDTs. It is unclear whether the VALID Act would be passed by Congress in its current form or signed into law by the President.
Any future legislative or administrative rule making or oversight of LDTs, if and when finalized, may impact the sales of our products and how customers use our products, and may require us to change our business model in order to maintain compliance with these laws. We cannot predict how these various efforts will be resolved, how Congress or the FDA will regulate LDTs in the future, or how that regulatory system will impact our business. Changes to the current regulatory framework, including the imposition of additional or new regulations, including regulation of our products, could arise at any time during the development or marketing of our products, which may negatively affect our ability to obtain or maintain FDA or comparable regulatory approval of our products, if required. Further, sales of devices for diagnostic purposes may subject us to additional healthcare regulation and enforcement by the applicable government agencies. Such laws include, without limitation, state and federal anti-kickback or anti-referral laws, healthcare fraud and abuse laws, false claims laws, the Health Insurance Portability and Accountability Act (HIPAA), the Physician Payments Sunshine Act and related transparency and manufacturer reporting laws, and other laws and regulations applicable to medical device manufacturers.
Our reagents may be used by clinical laboratories to create Laboratory Developed Tests, which could, in the future, become subject to some form of FDA regulatory requirements, which could materially and adversely affect our business and results of operations.
We may in the future register with the FDA as a specification developer and list ancillary products such as customized reagents with the FDA as Class I general purpose laboratory equipment and reagents. A clinical laboratory could potentially use our custom-manufactured reagents to create what is called a Laboratory Developed Test (“LDT”). LDTs are diagnostic tests that are developed, validated and performed by a single clinical laboratory operating in compliance with the Clinical Laboratory Improvement Amendments (“CLIA”), and under the oversight of the Centers for Medicare & Medicaid Services (“CMS”). Historically, FDA has generally exercised enforcement discretion not to regulate LDTs as medical devices. The FDA has been reconsidering its enforcement discretion policy in recent years and has commented that regulation of LDTs may be warranted because of the growth in the volume and complexity of testing services utilizing LDTs, such as genetic testing services, although the agency would most likely need to promulgate such a significant policy change via notice-and-comment rulemaking. In addition, in March 2020, a bipartisan group of U.S. Senate and House lawmakers formally introduced long-awaited legislation to reform the FDA’s authorities over medical devices that are also in vitro diagnostic products. The bill, called the Verifying Accurate, Leading-edge IVCT Development (VALID) Act, would codify into law the term “in vitro clinical test” (IVCT) to create new medical product category separate from medical devices that includes products currently regulated as IVDs as well as those that are LDTs. It is unclear whether the VALID Act would be passed by Congress in its current form or signed into law by the President. Any future legislative or administrative rule making or oversight of LDTs, if and when finalized, could decrease demand for our reagents by affecting how customers can use those products. Additionally, compliance with additional regulatory burdens could be time consuming and costly for our customers. We cannot predict how these various efforts will be resolved, how Congress or the FDA will regulate LDTs in the future, or how that regulatory system will impact our business.
Further, the FDA may disagree that such products are Class 1 medical devices and require us to obtain premarket clearance or approval before we can continue to sell our reagent products to certain customers.
We may be subject to certain federal, state and foreign fraud and abuse laws, health information privacy and security laws and physician payment transparency laws, which, if violated, could subject us to substantial penalties. Additionally, any challenge to or investigation into our practices under these laws could cause adverse publicity and be costly to respond to, and thus could harm our business.
There are numerous U.S. federal and state, as well as foreign, laws pertaining to healthcare fraud and abuse, including anti-kickback, false claims and physician transparency laws. Our business practices and relationships with providers and hospitals are subject to scrutiny under these laws. We may also be subject to patient information privacy and security regulation by both the federal government and the states and foreign jurisdictions in which we conduct our business. The healthcare laws and regulations of concern as we develop and begin to commercialize products include:
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the federal Anti-Kickback Statute, which prohibits, among other things, persons and entities from knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in cash or in kind, to induce either the referral of an individual or furnishing or arranging for a good or service, for which payment may be made, in whole or in part, under federal healthcare programs, such as Medicare and Medicaid. A person or entity does not need to have actual knowledge of the statute or specific intent to violate it to have committed a violation;

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the federal civil and criminal false claims laws, including the federal civil False Claims Act, which prohibit, among other things, individuals or entities from knowingly presenting, or causing to be presented, claims for payment from Medicare, Medicaid or other federal healthcare programs that are false or fraudulent. Private individuals can bring False Claims Act “qui tam” actions, on behalf of the government and such individuals, commonly known as “whistleblowers,” may share in amounts paid by the entity to the government in fines or settlement.

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the federal Civil Monetary Penalties Law, which prohibits, among other things, offering or transferring remuneration to a federal healthcare beneficiary that a person knows or should know is likely to influence the beneficiary’s decision to order or receive items or services reimbursable by the government from a particular provider or supplier;

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the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), which created additional federal criminal statutes that prohibit, among other things, executing a scheme to defraud any healthcare benefit program and making false statements relating to healthcare matters;

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the federal Physician Sunshine Act, which requires certain manufacturers of drugs, devices, biologics and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program (“CHIP”), to report annually to CMS, information related to payments and other transfers of value to physicians, which is defined broadly to include doctors, dentists, optometrists, podiatrists and chiropractors, and teaching hospitals; and

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analogous state and foreign law equivalents of each of the above federal laws, such as anti-kickback and false claims laws, which may apply to items or services reimbursed by any third-party payor, including commercial insurers or patients.

These laws and regulations, among other things, constrain our business, marketing and other promotional activities by limiting the kinds of financial arrangements we may have with hospitals, physicians or other developers or potential purchasers of our products.

If our operations are found to be in violation of any of the healthcare laws or regulations described above or any other healthcare regulations that apply to us, we may be subject to penalties, including administrative, civil and criminal penalties, damages, fines, exclusion from participation in government healthcare programs, such as Medicare and Medicaid, imprisonment, contractual damages, reputational harm, disgorgement and the curtailment or restructuring of our operations.
In addition, members of our management and companies with which they are affiliated or have been affiliated with in the past, have been, and may in the future be, involved in investigations, prosecutions, convictions or settlements in the healthcare industry. For example, Kevin Rakin, a member of our Board, was named as a defendant in United States ex rel. Webb v. Advanced BioHealing, Inc. (“ABH”), a whistleblower suit relating to sales methods employed by sales representatives of ABH, a biotechnology company for which Mr. Rakin served as its chief executive officer. All claims in the lawsuit were dismissed with prejudice pursuant to a settlement agreement, in which Mr. Rakin expressly denied that he engaged in any wrongful conduct, and Mr. Rakin agreed to pay to the United States $2.5 million. Any investigations, prosecutions, convictions or settlements involving members of our management and companies with which they are or have been affiliated may be detrimental to our reputation and could negatively affect our business, financial condition and results of operations.
We are currently subject to, and may in the future become subject to additional, U.S. federal and state laws and regulations imposing obligations on how we collect, store and process personal information. Our actual or perceived failure to comply with such obligations could harm our business. Ensuring compliance with such laws could also impair our efforts to maintain and expand our business and future customer base, and thereby decrease our revenue.
In the ordinary course of our business, we currently, and in the future will, collect, store, transfer, use or process sensitive data, including personally identifiable information of employees, and intellectual property and proprietary business information owned or controlled by ourselves and other parties. The secure processing, storage, maintenance, and transmission of this critical information are vital to our operations and business strategy. We are, and may increasingly become, subject to various laws and regulations, as well as contractual obligations, relating to data privacy and security in the jurisdictions in which we operate. The regulatory environment related to data privacy and security is increasingly rigorous, with new and constantly changing requirements applicable to our business, and enforcement practices are likely to remain uncertain for the foreseeable future. These laws and regulations may be interpreted and applied differently over time and from jurisdiction to jurisdiction, and it is possible that they will be interpreted and applied in ways that may have a material adverse effect on our business, financial condition, results of operations and prospects.
In the United States, various federal and state regulators, including governmental agencies like the Consumer Financial Protection Bureau and the Federal Trade Commission, have adopted, or are considering adopting, laws and regulations concerning personal information and data security. Certain state laws may be more stringent or broader in scope, or offer greater individual rights, with respect to personal information than federal, international or other state laws, and such laws may differ from each other, all of which may complicate compliance efforts. For example, the California Consumer Privacy Act (CCPA), which increases privacy rights for California residents and imposes obligations on companies that process their personal information, came into effect on January 1, 2020. Among other things, the CCPA requires covered companies to provide disclosures regarding information practices to California consumers and provide such consumers new data protection and privacy rights, including the ability to opt-out of certain sales of personal information. The CCPA provides for civil penalties for violations, as well as a private right of action for certain data breaches that result in the loss of personal information. This private right of action may increase the likelihood of, and risks associated with, data breach litigation. Additionally, a new privacy law, the California Privacy Rights Act (CPRA), was approved by California voters in the election on November 3, 2020. The CPRA will modify the CCPA significantly, potentially resulting in further uncertainty and requiring us to incur additional costs and expenses in an effort to comply. In addition, U.S. and international laws and regulations that have been applied to protect user privacy (including laws regarding unfair and deceptive practices in the United States and GDPR in the European Union) may be subject to evolving interpretations or applications. Furthermore, defending a suit, regardless of its merit, could be costly, divert management’s attention and harm our reputation. In addition, laws in all 50 U.S. states require businesses to provide notice to consumers whose personal information has been disclosed as a result of a data breach. State laws are changing rapidly and there is discussion in the U.S. Congress of a new comprehensive federal data privacy law to which we would become subject if it is enacted.
Furthermore, regulations promulgated pursuant to the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), establish privacy and security standards that limit the use and disclosure of individually identifiable health information (known as “protected health information”) and require the implementation of administrative, physical and technology safeguards to protect the privacy and security of protected health information and ensure the confidentiality, integrity and availability of electronic protected health information. Determining HIPAA applicability to our operations as they evolve, obligations under applicable privacy standards and our contractual obligations can require complex factual and regulatory analyses and may be subject to differing or changing interpretations. Although we take measures to protect sensitive data from unauthorized access, use or disclosure, our information technology and infrastructure may be vulnerable to attacks by hackers or viruses or breached due to employee error, malfeasance or other malicious or inadvertent disruptions. Any such breach or interruption could compromise our networks and the information stored there could be accessed by unauthorized parties, manipulated, publicly disclosed, lost or stolen. Any such access, breach or other loss of information could result in legal claims or proceedings, and liability for us or our customers under federal or state laws that protect the privacy of personal information, such as HIPAA, the Health Information Technology for Economic and Clinical Health Act (“HITECH”), and regulatory penalties. Notice of certain breaches may be required to affected individuals, the Secretary of the Department of Health and Human Services, and for extensive breaches, notice may also need to be made to the media or State Attorneys General. Such a notice could harm our reputation and our ability to compete.
We are in the process of evaluating our compliance obligations, but do not currently have in place formal policies and procedures related to the storage, collection and processing of information, and have not conducted any internal or external data privacy audits, to ensure our compliance with all applicable data protection laws and regulations. Additionally, we do not currently have policies and procedures in place for assessing our third-party vendors’ compliance with applicable data protection laws and regulations. All of these evolving compliance and operational requirements impose significant costs, such as costs related to organizational changes, implementing additional protection technologies, training employees and engaging consultants, which are likely to increase over time. In addition, such requirements may require us to modify our data processing practices and policies, distract management or divert resources from other initiatives and projects, all of which could have a material adverse effect on our business, financial condition, results of operations and prospects. Any failure or perceived failure by us or our third-party vendors, collaborators, contractors and consultants to comply with any applicable federal, state or foreign laws and regulations relating to data privacy and security, could result in damage to our reputation, as well as proceedings or litigation by governmental agencies or other third parties, including class action privacy litigation in certain jurisdictions, which would subject us to significant expense, as well as potentially fines, sanctions, awards, penalties or judgments, all of which could have a material adverse effect on our business, financial condition, reputation, results of operations and prospects.
We could be adversely affected by alleged violations of the Federal Trade Commission Act or other truth-in-advertising and consumer protection laws.
Our advertising for current and future products is subject to federal truth-in-advertising laws enforced by the Federal Trade Commission (“FTC”), as well as comparable state consumer protection laws. Under the Federal Trade Commission Act (“FTC Act”), the FTC is empowered, among other things, to (a) prevent unfair methods of competition and unfair or deceptive acts or practices in or affecting commerce; (b) seek monetary redress and other relief for conduct injurious to consumers; and (c) gather and compile information and conduct investigations relating to the organization, business, practices, and management of entities engaged in commerce. The FTC has very broad enforcement authority, and failure to abide by the substantive requirements of the FTC Act and other consumer protection laws can result in administrative or judicial penalties, including civil penalties, injunctions affecting the manner in which we would be able to market services or products in the future, or criminal prosecution. In the context of performance claims for products such as our goods and services, compliance with the FTC Act includes ensuring that there is scientific data to substantiate the claims being made, that the advertising is neither false nor misleading, and that any user testimonials or endorsements we or our agents disseminate related to the goods or services comply with disclosure and other regulatory requirements. Any actual or perceived non-compliance with those laws could lead to an investigation by the FTC or a comparable state agency, or could lead to allegations of misleading advertising by private plaintiffs. Any such action against us could disrupt our business operations, cause damage to our reputation, and result in a material adverse effects on our business.
In addition, with respect to any of our future products that are marketed as in vitro diagnostic or clinical products, FDA’s regulations applicable to medical device products prohibit them from being promoted for uses not within the scope of a given product’s intended use(s), among other promotional and labeling rules applicable to products subject to the Federal Food, Drug, and Cosmetic Act (“FDCA”).
Medical product manufacturers’ use of social media platforms presents new risks.
Our potential customer base for future clinical diagnostic applications of our protein sequencing technologies may be active on social media. We intend to engage through those platforms to elevate our national marketing presence, both for our RUO product offerings and our future medical device product offerings. Social media practices in the medical device and biopharmaceutical industries are evolving, which creates uncertainty and risk of noncompliance with regulations applicable to our business. For example, there is a risk of inappropriate disclosure of sensitive information or negative or inaccurate posts or comments about us or our products on any social networking website. If these events were to occur or we otherwise fail to comply with any applicable regulations, we could incur liability, face restrictive regulatory actions or experience other harms to our business.
Risks Related to Our Intellectual Property
If we are unable to obtain and maintain and enforce sufficient intellectual property protection for our products and technology, or if the scope of the intellectual property protection obtained is not sufficiently broad, our competitors could develop and commercialize products similar or identical to ours, and our ability to successfully commercialize our products may be impaired.
We rely on patent protection as well as trademark, copyright, trade secret and other intellectual property right protection and contractual restrictions to protect our proprietary products and technologies, all of which provide limited protection and may not adequately protect our rights or permit us to gain or keep any competitive advantage. If we fail to obtain, maintain and sufficiently enforce our intellectual property, third parties may be able to compete more effectively against us. In addition, we may incur substantial litigation costs in our attempts to recover damages or restrict use of our intellectual property.
To the extent our intellectual property offers inadequate protection, or is found to be invalid or unenforceable, we would be exposed to a greater risk of direct competition. If our intellectual property does not provide adequate coverage against our competitors’ products, our competitive position could be adversely affected, as could our business, financial condition, results of operations and prospects. Both the patent application process and the process of managing patent and other intellectual property disputes can be time-consuming and expensive.
Our success depends in large part on our and our licensors’ ability to obtain and maintain protection of the intellectual property we may own solely or jointly with, or license from, third parties, particularly patents, in the United States and other countries directed to our products and technologies. We apply for patents covering our products and technologies and uses thereof, as we deem appropriate. However, obtaining and enforcing patents is costly, time-consuming and complex, and we may fail to apply for patents on important products and technologies in a timely fashion or at all, or we may fail to apply for patents in potentially relevant jurisdictions. We may not be able to file and prosecute all necessary or desirable patent applications, or maintain, enforce and license any patents that may issue from such patent applications, at a reasonable cost or in a timely manner or in all jurisdictions. It is also possible that we will fail to identify patentable aspects of our research and development output before it is too late to obtain patent protection. Moreover, we may not develop additional proprietary products, methods and technologies that are patentable. We may not have the right to control the preparation, filing and prosecution of patent applications, or to maintain the rights to patents licensed from or to third parties. Therefore, these patents and applications may not be prosecuted, obtained and enforced by such third parties in a manner consistent with the best interests of our business.
In addition, the patent position of life sciences technology companies generally is highly uncertain, involves complex legal and factual questions, and has been the subject of much litigation in recent years. Changes in either the patent laws or in interpretations of patent laws in the United States or other countries or regions may diminish the value of our intellectual property. As a result, the issuance, scope, validity, enforceability, and commercial value of our patent rights presents a reasonably limited degree of uncertainty. It is possible that some of our pending patent applications will not result in issued patents in a timely fashion or at all, and even if patents are granted, they may not provide a basis for intellectual property protection of commercially viable products or services, may not provide any competitive advantages, or may be challenged, narrowed and/or invalidated by third parties. There exists some degree of uncertainty over the breadth of claims that may be allowed or enforced in our patents or in third-party patents. It is possible that third parties will attempt to design around our current or future patents such that we cannot prevent such third parties from using similar technologies and commercializing similar products to compete with us. Some of our owned or licensed patents or patent applications may be challenged at a future point in time and we may not be successful in defending any such challenges made against our patents or patent applications. Any successful third-party challenge to our patents could result in the narrowing, unenforceability or invalidity of such patents and increased competition to our business. The outcome of patent litigation or other proceedings can be uncertain, and any attempt by us to enforce our patent rights against others or to challenge the patent rights of others may not be successful, or, regardless of success, may take substantial time and result in substantial cost, and may divert our efforts and attention from other aspects of our business. Any of the foregoing events could have a material adverse effect on our business, financial condition and results of operations.
The U.S. law relating to the patentability of certain inventions in the life sciences technology industry is uncertain and rapidly changing, which may adversely impact our existing patents or our ability to obtain patents in the future.
Changes in either the patent laws or interpretation of the patent laws in the United States or in other jurisdictions could increase the uncertainties and costs surrounding the prosecution of patent applications and the enforcement or defense of issued patents. For instance, under the Leahy-Smith America Invents Act (the “America Invents Act”), enacted in September 2011, the United States transitioned to a first inventor to file system in which, assuming that other requirements for patentability are met, the first inventor to file a patent application is entitled to the patent on an invention regardless of whether a third party was the first to invent the claimed invention. These changes include allowing third-party submission of prior art to the United States Patent and Trademark Office (“USPTO”) during patent prosecution and additional procedures to challenge the validity of a patent through USPTO administered post-grant proceedings, including post-grant review, inter partes review and derivation proceedings. The America Invents Act and its implementation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents, all of which could have a material adverse effect on our business, financial condition, results of operations and prospects.
Various courts, including the U.S. Supreme Court, have rendered decisions that impact the scope of patentability of certain inventions or discoveries relating to life sciences technology. Specifically, these decisions stand for the proposition that patent claims that recite laws of nature are not themselves patentable unless those patent claims have sufficient additional features that provide practical assurance that the processes are genuine inventive applications of those laws rather than patent drafting efforts designed to monopolize the law of nature itself. What constitutes a “sufficient” additional feature is somewhat uncertain. Furthermore, in view of these decisions, since December 2014, the USPTO has published and continues to publish revised guidelines for patent examiners to apply when examining process claims for patent eligibility.
In addition, U.S. Supreme Court rulings have narrowed the scope of patent protection available in certain circumstances and weakened the rights of patent owners in certain situations. In addition to some degree of uncertainty with regard to our ability to obtain patents in the future, this combination of events has created a degree of uncertainty with respect to the value of patents, once obtained. Depending on relevant laws enacted by the U.S. Congress, and decisions by the federal courts and the USPTO, the laws and regulations governing patents could change in unpredictable ways that may have a material adverse effect on our ability to obtain new patents and to defend and enforce our existing patents and patents that we might obtain in the future.
Our patent portfolio may be negatively impacted by current uncertainties in the state of the law, new court rulings or changes in guidance or procedures issued by the USPTO or other similar patent offices around the world. From time to time, the U.S. Supreme Court, other federal courts, the U.S. Congress or the USPTO may change the standards of patentability, scope and validity of patents within the life sciences technology and any such changes, or any similar adverse changes in the patent laws of other jurisdictions, could have a negative impact on our business, financial condition, prospects and results of operations.
We may not be able to protect our intellectual property rights throughout the world.
The laws of some foreign countries do not offer intellectual property rights to the same extent as the laws of the United States, and we and our licensors may encounter difficulties in obtaining, enforcing and defending such rights in foreign jurisdictions. Consequently, we and our licensors may not be able to prevent third parties from practicing our or our licensors’ inventions in some or all countries outside the United States, or from selling or importing products made using our or our licensors’ inventions in other jurisdictions. Competitors and other third parties may use our technologies in jurisdictions where it has not obtained patent protection to develop their own products and technologies and may also export infringing products to territories where we have patent protection, but enforcement practices or laws is not as strong as that in the United States. These products may compete with our products. We and our licensors’ patents or other intellectual property rights may not be effective or sufficient to prevent them from competing. In addition, certain countries have compulsory licensing laws under which a patent owner may be compelled to grant licenses to other parties. Furthermore, many countries limit the enforceability of patents against other parties, including government agencies or government contractors. In these countries, the patent owner may have limited remedies, which could materially diminish the value of any patents.
Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain other countries are not as favorable as the United States in the enforcement of patents and other intellectual property protection, which could make it difficult for us to stop the misappropriation or other violations of our intellectual property rights including infringement of our patents in such countries. The legal systems in certain countries may also favor state-sponsored or companies headquartered in particular jurisdictions over our first-in-time patents and other intellectual property protection. The absence of harmonized intellectual property protection laws and effective enforcement makes it difficult to ensure consistent respect for patent, trade secret, and other intellectual property rights on a worldwide basis. As a result, it is possible that we will not be able to enforce our rights against third parties that misappropriate our proprietary technology in those countries.
Proceedings to enforce our or our licensors’ patent rights in foreign jurisdictions could result in substantial cost and divert our efforts and attention from other aspects of our business, could put us and our licensors’ patents at risk of being invalidated or interpreted narrowly and us and our licensors’ patent applications at risk of not issuing, and could provoke third parties to assert claims against us. We and our licensors may not prevail in any lawsuits that we or our licensors initiate, or that are initiated against us or our licensors, and the damages or other remedies awarded, if any, may not be commercially meaningful. In addition, changes in the law and legal decisions by courts in the United States and foreign countries may affect our ability to obtain adequate protection for our products, services and other technologies and the enforcement of intellectual property. Accordingly, our efforts to enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license. Any of the foregoing events could have a material adverse effect on our business, financial condition, results of operations and prospects.
Issued patents covering our products could be found invalid or unenforceable if challenged.
Our owned and licensed patents and patent applications may be subject to validity, enforceability and priority disputes. The issuance of a patent is not conclusive as to our inventorship, scope, validity or enforceability. Some of our patents or patent applications (including licensed patents and patent applications)

may be challenged at a future point in time in opposition, derivation, reexamination, inter partes review, post-grant review or interference or other similar proceedings. Any successful third-party challenge to our patents in this or any other proceeding could result in the unenforceability or invalidity of such patents, which may lead to increased competition to our business, which could have a material adverse effect on our business, financial condition, results of operations and prospects. In addition, if we or our licensors initiate legal proceedings against a third party to enforce a patent covering our products, the defendant could counterclaim that such patent covering our products, as applicable, is invalid and/or unenforceable. In patent litigation in the United States, defendant counterclaims alleging invalidity or unenforceability are commonplace. There are numerous grounds upon which a third party can assert invalidity or unenforceability of a patent. Grounds for a validity challenge could be an alleged failure to meet any of several statutory requirements, including lack of novelty, obviousness or non-enablement. Grounds for an unenforceability assertion could be an allegation that someone connected with prosecution of the patent intentionally withheld relevant information from the relevant patent office, or knowingly made a misleading statement, during prosecution. Third parties may also raise similar claims before administrative bodies in the United States or abroad, even outside the context of litigation. Such mechanisms include ex parte re-examination, inter partes review, post-grant review, derivation and equivalent proceedings in non-U.S. jurisdictions, such as opposition proceedings. Such proceedings could result in revocation of or amendment to our patents in such a way that they no longer cover and protect our products. With respect to the validity of our patents, for example, we cannot be certain that there is no invalidating prior art of which we, our licensors, our patent counsel and the patent examiner were unaware during prosecution. The outcome following legal assertions of invalidity and unenforceability during patent litigation is unpredictable. If a defendant or other third party were to prevail on a legal assertion of invalidity or unenforceability, we would lose at least part, and perhaps all, of the patent protection on certain aspects of our products and technologies, which could have a material adverse effect on our business, financial condition, results of operations and prospects. In addition, if the breadth or strength of protection provided by our patents and patent applications is threatened, regardless of the outcome, it could dissuade companies from collaborating with us to license intellectual property, or develop or commercialize current or future products.
We may not be aware of all third-party intellectual property rights potentially relating to our products. Publications of discoveries in the scientific literature often lag behind the actual discoveries, and patent applications in the United States and other jurisdictions are typically not published until approximately 18 months after filing or, in some cases, not until such patent applications issue as patents. We might not have been the first to make the inventions covered by each of our pending patent applications and we might not have been the first to file patent applications for these inventions. To determine the priority of these inventions, we may have to participate in interference proceedings, derivation proceedings or other post-grant proceedings declared by the USPTO, or other similar proceedings in non-U.S. jurisdictions that could result in substantial cost to us and the loss of valuable patent protection. The outcome of such proceedings is uncertain. No assurance can be given that other patent applications will not have priority over our patent applications. In addition, changes to the patent laws of the United States allow for various post-grant opposition proceedings that have not been extensively tested, and their outcome is therefore uncertain. Furthermore, if third parties bring these proceedings against our patents, regardless of the merit of such proceedings and regardless of whether it is successful, we could experience significant costs and our management may be distracted. Any of the foregoing events could have a material adverse effect on our business, financial condition, results of operations and prospects.
If we are unable to protect the confidentiality of our trade secrets, the value of our technology could be materially adversely affected and our business could be harmed.
We rely heavily on trade secrets and confidentiality agreements to protect our unpatented know-how, technology and other proprietary information, and to maintain our competitive position. However, trade secrets and know-how can be difficult to protect. In particular, we anticipate that with respect to our technologies, these trade secrets and know-how will over time be disseminated within the industry through independent development, the publication of journal articles describing the methodology, and the movement of personnel from academic to industry scientific positions.
In addition to pursuing patents on our technology, we take steps to protect our intellectual property and proprietary technology by entering into agreements, including confidentiality agreements, non-disclosure agreements and intellectual property assignment agreements, with our employees, consultants, academic institutions, corporate partners and, when needed, our advisers. However, we cannot be certain that such agreements have been entered into with all relevant parties, and we cannot be certain that our trade secrets and other confidential proprietary information will not be disclosed or that competitors or other third parties will not otherwise gain access to our trade secrets or independently develop substantially equivalent information and techniques. For example, any of these parties may breach the agreements and disclose our proprietary information, including our trade secrets, and we may not be able to obtain adequate remedies for such breaches. Such agreements may not be enforceable or may not provide meaningful protection for our trade secrets or other proprietary information in the event of unauthorized use or disclosure or other breaches of the agreements, and we may not be able to prevent such unauthorized disclosure, which could adversely impact our ability to establish or maintain a competitive advantage in the market, and our business, financial condition, results of operations and prospects.
Monitoring unauthorized disclosure is difficult, and we do not know whether the steps we have taken to prevent such disclosure are, or will be, adequate. If we were to enforce a claim that a third party had wrongfully obtained and was using our trade secrets, it would be expensive and time-consuming, it could distract our personnel, and the outcome would be unpredictable. In addition, courts outside the United States may be less willing to protect trade secrets.
We also seek to preserve the integrity and confidentiality of our confidential proprietary information by maintaining physical security of our premises and physical and electronic security of our information technology systems, but it is possible that these security measures could be breached. If any of our confidential proprietary information were to be lawfully obtained or independently developed by a competitor or other third party, absent patent protection, we would have no right to prevent such competitor from using that technology or information to compete with us, which could harm our competitive position. Competitors or third parties could purchase our products and attempt to replicate some or all of the competitive advantages we derive from our development efforts, design around our protected technology, develop their own competitive technologies that fall outside the scope of our intellectual property rights or independently develop our technologies without reference to our trade secrets. If any of our trade secrets were to be disclosed to or independently discovered by a competitor or other third party, it could materially and adversely affect our business, financial condition, results of operations and prospects.
We may be subject to claims challenging the inventorship of our patents and other intellectual property.
We or our licensors may be subject to claims that former employees, collaborators or other third parties have an interest in our owned or in-licensed patents, trade secrets or other intellectual property as an inventor or co-inventor. For example, we or our licensors may have inventorship disputes arise from alleged inventors such as employees, consultants or others who are involved in developing our products, some of whom may have conflicting IP ownership obligations. In addition, counterparties to our consulting, sponsored research, software development and other agreements may assert that they have an ownership interest in intellectual property developed under such arrangements. In particular, certain software development agreements pursuant to which certain third parties have developed parts of our proprietary software may not include provisions that expressly assign to us ownership of all intellectual property developed for us by such third parties. Furthermore, certain of our sponsored research agreements pursuant to which we provide certain research services for third parties do not assign to us all intellectual property developed under such agreements. As such, we may not have the right to use all such developed intellectual property under such agreements, we may be required to obtain licenses from third parties and such licenses may not be available on commercially reasonable terms or at all, or may be non-exclusive. If we are unable to obtain such licenses and such licenses are necessary for the development, manufacture and commercialization of our products and technologies, we may need to cease the development, manufacture and commercialization of our products and technologies. Litigation may be necessary to defend against these and other claims challenging inventorship of our or our licensors’ ownership of our owned or in-licensed patents, trade secrets or other intellectual property. If we or our licensors fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights. In such an event, we may be required to obtain licenses from third parties and such licenses may not be available on commercially reasonable terms or at all, or may be non-exclusive. If we are unable to obtain and maintain such licenses, we may need to cease the development, manufacture and commercialization of our products and technologies. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees, and certain customers or partners may defer engaging with us until the particular dispute is resolved. Any of the foregoing could have a material adverse effect on our business, financial condition, results of operations and prospects.
We may not be able to protect and enforce our trademarks and trade names, or build name recognition in our markets of interest thereby harming our competitive position.
The registered or unregistered trademarks or trade names that we own may be challenged, infringed, circumvented, declared generic, lapsed or determined to be infringing on or dilutive of other marks. We may not be able to protect our rights in these trademarks and trade names, which we need in order to build name recognition. In addition, third parties have filed, and may in the future file, for registration of trademarks similar or identical to our trademarks, thereby impeding our ability to build brand identity and possibly leading to market confusion. If such third parties were to succeed in registering or developing common law rights in any other trademarks that are similar or identical to our trademarks, and if we are not successful in challenging such rights and defending against challenges to our trademarks, we may not be able to use such trademarks to develop brand recognition of our technologies, products or services. In addition, there could be potential trade name or trademark infringement claims brought by owners of other registered trademarks or trademarks that incorporate variations of our registered or unregistered trademarks or trade names. Further, we have and may in the future enter into agreements with owners of such third party trade names or trademarks to avoid potential trademark litigation which may limit our ability to use our trade names or trademarks in certain fields of business. Over the long term, if we are unable to establish name recognition based on our trademarks and trade names, then we may not be able to compete effectively, and our business, financial condition, results of operations and prospects may be adversely affected. Our efforts to enforce or protect our proprietary rights related to trademarks, trade secrets, domain names, copyrights or other intellectual property may be ineffective and could result in substantial costs and diversion of resources. Any of the foregoing events could have a material adverse effect on our business, financial condition and results of operations.
Patent terms may be inadequate to protect our competitive position on our products for an adequate amount of time.
Patents have a limited lifespan. In the United States, if all maintenance fees are timely paid, the natural expiration of a utility patent is generally 20 years from its earliest U.S. non-provisional filing date. While extensions may be available, the life of a patent, and the protection it affords, is limited. In the United States, a patent’s term may, in certain cases, be lengthened by patent term adjustment, which compensates a patentee for administrative delays by the USPTO in examining and granting a patent, or may be shortened if a patent is terminally disclaimed over a commonly owned patent or a patent naming a common inventor and having an earlier expiration date. Even if patents covering our products are obtained, once the patent life has expired, we may be open to additional competition from competitive products. If one of our products requires extended development, testing and/or regulatory review, patents protecting such products might expire before or shortly after such products are commercialized. As a result, our owned and licensed patent portfolio may not provide us with sufficient rights to exclude others from commercializing products similar or identical to our products, which could have a material adverse effect on our business, financial condition and results of operations.
We may be subject to claims that our employees, consultants or independent contractors have wrongfully used or disclosed to us alleged trade secrets of their other clients or former employers, which could subject us to costly litigation.
As is common in the life sciences industry, we engage the services of consultants and independent contractors to assist us in the development of our products. Many of these consultants and independent contractors were previously employed at, or may have previously or may be currently providing consulting or other services to, universities or other technology, biotechnology or pharmaceutical companies, including our competitors or potential competitors. We may become subject to claims that we, a consultant or an independent contractor inadvertently or otherwise used or disclosed trade secrets or other information proprietary to their former employers or their former or current clients. We may similarly be subject to claims stemming from similar actions of an employee, such as one who was previously employed by another company, including a competitor or potential competitor. Litigation may be necessary to defend against these claims. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to our management team. If we were not successful we could lose access or exclusive access to valuable intellectual property.
We may become involved in lawsuits to defend against third-party claims of infringement, misappropriation or other violations of intellectual property or to protect or enforce our intellectual property, any of which could be expensive, time consuming and unsuccessful, and may prevent or delay our development and commercialization efforts.
Our commercial success depends in part on our ability and the ability of future collaborators to develop, manufacture, market and sell our product and use our products and technologies without infringing, misappropriating or otherwise violating the intellectual property rights of third parties. There is a substantial amount of litigation involving patents and other intellectual property rights in the life sciences technology sector, as well as administrative proceedings for challenging patents, including interference, derivation, inter partes review, post grant review, and reexamination proceedings before the USPTO, or oppositions and other comparable proceedings in foreign jurisdictions. We may be exposed to, or threatened with, future litigation by third parties having patent or other intellectual property rights alleging that our products, manufacturing methods, software and/or technologies infringe, misappropriate or otherwise violate their intellectual property rights. Numerous issued patents and pending patent applications that are owned by third parties exist in the fields in which we are developing our products and technologies. It is not always clear to industry participants, including us, the claim scope that may issue from pending patent applications owned by third parties or which patents cover various types of products, technologies or their methods of use or manufacture. Thus, because of the large number of patents issued and patent applications filed in our fields, there may be a risk that third parties, including our competitors, may allege they have patent rights encompassing our products, technologies or methods and that we are employing their proprietary technology without authorization.
If third parties, including our competitors, believe that our products or technologies infringe, misappropriate or otherwise violate their intellectual property, such third parties may seek to enforce against us their intellectual property, including patents, by filing against us an intellectual property-related lawsuit, including a patent infringement lawsuit. Even if we believe third-party intellectual property claims are without merit, there is no assurance that a court would find in our favor on questions of infringement, validity, enforceability, or priority. If any third parties were to assert these or any other patents against us and we are unable to successfully defend against any such assertions, we may be required, including by court order, to cease the development and commercialization of the infringing products or technology and we may be required to redesign such products and technologies so they do not infringe such patents, which may not be possible or may require substantial monetary expenditures and time. We could also be required to pay damages, which could be significant, including treble damages and attorneys’ fees if we are found to have willfully infringed such patents. We could also be required to obtain a license to such patents in order to continue the development and commercialization of the infringing product or technology. However, such a license may not be available on commercially reasonable terms or at all, including because certain of these patents may be held by or exclusively licensed to our competitors. Even if such license is available, it may require substantial payments or cross-licenses under our intellectual property rights, and it may only be available on a nonexclusive basis, in which case third parties, including our competitors, could use the same licensed intellectual property to compete with us. Any of the foregoing could have a material adverse effect on our business, financial condition, results of operations or prospects.
We may choose to challenge, including in connection with any allegation of patent infringement by a third party, the patentability, validity, ownership or enforceability of any third-party patent that we believe may have applicability in our field, and any other third-party patent that may at some future time possibly be asserted against us. Such challenges may be brought either in court or by requesting that the USPTO, European Patent Office (“EPO”), or other foreign patent offices review the patent claims, such as in an ex-parte reexamination, inter partes review, post-grant review proceeding or opposition proceeding. However, there can be no assurance that any such challenge by us or any third party will be successful. Even if such proceedings are successful, these proceedings are expensive and may consume our time or other resources, distract our management and technical personnel, and the costs of these opposition proceedings could be substantial. There can be no assurance that our defenses of non-infringement, invalidity or unenforceability will succeed.
Third parties, including our competitors, could be infringing, misappropriating or otherwise violating our solely owned and/or in-licensed intellectual property rights. Monitoring unauthorized use of intellectual property is difficult and costly. We may not be able to detect unauthorized use of, or take appropriate steps to enforce, our intellectual property rights. From time to time, we seek to analyze our competitors’ products and services, and may in the future seek to enforce our rights based on potential infringement, misappropriation or violation of our intellectual property. However, the steps we will take to protect our intellectual property rights may not be adequate to enforce our rights as against such infringement, misappropriation or violation of our intellectual property. Any inability to meaningfully enforce our intellectual property rights could harm our ability to compete and reduce demand for our products and technologies.
Litigation proceedings may be necessary for us to enforce our patent and other intellectual property rights. In any such proceeding, a court may refuse to stop the other party from using the technology at issue on the grounds that our owned and in-licensed patents do not cover the technology in question. Further, in such a proceeding, the defendant could counterclaim that our intellectual property is invalid or unenforceable and the court may agree, in which case we could lose valuable intellectual property rights, which could allow third parties to commercialize technology or products similar to ours and compete directly with us, without payment to us. Alternatively or additionally, such proceeding could result in requiring us to obtain license rights from the prevailing party in order to be able to manufacture or commercialize our products without infringing such party’s intellectual property rights, and if we are unable to obtain such a license, we may be required to cease commercialization of our products and technologies, any of which could have a material adverse effect on our business, financial condition, results of operations and prospects. The outcome in any such proceeding is unpredictable.
Regardless of whether we are defending against or asserting an intellectual property-related claim in an intellectual property-related proceeding that may be necessary in the future, and regardless of outcome, substantial costs and diversion of resources may result which could have a material adverse effect on our business, financial condition, results of operations and prospects. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. In addition, there could be public announcements of the results of hearings, motions, or other interim proceedings or developments, and if securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our Class A common stock. Some of our competitors and other third parties may be able to sustain the costs of such litigation or proceedings more effectively than we can because of their greater financial resources and more mature and developed intellectual property portfolios. We may not have sufficient financial or other resources to adequately conduct these types of litigation or proceedings. Any of the foregoing, or any uncertainties resulting from the initiation and continuation of any litigation, could have a material adverse effect on our business, financial condition, results of operations and prospects. Claims that we have misappropriated the confidential information or trade secrets of third parties could have a similar adverse effect on our business, financial condition, results of operations and prospects.
Obtaining and maintaining our patent protection depends on compliance with various required procedures, document submissions, fee payments and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.
Periodic maintenance fees, renewal fees, annuity fees and various other governmental fees on patents and/or applications will be due to be paid to the USPTO and various governmental patent agencies outside of the United States at several stages over the lifetime of the patents and/or applications. The USPTO and various non-U.S. governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process. In certain circumstances, we rely on our licensors to pay these fees due to the U.S. and non-U.S. patent agencies and to take the necessary action to comply with these requirements with respect to our licensed intellectual property. In many cases, an inadvertent lapse can be cured by payment of a late fee or by other means in accordance with the applicable rules. However, there are situations in which non-compliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. In such an event, our competitors may be able to enter the market without infringing our patents and this circumstance could have a material adverse effect on our business, financial condition, results of operations and prospects.
We currently rely on licenses from third parties, and in the future may rely on additional licenses from other third parties, and if we lose any of these licenses, then we may be subjected to future litigation.
We are, and may in the future become, a party to license agreements that grant us rights to use certain intellectual property, including patents and patent applications, typically in certain specified fields of use. We may need to obtain additional licenses from others to advance our research, development and commercialization activities.
Our success may depend in part on the ability of our licensors and any future licensors to obtain, maintain and enforce patent protection for our licensed intellectual property. Without protection for the intellectual property we license, other companies might be able to offer substantially identical products and technologies for sale, which could materially adversely affect our competitive business position and harm our business prospects, financial condition or results of operations.
Our current license agreements impose, and future agreements may impose, various diligence, commercialization, milestone payment, royalty, insurance and other obligations on us and require us to meet development timelines, or to exercise commercially reasonable efforts to develop and commercialize licensed products, in order to maintain the licenses. If we fail to comply with these obligations, our licensor(s) may have the right to terminate our license, in which event we would not be able to develop or market products or technology covered by the licensed intellectual property. Any of the foregoing could have a material adverse effect on our competitive position, business, financial conditions, results of operations and prospects.
Moreover, disputes may also arise between us and our licensors regarding intellectual property subject to a license agreement, including:
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the scope of rights granted under the license agreement and other interpretation-related issues;

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our financial or other obligations under the license agreement;

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whether, and the extent to which, our products, technology and processes infringe on intellectual property of the licensor that is not subject to the licensing agreement;

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our diligence obligations under the license agreement and what activities satisfy those diligence obligations;

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the inventorship and ownership of inventions and know-how resulting from the joint creation or use of intellectual property by our licensor(s); and

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the priority of invention of patented technology.

If we do not prevail in such disputes, we may lose any or all of our rights under such license agreements, experience significant delays in the development and commercialization of our products and technologies, or incur liability for damages, any of which could have a material adverse effect on our business, financial condition, results of operations, and prospects. In addition, we may seek to obtain additional licenses from our licensor(s) and, in connection with obtaining such licenses, we may agree to amend our existing licenses in a manner that may be more favorable to the licensor(s), including by agreeing to terms that could enable third parties, including our competitors, to receive licenses to a portion of the intellectual property that is subject to our existing licenses and to compete with our products.
In addition, the agreements under which we currently and in the future license intellectual property or technology from third parties are complex and certain provisions in such agreements may be susceptible to multiple interpretations. The resolution of any contract interpretation disagreement that may arise could narrow what we believe to be the scope of our rights to the relevant intellectual property or technology, or increase what we believe to be our financial or other obligations under the relevant agreement, either of which could have a material adverse effect on our business, financial condition, results of operations and prospects. Moreover, if disputes over intellectual property that we have licensed prevent or impair our ability to maintain our current licensing arrangements on commercially acceptable terms, we may be unable to successfully develop and commercialize any affected products or services, which could have a material adverse effect on our business, financial condition, results of operations and prospects.
Absent the license agreements, we may infringe patents subject to those agreements, and if the license agreements are terminated, we may be subject to litigation by the licensor. Litigation could result in substantial costs and distract our management. If we do not prevail, we may be required to pay damages, including treble damages, attorneys’ fees or costs and expenses and royalties, which could adversely affect our ability to offer products or services, our ability to continue operations and our business, financial condition, results of operations and prospects.
If we cannot license rights to use technologies on reasonable terms, we may not be able to commercialize new products in the future.
We may identify third-party technology that we may need to license or acquire in order to develop or commercialize our products or technologies. However, we may be unable to secure such licenses or acquisitions. The licensing or acquisition of third-party intellectual property rights is a competitive area, and several more established companies may pursue strategies to license or acquire third-party intellectual property rights that we may consider attractive or necessary. These established companies may have a competitive advantage over us due to their size, capital resources and greater clinical development and commercialization capabilities. In addition, companies that perceive us to be a competitor may be unwilling to assign or license rights to us.
We also may be unable to license or acquire third-party intellectual property rights on terms that would allow us to make an appropriate return on our investment or at all. In return for the use of a third party’s technology, we may agree to pay the licensor royalties based on sales of our products or services. Royalties are a component of cost of products or technologies and affect the margins on our products. We may also need to negotiate licenses to patents or patent applications before or after introducing a commercial product. We may not be able to obtain necessary licenses to patents or patent applications, and our business may suffer if we are unable to enter into the necessary licenses on acceptable terms or at all, if any necessary licenses are subsequently terminated, if the licensor fails to abide by the terms of the license or fails to prevent infringement by third parties, or if the licensed intellectual property rights are found to be invalid or unenforceable.
Certain of our in-licensed patents are, and our future owned and in-licensed patents may be, subject to a reservation of rights by one or more third parties, including government march-in rights, that may limit our ability to exclude third parties from commercializing products similar or identical to ours.
In addition, our owned and in-licensed patents may be subject to a reservation of rights by one or more third parties. For example, the U.S. government has certain rights, including march-in rights, to patent rights and technology funded by the U.S. government and licensed to us from Boreal and University of British Columbia. When new technologies are developed with government funding, in order to secure ownership of such patent rights, the recipient of such funding is required to comply with certain government regulations, including timely disclosing the inventions claimed in such patent rights to the U.S. government and timely electing title to such inventions. Any failure to timely elect title to such inventions may permit the U.S. government to, at any time, take title in such inventions. Additionally, the U.S. government generally obtains certain rights in any resulting patents, including a non-exclusive license authorizing the government to use the invention or to have others use the invention on our behalf. If the government decides to exercise these rights, it is not required to engage us as our contractor in connection with doing so. These rights may permit the U.S. government to disclose our confidential information to third parties and to exercise march-in rights to use or allow third parties to use our licensed technology. The U.S. government can exercise its march-in rights if it determines that action is necessary because we fail to achieve practical application of the government-funded technology, because action is necessary to alleviate health or safety needs, to meet requirements of federal regulations, or to give preference to U.S. industry. In addition, our rights in such inventions may be subject to certain requirements to manufacture products embodying such inventions in the United States. Any exercise by the government of any of the foregoing rights could have a material adverse effect on our business, financial condition, results of operations and prospects.
Our products contain third-party open source software components and failure to comply with the terms of the underlying open source software licenses could restrict our ability to sell our products and provide third parties access to our proprietary software.
Our products may contain software licensed by third parties under open source software licenses. Use and distribution of open source software may entail greater risks than use of third-party commercial software, as open source software licensors generally do not provide warranties or other contractual protections regarding infringement claims or the quality of the code. Some open source software licenses contain requirements that the licensee make its source code publicly available if the licensee creates modifications or derivative works using the open source software, depending on the type of open source software the licensee uses and how the licensee uses it. If we combine out proprietary software with open source software in a certain manner, we could, under certain open source software licenses, be required to release the source code of its proprietary software to the public for free. This would allow our competitors and other third parties to create similar products with less development effort and time and ultimately could result in a loss of our product sales and revenue, which could have a material adverse effect on our business, financial condition, results of operations and prospects. In addition, some companies that use third-party open source software have faced claims challenging their use of such open source software and their compliance with the terms of the applicable open source license. We may be subject to suits by third parties claiming ownership of what they believe to be open source software, or claiming non-compliance with the applicable open source licensing terms. Use of open source software may also present additional security risks because the public availability of such software may make it easier for hackers and other third parties to compromise or attempt to compromise our technology platform and systems.
Although we review our use of open source software to avoid subjecting our proprietary software to conditions we do not intend, the terms of many open source software licenses have not been interpreted by U.S. courts, and there is a risk that these licenses could be construed in a way that could impose unanticipated conditions or restrictions on our ability to commercialize our products and proprietary software. Moreover, our processes for monitoring and controlling our use of open source software in our products may not be effective. If we are held to have breached the terms of an open source software license, we could be subject to damages, required to seek licenses from third parties to continue offering our products on terms that are not economically feasible, to re-engineer our products, to discontinue the sale of our products if re-engineering could not be accomplished on a timely basis, or to make generally available, in source code form, our proprietary code, any of which could adversely affect our business, financial condition, results of operations and prospects.
Intellectual property rights do not necessarily address all potential threats.
The degree of future protection afforded by our intellectual property rights is uncertain because intellectual property rights have limitations, and may not adequately protect our business or permit us to maintain our competitive advantage. For example:
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others may be able to make products that are similar to products and technologies we may develop or utilize similar technology that are not covered by the claims of the patents that we own or license now or in the future;

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we, or our licensor(s), might not have been the first to make the inventions covered by the issued patent or pending patent application that we license or may own in the future;

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we, or our licensor(s), might not have been the first to file patent applications covering certain of our or their inventions;

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others may independently develop similar or alternative technologies or duplicate any of our technologies without infringing, misappropriating or otherwise violating our owned or licensed intellectual property rights;

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it is possible that our pending licensed patent applications or those that we may own in the future will not lead to issued patents;

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issued patents that we hold rights to may be held invalid or unenforceable, including as a result of legal challenges by our competitors;

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our competitors might conduct research and development activities in countries where we do not have patent rights and then use the information learned from such activities to develop competitive products for sale in our major commercial markets;

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we may not develop additional proprietary technologies that are patentable;

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the patents of others may harm our business; and

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we may choose not to file a patent for certain trade secrets or know-how, and a third party may subsequently file a patent covering such intellectual property.

If any of these events occur, they could materially adversely affect our business, financial condition, results of operations and prospects.
Risks Related to Our Securities and to Being a Public Company
Our outstanding warrants will become exercisable for our Class A common stock upon the first anniversary of HighCape’s initial public offering, which will increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.
Following the Business Combination, there were 3,833,319 outstanding Public Warrants to purchase 3,833,319 shares of our Class A common stock at an exercise price of $11.50 per share, which warrants will become exercisable 12 months from the closing of HighCape’s initial public offering, which occurred on September 9, 2020. In addition, there are 135,000 Private Placement Warrants to purchase 135,000 shares of our Class A common stock at an exercise price of $11.50 per share. In certain circumstances, the Public Warrants and Private Placement Warrants may be exercised on a cashless basis. To the extent such warrants are exercised, additional shares of our Class A common stock will be issued, which will result in dilution to the holders of our Class A common stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our Class A common stock, the impact of which is increased as the value of our stock price increases.
Our warrants are accounted for as liabilities and the changes in value of our warrants could have a material effect on our financial results.
On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the SEC together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”) (the “SEC Statement”). Specifically, the SEC Statement focused on certain settlement terms and provisions related to certain tender offers following a business combination, which terms are similar to those contained in the warrant agreement governing our warrants. As a result of the SEC Statement, HighCape reevaluated the accounting treatment of its Public Warrants and Private Placement Warrants, and determined to classify the warrants as derivative liabilities measured at fair value, with changes in fair value each period reported in earnings.
As a result, included on HighCape’s balance sheet as of December 31, 2020 are derivative liabilities related to HighCape’s warrants. Accounting Standards Codification 815, Derivatives and Hedging (“ASC 815”), provides for the remeasurement of the fair value of such derivatives at each balance sheet date, with a resulting non-cash gain or loss related to the change in the fair value being recognized in earnings in the statement of operations. As a result of the recurring fair value measurement, our financial statements and results of operations may fluctuate quarterly, based on factors that are outside of our control. Due to the recurring fair value measurement, it is expected that we will recognize non-cash gains or losses on the warrants each reporting period and that the amount of such gains or losses could be material.

We have identified material weaknesses in our internal control over financial reporting. If our remediation measures are ineffective, or if we experience additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls in the future, we may not be able to report our financial condition or results of operations accurately or in a timely manner, which may adversely affect investor confidence in us and, as a result, materially and adversely affect our business and the value of our Class A common stock.
In connection with our financial statement close process for the years ended December 31, 2020 and 2019, we identified a material weakness in the design and operating effectiveness of our internal control over financial reporting. We had outsourced our accounting and financial reporting to 4Catalyzer and as of and during the years ended December 31, 2020 and 2019, did not have our own finance function or finance or accounting professionals that had the requisite experience or were in a position to appropriately perform the supervision and review of the information received from 4Catalyzer and assess its reasonableness and accuracy.
In addition, following the issuance of the SEC Statement, on April 12, 2021, after consultation with HighCape’s independent registered public accounting firm, HighCape’s management and its audit committee concluded that, in light of the SEC Statement, it was appropriate to restate HighCape’s previously issued audited financial statements as of and for the period ended December 31, 2020 (the “Restatement”). See “— HighCape’s warrants are accounted for as liabilities and the changes in value of HighCape’s warrants could have a material effect on its financial results.” As part of such process, HighCape identified a material weakness in its internal controls over financial reporting.
A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of a company’s annual or interim financial statements will not be prevented, or detected and corrected on a timely basis.
Effective internal controls are necessary for us to provide reliable financial reports and prevent fraud. Our management is in the process of developing a remediation plan, which includes, without limitation, the hiring of additional accounting and finance personnel with technical public company accounting and financial reporting experience. The material weaknesses will not be considered remediated until management designs and implements effective controls that operate for a sufficient period of time and management has concluded through testing that these controls are effective. These remediation measures may be time consuming and costly and there is no assurance that these initiatives will ultimately have the intended effects.
If not remediated, these material weaknesses could result in material misstatements to our annual or interim financial statements that might not be prevented or detected on a timely basis, or in delayed filing of required periodic reports. If we are unable to assert that our internal control over financing reporting is effective, or if our independent registered public accounting firm is unable to express an unqualified opinion as to the effectiveness of the internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reporting, the market price of our Class A common stock could be adversely affected and we could become subject to litigation or investigations by Nasdaq, the SEC, or other regulatory authorities, which could require additional financial and management resources.
If we identify any new material weaknesses in the future, any such newly identified material weakness could limit our ability to prevent or detect a misstatement of our accounts or disclosures that could result in a material misstatement of our annual or interim financial statements. In such case, we may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports in addition to applicable stock exchange listing requirements, investors may lose confidence in our financial reporting and our stock price may decline as a result. We cannot assure you that the measures we have taken to date, or any measures that may be taken in the future, will be sufficient to avoid potential future material weaknesses.
We may face litigation and other risks as a result of the material weakness in our internal control over financial reporting.
Following the issuance of the SEC Statement, after consultation with its independent registered public accounting firm, HighCape’s management and its audit committee concluded that it was appropriate to restate its previously issued audited financial statements as of December 31, 2020 and for the period from

June 10, 2020 (inception) through December 31, 2020 and HighCape’s unaudited financial statements as of September 9, 2020 and as of and for the periods ended September 30, 2020. See “— HighCape’s warrants are accounted for as liabilities and the changes in value of HighCape’s warrants could have a material effect on its financial results.” As part of the Restatement, HighCape identified a material weakness in its internal controls over financial reporting.
As a result of such material weakness, the Restatement, the change in accounting for the warrants, and other matters raised or that may in the future be raised by the SEC, we face potential for litigation or other disputes which may include, among others, claims invoking the federal and state securities laws, contractual claims or other claims arising from the Restatement and material weaknesses in our internal control over financial reporting and the preparation of our financial statements. We can provide no assurance that such litigation or dispute will not arise in the future. Any such litigation or dispute, whether successful or not, could have a material adverse effect on our business, results of operations and financial condition.
There can be no assurance that the warrants will be in the money at the time they become exercisable, and they may expire worthless.
The exercise price for the outstanding warrants is $11.50 per share of our Class A common stock. There can be no assurance that the warrants will be in the money following the time they become exercisable and prior to their expiration, and as such, the warrants may expire worthless.
There are currently outstanding an aggregate of 3,968,319 warrants to acquire shares of our Class A common stock, which comprise 135,000 Private Placement Warrants held by HighCape’s initial stockholders at the time of HighCape’s initial public offering and 3,833,319 Public Warrants. Each of our outstanding whole warrants is exercisable commencing the later of 30 days following the Closing and 12 months from the closing of HighCape’s initial public offering, which occurred on September 9, 2020, for one share of our Class A common stock in accordance with its terms. Therefore, as of June 15, 2021, if we assume that each outstanding whole warrant is exercised and one share of HighCape Class A common stock is issued as a result of such exercise, with payment of the exercise price of $11.50 per share, our fully-diluted share capital would increase by a total of 3,968,319 shares, with approximately $45.6 million paid to us to exercise the warrants.
We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to “emerging growth companies” or “smaller reporting companies,” this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.
We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile. Because our public float as of June 30, 2021 exceeded $700 million, we will become a large accelerated filer and cease being an emerging growth company as of December 31, 2021.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company that is not an emerging growth company or is an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until December 31, 2021. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.
Because we are a “controlled company” within the meaning of the Nasdaq rules, our stockholders may not have certain corporate governance protections that are available to stockholders of companies that are not controlled companies.
So long as more than 50% of the voting power for the election of our directors is held by an individual, a group or another company, we will qualify as a “controlled company” within the meaning of the Nasdaq corporate governance standards. Following the completion of the Business Combination, Dr. Rothberg controls over approximately 80.4% of the voting power of our outstanding capital stock. As a result, we are a “controlled company” within the meaning of the Nasdaq corporate governance standards and are not subject to the requirements that would otherwise require us to have: (i) a majority of independent directors; (ii)  a compensation committee comprised solely of independent directors; and (iii) director nominees selected, or recommended for our board of director’s selection, either by a majority of the independent directors or a nominating committee comprised solely of independent directors.
Dr. Rothberg may have his interest in the Company diluted due to future equity issuances or his own actions in selling shares of our Class B common stock, in each case, which could result in a loss of the “controlled company” exemption under the Nasdaq listing rules. We would then be required to comply with those provisions of the Nasdaq listing requirements.
The dual class structure of our common stock has the effect of concentrating voting power with our Executive Chairman of the Board and Founder, which will limit an investor’s ability to influence the outcome of important transactions, including a change in control.
Shares of our Class B common stock have 20 votes per share, while shares of our Class A common stock have one vote per share. Dr. Rothberg holds all of the issued and outstanding shares of our Class B common stock, and following the consummation of the Business Combination, Dr. Rothberg holds approximately 80.4% of the voting power of our capital stock and is able to control matters submitted to our stockholders for approval, including the election of directors, amendments of our organizational documents and any merger, consolidation, sale of all or substantially all of our assets or other major corporate transactions. Dr. Rothberg may have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to your interests. This concentrated control may have the effect of delaying, preventing or deterring a change in control of us, could deprive our stockholders of an opportunity to receive a premium for their capital stock as part of a sale of us, and might ultimately affect the market price of shares of our Class A common stock. If additional shares of our Class B common stock are issued, your shares and your votes may be significantly diluted.
We cannot predict the impact our dual class structure may have on the stock price of our Class A common stock.
We cannot predict whether our dual class structure will result in a lower or more volatile market price of our Class A common stock or in adverse publicity or other adverse consequences. For example, certain index providers have announced restrictions on including companies with multiple-class share structures in certain of their indexes. Under these policies, our dual class capital structure would make us ineligible for inclusion in certain indices, and as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track those indices will not be investing in our stock. It is unclear what effect, if any, these policies will have on the valuations of publicly traded companies excluded from such indices, but it is possible that they may depress valuations, as compared to similar companies that are included. As a result, the market price of shares of our Class A common stock could be adversely affected.
Delaware law and provisions in our certificate of incorporation and bylaws could make a takeover proposal more difficult.
Our organizational documents are governed by Delaware law. Certain provisions of Delaware law and of our certificate of incorporation and bylaws could discourage, delay, defer or prevent a merger, tender offer, proxy contest or other change of control transaction that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares of our Class A common stock held by our stockholders. These provisions provide for, among other things:
•
the ability of our board of directors to issue one or more series of preferred stock;

•
stockholder action by written consent only until the first time when Dr. Rothberg ceases to beneficially own a majority of the voting power of our capital stock;

•
certain limitations on convening special stockholder meetings;

•
advance notice for nominations of directors by stockholders and for stockholders to include matters to be considered at our annual meetings;

•
amendment of certain provisions of the organizational documents only by the affirmative vote of (i) a majority of the voting power of our capital stock so long as Dr. Rothberg beneficially owns shares representing a majority of the voting power of our capital stock and (ii) at least two-thirds of the voting power of the capital stock from and after the time that Dr. Rothberg ceases to beneficially own shares representing a majority of our voting power; and

•
a dual-class common stock structure with 20 votes per share of our Class B common stock, the result of which is that Dr. Rothberg has the ability to control the outcome of matters requiring stockholder approval, even though Dr. Rothberg owns less than a majority of the outstanding shares of our capital stock.

These anti-takeover provisions as well as certain provisions of Delaware law could make it more difficult for a third party to acquire us, even if the third party’s offer may be considered beneficial by many of our stockholders. As a result, our stockholders may be limited in their ability to obtain a premium for their shares. If prospective takeovers are not consummated for any reason, we may experience negative reactions from the financial markets, including negative impacts on the price of our common stock. These provisions could also discourage proxy contests and make it more difficult for our stockholders to elect directors of their choosing and to cause us to take other corporate actions that our stockholders desire.
Our certificate of incorporation designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings and the federal district courts as the sole and exclusive forum for other types of actions and proceedings, in each case, that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain what such stockholders believe to be a favorable judicial forum for disputes with us or our directors, officers or other employees.
Our certificate of incorporation provides that, unless we consent to the selection of an alternative forum, any (i) derivative action or proceeding brought on behalf of the Company; (ii) action asserting a claim of breach of a fiduciary duty owed by, or any other wrongdoing by, any current or former director, officer or other employee or stockholder of the Company; (iii) action asserting a claim against the Company or any director or officer arising pursuant to any provision of the General Corporation Law of the State of Delaware (“DGCL”) or our certificate of incorporation or our bylaws; or (iv) action to interpret, apply, enforce, or determine the validity of any provisions in the certificate of incorporation of bylaws; or (v) action asserting a claim against the Company or any director or officer of the Company governed by the internal affairs doctrine, shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware. Subject to the foregoing, the federal district courts of the United States are the exclusive forum for the resolution of any action, suit or proceeding asserting a cause of action under the Securities Act. The exclusive forum provision does not apply to suits brought to enforce any liability or duty created by the Exchange Act. Any person or entity purchasing or otherwise acquiring an interest in any shares of our capital stock shall be deemed to have notice of and to have consented to the forum provisions in our certificate of incorporation. These choice-of-forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that he, she or it believes to be favorable for disputes with the Company or the Company’s directors, officers or other employees or stockholders, which may discourage such lawsuits. We note that there is uncertainty as to whether a court would enforce these provisions and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.
Alternatively, if a court were to find these provisions of our certificate of incorporation inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors

.
USE OF PROCEEDS
All of the Class A common stock, Class B common stock and Warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.
We will receive up to an aggregate of approximately $45.6 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. We will have broad discretion over the use of proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants. To the extent that the Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease.

DETERMINATION OF OFFERING PRICE
The offering price of the shares of Class A Common Stock underlying the Warrants offered hereby is determined by reference to the exercise price of the Warrants of $11.50 per share. The Public Warrants are listed on Nasdaq under the symbol “QSIAW.”
We cannot currently determine the price or prices at which shares of Class A common stock, shares of Class B common stock or Warrants may be sold by the Selling Securityholders under this prospectus.

MARKET PRICE, TICKER SYMBOL AND DIVIDEND INFORMATION
Market Price and Ticker Symbol
Our Class A common stock and Public Warrants are currently listed on Nasdaq under the symbols “QSI,” and “QSIAW,” respectively.
The closing price of the Class A common stock and Public Warrants on July 1, 2021, was $12.06 and $3.84, respectively.
Holders
As of June 10, 2021, there were approximately 249 holders of record of our Class A common stock, two holders of record of our Class B common stock, one holder of record of the Public Warrants and one holder of record of the Private Placement Warrants.
Such numbers do not include beneficial owners holding our securities through nominee names. There is no public market for our Class B common stock.
Dividend Policy
We have not paid any cash dividends on our Class A common stock or Class B common stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of the Board at such time.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Unless the context otherwise requires, the “Combined Company” or “Quantum-Si” refers to Quantum-Si Incorporated (f/k/a HighCape Capital Acquisition Corp.) and its subsidiary after the Closing, “HighCape” refers to HighCape Capital Acquisition Corp. prior to the Closing, and “Legacy Quantum-Si” refers to Q-SI Operations Inc. (f/k/a Quantum-Si Incorporated) prior to the Closing.
On June 10, 2021, HighCape and Legacy Quantum-Si announced the consummation of the transactions contemplated by the Business Combination Agreement, dated as of February 18, 2021 (the “Business Combination Agreement”), by and among HighCape, Tenet Merger Sub, Inc. (“Merger Sub”) and Legacy Quantum-Si, pursuant to which Merger Sub, a wholly owned subsidiary of HighCape, merged with and into Legacy Quantum-Si, with Legacy Quantum-Si surviving the merger as a wholly owned subsidiary of HighCape (the “Business Combination”). In connection with the Business Combination, HighCape changed its name to “Quantum-Si Incorporated” and Legacy Quantum-Si changed its name to “Q-SI Operations Inc.” After giving effect to the Business Combination, the Combined Company directly owns all of the issued and outstanding equity interests of Legacy Quantum-Si, and the pre-Business Combination stockholders of Legacy Quantum-Si hold a portion of the Combined Company’s Class A common stock and all of the Combined Company’s Class B common stock.
The following unaudited pro forma condensed combined balance sheet of the Combined Company as of March 31, 2021 and the unaudited pro forma condensed combined statements of operations of the Combined Company for the three months ended March 31, 2021 and for the year ended December 31, 2020 present the combination of the financial information of HighCape and Legacy Quantum-Si after giving effect to the Business Combination and related adjustments described in the accompanying notes.
The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and for the year ended December 31, 2020 give pro forma effect to the Business Combination as if it had occurred on January 1, 2020. The unaudited pro forma condensed combined balance sheet as of March 31, 2021 gives pro forma effect to the Business Combination as if it was completed on March 31, 2021.
The unaudited pro forma condensed combined financial information is based on and should be read in conjunction with:
•
the accompanying notes to the unaudited pro forma condensed combined financial information;

•
the historical unaudited interim financial statements of HighCape as of March 31, 2021 and for the three months ended March 31, 2021, and the related notes, included elsewhere in this prospectus, and the historical audited financial statements of HighCape as of December 31, 2020 and for the period from June 10, 2020 (inception) through December 31, 2020 (as restated), and the related notes, included elsewhere in this prospectus;

•
the historical unaudited condensed financial statements of Legacy Quantum-Si as of March 31, 2021 and for the three months ended March 31, 2021, and the related notes, included elsewhere in this prospectus, and the historical audited financial statements of Legacy Quantum-Si as of and for the year ended December 31, 2020, and the related notes, included elsewhere in this prospectus; and

•
other information relating to HighCape and Legacy Quantum-Si contained in this prospectus, including the Business Combination Agreement and the description of certain terms thereof set forth under “Summary of the Prospectus  —  Background and Business Combination,” as well as the disclosures contained in the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the Combined Company’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Combined Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited transaction accounting adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.
The following pro forma condensed combined financial statements presented herein reflect the actual redemption of 571,128 shares of HighCape Class A common stock by HighCape’s stockholders in connection with the Business Combination.

COMBINED COMPANY
UNAUDITED PRO FORMA CONDENSED
COMBINED BALANCE SHEET
MARCH 31, 2021
(in thousands)
	HighCape (Historical)	Legacy Quantum-Si (Historical)	Transaction Accounting Adjustments	Note 3	Pro Forma
ASSETS
Cash and cash equivalents	$591	$26,654	$504,541	(a),(b)	$531,786
Prepaid expenses and other current assets	163	3,243	(2,320)	(b)	1,086
Due from related parties	—	88	—		88
Total current assets	754	29,985	502,221		532,960
Property and equipment, net	—	2,339	—		2,339
Other assets – related party	—	738	—		738
Cash and cash equivalents held in Trust Account	115,004	—	(115,004)	(c)	—
Total assets	$115,758	$33,062	$387,217		$536,037
Liabilities, Class A common stock subject to redemption, convertible preferred stock and stockholders’ equity (deficit)
Accounts payable	—	2,095	—		2,095
Due to related parties	—	535	—		535
Accrued expenses and other current liabilities	1,605	2,921	(3,195)	(d)	1,331
Total current liabilities	1,605	5,551	(3,195)		3,961
Notes payable	—	1,749	(1,749)	(d)	—
Warrant liability	13,045	—	—		13,045
Deferred underwriting fee payable	4,025	—	(4,025)	(b)	—
Total liabilities	18,675	7,300	(8,969)		17,006
Class A common stock subject to possible redemption	92,083	—	(92,083)	(e)	—
Convertible preferred stock	—	195,810	(195,810)	(e)	—
Stockholders’ deficit
Common stock	—	1	(1)	(e)	—
Class A common stock	—	—	12	(e)	12
Class B common stock	—	—	2	(e)	2
Additional paid-in capital	18,992	13,973	678,090	(e)	711,055
Accumulated deficit	(13,992)	(184,022)	5,976	(e)	(192,038)
Total stockholders’ equity (deficit)	5,000	(170,048)	684,079		519,031
Total liabilities, Class A common stock subject to redemption, convertible preferred stock and stockholders’ equity (deficit)	$115,758	$33,062	$387,217		$536,037
See accompanying notes to unaudited pro forma condensed combined financial information.

COMBINED COMPANY
UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2021
(in thousands, except share and per share amounts)
	HighCape (Historical)	Legacy Quantum-Si (Historical)	Transaction Accounting Adjustments	Note 3	Pro Forma
Operating expenses:
Research and development	$—	$7,972	$817	(h)	$8,789
General and administrative	—	3,417	2,993	(h)	6,410
Sales and marketing	—	390	54	(h)	444
Formation and general and administrative expenses	1,888	—	—		1,888
Total operating expenses	1,888	11,779	3,864		17,531
Loss from operations	(1,888)	(11,779)	(3,864)		(17,531)
Other expense, net	—	—	—		—
Interest earned on cash and cash equivalents held in Trust Account	2	—	(2)	(k)	—
Change in fair value of warrant liability	(8,520)	—	—		(8,520)
Loss before income taxes	(10,406)	(11,779)	(3,866)		(26,051)
Provision for income taxes	—	—	—		—
Net loss and comprehensive loss	$(10,406)	$(11,779)	$(3,866)		$(26,051)
Net loss per share table
Weighted average shares outstanding of Class A redeemable common stock	11,500,000	n/a			n/a
Basic and diluted income per share, Class A redeemable common stock	$0.00	n/a			n/a
Weighted average shares outstanding, basic and diluted(1)	3,280,000	6,932,353		(l)	136,400,660
Basic and diluted net loss per share(1)	$(3.17)	$(1.70)		(l)	$(0.19)

(1)
Net loss per share is based on:

•
HighCape  —  weighted average number of shares of HighCape Class A and Class B common stock outstanding for the three months ended March 31, 2021.

•
Legacy Quantum-Si  —  weighted average number of shares of Legacy Quantum-Si common stock outstanding for the three months ended March 31, 2021.

•
Pro Forma  —  common stock of the Combined Company outstanding at the close of the Business Combination.

See accompanying notes to unaudited pro forma condensed combined financial information.

COMBINED COMPANY
UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2020
(in thousands, except share and per share amounts)
	HighCape (Historical)	Legacy Quantum-Si (Historical)	Transaction Accounting Adjustments	Note 3	Pro Forma
Operating expenses:
Research and development	$—	$27,555	$6,012	(h)	$33,567
General and administrative	—	7,984	28,221	(f), (g), (h), (i)	36,205
Sales and marketing	—	1,152	400	(h)	1,552
Formation and general and administrative expenses	265	—	—		265
Total operating expenses	265	36,691	34,633		(71,589)
Loss from operations	(265)	(36,691)	(34,633)		(71,589)
Interest income	—	104	—		104
Other expense, net	—	(26)	9	(j)	(17)
Interest earned on cash and cash equivalents held in Trust Account	2	—	(2)	(k)	—
Change in fair value of warrant liability	(3,097)	—	—		(3,097)
Transaction costs	(226)	—	—		(226)
Loss before income taxes	(3,586)	(36,613)	(34,626)		(74,825)
Provision for income taxes	—	—	—		—
Net loss and comprehensive loss	$(3,586)	$(36,613)	$(34,626)		$(74,825)
Net loss per share
Weighted average shares outstanding of Class A redeemable common stock	11,500,000	n/a			n/a
Basic and diluated income per share, Class A redeemable common stock(1)	$0.00	n/a			n/a
Weighted average shares outstanding, basic and diluted	3,100,220	6,715,314		(l)	136,400,660
Basic and diluted net loss per share(1)	$(1.16)	$(5.45)		(l)	$(0.55)

(1)
Net loss per share is based on:

•
HighCape  —  weighted average number of shares of HighCape Class A and Class B common stock outstanding for the period from June 10, 2020 (date of inception) through December 31, 2020.

•
Legacy Quantum-Si  —  weighted average number of shares of Legacy Quantum-Si common stock outstanding for the year ended December 31, 2020.

•
Pro Forma  —  Common stock of the Combined Company outstanding at the close of the Business Combination.

See accompanying notes to unaudited pro forma condensed combined financial information.

COMBINED COMPANY
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Note 1 — Description of the Business Combination
On June 10, 2021, HighCape consummated the previously announced Business Combination pursuant to which Merger Sub, a wholly owned subsidiary of HighCape, merged with and into Legacy Quantum-Si, with Legacy Quantum-Si surviving the merger as a wholly owned subsidiary of HighCape. After giving effect to the Business Combination, the Combined Company directly owns all of the issued and outstanding equity interests of Legacy Quantum-Si, and the pre-Business Combination stockholders of Legacy Quantum-Si hold a portion of the Combined Company’s Class A common stock and all of the Combined Company’s Class B common stock.
The following table summarizes the pro forma shares of the Combined Company common stock outstanding after giving effect to the Business Combination, excluding the potential dilutive effect of outstanding options and the exercise of warrants:
	Shares	Ownership %	Voting rights %
Legacy Quantum-Si Stockholders	79,691,788	58.43%	88.99%
Public Stockholders	10,928,872	8.01%	2.12%
Initial Stockholders	2,583,750	1.89%	0.50%
PIPE Investors	42,500,000	31.16%	8.25%
Shares issued to Foresite Funds under Subscription Agreements	696,250	0.51%	0.14%
Closing Shares	136,400,660	100%	100%
Note 2 — Basis of presentation
The historical financial information of HighCape and Legacy Quantum-Si has been adjusted in the unaudited pro forma condensed combined financial information to reflect transaction accounting adjustments related to the Business Combination in accordance with U.S. GAAP. The transaction accounting adjustments are prepared to illustrate the estimated effect of the Business Combination and certain other adjustments.
The Business Combination is accounted for as a reverse recapitalization because Legacy Quantum-Si has been determined to be the accounting acquirer under Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). The determination is primarily based on the evaluation of the following facts and circumstances:
•
The pre-Business Combination stockholders of Legacy Quantum-Si hold the majority of voting rights in the Combined Company;

•
Jonathan M. Rothberg, Ph.D. is the Executive Chairman of the Combined Company’s board of directors (the “Board”) and the pre-Business Combination stockholders of Legacy Quantum-Si have the right to appoint the majority of directors to the Board;

•
Senior management of Legacy Quantum-Si comprise the senior management of the Combined Company; and

•
The operations of Legacy Quantum-Si comprise the only ongoing operations of the Combined Company.

Under the reverse recapitalization model, the Business Combination will be reflected as the equivalent of Legacy Quantum-Si issuing stock for the net assets of HighCape, accompanied by a recapitalization whereby no goodwill or other intangible assets are recorded.
The Unaudited Pro Forma Condensed Combined Statements of Operations for the three months ended March 31, 2021 include Legacy Quantum-Si and Highcape Business Combination expenses in the amount of $360,866 and $1,771,295, respectively, which are not expected to have a continuing impact on the results of the Combined Company beyond one year from the Closing.
Note 3 — Transaction Accounting Adjustments
Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2021
The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2021 are as follows:
3(a) Cash and cash equivalents.   Represents the impact of the Business Combination on the cash and cash equivalents balance of the Combined Company.
The table below represents the sources and uses of funds as it relates to the Business Combination (in thousands):
	Note
HighCape cash and cash equivalents prior to Business Combination		$591
Legacy Quantum-Si cash and cash equivalents prior to Business Combination		26,654
HighCape cash and securities held in Trust Account	(1)	115,004
PIPE Financing	(2)	425,000
Payment to redeeming public stockholders	(3)	(5,712)
Prepayment of notes payable	(4)	(1,758)
Payment of deferred underwriting fees	(5)	(4,025)
Payment of accrued Business Combination costs of Legacy Quantum-Si	(6)	(1,581)
Payment of accrued Business Combination costs of Highcape	(7)	(1,605)
Payment of incremental Business Combination costs and additional costs of Legacy Quantum-Si	(8)	(2,367)
Payment of incremental Business Combination costs of Highcape	(9)	(11,215)
Payment of management bonus at the close of Business Combination	(10)	(3,400)
Payment of third party service provider	(11)	(3,800)
Total Business Combination adjustments		504,541
Post-Business Combination cash and cash equivalents balance		$531,786

(1)
Represents the amount of the restricted investments, and cash and cash equivalents held in the Trust Account at Closing (see Note 3(c) Trust Account).

(2)
Represents the issuance, in a private placement consummated concurrently with the Closing of the Business Combination, to third-party PIPE Investors of 42,500,000 shares of Class A common stock at the purchase price of $10 per share (see Note 3(e) Impact on equity).

(3)
Represents the amount paid to public stockholders who exercised redemption rights, including payment of accrued interest (see Note 3(e) Impact on equity).

(4)
Represents prepayment of Legacy Quantum-Si’s notes payable, including accrued interest, under the terms of promissory note in the amount of $1,758,394 at Closing (see Note 3(d) Notes payable).

(5)
Represents the payment of deferred underwriting fees incurred as part of HighCape’s IPO committed to be paid upon the consummation of a business combination (see Note 3(b)(1) Transaction costs).

(6)
Represents payment of Quantum Si’s Business Combination costs (see Note 3(b)(3) Transaction costs).

(7)
Represents payment of HighCape’s Business Combination costs (see Note 3(b)(2) Transaction costs).

(8)
Represents payment of Quantum Si’s incremental Business Combination costs and additional costs (see Note 3(b)(5) and 3(b)(6) Transaction costs).

(9)
Represents payment of HighCape’s incremental Business Combination costs (See Note 3(b)(7) Transaction costs).

(10)
Represents payment of management and consultants bonus, which was contingent on the consummation of the Business Combination. Payment was determined to be not directly attributable to the Business Combination. The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash with a corresponding increase in accumulated deficit (See Note 3(e) Impact on equity).

(11)
Represents payment to the third-party service provider pursuant to agreement dated March 29, 2021 (see Note 3(i) Third party service provider expenses and Note 12. Commitments and contingencies of the condensed financial statements as of March 31, 2021 and for the three months ended March 31, 2021). Payment was determined to be not directly attributable to the Business Combination. The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash with a corresponding increase in accumulated deficit (See Note 3(e) Impact on equity).

3(b) Transaction costs.
(in thousands)
	Highcape		Legacy Quantum-Si
	Payment of deferred underwriting fee	Payment of accrued expenses	Payment of accrued expenses	Recognition of capitalized expenses as a reduction to equity proceeds	Incremental Business Combination costs of Legacy Quantum-Si	Additional costs of Legacy Quantum-Si	Incremental Business Combination costs and other costs of HighCape	Total Business Combination costs adjustments
	(1)	(2)	(3)	(4)	(5)	(6)	(7)	1
Cash and cash equivalents	$(4,025)	$(1,605)	$(1,581)	$—	$(2,014)	$(353)	$(11,215)	$(20,793)
Prepaid expenses and other current assets	—	—	—	(2,320)	—	—	—	(2,320)
Accrued expenses and other current liabilities	—	$(1,605)	(1,581)	—	—	—	—	(3,186)
Deferred underwriting fee payable	(4,025)	—	—	—	—	—	—	(4,025)
Additional paid-in capital	—	—	—	(2,320)	(2,014)	—	(11,215)	(15,549)
Accumulated deficit	—	—	—	—	—	(353)	—	(353)
(1)
Payment of deferred underwriting fee payable incurred by HighCape in the amount of $4,025,000 (see Note 3(a)(5) Cash and cash equivalents). The unaudited pro forma condensed combined balance sheet reflects payment of these costs as a reduction of cash and cash equivalents, with a corresponding decrease in deferred underwriting fee payable.

(2)
Payment of HighCape’s accrued transaction costs related to the Business Combination in the amount of $1,605,439 (see Note 3(a)(7) Cash and cash equivalents). The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash and cash equivalents, with a corresponding decrease in accrued expenses and other current liabilities (see Note 3(e) Impact on equity).

(3)
Payment of Legacy Quantum-Si’s accrued transaction costs related to the Business Combination in the amount of $1,581,075 (see Note 3(a)(6) Cash and cash equivalents). The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash and cash equivalents, with a corresponding decrease in accrued expenses and other current liabilities (see Note 3(e) Impact on equity).

(4)
Recognition of Quantum Si’s capitalized expenses related to the Business Combination in the amount of $2,320,126 as a reduction to equity proceeds. The unaudited pro forma condensed combined balance sheet reflects these costs as a decrease in prepaid expenses and other current assets, with a corresponding decrease in additional paid-in capital (see Note 3(e) Impact on equity).

(5)
Payment of incremental transaction costs related to the Business Combination incurred by Legacy Quantum-Si in the amount of $2,014,399 (see Note 3(a)(8) Cash and cash equivalents). The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash and cash equivalents, with a corresponding decrease in additional paid-in capital (see Note 3(e) Impact on equity).
(6)
Payment of additional costs at the close of the Business Combination incurred by Legacy Quantum-Si and determined to be not directly attributable and incremental to the Business Combination in the amount of $353,289 (see Note 3(a)(8) Cash and cash equivalents). The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash and cash equivalents, with a corresponding increase in accumulated deficit (see Note 3(e) Impact on equity).

(7)
Payment of incremental transaction costs and other costs related to the Business Combination incurred by HighCape in the amount of $11,214,523 (see Note 3(a)(9) Cash and cash equivalents). The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash and cash equivalents, with a corresponding decrease in additional paid-in capital (see Note 3(e) Impact on equity).

3(c) Trust Account.   Represents release of the restricted investments, cash and cash equivalents held in the Trust Account upon consummation of the Business Combination to fund the Closing of the Business Combination (see Note 3(a)(1) Cash and cash equivalents).
3(d) Notes payable.   Represents funds from the Business Combination used to repay Legacy Quantum-Si’s notes payable in the amount of $1,758,394, including interest accrued in the amount of $9,019, at the Closing of the Business Combination (see Note 3(a)(4) Cash and cash equivalents and Note 3(j) Interest expense).
3(e) Impact on equity.   The following table represents the impact of the Business Combination on the number of shares of Combined Company Class A common stock and Combined Company Class B common stock and represents the total equity section: (in thousands, except share amounts)

		HighCape / Combined Company common stock				Legacy Quantum-Si Common stock		Additional paid-in capital	Accumulated deficit	Total stockholders’ equity (deficit)	HighCape Temporary equity		Legacy Quantum-Si Temporary equity
		Class A		Class B							Class A common stock subject topossible redemption		Convertible preferred stock
	Note	Shares	Amounts	Shares	Amounts	Shares	Amounts				Shares	Amounts	Shares	Amounts
HighCape equity as of March 31, 2021 — pre Business Combination	—	2,291,667	$—	2,875,000	$—	—	$—	$18,992	$(13,992)	$5,000	9,208,333	$92,083	—	$—
HighCape equity as of March 31, 2021 — pre Business Combination — Initial stockholders	—	405,000	—	—	—	—	—	—	—	—	—	—	—	—
Legacy Quantum-Si equity as of March 31, 2021 — pre Business Combination	—	—	—	—	—	7,472,757	1	13,973	(184,022)	(170,048)	—	—	90,789,268	195,810
Total equity balance pre Business Combination	—	2,696,667	—	2,875,000	—	7,472,757	1	32,965	(198,014)	(165,048)	9,208,333	92,083	90,789,268	195,810
Transaction Accounting adjustments:
Reclassification of HighCape’s redeemable shares to Class A common stock	—	9,208,333	1	—	—	—	—	92,082	—	92,083	(9,208,333)	(92,083)	—	—
Less: Reedemed shares	3(a)(3)	(571,128)	—	—	—	—	—	(5,712)		(5,712)	—	—	—	—
Initial Stockholders	—	2,178,750	—	(2,178,750)	—	—	—	—	—	—	—	—	—	—
Shares issued to Foresite Funds under Subscription Agreements	—	696,250	—	(696,250)	—	—	—	—	—	—	—	—	—	—
PIPE Investors	3(a)(2)	42,500,000	5	—	—	—	—	424,995	—	425,000	—	—	—	—
Shares issued to Legacy Quantum-Si Stockholders as consideration	—	59,754,288	6	19,937,500	2	—	—	(8)	—	—	—	—	—	—
Legacy Quantum-Si’s capitalized expenses related to the Business Combination	3(b)(4)	—	—	—	—	—	—	(2,320)	—	(2,320)	—	—	—	—
Incremental Business Combination costs of Legacy Quantum-Si	3(b)(5), 3(b)(6)	—	—	—	—	—	—	(2,014)	(353)	(2,367)	—	—	—	—

		HighCape / Combined Company common stock				Legacy Quantum-Si Common stock		Additional paid-in capital	Accumulated deficit	Total stockholders’ equity (deficit)	HighCape Temporary equity		Legacy Quantum-Si Temporary equity
		Class A		Class B							Class A common stock subject topossible redemption		Convertible preferred stock
	Note	Shares	Amounts	Shares	Amounts	Shares	Amounts				Shares	Amounts	Shares	Amounts
Incremental Business Combination costs and other costs of HighCape	3(b)(7)	—	—	—	—	—	—	(11,215)	—	(11,215)	—	—	—	—
Management bonus paid at the close of Business Combination	3(a)(10), 3(g)	—	—	—	—	—	—	—	(3,400)	(3,400)	—	—	—	—
Accelerated vesting of certain options at the close of Business Combination	3(f)	—	—	—	—	—	—	463	(463)	—	—	—	—	—
Third party service provider expenses	3(a)(11),3(i)	—	—	—	—	—	—	—	(3,800)	(3,800)	—	—	—	—
Elimination of historical accumulated deficit of HighCape	—	—	—	—	—	—	—	(13,992)	13,992	—	—	—	—	—
Elimination of historical Legacy Quantum-Si common stock	—	—	—	—	—	(7,472,757)	(1)	1	—	—	—	—	—	—
Elimination of historical Legacy Quantum-Si convertible preferred stock	—	—	—	—	—	—	—	195,810	—	195,810	—	—	(90,789,268)	(195,810)
Total Business Combination adjustments		113,766,493	12	17,062,500	2	(7,472,757)	(1)	678,090	5,976	684,079	(9,208,333)	(92,083)	(90,789,268)	(195,810)
Post-Business Combination equity balance		116,463,160	$12	19,937,500	$2	—	$—	$711,055	$(192,038)	$519,031	—	$—	—	$—

Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations for the three months ended March 31, 2021 and the year ended December 31, 2020
The transaction accounting adjustments included in the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 and the year ended December 31, 2020 are as follows:
3(f) Nonrecurring equity awards compensation expenses.   Reflects compensation expense related to the accelerated vesting of certain equity awards concurrently with the Closing of the Business Combination in the amount of $463,448. This compensation expense is not expected to have a continuing impact on the combined results (see Note 3(e) Impact on equity).
3(g) Nonrecurring management and consultants compensation expenses.   Reflects compensation expense of $3,400,000 related to Legacy Quantum-Si management and consultants bonuses to be paid contingent on the consummation of the Business Combination. This compensation expense is not expected to have a continuing impact on the combined results (see Note 3(e) Impact on equity).
3(h) Equity awards compensation expense.   Reflects compensation expense related to the following restricted stock unit and stock options awards granted to certain employees, consultants and directors of Legacy Quantum-Si in connection with the Business Combination (in thousands):
		Three months ended March 31, 2021			Year ended December 31, 2020
		Research and development	General and administrative	Sales and marketing	Research and development	General and administrative	Sales and marketing
Restricted stock unit awards granted to CEO and General Counsel with service and performance condition	(1)	$—	$1,189	$—	$—	$8,421	$—
Restricted stock unit awards granted to the CEO with market condition	(2)	—	—	—	—	2,373	—
Restricted stock units granted to the Chairman of the Board and significant shareholder with performance condition	(3)	—	1,588	—	—	6,353	—
Restricted stock units granted to select directors and employees with service and performance condition	(4)	145	216	54	1,066	1,711	400
Restricted stock units granted to consultants with performance condition	(4)	—	—	—	—	1,700	—
Stock options granted to select employees with service and performance condition	(5)	672	—	—	4,946	—	—
Total		$817	$2,993	$54	$6,012	$20,558	$400

(1)
Compensation expense related to the restricted stock unit awards granted to the CEO and General Counsel of Legacy Quantum-Si which have both a service condition and a performance condition tied to the consummation of the Business Combination. The pro forma condensed combined statement of operations assumes that the Business Combination had occurred on January 1, 2020 and the expense for the first year and the three months of the second year after the Business Combination was recognized using the accelerated attribution method based on the 4-year vesting schedule of these awards.

(2)
Compensation expense related to the restricted stock unit awards granted to the CEO of Legacy Quantum-Si, which have a market condition. The pro forma condensed combined statement of operations assumes that the Business Combination had occurred on January 1, 2020 and the market condition will be met during the first year after the Business Combination.

(3)
Compensation expense related to restricted stock units granted to the Chairman of the Board and significant stockholder of Legacy Quantum-Si which have a performance condition tied to the consummation of the Business Combination. The pro forma condensed combined statement of operations assumes that the Business Combination had occurred on January 1, 2020 and the expense for the first year and the three months of the second year after the Business Combination was recognized based on the straight-line method of attribution.

(4)
Compensation expense related to the restricted stock units granted to select directors, employees, and consultants of Legacy Quantum-Si. The grants to select directors and employees have both a service condition and a performance condition tied to the consummation of the Business Combination. The grants to the consultants only have a performance condition tied to the consummation of the Business Combination. The pro forma condensed combined statement of operations assumes that the Business Combination had occurred on January 1, 2020 and the full expense for the award was recognized in the first year after the Business Combination using the accelerated attribution method based on the specific vesting schedule of the award.

(5)
Compensation expense related to stock options granted to select employees of Legacy Quantum-Si which have both a service condition and a performance condition tied to the consummation of the Business Combination. The pro forma condensed combined statement of operations assumes that the Business Combination had occurred on January 1, 2020 and the expense for the first year and the three months of the second year after the Business Combination was recognized using the accelerated attribution method based on the 4-year vesting schedule of these awards.

3(i) Third party service provider expenses.   Represents payment to the third-party service provider pursuant to agreement dated March 29, 2021 in the amount of $3,800,000 (see Note 3(e) Impact on equity and Note 12. Commitments and contingencies of the condensed financial statements as of March 31, 2021 and for the three months ended March 31, 2021). This expense is not expected to have a continuing impact on combined results.
3(j) Interest expense.   Represents elimination of historical interest expense accrued in connection with Legacy Quantum-Si’s notes payable (see Note 3(a)(4) Cash and cash equivalents and Note 3(d) Notes payable).
3(k) Exclusion of interest income.   Represents elimination of interest earned on cash and cash equivalents held in Trust Account.
3(l) Net loss per share.   Represents pro forma net loss per share based on pro forma net loss and 136,400,660 total shares outstanding upon consummation of the Business Combination (see Note 3(e) Impact on equity). For each period presented, there is no difference between basic and diluted pro forma net loss per share as the inclusion of all potential shares of Class A common stock and Class B common stock of the Combined Company outstanding would have been anti-dilutive.

BUSINESS OF QUANTUM-SI
The following discussion reflects the business of Quantum-Si, as currently embodied by Quantum-Si. In this section, “we,” “us” and “our” generally refer to Quantum-Si in the present tense or Quantum-Si from and after the Business Combination.
Overview
Prior to June 10, 2021, we were a blank check company incorporated as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. On June 10, 2021, we completed the Business Combination pursuant to the Business Combination Agreement dated February 18, 2021 that we entered into with Legacy Quantum-Si. Upon the completion of the Business Combination, we changed our name to “Quantum-Si Incorporated” and the business of Legacy Quantum-Si became our business.
We are an innovative life sciences company with the mission of transforming single molecule analysis and democratizing its use by providing researchers and clinicians access to the proteome, the set of proteins expressed within a cell. We have developed a proprietary universal single molecule detection platform that we are applying to proteomics to enable Next Generation Protein Sequencing (“NGPS”), the ability to sequence proteins in a massively-parallel fashion (rather than sequentially, one at a time), and can be used for the study of nucleic acids. We believe that with the ability to sequence proteins in a massively parallel fashion and offer a simplified workflow with a faster turnaround time, NGPS has the potential to unlock significant biological information through improved resolution and unbiased access to the proteome at a speed and scale that is not available today. Current proteomic workflows to sequence proteins require days or weeks to complete. Our platform is designed to offer a single-day workflow including both sample preparation and sequencing. Our platform is comprised of the Carbon™ automated sample preparation instrument, the Platinum™ NGPS instrument, the Quantum-Si Cloud™ software service, and reagent kits and chips for use with our instruments. We intend to follow a systematic, phased approach to successfully launch and commercialize our platform for research use only in 2022, and have initiated our early access limited release to enable key thought leaders early access to our platform in 2021. We believe we are the first company to successfully enable NGPS on a semiconductor chip, thus digitizing a substantial proteomics opportunity, which allows for a massively parallel solution at the ultimate level of sensitivity  —  single molecule detection.
There is an immense opportunity to better characterize and understand the full complexity of the proteome, which to date has been relatively unexplored compared to the genome. Proteins are large, complex molecules that are essentially the functional units of life. Our DNA is a blueprint for “what could happen,” whereas proteins tell us “what is happening.” A protein is composed of one or more long chains of amino acids, the sequence of which determines its structure and function within a cell and is partly determined by the DNA sequence of the gene that encodes it. This versatile class of macromolecule is involved in virtually all cellular processes, including replicating and transcribing DNA as well as activating and inactivating signaling pathways, such as turning on the immune system in response to an infection. We believe that a broader, unbiased view of the proteome is foundational for accelerating biological insights and has vast utility in a number of end markets, including basic research and discovery, translational research, diagnostics and medical applications. While genomic research provides valuable information about the role of genes in health and disease, proteins are more prevalent than nucleic acids and more relevant to understanding the nuanced continuum between health and disease. Our platform has the potential to enable users to study the proteome in an unbiased and scalable way, similar to the manner in which Next Generation DNA Sequencing (“NGS”) technologies transformed genomics analysis.
We believe that our platform will offer a differentiated end-to-end workflow solution in a rapidly evolving proteomics tools market. Within our initial focus market of proteomics, our workflow will be designed to provide users a seamless opportunity to gain key insights into the immediate state of biological pathways and cell state. Our platform aims to address many of the key challenges and bottlenecks of legacy proteomic solutions, such as mass spectrometry (MS), which are complicated and often limited by manual sample preparation workflows, high instrument costs both in terms of acquisition and ownership and complexity with data analysis, which together prevent broad adoption. We believe our platform, which is designed to streamline sample preparation, sequencing, and data analysis at a lower instrument cost than legacy proteomic solutions, could allow our platform to have wide utility across the study of the proteome. For example, our platform could be used for biomarker discovery and disease detection, pathway analysis, immune response, and vaccine development, among other applications.
We believe our platform addresses unmet needs across the massive proteomics market, with an estimated size of $36 billion in 2020 according to Allied Market Research. This market is expected to grow at an approximate 14% CAGR to over $70 billion by 2025. We believe that the current addressable market for the platform we are developing is an estimated $21 billion, comprised of three primary user groups: users of legacy proteomics technologies, such as mass spectrometry (“MS”); users of benchtop NGS DNA sequencers; and users of protein analyzers for analyte testing, such as solutions from Luminex Corporation or Quanterix Corporation. Many technologies across these segments are decades old with limitations that have prevented widespread adoption of proteomics research. We believe our products and technologies can provide users across life sciences access to the proteome in a simple, cost effective, unbiased, and scalable manner.
We intend to follow a systematic and phased approach to successfully launch and commercialize our platform for research use only in 2022. We have initiated our early access limited release phase to first enable key thought leaders with early access to our platform in 2021. Our team has decades of cumulative experience in developing, commercializing and scaling tools in the life sciences industry. Our management team has employed a similar approach at other companies previously to launch other disruptive technologies, including market leading single molecule and next generation DNA sequencing technologies. We believe this approach will allow us to introduce our platform in a structured manner to demonstrate its use, value and practicality, while working directly with our key potential customers, to help ensure a positive experience.
Legacy Quantum-Si was founded in 2013 by Dr. Jonathan Rothberg, a serial entrepreneur who received the Presidential Medal of Technology & Innovation in 2016 for inventing next generation DNA sequencing. Dr. Rothberg has founded more than 10 healthcare technology companies, including 454 Life Sciences, Ion Torrent and Butterfly Network. Legacy Quantum-Si has raised over $195 million in equity investments from key institutional and other investors to help support its platform development.
We are currently a pre-commercial company, and as such, have not generated any revenue as of March 31, 2021. We incurred net losses of $11.8 million and $10.3 million for the three months ended March 31, 2021 and 2020, respectively.
Industry Background and Key Challenges
In 2003, the first draft of the human genome was completed, igniting a desire for new ways to study genomes at scale. The creation of NGS transitioned the genomics market from analog to digital. The ability to sequence DNA in a massively parallel fashion provided an unbiased view of the genome, leading to an expansion of our understanding of biology. This included, for example, the ability to rapidly identify sources of outbreaks, develop drought resistant crops, and even develop personalized treatments for cancer patients. Rapidly decreasing costs per datapoint allowed NGS to become a prominent technology used in genomics research, while spurring other new application markets. While the genomics market has benefited from exponential growth in technology, proteomics has largely remained dependent on technologies developed decades ago. We believe that proteomics is positioned to follow a rapid expansion path similar to that of the genomics market. We believe our low-cost benchtop platform will play a critical role in driving this expansion. The de-centralization of proteomic research that could be enabled through our platform is in stark comparison to the large genome centers for genomics research that originally slowed nucleic acid growth and discovery. Moore’s Law is a historical trend that the number of transistors on an integrated circuit can rapidly increase over time. If Moore’s Law remains accurate, we believe that single molecule proteomics through NGPS on a semiconductor chip will allow our technology to run massively parallel measurements at single molecule resolution to help expand the new field of NGPS.
The accessibility and simplicity of NGS to users helped drive broad adoption in the genomics market. We believe the prospect of enabling NGPS at a more accessible level is appealing for both existing proteomics users as well as NGS users as a way to augment their research and discovery of biomarkers and further deepen their understanding of biology. As a universal sensor, we also believe that our platform has the potential for use in the protein analyte testing market, which could provide a broad array of opportunity to aid researchers and ultimately healthcare providers with more advanced tools to track biology on a proteomic level, potentially addressing applications ranging from oncology and immunology to complex system biology and network medicine approaches with increasingly complex analyses with an increased number of targets compared to current single-molecule approaches. Together the proteomic, genomic and analyte testing markets provide a significant market opportunity in which we believe our platform could provide customers with a lower cost, high throughput, less complex and laborious, and high quality, sensitive end-to-end protein sequencing solution.
Importance of Proteomics
Central Dogma of Biology
The central dogma of biology describes the flow of information within a cell, first originating with information encoded as DNA; subsequent transcription to RNA; and ultimate translation to proteins. While our genomes contain approximately 20,000 genes, current estimates are that these genes ultimately code for more than 1,000,000 different protein variants called proteoforms. Thus, the majority of diversity that exists in our cells comes from proteins. Proteins are organic compounds made up of amino acids. Aside from water, proteins make up the majority of the molecules in our bodies. They are found throughout the body, including cells, blood, urine, spinal fluid, feces, amniotic fluids, saliva and pleural fluid. Proteins play a central role in the body’s biological processes, from the immune system response and signalizing pathways to transporting oxygen molecules and providing our cells with structure. Proteins or a group of interacting proteins are responsible for virtually every biological function within a living organism. Unlike the genome, the proteome is in constant flux depending on the state of the cell. However, even with the knowledge of the proteome’s influence, the proteome remains largely unexplored relative to the genome. Over the past decades, genomics has ushered in a greater understanding of human biology and disease through the decoding of the human genome, providing a greater understanding of the genes that lay out the instructions for the function, development and reproduction of organisms. While genomics has allowed the interrogation of genetic variation, protein variants hold information yet to be explored or connected to the network of genomic knowledge to better understand cellular function and disease. The protein’s elaborate structure, complicated composition, and vast number of variants, provide a dynamic look into the functions they provide. For example, proteins function as antibodies that bind to specific particles like viruses to protect the body; act as enzymes to carry out chemical reactions in cells; act as messengers like hormones to transmit signals; exist as structural components; and form the basis for storage to carry additional molecules throughout the body. Beyond genetic predisposition, proteomic discovery provides insight into what is immediately happening biologically. This insight may be based on both genetic as well as environmental factors that influence protein structure and function. Proteins, while they are complex structures, given their dynamic nature are an excellent indicator that we believe can be used to track therapeutic response, disease progression and a person’s overall health. In a sense, DNA tells us “what could happen,” and proteins tell us “what is happening.”
Proteomics tools have been broadly used across a wide range of applications, including:
•
Personalized medicine:   tailoring of disease treatment based on genomic data and real-time proteomic data;

•
Biomarker discovery:   identification of protein markers for disease identification;

•
Drug discovery and development:   identification of potential drug candidates and aid in the development of the drug;

•
Systems biology:   system-wide investigations of disease pathways to identify biomarkers, drug action, toxicity, efficacy and resistance;

•
Industry / agriculture:   bioproduction and study of plant-pathogen interaction (e.g. crop engineering for drought resistance); and

•
Food science:   identification of allergies, understanding an improvement of nutritional values and food quality and safety control.

Legacy Proteomic Technologies
There is a much higher diversity and level of complexity related to proteins than genes. Depending on the combination of genes, specific proteins are built to perform specialized functions in the body. A single gene can encode for multiple proteins depending on the role the protein will ultimately play in the cell. Protein synthesis happens in two stages. First is transcription, where DNA is converted into messenger RNA. Second is translation, where a cell’s ribosomes read the RNA instructions to assemble the protein. An increase in the complexity of the proteome is facilitated by post translational modifications (PTMs) where pieces of the protein are modified to either activate or inactivate the protein as part of a signaling pathway to localize the protein to a certain cellular compartment. Legacy proteomic techniques can be grouped into various lower-plex and higher-plex methods to better analyze complex proteins:
•
Lower-plex methods.   Lower-plex proteomic analysis methods include immunoassay, Gel, and chromatography based methods. Immunoassay based methods rely on the availability of antibodies targeting specific proteins or epitopes as a way to identify and quantify protein expression levels. Changes or modifications to the protein may prevent the antibody from binding, resulting in missed identification. Gel based methods like Western blots were the first proteomic technique developed. They utilize an electric current to separate proteins in a gel based on their size and charge, prior to further analysis by a mass spectrometer (MS) instrument. Chromatography based methods use ion-exchange chromatography to separate and purify proteins from complex biological mixtures. The purified proteins can then be analyzed using a mass spectrometer.

•
Higher-plex methods.   Higher-plex proteomic analysis methods include protein microarrays and mass spectrometry instruments. Existing high-plex proteomic technologies, however, often have tradeoffs between sensitivity and dynamic range — current technologies that are able to analyze the proteome at higher plex, often do so with lower sensitivity and resolution. Protein microarrays apply small amounts of sample to a “glass chip” where specific antibodies are used to capture target proteins to measure the expression levels and binding affinities of proteins. The most common way researchers currently analyze proteins is through the use of mass spectrometry. Mass spectrometry is a method for the mass determination and characterization of proteins, and its direct applications include protein identification and post-translational modifications, elucidation of protein complexes, their subunits and functional interactions, as well as global measurement of proteins in proteomics. Some newer technologies have addressed certain limitations of these methods, yet still require separate peptide drying or are reliant on existing mass spectrometry instruments. With an estimated 16,000 mass spectrometry instruments installed worldwide specifically for proteomics analysis, we believe the cost of $250,000 to $1,000,000 or more per new instrument, according to research by DeciBio, LLC, limits access to proteomics research and we believe currently limits the size and growth of the overall proteomics industry.

Limitations of Legacy Proteomic Techniques
•
Limitations of biased approaches.   Unlike with nucleic acids, there is no ability to amplify individual proteins for analysis. Without an amplification method, typical workflows rely on analyte-specific reagents (ASRs) for protein detection. ASRs comprise a variety of molecules, such as antibodies, that bind to specific regions, rather than individual amino acids, and therefore may not detect the presence of important protein variants. For instance, the average binding site of an ASR is an epitope with a length of five (5) to eight (8) amino acids, whereas the average length of a human protein is approximately 470 amino acids. While ASRs are prevalent and readily available, inherent limitations in how these molecules interact with proteins for various detection platforms limit their use for resolving protein sequences at single amino acid resolution.
•
Mass spectrometry tools have a high cost of purchase and ownership.   For more than a decade, mass spectrometry has been the dominant tool for an unbiased approach to protein analysis. Shotgun proteomics, or studying pieces of proteins that have been broken apart, typically utilizes mass spectrometry and mass spectrometry workflows, allowing for the interrogation of individual peptides and protein sequences. However, these techniques are generally complex, lengthy, expensive, laborious and require extensive data analysis. Taken together, these factors limit the scalability of this approach and broad adoption of the technology in the market. Comparatively, targeted or biased methods are scalable but only enable interrogation of a small number of targeted proteins per sample. Biased approaches lack the breadth and depth necessary to catalog new protein variants. Users are therefore forced to choose between breadth with mass spectrometry or scalability with other biased technologies, or limited alternatives that can address both needs.

•
Low levels of resolution and sensitivity.   We believe successful technologies for use in broad proteomic and clinical testing generally require high levels of specificity and sensitivity as well as the ability to scale to reliably meet volume demand. Current sensitivity and dynamic range restrictions make legacy technologies, such as mass spectrometry, difficult to use with liquid samples and restrict the ability to analyze at single molecule resolution.

•
There is no method that allows for massively parallel proteomic sequencing.   The ability to perform massively parallel sampling in genomics has helped transform unbiased genomic analysis. Prior to NGS, large scale genomic analysis was limited, as it required expensive instruments and intensive labor for sample preparation and data analysis. The introduction of NGS enabled massively parallel sampling of small fragments of DNA, enabling sequencing of tens of billions of DNA fragments per sample. By allowing the technology to scale analysis while also reducing costs, NGS enabled numerous end-market opportunities, including routine cancer panel testing, clinical exomes and other DNA-based assays. Proteomics is currently facing similar limitations, with no existing technology that enables massively parallel sampling of proteins.

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There is no end-to-end platform to enable a true sample to answer assay.   While there have been some improvements to proteomic technologies, there remain numerous key limitations in typical proteomic analysis. Experiments often require input and oversight from highly trained mass spectrometry technicians, which often requires specialty training for both mass spectrometry instrument operation and data analysis. Further, these workflows can be tedious and require extensive hands-on-time to perform, inherently limiting sample throughput.

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Costly and complex data analysis.   We believe the critical unmet needs remaining in proteomic analysis relate to cost, accessibility and simplicity. Given the complex and dynamic aspects of proteins, proteomic analysis can generate vast amounts of data that can be difficult to analyze to arrive at a biologically relevant answer. Currently, the complexity of the analysis is also costly, due to the data processing and analysis infrastructure that is often required.

Our Market Opportunity
The proteomic market is dynamic and includes legacy solutions and new entrants all aiming to become market leaders. Within genomics, a limited number of applications account for the majority of the total market. Conversely, the proteomics market is less concentrated, with no single technology dominating the majority of the market. Proteomics is an emerging research area and highly fragmented with numerous technologies that address a variety of points along a typical protein analysis workflow, such as sample preparation, analysis, target number, dynamic range and sample throughput. There are limited commercial product options available that have the power to address the entire workflow from sample to answer. We believe that our platform will enable an end-to-end workflow solution, driven in part by our proprietary chip, to enable universal single molecule detection that can run numerous applications. Moreover, aspects of our platform are designed to operate with workflows of third party systems. For example, our Carbon sample preparation instrument is designed to be used with various affinity reagents to prepare digest peptides, which could then be analyzed either with our Platinum instrument or with legacy mass spectrometry instruments. The figure below illustrates the end-to-end workflow solution we aim to provide as compared to select companies that offer point solutions within an overall proteomic analysis workflow.
Proteomics Landscape
Our platform is designed to address unmet needs across the massive proteomics market, with an estimated size of $36 billion in 2020 according to Allied Market Research. This market is expected to grow to $70 billion by 2025, which represents an approximate 14% CAGR over the time period. We believe that the current addressable market for the platform we are developing is an estimated $21 billion, comprised of three primary user groups: users of legacy proteomics technologies, such as mass spectrometry; users of benchtop NGS DNA sequencers; and users of protein analyzers for analyte testing, such as solutions from Luminex Corporation or Quanterix Corporation. While the majority of this market leverages Research Use Only (RUO) technology, we expect some customers may prefer a system that has undergone full FDA approval for clinical use. Our protein sequencing platform is currently intended for RUO applications, and any potential future use of our products for clinical use would require regulatory authorization. Many technologies across these segments are decades old with limitations that have prevented widespread adoption of proteomics research. We believe our products and technologies have the potential to provide users across life sciences research market access to the proteome in a simple, cost effective, unbiased, and scalable manner.
Today, legacy proteomics users generally rely on mass spectrometry for high throughput protein characterization. Typical mass spectrometry workflows are disaggregated, expensive, and require significant training to perform, which ultimately limits access to specialty facilities or core mass spectrometry labs. A primary mission of our technology platform is to provide broad access to proteomics tools across academic research labs, core labs, and biopharma R&D labs. Our expected price point, simplicity of workflow and end-to-end solution are designed to attract users who seek to replace a legacy technology or are entering the proteomics market as new customers. Some of our potential customers may have an existing mass spectrometry system but may choose our products to supplement their system. Some users may wish to add proteomics analysis capacity, particularly for low throughput needs. We believe these customers value the speed, data driven analytical insights, affordability, and simplicity we expect our platform to provide to them. Additionally, we believe our platform will appeal to traditional customers of large mass spectrometry cores. Rather than wait potentially weeks for core labs to analyze samples, our platform aims to provide an affordable and accessible alternative local option to address low-plex needs.
Additionally, we believe that our proteomics platform may appeal to existing users of DNA sequencing technologies to directly augment their research and discovery of biomarkers and further deepen their understanding of biology. We believe our benchtop proteomics instruments will allow genomics users the ability to pursue multi-omic approaches to tackle basic and applied research questions. Our first products are designed for throughput, speed and scale typically expected by customers of other benchtop DNA sequencers.

Further, we expect users within the analyte testing segment to adopt our technologies for a variety of clinical research and translational applications. The analyte testing market comprises multiple technologies ranging from basic ELISA tests for interrogating a small number of targets to more complex, high throughput protein analyzers. Successful technologies for use in broad clinical testing generally require specificity and sensitivity as well as the ability to scale to reliably meet volume demand. Developed to be a true single molecule detection platform, our products are designed to achieve the highest level of resolution for sensitivity by sequencing information at the individual amino acid level, and therefore the specificity to meet fidelity requirements of clinical testing, if our products are ultimately authorized for such use. In addition, because our technology utilizes semiconductor chip technology and is positioned to make use of the supply chain and fabrication of the semiconductor industry, our platform has the potential to scale to meet demand ultimately on a global scale. As such, we believe our technology will be attractive to users in the analyte testing market looking to meet not only the demands of today, but a platform that can scale to meet demands in the future.
The Estimated $21B Addressable Market for Our Products in Development
Collectively, the legacy instrument base that is currently used across our proteomic target markets, has an install base of over 53,000 instruments. We aim to address the needs of users across all three segments by providing users with performance, accessibility and greater insight into human biology.
Our Products
We have designed and developed a hardware and software solution to provide a full end-to-end solution. Collectively, we believe our products provide a comprehensive and flexible platform. Each piece of our platform is designed to address specific bottlenecks in common proteomic workflows, which we believe will appeal to a broad audience of end users. We believe that our universal unbiased single molecule detection platform will enable a proteomics solution at an affordable cost, and provide users the opportunity to perform proteomics studies at scale. Our end-to-end launch product consists of Carbon™, Platinum™, Quantum-Si Cloud™ and consumables. We believe we are the first company to successfully enable NGPS on a semiconductor chip, thus digitizing a substantial proteomics opportunity, for a scalable and massively parallel solution at the ultimate level of sensitivity — single molecule.

Our Launch Platform Consists of Carbon, Platinum, and Quantum-Si Cloud™
Carbon — Sample Prep Instrument
Carbon System (left), Disposable Protein Preparation Cartridge (middle) and Disposable DNA Preparation Cartridge (right)
The Carbon instrument is a universal automated sample preparation instrument that is designed for use in both protein and DNA applications. Carbon is designed to help automate the workflow by addressing a process that is traditionally complicated and manual. Carbon is designed to enable a wide range of applications through a simple single-use cartridge that contains both reagent and sample. Specific features include the ability to:
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Transport and meter out small volumes of reagents/samples between reservoirs;

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Perform chemical or enzymatic incubations with or without temperature control;

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Purify target analyte; and

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Automate sample prep through to library creation.

For protein sequencing, Carbon is designed to automate the processes of protein digestion, capping, conjugation and clean-up with walk-away operation. Through a different disposable cartridge, Carbon could automate the library creation for DNA sequencing starting from raw samples like whole blood and cell culture. For DNA libraries, Carbon is designed to automate the processes of DNA extraction, fragmentation, size selection, repair, and clean-up. Carbon could also be used to create libraries that are compatible with existing third-party short and long read DNA sequencing platforms.

Carbon is Able to Create DNA Libraries Compatible with Existing Third-Party DNA Sequencing Platforms
Platinum — Single Molecule Detection Instrument
Platinum Instrument and Time-Domain Sequencing™ Chip
Our flagship sequencing instrument, Platinum, is designed to make the power of single-molecule detection and NGPS broadly accessible. While traditional instruments like mass spectrometers may cost from $250,000 to over $1,000,000 per new instrument, we expect the price of Platinum and Carbon to be approximately $50,000 combined. Together with Carbon, Platinum is designed to provide a streamlined workflow from sample to answer in less than 24 hours. Platinum uses our proprietary semiconductor chip that leverages Time-Domain Sequencing™ with an initial focus on NGPS for an unbiased view of the proteome. We believe the digital nature of the sequencing readout could enable users to answer three key questions:
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What protein is present? Amino acid resolution can provide insight into more than just whether a protein is present or absent. The sequence information could also indicate what version of the protein is present and how it has been changed from the normal version.

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How much of the protein is present? A digital quantification provides precise protein abundance, not an analog theoretical abundance based on a colorimetric or mass abundance readout.

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How has the protein been modified? Single-molecule sensitivity could show how the protein has been post-translationally modified thus providing greater insights to its role in the context of biological processes within the cell.

Our semiconductor chip is the core of our technology. By leveraging developments in the semiconductor industry, we are developing our scalable single-molecule next generation protein sequencer. Similar to the camera in a mobile phone, our chip is produced in standard semiconductor foundries and has been designed to provide insight into biology. The power of our approach is that rather than analyzing proteins one at a time, our chip is designed to enable parallel sequencing across millions of independent chambers, and the number of parallel sequencing reactions to scale rapidly. Each independent sequencing reaction takes place at the ultimate level of sensitivity and specificity, single molecules, which is critical to protein detection because unlike DNA, there is no way to amplify protein, preventing existing amplification-based technologies to enable protein sequencing.
A Wafer of Quantum-Si Time-Domain™ Sequencing Chip (left) and Individual Chip Mounted to a Printed Circuit Board (right)
Our team has considerable experience in the fabrication processes for semiconductor chips, which is a complex process, and has successfully used chips to advance NGS previously at other companies. We have developed and optimized processes with the third-party foundry that supplies our chips, which allows us to make integrated chips using standard foundry processes with sufficient performance for commercial launch and scale to meet anticipated customer demand. We believe that our proprietary chip is a core component in our ability to scale. Ultimately, we will need to utilize larger and more powerful chips capable of processing more complex biological samples.
Consumables for Use in Carbon and Platinum
In addition, following the future commercial launch of our instruments, we expect to begin to derive recurring revenue from the sale of consumables. These consumables will be required for users to run samples through the Carbon and Platinum instruments. Consumables consist of our reagent kits and chips and are designed for use only with our instruments.

Quantum-Si Cloud™ — Faster, Simpler, Data Analysis
Quantum-Si Cloud™
Our platform is designed to integrate a cloud-based solution into the instrument to stream data in real-time to the cloud where analytical workflows can then interpret the data. For example, while we expect that primary analysis will occur on the Platinum instrument itself, our cloud-based solution is designed to map peptide sequences to proteins and facilitate the required counting for protein identification and quantitation in parallel in the cloud.
We are also developing our cloud-based solution to include the following features:
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User management for secured data access;

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Light-weight library information management system for data management;

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Multi-tenancy to enable data sharing and collaborations; and

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Application store to power a new generation of applications.

In addition, our application store will be designed to enable software engineers and bioinformaticians to quickly expand the functionality of analysis capabilities. By uploading a workflow to our cloud, we expect developers will be able to run their custom workflows on data in our cloud and then be able to share those workflows with other users to leverage in their own research.
We believe we have designed our cloud solution to address the key needs of researchers today, including to address potential bottlenecks that we believe might otherwise limit customer satisfaction and routine use of our instruments, while providing the data governance and security required for clinical use in the future.
Time-Domain Sequencing™ and Next Generation Protein Sequencing (NGPS)
Many existing DNA sequencing technologies rely on the detection of color, or wavelength, to differentiate different nucleotides. For example, an adenine (A) may be labeled by a dye that when excited emits a green color while a thymine (T) could be labeled by a dye that when excited emits a red color. With DNA sequencing, there are only four different nucleotides so leveraging color in combination with intensity provides sufficient coverage of the four nucleotides found in DNA. However, with proteins, because there are 20 amino acids, technologies that use color are not able to scale to that number of characters. Our proprietary chip is designed to use time, instead of color, to detect amino acids, and we combine time with intensity and single-molecule kinetics to capture three dimensions of data. We expect that three dimensions of data will ultimately enable us to cover all 20 amino acids.

The core of our proprietary detection method, which we refer to as Time-Domain Sequencing™, is based on the fluorescence lifetime of dyes. Fluorescence lifetime is a measure of the time a fluorophore dye spends in the excited state before returning to the ground state by emitting a photon of light. Different dyes emit photons of light at different rates that follow a known distribution.
Example Photon Emission Distribution of a Dye After Excitation
Our Platinum instrument includes a proprietary mode-locked laser, which provides the excitation light pulse, and our semiconductor chip allows us to reject the laser light and then rapidly collect, bin and measure the arrival time of emitted photons of a fluorescently labeled molecule. By binning and measuring the arrival times of photons we can then calculate the fluorescence lifetime, which can be used as a surrogate for the wavelength/color measurements that are used in DNA sequencing. By using time instead of color to analyze proteins, we can leverage semiconductors’ ability to measure time.
For NGPS, we fluorescently label recognizer molecules, which are designed to bind to the terminal end of a peptide (piece of a protein) that has been immobilized to the bottom of the reaction chamber. A single recognizer is capable of uniquely identifying more than one amino acid. By leveraging the fluorescent lifetime and intensity of the dye, our technology is designed to accurately determine the recognizer. By measuring the on and off rate (kinetic information) of a recognizer as it interacts with the terminal amino acid tens to hundreds of times, we believe our technology can accurately identify the amino acid.
After removing the terminal amino acid, the recognition process repeats until the full peptide chain is sequenced. While traditional single-molecule platforms rely on single measurement for the detection of an event, the advantage of our approach is that our technology can actually obtain tens to hundreds of data points for each amino acid. Cumulatively, we expect the multiple measurements to deliver high amino acid call accuracy.
A Zoomed in Example Trace Corresponding to Sequencing of a Peptide from the Human Ubiquitin Protein

Our Competitive Strengths
We believe that our competitive strengths include the following:
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Addressing a large and growing proteomics market poised for technological disruption.   We aim to transform single molecule protein analysis and to democratize proteomic analysis by directly enabling users to unlock significant and unbiased biological insights through improved resolution and access to the proteome. We are developing products to serve customers within the broader proteomics market, which was estimated to be $36 billion in 2020 according to Allied Market Research and is expected to grow to over $70 billion by 2025, which represents an approximate 14% CAGR. We believe that the current addressable market for the products we are developing is $21 billion and comprises users across three core groups — users of legacy proteomics technologies, users of benchtop DNA sequencing technologies, and users of other protein analyzers. Some of these technologies have existed for decades, yet have not provided users unbiased access to the proteome in a simple, cost effective, and scalable manner, which we believe our platform will provide. We believe that our platform has the potential to enable users to study the proteome similar to the manner in which NGS technologies have transformed the study of the genome.

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Differentiated single molecule detection providing the ultimate level of protein sensitivity and specificity.   Our platform is based on our proprietary semiconductor chip designed to enable measurements at the ultimate level of sensitivity and specificity, single molecules. By enabling true single molecule detection, we are not reliant on ensemble measurements, which can often vary from sample to sample and even run to run.

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Real-time data processing and open cloud platform provides fast, simple data analysis.   During sequencing our Platinum instrument is designed to stream data to the cloud in real-time, which could allow for real-time analysis to enable faster time to results. In addition, we have developed our cloud-based platform to provide key tools needed to streamline use of the platform such as secure access, data management, and an open platform where developers can create new analytical workflows to run in our cloud and share them easily with other users.

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Innovative proprietary end-to-end proteomic platform offering differentiated full suite of protein sequencing solutions.   We believe that our platform will enable full end-to-end proteomics workflow solution spanning sample preparation through protein sequencing and analysis, allowing our customers a seamless opportunity to perform proteomic studies at scale. We also believe that we are the first company to successfully enable NGPS on a semiconductor chip, thus digitizing a substantial proteomics opportunity. We believe the digital nature of our readout provides an accurate and repeatable quantification of proteins in the sample and could scale to enable billions of data points working at the ultimate level of sensitivity — single molecule resolution.

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Platform to enable democratized access to proteomics tools.   Our platform is designed to provide an easy-to-use workflow with the potential to enable users the ability to better characterize and understand the full complexity of the proteome in an unbiased fashion. Current workflows are typically disaggregated, expensive, require significant training to operate, and are often performed in a separate specialty laboratory. We aim for our technology platform to be broadly available across pharmaceutical and academic research centers, basic research labs, and other healthcare centers and clinical laboratories at a price point that is a significant discount to most legacy technologies. The reduction in both cost and complexity could allow for rapid adoption, whether a user is replacing a legacy technology or buying a new instrument. In addition to appealing to users of existing proteomics tools, we believe that our proteomics platform will appeal to users of DNA sequencing technologies who seek to augment their research and discovery of biomarkers and further deepen their understanding of biology.

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Business model that leverages growing install base of instruments.   We have initiated our early access limited release to enable key industry thought leaders early access to our platform in 2021 and seek to broadly commercialize our platform, for research use only, in 2022. After our commercial launch, we will aim to grow our install base, optimize workflows, and expand our applications, which we expect will then generate revenues from our consumables. Our goal is that the integration of our instruments into our users’ projects will provide ongoing sales of consumables, resulting in a growing recurring revenue stream.

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Robust patent protection.   We have a strong intellectual property strategy in which we have 87 issued patents and 499 pending applications as of June 15, 2021. Many from our management team worked directly with our Founder, Dr. Jonathan Rothberg, as he revolutionized the creation of next generation DNA sequencing while founding Ion Torrent, which was acquired by Life Technologies in 2010. Our team has similarly devoted its efforts to revolutionizing unbiased proteomic analysis using a similar scientific and technical validation approach since the founding of Legacy Quantum-Si in 2013.

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Visionary founder backed by strong executive leadership team that has developed and commercialized multiple sequencing technologies and experienced financial partners with deep experience in healthcare.   Our Founder and Executive Chairman, Dr. Jonathan Rothberg, has dedicated his career to developing breakthrough technologies to revolutionize healthcare. He has founded more than 10 healthcare technology companies and has received numerous awards, including the Presidential Medal of Technology & Innovation in 2016. Dr. Rothberg previously founded 454 Life Sciences, a high throughput DNA sequencing platform which was later sold to Roche, as well as founded Ion Torrent, a next generation sequencing platform which was later sold to Life Technologies. He is supported by a world-class management team, including our executive officers and other senior management, with decades of cumulative experience in the healthcare and life sciences end-markets. Many members of the team worked directly with Dr. Rothberg to successfully commercialize previous DNA sequencing technologies. We believe this leadership team positions the Company as a potentially disruptive force in creating a new market of next generation protein sequencing.

Our Strategies
We believe that our strategies include the following:
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Systematic and phased approach to broad commercialization and adoption, directed at potential customers we extensively know.   We intend to follow a systematic and phased approach to successfully launch and commercialize our platform, for research use only, in 2022. This strategy includes partnering with key thought leaders to obtain initial evidence and feedback in 2021 under an early access program. Members of our team have previously utilized this approach to successfully launch other disruptive sequencing technologies, including the roll out of Ion Torrent’s next generation DNA sequencing technology. We believe this approach will allow us to introduce our platform in a structured manner to demonstrate its use and practicality, while working directly with our key potential customers and industry thought leaders to help ensure a positive experience. Our core leadership team has decades of cumulative experience working directly in the life sciences industry with many of the companies and research centers that have the potential to become key customers and that we will seek to build into our prospective customer pipeline.

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Rapidly build our commercial infrastructure to help ensure successful initial commercial launch in the United States.   We expect to rapidly build out our commercial and operational infrastructure to sell and support our platform as we launch and commercialize our technology. We also have manufacturing partnerships that we believe will allow us to rapidly expand our capacity, with the ability to create new manufacturing lines to meet potential customer demand. We expect to eventually expand internationally.

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Invest in market development activities to increase awareness of the importance of the proteome and the strengths of our platform.   We believe our platform has the capability to enable users to generate significant amounts of proteomic information at speed, scale, and simplicity through a solution that is not available today. We believe the utility of our platform will span basic and discovery applications and translational research in which there is a strong market need for proteomic analysis for novel discoveries and better insights into the complexity of disease. We plan to invest in market development activities and partnerships to increase awareness of the importance and utility of proteomics to expand and accelerate demand for our products.

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Continued technical innovation to drive product enhancements, new products, and additional applications.   Our leadership team has deep expertise in scientific and technological development and commercialization. After we commercialize our initial products, we aim to continually innovate and develop new products, product enhancements, applications, workflows, and other tools to enable our customers to generate unbiased proteomic information at scale on a benchtop platform.

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Accessibility and Enablement:   Our mission is to democratize single molecule proteomic analysis by providing a full workflow of solutions at an affordable cost. We believe that our platform will directly address many of the key bottlenecks that exist within legacy proteomic technologies, namely low sensitivity, lack of dynamic range, complex workflow, complex analysis, and high cost. We believe our platform offers the potential for a more practical, affordable, and intuitive end-to-end workflow solution relative to many legacy proteomic technologies. We have specifically developed our platform to be adopted and integrated into any existing lab. We believe that our platform will have wide utility across the study of proteins, including basic and discovery research and, subject to regulatory authorization, clinical diagnostics, and potentially industrial applications like bioproduction. Our ability to develop our platform such that it will be offered at a significant discount to many legacy instruments and other proteomic technologies, may allow proteomic analysis to reach new markets and new users, potentially enabling and accelerating innovative discoveries.

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Continue to strengthen our intellectual property portfolio for existing and new technologies.   We have a broad and deep patent protection strategy, which includes 87 issued patents and 499 pending applications as of June 15, 2021. Protection of our intellectual property is a strategic priority for the business. We have taken, and will continue to take, steps to protect our current and future intellectual property and proprietary technology. We believe our broad patent portfolio and continued rigorous patent protection strategy will help to allow us to focus on our key priorities of commercializing our platform, continuing to innovate with new technologies, and preventing fast-followers.

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Foster extraordinary talent inspired and unified by our mission.   With decades of cumulative experience in the healthcare and life sciences markets among our executive officers and other senior management, our world-class management team is unified by our mission to democratize single molecule proteomic analysis by making protein sequencing accessible globally. We seek to execute at scale the vision of our Founder and Executive Chairman, Dr. Jonathan Rothberg. He has dedicated his career to enabling breakthrough technologies to revolutionize healthcare, including a novel genome sequencing method brought to market through his company 454 Life Sciences and has founded more than 10 companies. Our Chief Executive Officer, John Stark has extensive experience in the life sciences and sequencing industry, most recently as CEO of Celsee, a single-cell technology platform, and prior to that in various leadership roles at Affymetrix, Ion Torrent, and Life Technologies. Dr. Rothberg and Mr. Stark are supported by a leadership team with many years of sequencing, technology, and healthcare experience at other leading companies, including Affymetrix, Becton Dickinson, Illumina, Ion Torrent, Life Technologies, Pacific Biosciences, and Thermo Fisher Scientific, among others. We plan to continue to add talented and experienced members to our team and maintain our commitment to our mission of democratizing proteomic analysis by making protein sequencing accessible globally.

Commercial Strategy and Launch Plan
Our proprietary platform has been specifically designed to provide full, rapid insight into the proteome at various scales. Our end-to-end workflow solution, at launch, will comprise our instruments, consumables, and software and has been designed at a price point relative to legacy technologies to promote easy adoption, while simplifying and automating the single molecule proteomics workflow. Our commercial strategy is designed to place our instruments initially with a wide variety of customer types, and ultimately to improve our products by increasing throughput and developing additional applications to expand our users and increase the utilization by our installed base. We are focused on launching our Carbon and Platinum instruments commercially, for research use only, in 2022, and in preparation for our commercial launch, we plan to partner with key thought leaders in 2021 in our recently initiated “early access” launch. As our instruments are placed with customers and we build the install base, we expect to derive recurring revenue from the sale of consumables.
As we prepare to commercialize our platform, we plan to rapidly build out our commercial operations infrastructure necessary to sell and support our platform, and to expand our commercial organization post-launch. We expect to focus our direct sales and marketing efforts primarily on principal investigators, directors, and other core personnel at academic research and biopharma labs that are critical to their organization’s buying decisions. In addition, we have manufacturing partnerships that we believe will allow us to rapidly expand our capacity, with the ability to create new manufacturing lines to meet potential customer demand. We may grow into other geographies through a combination of our own direct sales force as well as the use of third party channel partners.
We intend to follow a systematic phased approach to successfully launch and commercialize our platform in 2022. Members of our team have previously successfully utilized this approach to launch other disruptive single molecule and sequencing technologies at other companies. We believe this approach will allow us to introduce our platform in a structured manner to demonstrate its use and practicality, while working directly with key potential customers to help ensure a positive experience. Our core leadership team has decades of experience working directly in the life sciences industry with many of the companies and research centers that have the potential to become key customers and we expect to build into our prospective customer pipeline.
Our commercial launch plan is comprised of the following phases:
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Early Access Phase:   We recently began and expect to continue placing systems with key thought leaders within the life sciences research market in 2021. During our early access phase, we plan to focus on establishing brand recognition and an understanding of the value of next generation protein sequencing amongst key thought leaders in both academia and the pharmaceutical industry. We plan to target at least 10 key thought leaders at established research centers in the United States and Europe to obtain technical feedback to enhance our overall commercialization strategy. We expect to provide these key thought leaders with our full end-to-end proteomics solution, including the Carbon, Platinum, and Quantum-Si Cloud in a demo-to-buy model. We plan to work with these key thought leaders potentially to establish early models of impactful research and discovery to highlight the unique proteomics capabilities and value proposition of our products, while providing us critical insight into our overall commercialization strategy.

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Initial Launch:   We expect the initial commercial launch of our platform in 2022 as we end our planned early access phase with key thought leaders. In our initial launch, we plan to target established research centers and pharmaceutical companies in the United States and Europe. During our initial launch phase, we plan to focus on driving our technology into high-throughput environments, such as expansion for use into biopharma labs. Our platform is currently intended for research use only applications. We expect to target customers that will directly benefit from the value of our platform across a number of applications, including basic and discovery research and translational research. We anticipate these customers may already have existing proteomic capabilities through legacy instruments such as a mass spectrometry, and so will understand the importance of single molecule, unbiased proteomic analysis. During this phase, we expect to continue to strengthen our commercial organization and broaden our commercial footprint to support an increasing number of customers.

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Product Updates:   As we continue commercialization in 2022 and beyond, we expect to focus on building our install base and expanding global access to our platform. We expect to make product enhancements to our initial platform and to make them available to our new and then existing customers. Potential improvements could include an increase in the capacity of our semiconductor chips or chemistry enhancements to our instruments, which may improve accuracy, coverage, and speed.

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Portfolio Expansion:   Ultimately, we plan to advance and develop new products and key applications designed to “scale up” our Platinum instrument to provide higher throughput and enable greater levels of data output and broader coverage of the proteome. We also plan to “scale down” by eventually launching our Atto instrument, which will be a low cost, low throughput instrument, potentially creating a pathway to point of care testing. We may also seek regulatory authorization for clinical markets use of our products.

Commercial Launch Roadmap
Product Roadmap
Our product roadmap is designed to position us as a potential leader in the proteomic analysis market. We believe that the current addressable market for the platform we are developing to be approximately $21 billion. We intend to follow a systematic, phased approach to successfully launch and commercialize our platform, for research use only, in 2022, and to enable key thought leaders early access to our platform in 2021. We believe we are the first company to successfully enable NGPS on a semiconductor chip. Following our expected commercial launch, we plan to continue to improve our platform through product improvements and to eventually offer lower-throughput instruments at a lower price point.
Following our expected commercial launch in 2022, we expect to focus on building our install base and expanding global access to our platform. We expect to make product enhancements to our initial platform and to make them available to our new and then existing customers. Potential improvements could include an increase in the capacity of our semiconductor chips or chemistry enhancements to our instruments, which may improve accuracy, coverage, and speed. In the future, we may seek to expand our product line, such as by “scaling up” our Platinum instrument to offer a higher throughput device capable of scaling to whole proteomes. We may also seek to “scale down” by developing and launching a low cost, low throughput instrument, Atto, potentially creating a pathway ultimately to point of care and at home testing.
In addition to potential future advancements in hardware, we plan to expand our computational capabilities by developing firmware and data analytics tools. We believe that our software solutions could be a key differentiating advantage relative to legacy systems. We believe the integration of our cloud system solution directly into the platform can ensure seamless real time data streaming real time to the cloud where analytical workflows can help simplify data interpretation. Built on an open platform, the software system also includes an application store that is designed to enable software engineers or bioinformaticians to build and share custom analytical tools with other users which could expand the types of analyses that could be performed in the cloud.
Through this product roadmap, we have the potential to become a leader in the proteomic analysis market, with the mission of transforming single molecule analysis, and democratizing its use by directly enabling researchers and clinicians access to the proteome. We believe we are the first company to successfully enable NGPS on a semiconductor chip, thus digitizing a substantial proteomics opportunity, which allows for a massively parallel solution at the ultimate level of sensitivity — single molecule detection.

Product Development Roadmap
Suppliers and Manufacturing
Our products are built using both custom-made and off-the-shelf components supplied by outside manufacturers and vendors located in Asia, Europe, and the United States. One key custom-made component is the disposable semiconductor chip. Others include the proprietary mode-locked laser and enzymes and buffers used for protein sequencing. The majority of the other components for the instruments are off-the-shelf.
We purchase some of our components and materials used in manufacturing, including the semiconductor chip, from single source suppliers. We believe that alternatives would be available, however, it may take time to identify and validate replacement components, which could negatively affect our ability to supply our products on a timely basis. To mitigate this risk, we typically carry a significant inventory of our critical components.
All of our instruments are manufactured, tested, shipped and supported by manufacturers and suppliers with which we have long-standing relationships, including our key manufacturing partners for the manufacture of instruments and chips which we have worked with for the past four-to-five years. We believe that our manufacturing strategy is efficient and conserves capital. However, we do not have long-term supply or manufacturing commitments from our suppliers or manufacturers, as our products and components are currently supplied on a purchase order basis. In addition, we will need to increase the supply and manufacturing of our products as we prepare for commercialization. In the event it becomes necessary to utilize a different contract manufacturer for our products, we may experience additional costs, delays and difficulties in doing so, and our business could be harmed. We are continually evaluating our supply chain to help ensure our manufacturing and supply chain footprint will meet our business objectives.
Our People
We were founded in 2013 by Dr. Jonathan Rothberg. Our mission is to democratize the analysis of the proteome and to make proteomic and genomic analysis available to researchers around the world by using our proprietary technology.
Dr. Rothberg and our business have been recognized for leadership. Dr. Rothberg is a serial entrepreneur who received the Presidential Medal of Technology & Innovation in 2016 for inventing a novel next generation DNA sequencing method and has founded more than 10 healthcare technology companies, including 454 Life Sciences, Ion Torrent and Butterfly Network.
Our Chief Executive Officer, John Stark has extensive experience in the life sciences and sequencing industry, most recently as CEO of Celsee, a single-cell technology platform, and prior to that in various leadership roles at Affymetrix, Ion Torrent, and Life Technologies. Dr. Rothberg and Mr. Stark are supported by a leadership team with many years of sequencing, technology, and healthcare experience at other leading companies, including Affymetrix, Becton Dickinson, Illumina, Ion Torrent, Life Technologies, Pacific Biosciences, and Thermo Fisher Scientific, among others. We plan to continue to add talented and experienced members to our team and maintain our commitment to our mission of democratizing proteomic analysis by making protein sequencing accessible globally.
To successfully develop and commercialize our products, we must be able to attract and retain highly skilled personnel. We anticipate hiring a number of additional employees for sales and marketing, research and development, and general and administrative activities during 2021.
Our people are the reason for our success and we have organized ourselves to maximize productivity and performance. Our future success largely depends upon our continued ability to attract and retain highly skilled employees. Healthcare technology companies both large and small compete for a limited number qualified applicants to fill specialized positions. To attract qualified applicants, we offer a total rewards package consisting of base salary and cash target bonus, a comprehensive benefit package and equity compensation for every employee. Bonus opportunity and equity compensation increase as a percentage of total compensation based on level of responsibility. Actual bonus payout is based on performance.
Much of our success is rooted in the diversity of our teams and our commitment to inclusion. We value diversity at all levels. We believe that our business benefits from the different perspectives a diverse workforce brings, and we aim to have a strong, inclusive and positive culture based on our shared mission and values.
As we continue to monitor the global spread of COVID-19, we have implemented and will continue to implement measures to ensure the safety of our employees. We are continuously evaluating the guidance from federal and local authorities and have created strict polices and guidelines that put our employee’s health and safety first. Compliance with environmental, health and safety (EH&S) laws and regulations underlies the basis of the EH&S programs we have in place.
As of June 15, 2021, we had 115 employees. None of our employees are represented by a labor union or are subject to a collective bargaining agreement.
Competition
We face significant competition in the life sciences technology market. We currently compete with life sciences technology and the diagnostic companies that are supplying components, products and services that serve customers engaged in proteomics analysis. These companies include Agilent Technologies, Bio-Rad Laboratories, Danaher, Luminex, Merck (and its subsidiary MilliporeSigma) and Thermo Fisher Scientific. We also compete with a number of emerging growth companies that have developed, or are developing, proteomic products and solutions, such as Nautilus Biotechnology, Olink Proteomics, Quanterix, Seer and SomaLogic.
We believe there are currently no commercially-available NGPS platforms. The legacy proteomics market today is largely served by companies that offer a variety of analytical instruments, such as mass spectrometry and microarray instruments and associated reagents and consumables. There are also a number of companies that provide proteomic and genomic analysis services and have developed or are developing novel proteomic and genomic technologies. Additional competing products may emerge from various sources, including life sciences tools, diagnostics, pharmaceutical and biotechnology companies, third-party service providers, academic research institutions, governmental agencies and/or public and private research institutions, among others. Many of the companies with which we compete have substantially greater resources than we have.

The life science instrumentation industry is highly competitive and expected to grow more competitive with the increasing knowledge gained from ongoing research and development. Given the potential market opportunity and scientific importance of proteomic analysis, we expect increased competition and competitor technologies to emerge in the future. We believe the principal competitive factors in our target markets include:
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resolution and sensitivity;

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cost of instruments and consumables;

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efficiency and speed of workflows;

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the scale required to address the complexity and dynamic range of the proteome;

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throughput to meet lab testing volume;

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reputation among customers and key thought leaders;

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innovation in product offerings;

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accuracy and reproducibility of results;

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strength of intellectual property portfolio;

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operational and manufacturing footprint;

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customer support infrastructure; and

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a leadership and commercial team with extensive execution and scientific background.

We believe that there are currently no other commercially available products that provide the same level of end-to-end NGPS analysis at the same scale and sensitivity that we expect our platform will provide. Following our expected commercial launch in 2022, we aim to enhance our position through our ongoing product development, commercial strategy, potential new products and ongoing collaborations and partnerships with key thought leaders.
Intellectual Property
Protection of our intellectual property is a strategic priority for our business. We rely on a combination of patents, trademark, copyright, trade secret and other intellectual property rights protection and contractual restrictions to protect our proprietary technologies.
Patented Technologies
The patents owned and in-licensed by us provide comprehensive coverage of our sample preparation, peptide sequencing and nucleic acid sequencing devices and are directed to aspects including sample preparation, instrument and laser light source architecture, pixel design, waveguide architecture, lifetime discrimination methods, machine learning, and surface chemistry. We have developed a portfolio of issued patents and pending patent applications directed to commercial products and technologies for potential development. We believe that our intellectual property is a core strength of our business, and our strategy includes the continued development of our patent portfolio.
Patent Portfolio
As of June 15, 2021, we owned 87 issued patents and approximately 499 pending patent applications. Of our 87 issued patents, 38 were issued U.S. utility patents. Of our 499 pending patent applications, 106 were pending U.S. utility patent applications, four of which were allowed. In addition, we owned 49 issued patents in foreign jurisdictions, including Australia, Europe, Japan, China, Brazil, Hong Kong, Mexico, and Taiwan, and approximately 393 pending patent applications in foreign jurisdictions, including Australia, Canada, Europe, Japan, China, Brazil, Hong Kong, Mexico, Taiwan, Korea and India, 11 of which were allowed. In total, we own 93 patent families generally directed to our sample preparation, peptide sequencing and nucleic acid sequencing devices. These issued patents and pending patent applications (if they were to issue as patents) have expected expiration dates ranging between 2025 and 2041.

Trademark Portfolio
We also protect important marks through trademark registrations. As of June 15, 2021, we own 28 trademark registrations and 13 trademark applications, of which 12 are U.S. trademark applications. Six of the U.S. trademark applications have been allowed.
Other Intellectual Property
In addition to patents, we also rely on trade secrets, technical know-how and continuing innovation to develop and maintain our competitive position. We seek to protect our proprietary information and other intellectual property by generally requiring our employees, consultants, contractors, suppliers, outside scientific collaborators and other advisors to execute non-disclosure and assignment of invention agreements on commencement of their employment or engagement. Agreements with our employees also forbid them from using or incorporating the proprietary rights of third parties during their engagement with us. We also generally require confidentiality or material transfer agreements from third parties that receive our confidential data or materials.
Licensed Intellectual Property
We have entered into exclusive and non-exclusive licenses in the ordinary course of business relating to our technologies or other intellectual property rights or assets.
Government Regulation
Life Sciences Research Use Only Technologies
Our protein sequencing products are currently intended for research use only (“RUO”) applications, although the systems may provide data to customers and other third parties that are themselves engaged in the research and development of potential diagnostic and therapeutic products and services for which they may later pursue clearance, authorization or approval from regulatory authorities, such as the U.S. Food and Drug Administration (“FDA”). All of our products will be labeled “For Research Use Only,” and, following our expected commercial launch, will be sold to academic and research life sciences institutions that conduct basic and translational research, and biopharmaceutical and biotechnology companies for non-diagnostic and non-clinical purposes.
Under a long-standing FDA regulation, in vitro diagnostic (“IVD”) products intended for research use only are subject to a separate regulatory classification. In particular, products that are intended for research use only and are labeled as RUO are not regulated by the FDA as IVD devices and are not subject to the regulatory requirements discussed below for clinical diagnostic products. RUO products may therefore be used or distributed for research use without first obtaining FDA clearance, authorization, or approval. Such products must bear the statement: “For Research Use Only. Not for Use in Diagnostic Procedures.” RUO products also cannot make any claims related to safety, effectiveness or diagnostic utility, and they cannot be intended for human clinical diagnostic use. Accordingly, a product labeled RUO but intended or promoted for clinical diagnostic use may be viewed by the FDA as adulterated and misbranded under the Federal Food, Drug, and Cosmetic Act (“FDCA”) and subject to FDA enforcement action. The FDA will consider the totality of the circumstances surrounding distribution and use of an RUO product, including how the product is marketed and to whom, when determining its intended use. If the FDA disagrees with a company’s RUO status for its product, the company may be subject to FDA enforcement activities, including, without limitation, requiring the company to seek clearance, authorization or approval for the product.
Clinical Diagnostics in the United States
In the United States, medical devices are subject to extensive regulation by the FDA under the FDCA and its implementing regulations, and other federal and state statutes and regulations. The laws and regulations govern, among other things, medical device design and development, pre-clinical and clinical testing, pre-market clearance, authorization or approval, establishment registration and product listing, product manufacturing, product packaging and labeling, product storage, advertising and promotion, product distribution, recalls and field actions, servicing and post-market clinical surveillance. A number of U.S. states also impose licensing and compliance regimes on companies that manufacture or distribute prescription devices into or within the state.
The Federal Trade Commission (“FTC”) also oversees the advertising and promotion of our current and future products pursuant to its broad authority to police deceptive advertising for goods or services within the United States. Under the Federal Trade Commission Act, the FTC is empowered, among other things, to (a) prevent unfair methods of competition and unfair or deceptive acts or practices in or affecting commerce; (b) seek monetary redress and other relief for conduct injurious to consumers; and (c) gather and compile information and conduct investigations relating to the organization, business, practices, and management of entities engaged in commerce. In the context of performance claims for products such as our goods and services, compliance with the FTC Act includes ensuring that there is scientific data to substantiate the claims being made, that the advertising is neither false nor misleading, and that any user testimonials or endorsements we or our agents disseminate related to the goods or services comply with disclosure and other regulatory requirements. In addition, with respect to any of our future products that are marketed as in vitro diagnostic or clinical products, FDA’s regulations applicable to medical device products prohibit them from being promoted for uses not within the scope of a given product’s intended use(s), among other promotional and labeling rules applicable to products subject to the FDCA.
When our products are marketed for clinical or diagnostic uses, they will be regulated by the FDA as IVD medical devices. Because there are no high-throughput protein sequencing machines or analyzers intended for clinical use that have previously gone through a pre-market review and authorization process by the FDA, there is no available predicate device to support a 510(k) pre-market notification. In addition, it is presently unclear what level of risk the agency will assign to such products, what special controls may be imposed on such products (if any), and what regulatory requirements would be applicable to such products. We anticipate using a De Novo classification request for any future clinical IVD product we seek to market in the United States.
The FDCA and FDA’s implementing regulations define a medical device as an instrument, apparatus, implement, machine, contrivance, implant, in vitro reagent or other similar or related article, including any component part or accessory, which is (i) intended for use in the diagnosis of disease or other conditions, or in the cure, mitigation, treatment, or prevention of disease, in man or other animals, or (ii) intended to affect the structure or any function of the body of man or other animals and which does not achieve any of its primary intended purposes through chemical action within or on the body of man or other animals and which is not dependent upon being metabolized for the achievement of any of its primary intended purposes. IVDs are a type of medical device and include reagents and instruments used in the diagnosis or detection of diseases, conditions or infections, including, without limitation, the presence of certain chemicals, genetic information or other biomarkers. Predictive, prognostic, and screening tests can also be IVDs. Medical devices, including IVD products, must undergo pre-market review by and receive clearance, authorization, or approval from the FDA prior to commercialization, unless the device is of a type exempted from such review by statute, regulation, or an FDA exercise of enforcement discretion. The FDA classifies medical devices into three classes based on risk. Regulatory control increases from Class I (lowest risk) to Class III (highest risk). The FDA generally must clear or approve the commercial sale of most new medical devices that fall within product categories designated as Class II and III. Commercial sales of most Class II and III medical devices within the United States must be preceded either by pre-market notification and FDA clearance pursuant to Section 510(k) of the FDCA (Class II) or by the granting of a pre-market approval (“PMA”) (Class III), after a pre-market application is submitted. Both 510(k) notifications and PMA applications must be submitted to FDA with significant user fees, although reduced fees for small businesses are available. Class I devices are generally exempt from pre-market review and notification, as are some moderate-risk Class II devices. Manufacturers of all classes of devices must comply with FDA’s Quality System Regulation (“QSR”), establishment registration, medical device listing, labeling requirements, and medical device reporting (“MDR”) regulations, which are collectively referred to as medical device general controls. Class II devices may also be subject to special controls such as performance standards, post-market surveillance, FDA guidelines, or particularized labeling. Some Class I and Class II devices can be exempted by regulation from the requirement of compliance with substantially all of the QSR.

510(k) Clearance Pathway
A 510(k) pre-market notification must contain information sufficient to demonstrate that the new device is substantially equivalent to a device commercially distributed prior to May 28, 1976 or to a device that has been determined by the FDA to be substantially equivalent to such a so-called “pre-amendments” device. To obtain 510(k) clearance for a non-exempt Class II device, the product developer must submit a pre-market notification to the FDA demonstrating that its product is substantially equivalent to such a predicate device. The FDA’s 510(k) clearance process generally takes from three to twelve months from the date the application is submitted, but it may take significantly longer if FDA has significant questions or needs more information about the new device or its manufacturing or quality controls.
As part of the 510(k) notification process for Class II devices that have an existing classification regulation available for purposes of the regulatory filing, the FDA may require the following:
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Development of comprehensive product description and indications for use.

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Completion of extensive preclinical tests and/or preclinical animal studies, performed in accordance with the FDA’s Good Laboratory Practice (“GLP”) regulations, as well as any performance standards or other testing requirements established by the FDA through regulations or device-specific guidance.

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Comprehensive review of predicate devices and development of data supporting the new product’s substantial equivalence to one or more predicate devices.

Assuming successful completion of all required testing, a detailed 510(k) notification is submitted to the FDA requesting clearance to market the product. This premarket notification includes all relevant data from pertinent pre-clinical and clinical trials (if applicable), together with detailed information relating to the product’s manufacturing controls and proposed labeling, and other relevant documentation. The FDA evaluates all 510(k) submissions prior to filing for substantive review based on specific acceptance criteria and may issue a refuse-to-accept notification if the submission is deficient with respect to any of the established criteria. If the FDA determines that the applicant’s device is substantially equivalent to the identified predicate device(s), the agency will issue a 510(k) clearance letter that authorizes commercial marketing of the device for one or more specific indications for use. If the FDA determines that the applicant’s device is not substantially equivalent to the predicate device(s), the agency will issue a not-substantially-equivalent letter stating that the new device may not be commercially distributed.
After a new medical device receives 510(k) clearance from the FDA, any modification that could significantly affect its safety or effectiveness, or that would constitute a major change in its intended use, requires a new 510(k) clearance or could require the submission of a PMA. The FDA requires each manufacturer to make the determination of whether a device modification requires a new 510(k) notification or PMA in the first instance, but the FDA may review any such decision. If the FDA disagrees with a manufacturer’s decision not to seek a new 510(k) clearance or PMA for a particular change, the FDA may retroactively require the manufacturer to seek 510(k) clearance or PMA. The FDA may also require the manufacturer to cease U.S. marketing and/or recall the modified device until 510(k) clearance or PMA approval for the modification is obtained.
De Novo Classification
If a previously unclassified new medical device does not qualify for the 510(k) pre-market notification process because no predicate device to which it is substantially equivalent can be identified, the device is automatically classified into Class III. However, if such a device would be considered low or moderate risk (in other words, it does not rise to the level of requiring the approval of a PMA), it may be eligible for the De Novo classification process. The De Novo classification process allows a device developer to request that the novel medical device be reclassified as either a Class I or Class II device, rather than having it regulated as a high-risk Class III device subject to the PMA requirements. If the manufacturer seeks reclassification into Class II, the classification request must include a draft proposal for special controls that are necessary to provide a reasonable assurance of the safety and effectiveness of the medical device. Under the FDCA, the FDA is required to classify a device within 120 days following receipt of the De Novo classification request from an applicant; however, the most recent FDA performance review goals state that in fiscal year 2021, the FDA will attempt to issue a decision within 150 days of receipt on 65% of all De Novo classification requests received during the year and on 70% of de novo requests received during fiscal year 2022. De Novo classification requests are subject to user fees, unless a specific exemption applies. In December 2018, the FDA issued a Proposed Rule that would formally codify requirements for the medical device De Novo process and the procedures and criteria for product developers to file a De Novo classification request (83 Fed. Reg. 63,127). Although this rule was expected to be finalized during the second half of 2020, it remains pending at the FDA and the rulemaking process may be subject to additional activity after the COVID-19 public health emergency abates and pressure on the FDA’s Center for Devices and Radiological Health (“CDRH”) is reduced. Over the past twenty years, the De Novo process has been implemented by the FDA pursuant to statutory authorities and somewhat organically through informal guidance and iterative changes by Congress. The Proposed Rule allowed industry to participate in the development of the FDA’s policies and procedures for De Novo requests through the notice-and-comment rulemaking process.
As an alternative to the De Novo classification process, a company could also file a reclassification petition seeking to change the automatic Class III designation of a novel post-amendment device under Section 513(f)(3) of the FDCA. The FDA can also initiate reclassification of an existing device type on its own initiative. In December 2018, the FDA issued a final rule to clarify the administrative process through which the FDA reclassifies a medical device. To reclassify a device under Section 513(e) of the FDCA, the FDA must first publish a proposed reclassification order that includes a summary of the valid scientific evidence that supports the reclassification; convene a device classification panel meeting; and consider comments to the public docket before it then publishes a final reclassification order in the Federal Register.
Pre-market Approval Pathway
Products classified by the FDA as Class III generally require marketing approval via a PMA. A PMA application must be supported by valid scientific evidence, which typically requires extensive data, including technical, pre-clinical, clinical, manufacturing and labeling data, to demonstrate to the FDA’s satisfaction the safety and efficacy of the device for its intended use(s). A PMA application also must include a complete description of the device and its components, a detailed description of the methods, facilities and controls used to manufacture the device, and proposed labeling. After a PMA application is submitted and found to be sufficiently complete, it is considered “filed” and the FDA begins an in-depth review of the submitted information. During this substantive review period, the FDA may request additional information or clarification of information already provided. Also during the review period, an advisory panel of experts from outside the FDA may be convened to review and evaluate the application and provide recommendations to the FDA. In addition, the FDA generally will conduct a pre-approval inspection of the manufacturing facility to evaluate compliance with the QSR, which requires manufacturers to implement and follow design, testing, control, documentation and other quality assurance procedures.
FDA review of a PMA application is required to be completed within 180 days of the application’s filing date although the process generally takes between one and three years, but may take significantly longer. The current user fee agreement between the FDA and the medical device industry sets as a target for PMA reviews to be completed in under one year. The FDA can delay, limit or deny approval of a PMA application for many reasons, including:
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the product may not be safe or effective for its intended use(s) to the FDA’s satisfaction;

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the data from the applicant’s pre-clinical studies and clinical trials may be insufficient to support approval;

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the manufacturing process or facilities that the applicant uses may not meet applicable requirements; and

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changes in FDA approval policies or adoption of new regulations may require additional data to demonstrate the safety or effectiveness of the device.

If an FDA evaluation of a PMA application or manufacturing facilities is favorable, the FDA will either issue an approval letter, or approvable letter, which usually contains a number of conditions which must be met in order to secure final approval of the PMA. When and if those conditions have been fulfilled to the satisfaction of the FDA, the agency will issue a PMA approval letter authorizing commercial marketing of a device, subject to the conditions of approval and the limitations established in the approval letter. If the FDA’s evaluation of a PMA application or manufacturing facilities is not favorable, the FDA will deny approval of the PMA or issue a not approvable letter. The FDA may also determine that additional trials are necessary, in which case the PMA approval may be delayed for several months or years while the trials are conducted and data is submitted in an amendment to the PMA. The PMA process can be expensive, uncertain and lengthy. PMA approval may also be granted with post-approval requirements such as the need for additional patient follow-up for an indefinite period of time.
New PMA applications or PMA supplements may be required for modifications to the manufacturing process, labeling, device specifications, materials or design of a device that is approved through the PMA process. PMA supplements often require submission of the same type of information as an initial PMA application, except that the supplement is limited to information needed to support any changes from the device covered by the approved PMA application and may or may not require as extensive clinical data or the convening of an advisory panel.
Clinical Investigations Using Devices in Development
Clinical trials are almost always required to support a PMA application and are sometimes required for a De Novo classification request or 510(k) pre-market notification. In order to conduct a clinical investigation involving human subjects for the purpose of demonstrating the safety and effectiveness of a medical device, an investigator acting on behalf of the company must, among other things, apply for and obtain Institutional Review Board (“IRB”) approval of the proposed investigation. In addition, if the clinical study involves a “significant risk” (as defined by the FDA) to human health, the company sponsoring the investigation (referred to as the “sponsor”) must also submit and obtain FDA approval of an Investigational Device Exemption (“IDE”) application. An IDE application must be supported by appropriate data, such as animal and laboratory testing results, showing that it is safe to test the device in humans and that the testing protocol is scientifically sound. The IDE application must be approved in advance by the FDA for a specified number of study participants, unless the product is deemed a non-significant risk device and eligible for abbreviated IDE requirements. Generally, clinical trials for a significant risk device may begin once the IDE application is approved by the FDA and the study protocol and informed consent are approved by a duly-appointed IRB at each clinical trial site. Most clinical studies of IVDs are exempt from the IDE requirements, if certain requirements are met.
FDA’s IDE regulations govern investigational device labeling, prohibit promotion, and specify an array of Good Clinical Practice, or GCP, requirements, which include, among other things, recordkeeping, reporting and monitoring responsibilities of study sponsors and study investigators. Clinical trials must further comply with the FDA’s regulations for IRB approval and for informed consent and other human subject protections. Required records and reports are subject to inspection by the FDA. The results of clinical testing may be unfavorable or, even if the intended safety and efficacy success criteria are achieved, may not be considered sufficient for the FDA to grant approval or clearance of a product.
The commencement or completion of any clinical trials may be delayed or halted, or be inadequate to support approval of a PMA application (or FDA’s grant of a De Novo classification request or clearance of a 510(k) notification, as applicable), for numerous reasons, including, but not limited to, the following:
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the FDA, the IRB(s), or other regulatory authorities do not approve a clinical trial protocol or a clinical trial, or place a clinical trial on hold;

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participants do not enroll in clinical trials at the expected rate;

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participants do not comply with trial protocols;

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participant follow-up is not at the expected rate;

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patients experience adverse side effects;

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participants die during a clinical trial, even though their death may not be related to the investigational products;

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IRBs and third-party clinical investigators may delay or reject the sponsor’s trial protocol;

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third-party clinical investigators decline to participate in a trial or do not perform a trial on the sponsor’s anticipated schedule or consistent with the clinical trial protocol, GCPs or other FDA requirements;

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the sponsor or third-party organizations do not perform data collection, monitoring and analysis in a timely or accurate manner or consistent with the clinical trial protocol or investigational or statistical plans;

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third-party clinical investigators have significant financial interests related to the sponsor or the study that the FDA deems to make the study results unreliable, or the sponsor or investigators fail to disclose such interests;

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unfavorable regulatory inspections of the sponsor’s clinical trial sites or manufacturing facilities, which may, among other things, require the sponsor to undertake corrective action or suspend or terminate the sponsor’s clinical trials;

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changes in governmental regulations or administrative actions applicable to the sponsor’s trial protocols;

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the interim or final results of the clinical trial are inconclusive or unfavorable as to safety or effectiveness; and

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the FDA concludes that the results from the sponsor’s trial and/or trial design are inadequate to demonstrate safety and effectiveness of the product.

Ongoing Post-Market Regulatory Requirements and FDA Enforcement
After a medical device is authorized for marketing and placed in commercial distribution (or, for 510(k)-exempt products, placed into commerce without first obtaining FDA clearance or approval), numerous regulatory requirements apply. These general controls that must be met for all device classes include:
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establishment registration and device listing;

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the QSR, which requires manufacturers, including third-party manufacturers, to follow design, testing, control, storage, supplier/contractor selection, complaint handling, documentation and other quality assurance procedures;

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labeling regulations, which govern the mandatory elements of the device labels and packaging (including Unique Device Identifier markings for certain categories of products);

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FDA’s prohibitions against the promotion of products for uncleared, unapproved or “off-label” uses and other requirements related to promotional activities;

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the MDR regulations, which require that manufacturers report to the FDA if a device may have caused or contributed to a death or serious injury or malfunctioned in a way that would likely cause or contribute to a death or serious injury if it were to recur;

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voluntary and mandatory device recalls to address problems when a device is defective and/or could be a risk to health;

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correction and removal reporting regulations, which require that manufacturers report to the FDA field corrections and product recalls or removals if undertaken to reduce a risk to health posed by the device or to remedy a violation of the FDCA that may present a risk to health; and

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post-market surveillance regulations, which apply to certain Class II or III devices when necessary to protect the public health or to provide additional safety and effectiveness data for the device.

To ensure compliance with regulatory requirements, medical device manufacturers are subject to market surveillance and periodic, pre-scheduled and unannounced inspections by the FDA and certain state authorities. Failure to comply with applicable regulatory requirements can result in enforcement action by the FDA, which may lead to any of the following sanctions:
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Warning Letters or Untitled Letters that require corrective action;

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fines and civil penalties;

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unanticipated expenditures;

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delays in approving/clearing or refusal to approve/clear any of our future products;

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FDA refusal to issue certificates to foreign governments needed to export our products for sale in other countries;

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suspension or withdrawal of FDA approval or clearance (as may be applicable);

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product recall or seizure;

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partial suspension or total shutdown of production;

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operating restrictions;

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injunctions or consent decrees; and

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civil or criminal prosecution.

We, any contract manufacturers, and some suppliers of components or device accessories would also be required to manufacture medical device products in compliance with current Good Manufacturing Practice requirements set forth in the QSR, unless explicitly exempted by regulation. The QSR requires a quality system for the design, manufacture, packaging, labeling, storage, installation and servicing of marketed devices, and includes extensive requirements with respect to quality management and organization, device design, buildings, equipment, purchase and handling of components or services, production and process controls, packaging and labeling controls, device evaluation, distribution, installation, complaint handling, servicing, and record keeping. The FDA evaluates compliance with the QSR through periodic unannounced inspections that may include registered manufacturing facilities. Following such inspections, FDA may issue reports known as Forms FDA 483 or Notices of Inspectional Observations, which list instances where the FDA inspector believes the manufacturer has failed to comply with applicable regulations and/or procedures. If the observations are sufficiently serious or the manufacturer fails to respond appropriately, the FDA may issue Warning Letters, which are notices of intended enforcement actions against the manufacturer, or Untitled Letters, which are used for less serious violations that may not rise to the level of regulatory significance, or it may take more significant administrative or legal action. For example, FDA can shut down manufacturing operations, require recalls of medical device products, refuse to approve new marketing applications for future products, initiate legal proceedings to detain or seize products, enjoin future violations, or assess civil and criminal penalties against a manufacturer or its officers or other employees.
In March 2020, a bipartisan group of U.S. Senate and House lawmakers formally introduced long-awaited legislation to reform the FDA’s authorities over medical devices that are also in vitro diagnostic products. The bill, called the Verifying Accurate, Leading-edge IVCT Development (VALID) Act, would codify into law the term “in vitro clinical test” (“IVCT”), to create new medical product category separate from medical devices that includes products currently regulated as IVDs as well as LDTs. The VALID Act would also create a new system for clinical laboratories and hospitals to use to submit their clinical tests electronically to the FDA for approval, which is aimed at reducing the amount of time it takes for the agency to approve such tests, and establish a new program to expedite the development of diagnostic tests that can be used to address a current unmet need for patients. It is unclear whether the VALID Act would be passed by Congress in its current form or signed into law by the President, although the legislation would not be expected to directly affect our business to design, develop, and market high-throughput protein sequence analyzers, as systems and instruments would not be impacted as significantly by this regulatory overhaul as individual clinical laboratory and diagnostic tests used in medical practice.
U.S. Fraud and Abuse Laws and Other Compliance Requirements
Successfully commercializing a medical device or technology depends not on only FDA approval, but also on broad health insurance or third party payor coverage. Government and private payors institute coverage criteria to ensure the appropriate utilization of products and services and to control costs. Limited third party payor coverage for a technology or procedure may limit adoption and commercial viability, while broader coverage supports optimal market uptake. Favorable coverage decisions by government payors like Medicare or Medicaid is critical because private payors typically follow the government’s lead regarding reimbursement. However, manufacturers whose technology is reimbursed by the government payors are subject to various U.S. federal and state laws pertaining to healthcare fraud and abuse. These laws can be implicated by inappropriate sales and marketing arrangements with healthcare providers. Many commonly accepted commercial practices are illegal in the healthcare industry and violations of these laws are punishable by criminal and civil sanctions, including, in some instances, exclusion from participation in U.S. federal and state healthcare programs, including Medicare and Medicaid.
Anti-kickback Laws.   The federal Anti-Kickback Statute prohibits persons from knowingly and willfully soliciting, receiving, offering or providing remuneration directly or indirectly to induce either the referral of an individual, or the furnishing, recommending, or arranging of a good or service, for which payment may be made under a federal healthcare program such as Medicare and Medicaid. The definition of “remuneration” has been broadly interpreted to include anything of value, including such items as gifts, discounts, the furnishing of supplies or equipment, credit arrangements, waiver of payments, and providing anything at less than its fair market value. The Anti-Kickback law is broadly interpreted and aggressively enforced with the result that beneficial commercial arrangements can be criminalized in the health care industry because of the Anti-Kickback law. The penalties for violating the federal Anti-Kickback Statute include imprisonment for up to ten years, fines of up to $100,000 per violation and possible exclusion from federal healthcare programs such as Medicare and Medicaid.
Federal False Claims Act.   The federal False Claims Act prohibits knowingly presenting, or causing to be presented a false claim or the knowing use of false statements or records to obtain payment from the federal government. When an entity is determined to have violated the False Claims Act, it must pay three times the actual damages sustained by the government, plus mandatory civil penalties of between $11,181 and $22,363 for each separate false claim. Suits filed under the False Claims Act, known as “qui tam” actions, can be brought by any individual on behalf of the government and such individuals (known as “relators” or, more commonly, as “whistleblowers”) may share in any amounts paid by the entity to the government in fines or settlement.
Federal Physician Self-Referral Law.   The Federal Physician Self-Referral Law, also referred to as the Stark Law, prohibits a physician (or an immediate family member of a physician) who has a financial relationship with an entity from referring patients to that entity for certain designated health services, including durable medical equipment and supplies, payable by Medicare, unless an exception applies. The Stark Law also prohibits such an entity from presenting or causing to be presented a claim to the Medicare program for such designated health services provided pursuant to a prohibited referral, and provides that certain collections related to any such claims must be refunded in a timely manner.
Civil Monetary Penalties Law.   The Civil Monetary Penalties Law, or CMPL, authorizes the imposition of substantial civil money penalties against an entity that engages in certain prohibited activities including but not limited to violations of the Stark Law or Anti-Kickback Statute, knowing submission of a false or fraudulent claim, employment of an excluded individual, and the provision or offer of anything of value to a Medicare or Medicaid beneficiary that the transferring party knows or should know is likely to influence beneficiary selection of a particular provider for which payment may be made in whole or part by a federal health care program, commonly known as the Beneficiary Inducement CMP.
State Analogs of Federal Fraud and Abuse Laws.   Many U.S. states have their own laws intended to protect against fraud and abuse in the health care industry and more broadly. In some cases these laws prohibit or regulate additional conduct beyond what federal law affects. Penalties for violating these laws can range from fines to criminal sanctions.
HIPAA.   The Health Insurance Portability and Accountability Act of 1996, as amended by the American Recovery and Reinvestment Act of 2009, and implementing regulations (“HIPAA”), created two new federal crimes: healthcare fraud and false statements relating to healthcare matters. The healthcare fraud statute prohibits knowingly and willfully executing a scheme to defraud any healthcare benefit program, including private payors. A violation of this statute is a felony and may result in fines, imprisonment or exclusion from government sponsored programs. The false statements statute prohibits knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services.
FCPA and Other Anti-Bribery and Anti-Corruption Laws.   The U.S. Foreign Corrupt Practices Act (“FCPA”) prohibits U.S. corporations and their representatives from offering, promising, authorizing or making payments to any foreign government official, government staff member, political party or political candidate in an attempt to obtain or retain business abroad. The scope of the FCPA would include interactions with certain healthcare professionals or organizations in many countries. Our present and future business has been and will continue to be subject to various other U.S. and foreign laws, rules and/or regulations.
Physician Payment Sunshine Act.   Manufacturers of U.S. FDA-regulated devices reimbursable by federal healthcare programs are subject to the Physician Payment Sunshine Act, which requires manufacturers to track and annually report certain payments and other transfers of value made to U.S.-licensed physicians or U.S. teaching hospitals. Manufacturers are also required to report certain ownership interests held by physicians and their immediate family members. The law carries penalties of up to $1.15 million per year for violations, depending on the circumstances, and payments reported also have the potential to draw scrutiny on payments to and relationships with physicians, which may have implications under the Anti-Kickback Statute, Stark Law and other healthcare laws.
In addition, there has been a recent trend of increased federal and state regulation of payments and other transfers of value provided to healthcare professionals and entities. Similar to the federal law, certain states also have adopted marketing and/or transparency laws relevant to device manufacturers, some of which are broader in scope. Certain states also mandate that device manufacturers implement compliance programs. Other states impose restrictions on device manufacturer marketing practices and require tracking and reporting of gifts, compensation, and other remuneration to healthcare professionals and entities. The need to build and maintain a robust compliance program with different compliance and/or reporting requirements increases the possibility that a healthcare company may violate one or more of the requirements, resulting in fines and penalties.
U.S. and European Data Security and Data Privacy Laws
HIPAA, as well as a number of other federal and state privacy-related laws, extensively regulate the use and disclosure of individually identifiable health information, known as “protected health information” or “PHI”. HIPAA applies to health plans, healthcare providers who engage in certain standard healthcare transactions electronically, such as electronic billing, and healthcare clearinghouses, all of which are referred to as “covered entities” under HIPAA. State imposed health information privacy and security laws typically apply based on licensure, for example, licensed providers or licensed entities are limited in their ability to use and share health information.
Additionally, all states have enacted legislation protecting the privacy and security of “personal information” such as identifiable financial or health information, social security number and credit card information. These laws overlap and apply simultaneously with federal privacy and security requirements and regulated entities must comply with all of them. The California Consumer Privacy Act (“CCPA”) that went into effect January 1, 2020, is one of the most restrictive state privacy laws, protecting a wide variety of personal information and granting significant rights to California residents with respect to their personal information. In dealing with health information for the development of our technology or for commercial purposes, we will be indirectly affected by HIPAA and state-imposed health information privacy and security laws because these laws regulate the ability of our potential customers and research collaborators to share health information with us. Additionally, we must identify and comply with all applicable state laws for the protection of personal information with respect to employee information or other personal information that we collect.
In the European Union, increasingly stringent data protection and privacy rules that have and will continue to have substantial impact on the use of personal and patient data across the healthcare industry became stronger in May 2018. The EU General Data Protection Regulation (“GDPR”) applies across the European Union and includes, among other things, a requirement for prompt notice of data breaches to data subjects and supervisory authorities in certain circumstances and significant fines for non-compliance. The GDPR fine framework can be up to 20 million euros, or up to 4% of the company’s total global turnover of the preceding fiscal year, whichever is higher. The GDPR sets out a number of requirements that must be complied with when handling the personal data of such European Union based data subjects including: providing expanded disclosures about how their personal data will be used; higher standards for organizations to demonstrate that they have obtained valid consent or have another legal basis in place to justify their data processing activities; the obligation to appoint data protection officers in certain circumstances; new rights for individuals to be “forgotten” and rights to data portability, as well as enhanced current rights (e.g., access requests); the principal of accountability and demonstrating compliance through policies, procedures, training and audit; and the new mandatory data breach regime. In particular, medical or health data, genetic data and biometric data where the latter is used to uniquely identify an individual are all classified as “special category” data under the GDPR and are afforded greater protection and require additional compliance obligations. Noncompliance could result in the imposition of fines, penalties, or orders to stop noncompliant activities. We may be subject to GDPR if we undertake operations in the EU, offer products or services to individuals in the EU or monitor the behavior of individuals within the EU.
We could also be subject to evolving European Union laws on data export, for transfers of data outside the European Union to the Company, group companies or third parties. The GDPR only permits exports of data outside the European Union to jurisdictions that ensure an adequate level of data protection. The United States has not been deemed to offer an adequate level of protection, so in order for us to transfer personal data from the EU to the United States, we must identify a legal basis for data transfer (e.g., the European Union Commission approved Standard Contractual Clauses). On July 16, 2020, the Court of Justice of the European Union or the CJEU, issued a landmark opinion in the case Maximilian Schrems vs. Facebook (Case C-311/18), called Schrems II. This decision (a) calls into question commonly relied upon data transfer mechanisms as between the European Union member states and the United States (such as the Standard Contractual Clauses) and (b) invalidates the EU-U.S. Privacy Shield on which many companies had relied as an acceptable mechanism for transferring such data from the EU to the United States. The CJEU is the highest court in Europe and the Schrems II decision heightens the burden on data importers to assess U.S. national security laws on their business and future actions of European Union data protection authorities are difficult to predict.
Further, the United Kingdom’s decision to leave the European Union, often referred to as Brexit, has created uncertainty with regard to data protection regulation in the United Kingdom. In particular, while the Data Protection Act of 2018 that “implements” and complements the GDPR achieved Royal Assent on May 23, 2018 and is now effective in the United Kingdom, it is still unclear whether transfer of data from the European Economic Area to the United Kingdom will remain lawful under GDPR.
Other Governmental Regulation
We are subject to laws and regulations related to the protection of the environment, the health and safety of employees and the handling, transportation and disposal of medical specimens, infectious and hazardous waste and radioactive materials. For example, the U.S. Occupational Safety and Health Administration (“OSHA”) has established extensive requirements relating specifically to workplace safety for employers in the United States. This includes requirements to develop and implement multi-faceted programs to protect workers from exposure to blood-borne pathogens, including preventing or minimizing any exposure through needle stick injuries. For purposes of transportation, some biological materials and laboratory supplies are classified as hazardous materials and are subject to regulation by one or more of the following agencies: the U.S. Department of Transportation, the U.S. Public Health Service, the United States Postal Service and the International Air Transport Association. We generally use third-party vendors to dispose of regulated medical waste, hazardous waste and radioactive materials that we may use during our research.
International Laws and Regulations for IVD Products
Whether or not we obtain FDA marketing authorized for a clinical diagnostic product in the future, we must still obtain the requisite approvals from regulatory authorities in non-U.S. countries prior to the marketing of any product for clinical diagnostic use in those countries. The regulations in other jurisdictions vary from those in the United States and may be easier or more difficult to satisfy and are subject to change. For example, the European Union (“EU”) recently published new regulations that will result in greater regulation of medical devices and IVDs. This new IVD regulation (the “new IVD Regulation”) is significantly different from the European directive for in vitro diagnostic products (the “IVD Directive”) that it replaces in that it will ensure that the new requirements apply uniformly and on the same schedule across the member states, include a risk-based classification system and increase the requirements for conformity assessment. The new IVD Regulation must be fully implemented by May 2022, and it will increase the requirements for covered products and involve assessments done by a third party called a notified body.

Outside of the European Union, regulatory authorization needs to be sought on a country-by-country basis in order for us to market any clinical diagnostic products. Some countries have adopted medical device regulatory regimes, such as the Classification Rules for Medical Devices published by the Hong Kong Department of Health, the Health Sciences Authority of Singapore regulation of medical devices under the Health Products Act, and Health Canada’s risk classification system for invasive devices, among others, that incorporate IVD products like the FDA’s current system. Each country may have its own processes and requirements for IVD licensing, approval/clearance, and regulation, therefore requiring us to seek any regulatory approvals on a country-by-country basis.
Legal Proceedings
As of June 15, 2021, we were not a party to any material legal proceedings.
Corporate Information
HighCape was incorporated in Delaware on June 10, 2020. It was formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.
Legacy Quantum-Si was incorporated under the laws of the State of Delaware on June 24, 2013.
On June 10, 2021, HighCape and Legacy Quantum-Si completed the Business Combination, pursuant to which Legacy Quantum-Si became a wholly owned subsidiary of HighCape, HighCape’s corporate name was changed to Quantum-Si Incorporated and the business of Legacy Quantum-Si became the business of the Company.
Our principal executive offices are located at 530 Old Whitfield Street, Guilford, Connecticut 06437, and our telephone number is (203) 458-7100.
Information Available on the Internet
Our internet address is https://www.quantum-si.com, to which we regularly post copies of our press releases as well as additional information about us. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports, will be available to you free of charge through the Investors section of our website as soon as reasonably practicable after such materials have been electronically filed with, or furnished to, the Securities and Exchange Commission (the “SEC”). The SEC maintains an internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. We include our web site address in this prospectus only as an inactive textual reference. Information contained in our website does not constitute a part of this prospectus or our other filings with the SEC.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
OF OPERATIONS
The following discussion and analysis should be read together with the consolidated financial statements and the related notes to those statements, included elsewhere in this prospectus. The discussion and analysis should also be read together with the pro forma financial information as of March 31, 2021 and for the three months ended March 31, 2021 and for the year ended December 31, 2020 included in this prospectus. See “Unaudited Pro Forma Condensed Combined Financial Information.” This discussion contains forward-looking statements and involves numerous risks and uncertainties, including, but not limited to, those described under the heading “Risk Factors”. Actual results may differ materially from those contained in any forward-looking statements.
Overview
We are an innovative life sciences company with the mission of transforming single molecule analysis and democratizing its use by providing researchers and clinicians access to the proteome, the set of proteins expressed within a cell. We have developed a proprietary universal single molecule detection platform that we are first applying to proteomics to enable Next Generation Protein Sequencing (“NGPS”), the ability to sequence proteins in a massively parallel fashion (rather than sequentially, one at a time), and can be used for the study of nucleic acids. We believe that with the ability to sequence proteins in a massively parallel fashion and offer a simplified workflow with a faster turnaround time, NGPS has the potential to unlock significant biological information through improved resolution and unbiased access to the proteome at a speed and scale that is not available today. Traditionally, proteomic workflows to sequence proteins required days or weeks to complete. Our platform is designed to offer a single-day workflow including both sample preparation and sequencing. Our platform is comprised of the Carbon™ automated sample preparation instrument, the Platinum™ NGPS instrument, the Quantum-Si Cloud™ software service, and reagent kits and chips for use with our instruments. We intend to follow a systematic, phased approach to successfully launch and commercialize our platform, for research use only, in 2022, and have initiated our early access limited release to enable key thought leaders early access to our platform in 2021. We believe we are the first company to successfully enable NGPS on a semiconductor chip, thus digitizing a massive proteomics opportunity, which allows for a massively parallel solution at the ultimate level of sensitivity — single molecule detection.
We believe that our platform will offer a differentiated end-to-end workflow solution in a rapidly evolving proteomics tools market. Within our initial focus market of proteomics, our workflow will be designed to provide users a seamless opportunity to gain key insights into the immediate state of biological pathways and cell state. Our platform aims to address many of the key challenges and bottlenecks with legacy proteomic solutions, such as mass spectrometry (“MS”), which are complicated and often limited by manual sample preparation workflows, high instrument costs both in terms of acquisition and ownership and complexity with data analysis, which together prevent broad adoption. We believe our platform, which is designed to streamline sample preparation, sequencing, and data analysis at a lower instrument cost than legacy proteomic solutions, could allow our product to have wide utility across the study of the proteome. For example, our platform could be used for biomarker discovery and disease detection, pathway analysis, immune response, and vaccine development, among other applications.
COVID-19 Outbreak
The recent outbreak of the novel coronavirus (“COVID-19”), which was declared a pandemic by the World Health Organization on March 11, 2020 and declared a National Emergency by the President of the United States on March 13, 2020, has led to adverse impacts on the U.S. and global economies and created uncertainty regarding potential impacts on our operating results, financial condition and cash flows. The COVID-19 pandemic had, and is expected to continue to have, an adverse impact on our operations, particularly as a result of preventive and precautionary measures that we, other businesses, and governments are taking. Governmental mandates related to COVID-19 or other infectious diseases, or public health crises, have impacted, and we expect them to continue to impact, our personnel and personnel at third-party manufacturing facilities in the United States and other countries, and the availability or cost of materials, which would disrupt or delay our receipt of instruments, components and supplies from the third parties we rely on to, among other things, produce our products currently under development. The COVID-19 pandemic has also had an adverse effect on our ability to attract, recruit, interview and hire at the pace we would typically expect to support our rapidly expanding operations. To the extent that any governmental authority imposes additional regulatory requirements or changes existing laws, regulations, and policies that apply to our business and operations, such as additional workplace safety measures, our product development plans may be delayed, and we may incur further costs in bringing our business and operations into compliance with changing or new laws, regulations, and policies. The full extent to which the COVID-19 pandemic will directly or indirectly impact our business, results of operations and financial condition, including expenses and research and development costs, will depend on future developments that are highly uncertain, including as a result of new information that may emerge concerning COVID-19 and the actions taken to contain or treat COVID-19, as well as the economic impacts.
The estimates of the impact on our business may change based on new information that may emerge concerning COVID-19 and the actions to contain it or treat its impact and the economic impact on local, regional, national and international markets. While we are unable to predict the full impact that the COVID-19 pandemic will have on our future results of operations, liquidity and financial condition due to numerous uncertainties, including the duration of the pandemic, and the actions that may be taken by government authorities across the U.S., it is not expected to result in any significant changes in costs going forward.
We have not incurred any significant impairment losses in the carrying values of our assets as a result of the COVID-19 pandemic and are not aware of any specific related event or circumstance that would require us to revise our estimates reflected in our financial statements.
Recent Developments
On June 10, 2021, we completed the Business Combination. The Business Combination was approved by HighCape’s stockholders at its special meeting held on June 9, 2021. The transaction resulted in the combined company being renamed “Quantum-Si Incorporated,” Legacy Quantum-Si being renamed “Q-Si Operations Inc.” and the combined company’s Class A common stock and warrants to purchase Class A common stock commencing trading on Nasdaq on June 11, 2021 under the symbol “QSI” and “QSIAW”, respectively. As a result of the Business Combination, we received proceeds of approximately $511.2 million.
Factors Affecting Results of Operations
The following factors have been important to our business and we expect them to impact our results of operations and financial condition in future periods:
Commercialization of our product
Our mission is to democratize single molecule proteomic analysis by providing a full workflow of solutions at an affordable cost. We intend to follow a systematic and phased approach to successfully launch and commercialize our platform in 2022. We have initiated our early access limited release phase to first enable key thought leaders with early access to our platform in 2021. We believe this approach will allow us to introduce our platform in a structured manner to demonstrate its use, value and practicality, while working directly with our key potential customers, to help ensure a positive experience. We expect to rapidly build out our commercial and operational infrastructure to sell and support our product as we launch and commercialize our technology. We also have manufacturing partnerships that we believe will allow us to rapidly expand our capacity, with the ability to create new manufacturing lines to meet potential customer demand. As we continue to prepare for commercialization, we expect to incur substantial expenses in the near term which are not expected to recur in the long-term.
Technical innovation
We have developed our device through investing in extensive research, development, testing, and technical analysis. We aim to continually innovate and develop new products, product enhancements, applications, workflows, and other tools to enable our customers to generate unbiased proteomic information at scale. We have developed a detailed product roadmap to further increase the capacity of our semiconductor chips and improvements to chemistry to increase accuracy, coverage, and speed which may expand applications. Our existing roadmap also includes plans to “scale up” with higher throughput instruments as well as “scale down” with a lower throughput, yet more cost-effective instrument, all of which are based on our same core semiconductor chip. We expect to continue to drive innovation both through internal research and development projects as well as through partnership and collaborations with our customers and key industry thought leaders. Although we expect these activities will increase our research and development expenses, we believe that these investments will contribute to our long-term growth and we expect it to positively impact our results of operations in the future.
Brand awareness and market development
We continue to invest in market development activities to increase awareness of the importance of the proteome and the strengths of our platform. We believe our platform has the capability to enable users to generate significant amounts of proteomic information at speed, scale, and simplicity. We plan to continue to invest in market development activities and partnerships to increase awareness of the importance and utility of proteomics to expand and accelerate demand for our products.
Description of Certain Components of Financial Data
Research and development
Research and development expenses primarily consist of personnel costs and benefits, stock-based compensation, lab supplies, consulting and professional fees, fabrication services and other outsourced expenses. Research and development expenses are expensed as incurred. All of our research and development expenses are related to developing new products and services. Consulting expenses are related to general development activities, while fabrication services include certain third-party engineering costs. Research and development expenses are expected to increase in absolute dollars as we plan to increase our research and development efforts related to our product development as we near commercialization of our products.
General and administrative
General and administrative expenses primarily consist of personnel costs and benefits, stock-based compensation, patent and filing fees, facilities costs, depreciation expense, office expenses and outside services. Outside services consist of professional services, legal and other professional fees. We expect that general and administrative expenses will increase in absolute dollars with the additional costs incurred as a result of operating as a public company, including accounting and finance, human resources, legal, insurance and investor relations costs.
Sales and marketing
Sales and marketing expenses primarily consist of personnel costs and benefits, stock-based compensation as well as consulting, product advertising and marketing. We expect sales and marketing expenses to increase in absolute dollars as we near our commercial launch date (expected in 2022). Our sales and marketing expenses will also increase in the near term as we build out internal sales and marketing teams, promote our brand through marketing and advertising initiatives and seek to expand our market presence.
Interest income
Interest income primarily consists of interest earned on our cash equivalents, which consist of a commercial money market account.
Other expense, net
Other expense, net primarily consists of realized gains and losses on trade payables denominated in foreign currencies as well as interest expenses.
Provision for income taxes
We utilize the asset and liability method of accounting for income taxes where deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities using the enacted statutory tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is established against net deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of the net deferred tax assets will not be realized. We recorded a full valuation allowance as of March 31, 2021 and 2020, and December 31, 2020 and 2019. Based on the available evidence, we believe that it is more likely than not that we will be unable to utilize all of our deferred tax assets in the future.
On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) was enacted which included provisions related to net operating loss (“NOL”) carryovers and carrybacks. The CARES Act amended the NOL carryback rules by allowing NOLs arising in tax years beginning after December 31, 2017 and before January 1, 2021 to be carried back to each of the five years preceding the year of the loss to generate a refund of previously paid income taxes. In addition, the CARES Act temporarily removed the 80% limitation under which NOLs generated post-2017 could be used to offset no more than 80% of taxable income, and allows for full use of such NOLs for tax years before January 1, 2021. The Company has evaluated the relevant provisions of the CARES Act and has determined that it does not expect to recognize any benefit related to these provisions due to its net operating losses in the current year and all prior years. Therefore, there are no income tax effects to be recognized in the financial statements for the three months ended March 31, 2021 and 2020.
Results of Operations
HighCape
HighCape neither engaged in any operations nor generated any revenues. HighCape’s only activities from inception through March 31, 2021 were organizational activities, those necessary to prepare for its initial public offering, and after its initial public offering, identifying a target company for an initial business combination. HighCape generated non-operating income in the form of interest income on marketable securities held in its trust account (the “Trust Account”). HighCape incurred expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.
For the three months ended March 31, 2021, HighCape had a net loss of $10,405,903, which consists of the change in fair value of the warrants of $8,520,049, formation and operating costs of $1,887,583, offset by interest income on marketable securities held in the Trust Account of $1,729.
For the period from June 10, 2020 (inception) through December 31, 2020, HighCape had a net loss of $3,586,390, which consists of formation and operating costs of $265,291, a change in the fair value of the warrant liability of $3,096,650 and transaction costs of $226,601, offset by interest income on marketable securities held in the Trust Account of $2,152.
Legacy Quantum-Si
The following is a discussion of our results of operations for the three months ended March 31, 2021 and 2020, and our accounting policies are described in Note 2 in our financial statements included elsewhere in this prospectus.

	Three Months Ended March 31,
(in thousands, except for % change)	2021	2020	% Change
Operating expenses:
Research and development	$7,972	$7,924	0.6%
General and administrative	3,417	2,220	53.9%
Sales and marketing	390	259	50.6%
Total operating expenses	11,779	10,403	13.2%
Loss from operations	(11,779)	(10,403)	13.2%
Interest income	—	89	(100.0)%
Loss before provision for income taxes	(11,779)	(10,314)	14.2%
Provision for income taxes	—	—	—
Net loss and comprehensive loss	$(11,779)	$(10,314)	14.2%
Comparison of the Three Months Ended March 31, 2021 and 2020
Research and development
	Three Months Ended March 31,		Change
(in thousands, except for % changes)	2021	2020	$	%
Research and development	$7,972	$7,924	$48	0.6%
Research and development expenses remained flat for the three months ended March 31, 2021 compared to the three months ended March 31, 2020.
Research and development costs by expense type were as follows:
	Three Months Ended March 31,
(in thousands)	2021	2020
Personnel	$4,573	$4,031
Fabrication	1,484	1,826
Outsourcing	829	758
Lab supplies	647	677
Consulting	151	304
Other	288	328
Total research and development	$7,972	$7,924
General and administrative
	Three Months Ended March 31,		Change
(in thousands, except for % changes)	2021	2020	$	%
General and administrative	$3,417	$2,220	$1,197	53.9%
General and administrative expenses increased by $1.2 million, or 53.9%, for the three months ended March 31, 2021 compared to the three months ended March 31, 2020. This increase was primarily driven by an increase in consulting fees of $0.4 million for public company readiness projects, an increase in personnel costs of $0.3 million as a result of increased headcount, an increase in accounting, auditing and professional service fees of $0.6 million, an increase in recruiting fees of $0.2 million, and an increase in office expenses of $0.1 million, partially offset by a decrease in legal fees of $0.3 million.

Sales and marketing
	Three Months Ended March 31,		Change
(in thousands, except for % changes)	2021	2020	$	%
Sales and marketing	$390	$259	$131	50.6%
Sales and marketing expenses increased by $0.1 million, or 50.6%, for the three months ended March 31, 2021 compared to the three months ended March 31, 2020. This increase was primarily driven by an increase in consulting fees of $0.1 million and an increase in personnel costs of $0.1 million as a result of increased headcount, partially offset by a decrease in advertising costs of $0.1 million.
Interest income
	Three Months Ended March 31,		Change
(in thousands, except for % changes)	2021	2020	$	%
Interest income	$—	$89	$(89)	(100.0)%
Interest income decreased by $0.1 million, or 100.0%, for the three months ended March 31, 2021 compared to the three months ended March 31, 2020. This decrease was driven by a decrease in cash balances held to earn interest for the three months ended March 31, 2021.
Comparison of the Years Ended December 31, 2020 and 2019
Research and development
	Year Ended December 31,		Change
(in thousands, except for % changes)	2020	2019	$	%
Research and development	$27,555	$28,102	$(547)	(1.9)%
Research and development expenses decreased by $0.5 million, or 1.9%, for the year ended December 31, 2020 compared to the year ended December 31, 2019. This decrease was primarily driven by a decrease in stock-based compensation of $0.9 million and spending on lab supplies, test boards and equipment of $0.2 million partially offset by increased costs for fabrication related services of $0.6 million.
Research and development costs by expense type were as follows:
	Year Ended December 31,
(in thousands)	2020	2019
Personnel	$14,081	$14,666
Consulting	725	819
Fabrication	6,215	5,623
Lab supplies	2,250	2,350
Outsourcing	3,235	3,224
Other	1,049	1,420
Total research and development expenses	$27,555	$28,102
General and administrative
	Year Ended December 31,		Change
(in thousands, except for % changes)	2020	2019	$	%
General and administrative	$7,984	$7,884	$100	1.3%

General and administrative expenses increased by $0.1 million, or 1.3%, for the year ended December 31, 2020 compared to the year ended December 31, 2019. This increase was primarily driven by increased costs for outside services such as legal, accounting, and other professional fees.
Sales and marketing
	Year Ended December 31,		Change
(in thousands, except for % changes)	2020	2019	$	%
Sales and marketing	$1,152	$634	$518	81.7%
Sales and marketing expenses increased by $0.5 million, or 81.7%, for the year ended December 31, 2020 compared to the year ended December 31, 2019. This increase was primarily driven by increased personnel costs of $0.3 million and marketing and professional fees of $0.2 million as a result of an increase in market research studies for the upcoming commercialization of our product.
Interest income
	Year Ended December 31,		Change
(in thousands, except for % changes)	2020	2019	$	%
Interest income	$104	$833	$(729)	(87.5)%
Interest income decreased by $0.7 million, or 87.5%, for the year ended December 31, 2020 compared to the year ended December 31, 2019. This decrease was driven by lower average cash balances and lower interest rates in 2020.
Other expense, net
	Year Ended December 31,		Change
(in thousands, except for % changes)	2020	2019	$	%
Other expense, net	$(26)	$(5)	$(21)	420.0%
Other expense, net increased by $0.02 million, or 420.0%, for the year ended December 31, 2020 compared to the year ended December 31, 2019. This increase was primarily driven by interest expense and realized foreign currency losses.
Liquidity and Capital Resources
Since our inception, we have generated no revenue and have funded our operations primarily with proceeds from the issuance of equity to private investors. As a result, we have incurred a significant cash burn and recurring net losses since our inception, which includes a net loss of $11.8 million and $10.3 million for the three months ended March 31, 2021 and 2020, respectively, and an accumulated deficit of $184.0 million and $172.2 million, as of March 31, 2021 and December 31, 2020, respectively. In addition, on June 10, 2021, we completed the Business Combination with HighCape, and as a result we received proceeds of approximately $511.2 million. We expect to continue to incur a significant cash burn and recurring net losses for the foreseeable future until such time that we can successfully commercialize our products that are currently under development. However, we can provide no assurance that such products will be successfully developed and commercialized in the future.
We expect that the funds raised in connection with the Business Combination will be sufficient to meet our liquidity, capital expenditure, and anticipated working capital requirements and fund our operations for at least the next 12 months. We expect to use the funds raised in connection with the Business Combination to further invest in research and development of our products, for other operating expenses, and for working capital and general corporate purposes.
We expect to continue to incur net losses as we continue to invest in research and development of our products. Our ability to access additional capital when needed is not assured and, if capital is not available when, and in the amounts needed, we could be required to delay, scale back or abandon some or all of our development programs and other operations which could materially harm our operations, financial condition and operating results.
We expect to commercialize our product in 2022. During the ramp up to commercialization, the business will require an accelerated amount of spending to enhance the sales and marketing teams, continue to drive development, and build inventory. Other factors to consider that could accelerate cash needs include: (i) delays in achieving scientific and technical milestones; (ii) unforeseen capital expenditures and fabrication costs related to commercialization; (iii) changes we may make in our business or commercialization strategy; (iv) the impact of the COVID-19 pandemic; (v) costs of running a public company and (vi) other items affecting our forecasted level of expenditures and use of cash resources including potential acquisitions.
Cash
As of March 31, 2021, we had cash and cash equivalents of $26.7 million. Our future capital requirements may vary from those currently planned and will depend on various factors including the timing of product commercialization. If we need additional funds and are unable to obtain funding on a timely basis, we may need to significantly curtail our product development efforts to provide sufficient funds to continue our operations, which could adversely affect our business prospects.
Cash flows
The following table summarizes our cash flows for the periods indicated:
	Three Months Ended March 31,
In thousands	2021	2020
Net cash (used in) provided by:
Net cash used in operating activities	$(10,736)	$(8,177)
Net cash used in investing activities	(500)	(262)
Net cash provided by financing activities	980	10,290
Net (decrease) increase in cash and cash equivalents	$(10,256)	$1,851
Net cash used in operating activities
Net cash flows used in operating activities represent the cash receipts and disbursements related to our activities other than investing and financing activities. We expect cash provided by financing activities will continue to be our primary source of funds to support operating needs and capital expenditures for the foreseeable future.
The net cash used in operating activities of $10.7 million for the three months ended March 31, 2021 was due primarily to a net loss of $11.8 million, partially offset by net cash inflows from changes in operating assets and liabilities of $0.4 million and adjustments for depreciation and amortization of $0.2 million and stock-based compensation expense of $0.5 million.
The net cash used in operating activities of $8.2 million for the three months ended March 31, 2020 was due primarily to a net loss of $10.3 million, partially offset by net cash inflows from changes in operating assets and liabilities of $1.3 million and adjustments for stock-based compensation expense of $0.6 million and depreciation and amortization of $0.2 million. The net cash inflows from operating assets and liabilities was primarily due to an increase in accounts payable of $1.4 million.
Net cash used in investing activities
The net cash used in investing activities of $0.5 million in the three months ended March 31, 2021 was due to purchases of property and equipment.
The net cash used in investing activities of $0.3 million in the three months ended March 31, 2020 was due to purchases of property and equipment.

Net cash provided by financing activities
The net cash provided by financing activities of $1.0 million in the three months ended March 31, 2021 was primarily from proceeds from exercise of stock options of $1.0 million.
The net cash provided by financing activities of $10.3 million in the three months ended March 31, 2020 was primarily from proceeds from issuance of Series E convertible preferred stock of $10.3 million.
Contractual Obligations
As of March 31, 2021, our contractual obligations were as follows:
(in thousands)	Total	< 1 Year	1 – 3 Years	3 – 5 Years	> 5 Years
Notes payable	$1,749	$1,749	—	—	—
Total	$1,749	$1,749	—	—	—
Notes payable
As of March 31, 2021, we owed $1.7 million under the Paycheck Protection Program (“PPP”). The PPP, established as part of the CARES Act, provides loans to qualifying businesses for amounts up to 2.5 times the average monthly payroll expenses of the qualifying business. The term of the PPP loan is for a maximum term of five years. The interest rate on the PPP loan is 1% per annum. The loans and accrued interest are forgivable as long as the borrower uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and maintains its payroll levels. In connection with the closing of the Business Combination, we repaid the loan in full.
We had no other material contractual obligations as of March 31, 2021.
Licenses related to certain intellectual property
We license certain intellectual property, some of which may be utilized in our current or future product offerings. To preserve the right to use such intellectual property there are annual minimum fixed royalty payments of approximately $0.2 million. Once we commercialize and begin to generate revenue, there will be royalties based on the current anticipated utilization.
Critical Accounting Policies and Significant Judgments and Estimates
The discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as expenses incurred during the reporting periods. Our estimates are based on our historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.
While our significant accounting policies are described in more detail in Note 2 in our financial statements included elsewhere in this prospectus, we believe that the following accounting policies are those most critical to the judgments and estimates used in the preparation of our financial statements.
Stock-based compensation
The fair values of stock option grants are estimated using a Black-Scholes option-pricing model. Key inputs and assumptions include the expected term of the option, stock price volatility, risk-free interest rate, dividend yield, stock price and exercise price. Many of the assumptions require significant judgment and any changes could have a material impact in the determination of stock-based compensation expense.

Key assumptions used to value option grants were as follows:
•
Risk-free interest rate: The risk-free interest rate for periods within the expected term of the awards is based on the U.S. Treasury yield curve in effect at the time of the grant.

•
Expected dividend yield: We have never declared or paid any cash dividends and do not expect to pay any cash dividends in the foreseeable future.

•
Expected term: For employee awards, we calculate the expected term using the “simplified” method, which is the simple average of the vesting period and the contractual term. For nonemployee awards the contractual term is used.

•
Expected volatility: We determined expected annual equity volatility to be 70% based on the historical volatility of guideline public companies.

Stock options granted to nonemployees are accounted for based on their fair value on the measurement date using the Black-Scholes option-pricing model. Through December 31, 2019, stock options granted to nonemployees were subject to periodic revaluation over their vesting terms. Beginning January 1, 2020, the treatment of grants to nonemployees was aligned with those granted to employees in accordance with Accounting Standards Update 2018-07, Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”). For further information, refer to Note 2 in our financial statements included elsewhere in this prospectus.
Recent accounting pronouncements
A description of recently issued accounting pronouncements that may potentially impact our financial position and results of operations is disclosed in Note 2 in our financial statements included elsewhere in this prospectus .
Quantitative and Qualitative Disclosures About Market Risk
We are exposed to market risks in the ordinary course of our business. Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. Our market risk exposure is primarily the result of interest rate fluctuations. There have not been material changes in market risk exposures as of March 31, 2021.
Interest rate risk
Our cash and cash equivalents as of March 31, 2021 and December 31, 2020 of $26.7 million and $36.9 million, respectively, included $25.5 million and $36.0 million, respectively, in money market funds. Such interest-earning instruments carry a degree of interest rate risk. The goals of our investment policy are liquidity and capital preservation; we do not enter into investments for trading or speculative purposes. We believe that we do not have any material exposure to changes in the fair value of these assets as a result of changes in interest rates due to the short-term nature of our cash and cash equivalents. We do not believe that a hypothetical 10% change in interest rates would have a material effect on our cash flows and operating results.

DESCRIPTION OF QUANTUM-SI SECURITIES
The following summary of the material terms of the capital stock of Quantum-Si Incorporated (formerly HighCape Capital Acquisition Corp.) is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to our Charter, our Amended and Restated Bylaws (the “Bylaws”) and the warrant-related documents described herein, each of which are incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, and certain provisions of Delaware law. We urge you to read each of our Charter, our Bylaws and the warrant-related documents described herein in their entirety for a complete description of the rights and preferences of our securities. Unless the context requires otherwise, all references to “we”, “us,” “our,” the “Company” and “Quantum-Si” in this section refer solely to Quantum-Si Incorporated (formerly HighCape Capital Acquisition Corp.) and not to our subsidiaries.
Authorized Capital Stock
We are authorized to issue 628,000,000 shares, consisting of 600,000,000 shares of Class A common stock, par value $0.0001 per share, 27,000,000 shares of Class B common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share.
Common Stock
Class A Common Stock
Voting Rights
Holders of Class A common stock are entitled to cast one vote per share. Generally, holders of all classes of common stock vote together as a single class, and an action is approved by stockholders if a majority of votes cast affirmatively or negatively on the action are cast in favor of the action, while directors are elected by a plurality of the votes cast. Holders of Class A common stock are not entitled to cumulate their votes in the election of directors.
Dividend Rights
With limited exceptions in the case of certain stock dividends or disparate dividends approved by the affirmative vote of the holders of a majority of the Class A common stock and Class B common stock, each voting separately as a class, holders of Class A common stock will share ratably (based on the number of shares of Class A common stock held), together with each holder of Class B common stock, if and when any dividend is declared by the Board of Directors of Quantum-Si (the “Board”) out of funds legally available therefor, subject to restrictions, whether statutory or contractual (including with respect to any outstanding indebtedness), on the declaration and payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock or any class or series of stock having a preference over, or the right to participate with, the Class A common stock with respect to the payment of dividends.
Liquidation, Dissolution and Winding Up
On the liquidation, dissolution, distribution of assets or winding up of Quantum-Si, each holder of Class A common stock, together with each holder of Class B common stock, will be entitled, pro rata on a per share basis, to all assets of Quantum-Si of whatever kind available for distribution to the holders of common stock, subject to the designations, preferences, limitations, restrictions and relative rights of any other class or series of preferred stock of Quantum-Si then outstanding and unless disparate or different treatment of the shares of Class A common stock and Class B common stock is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A common stock and Class B common stock, each voting separately as a class.
Other Matters
Holders of shares of Class A common stock do not have subscription, redemption or conversion rights. All the outstanding shares of Class A common stock are validly issued, fully paid and non-assessable.

Class B Common Stock
Voting Rights
Holders of Class B common stock are entitled to cast 20 votes per share of Class B common stock. Generally, holders of all classes of our common stock vote together as a single class, and an action is approved by Quantum-Si stockholders if a majority of votes cast affirmatively or negatively on the action are cast in favor of the action, while directors are elected by a plurality of the votes cast. Holders of Class B common stock are not entitled to cumulate their votes in the election of directors.
Dividend Rights
With limited exceptions in the case of certain stock dividends or disparate dividends approved by the affirmative vote of the holders of a majority of the Class A common stock and Class B common stock, each voting separately as a class, holders of Class B common stock will share ratably (based on the number of shares of Class B common stock held), together with each holder of Class A common stock, if and when any dividend is declared by the Board out of funds legally available therefor, subject to restrictions, whether statutory or contractual (including with respect to any outstanding indebtedness), on the declaration and payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock or any class or series of stock having a preference over, or the right to participate with, the Class B common stock with respect to the payment of dividends.
Optional Conversion
Holders of Class B common stock have the right to convert shares of their Class B common stock into fully paid and non-assessable shares of Class A common stock, on a one-to-one basis, at the option of the holder at any time upon written notice to Quantum-Si.
Mandatory Conversion
Holders of Class B common stock will have their Class B common stock automatically converted into Class A common stock, on a one-to-one basis, upon the occurrence of any of the events described below:
(1)
Any sale, assignment, transfer, conveyance, hypothecation, or other transfer or disposition, directly or indirectly, of any Class B common stock or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law (including by merger, consolidation, or otherwise), including, without limitation the transfer of a share of Class B common stock to a broker or other nominee or the transfer of, or entering into a binding agreement with respect to, voting control over such share by proxy or otherwise, other than a permitted transfer.

(2)
Upon the first date on which Dr. Rothberg, together with all other qualified stockholders, collectively cease to beneficially own at least 20% of the number of Class B common stock (as such number of shares is equitably adjusted in respect of any reclassification, stock dividend, subdivision, combination, or recapitalization of the Class B common stock) collectively beneficially owned by Dr. Rothberg and permitted transferees of Class B common stock as of the effective time of the Merger.

(3)
Upon the date specified by the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares of Class B common stock, voting as a separate class.

Liquidation Rights
On the liquidation, dissolution, distribution of assets or winding up of Quantum-Si, each holder of Class B common stock, together with each holder of Class A common stock, will be entitled, pro rata on a per share basis, to all assets of Quantum-Si of whatever kind available for distribution to the holders of common stock, subject to the designations, preferences, limitations, restrictions and relative rights of any other class or series of preferred stock of Quantum-Si then outstanding and unless disparate or different treatment of the shares of Class A common stock and Class B common stock is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A common stock and Class B common stock, each voting separately as a class.
Preferred Stock
Our Charter provides that the Board has the authority, without action by the stockholders, to designate and issue shares of preferred stock in one or more classes or series, and the number of shares constituting any such class or series, and to fix the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of preferred stock, including, without limitation, dividend rights, dividend rates, conversion rights, exchange rights, voting rights, rights and terms of redemption, dissolution preferences, and treatment in the case of a merger, business combination transaction, or sale of Quantum-Si’s assets, which rights may be greater than the rights of the holders of the common stock. There are no shares of preferred stock outstanding as of June 15, 2021.
The purpose of authorizing the Board to issue preferred stock and determine the rights and preferences of any classes or series of preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The simplified issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of our common stock by restricting dividends on our common stock, diluting the voting power of our common stock or subordinating the dividend or liquidation rights of our common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our common stock.
In June 2021, we completed the Business Combination contemplated by the Business Combination Agreement, pursuant to which Legacy Quantum-Si survived the Merger as a wholly-owned subsidiary of HighCape. In connection with the Merger, HighCape changed its name to Quantum-Si Incorporated and Legacy Quantum-Si changed its name to Q-SI Operations Inc.
As a consequence of the Merger, at the Effective Time, (i) each share of Legacy Quantum-Si capital stock (other than the Legacy Quantum-Si Series A preferred stock) that was issued and outstanding immediately prior to the Effective Time was automatically canceled and converted into the right to receive 0.7975 shares of the Company’s Class A common stock, rounded down to the nearest whole number of shares; (ii) each share of Legacy Quantum-Si Series A preferred stock that was issued and outstanding immediately prior to the Effective Time was automatically canceled and converted into the right to receive 0.7975 shares of the Company’s Class B common stock, rounded down to the nearest whole number of shares; (iii) each option to purchase shares of Legacy Quantum-Si common stock, whether vested or unvested, that was outstanding and unexercised as of immediately prior to the Effective Time was assumed by the Company and became an option (vested or unvested, as applicable) to purchase a number of shares of the Company’s Class A common stock equal to the number of shares of Legacy Quantum-Si common stock subject to such option immediately prior to the Effective Time multiplied by 0.7975, rounded down to the nearest whole number of shares, at an exercise price per share equal to the exercise price per share of such option immediately prior to the Effective Time divided by 0.7975 and rounded up to the nearest whole cent; and (iv) each Legacy Quantum-Si restricted stock unit outstanding immediately prior to the Effective Time was assumed by the Company and became a restricted stock unit with respect to a number of shares of the Company’s Class A common stock, rounded to the nearest whole share, equal to the number of shares of Legacy Quantum-Si common stock subject to such Legacy Quantum-Si restricted stock unit immediately prior to the Effective Time multiplied by 0.7975.
Warrants
Public Stockholders’ Warrants
As of June 15, 2021, there were an aggregate of 3,833,319 outstanding Public Warrants, which entitle the holder to acquire Class A common stock. Each whole warrant entitles the registered holder to purchase one share of Class A common stock at an exercise price of $11.50 per share, subject to adjustment as discussed below, beginning on September 9, 2021. A holder may exercise its warrants only for a whole number of shares of Class A common stock. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The warrants will expire on June 10, 2026 at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
Quantum-Si will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act, covering the issuance of the shares of Class A common issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of Class A common stock is available, subject to Quantum-Si satisfying its obligations described below with respect to registration. No warrant will be exercisable for cash or on a cashless basis, and Quantum-Si will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless.
Redemptions
Once the warrants become exercisable, Quantum-Si may call the warrants for redemption for cash:
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•
if, and only if, the closing price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before Quantum-Si sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by Quantum-Si, Quantum-Si may exercise its redemption right even if Quantum-Si is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
Quantum-Si has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and Quantum-Si issues a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Class A common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.
Redemption procedures and cashless exercise
If Quantum-Si calls the warrants for redemption as described above, Quantum-Si’s management will have the option to require any holder that wishes to exercise his, her or its warrant to do soon a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” Quantum-Si’s management will consider, among other factors, Quantum-Si’s cash position, the number of warrants that are outstanding and the dilutive effect on Quantum-Si’s stockholders of issuing the maximum number of shares of Quantum-Si Class A common stock issuable upon the exercise of its warrants. If Quantum-Si management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Quantum-Si Class A common stock equal to the quotient obtained by dividing (x) the product of the number of Quantum-Si Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” of the Quantum-Si Class A common stock (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average closing price of the Quantum-Si Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If the Quantum-Si management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Quantum-Si Class A common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. Quantum-Si believes this feature is an attractive option to Quantum-Si if Quantum-Si does not need the cash from the exercise of the warrants. If Quantum-Si calls the Quantum-Si warrants for redemption and Quantum-Si’s management does not take advantage of this option, the holders of the Private Placement Warrants and their permitted transferees would still be entitled to exercise their Private Placement Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.
A holder of a warrant may notify Quantum-Si in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the Quantum-Si Class A common stock outstanding immediately after giving effect to such exercise.
If the number of outstanding shares of Quantum-Si Class A common stock is increased by a share capitalization payable in shares of Quantum-Si Class A common stock, or by a split-up of common stock or other similar event, then, on the effective date of such share capitalization, split-up or similar event, the number of shares of Quantum-Si Class A common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of common stock entitling holders to purchase Quantum-Si Class A common stock at a price less than the fair market value will be deemed a share capitalization of a number of shares of Quantum-Si Class A common stock equal to the product of (i) the number of shares of Quantum-Si Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Quantum-Si Class A common stock) and (ii) the quotient of (x) the price per share of Quantum-Si Class A common stock paid in such rights offering and (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for shares of Quantum-Si Class A common stock, in determining the price payable for Quantum-Si Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of shares of Quantum-Si Class A common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Quantum-Si Class A common stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if Quantum-Si, at any time while the warrants are outstanding and unexpired, pays a dividend or make a distribution in cash, securities or other assets to the holders of Quantum-Si Class A common stock on account of such Quantum-Si Class A common stock (or other securities into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of Class A common stock in connection with a proposed initial business combination, or (d) in connection with the redemption of Quantum-Si’s public shares upon Quantum-Si’s failure to complete the Quantum-Si initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Quantum-Si Class A common stock in respect of such event. If the number of outstanding shares of Quantum-Si Class A common stock is decreased by a consolidation, combination, reverse share split or reclassification of Quantum-Si Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of Quantum-Si Class A common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding share of Quantum-Si Class A common stock.
Whenever the number of shares of Quantum-Si Class A common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Quantum-Si Class A common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Quantum-Si Class A common stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding Quantum-Si Class A common stock (other than those described above or that solely affects the par value of such Quantum-Si Class A common stock), or in the case of any merger or consolidation of Quantum-Si with or into another corporation (other than a consolidation or merger in which Quantum-Si is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Quantum-Si Class A common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of Quantum-Si as an entirety or substantially as an entirety in connection with which Quantum-Si is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the Quantum-Si Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of Quantum-Si Class A common stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Quantum-Si Class A common stock in such a transaction is payable in the form of Quantum-Si Class A common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the warrant value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.
The warrants are issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Quantum-Si. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, and that all other modifications or amendments will require the vote or written consent of the holders of at least 50% of the then outstanding Public Warrants, and, solely with respect to any amendment to the terms of the Private Placement Warrants, a majority of the then outstanding Private Placement Warrants. You should review a copy of the warrant agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.
The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to Quantum-Si, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive Quantum-Si Class A common stock. After the issuance of Quantum-Si Class A common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders. No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, Quantum-Si will, upon exercise, round down to the nearest whole number the number of shares of Quantum-Si Class A common stock to be issued to the warrant holder.
Private Placement Warrants
As of June 15, 2021, there were 135,000 Private Placement Warrants outstanding. The Private Placement Warrants (including the Class A common stock issuable upon exercise of the Private Placement Warrants) are not transferable, assignable or salable until thirty (30) days after the closing the Business Combination (except in limited circumstances) and the Private Placement Warrants are not redeemable by Quantum-Si for cash so long as they are held by the initial stockholders or their permitted transferees. The initial purchasers of the Private Placement Warrants , or their permitted transferees, have the option to exercise the Private Placement Warrants on a cashless basis. Except as described in this section, the Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants sold in HighCape’s initial public offering, including that they may be redeemed for shares of Class A common stock. If the Private Placement Warrants are held by holders other than the initial purchasers of the Private Placement Warrants or their permitted transferees, the Private Placement Warrants will be redeemable by Quantum-Si and exercisable by the holders on the same basis as the warrants included in the units sold in the initial public offering.
Registration Rights
Pursuant to PIPE Investor Subscription Agreements, the PIPE Investors purchased shares of HighCape Class A common stock immediately prior to the closing of the Business Combination and the PIPE Investors are entitled to certain registration rights. Additionally, pursuant to Subscription Agreements, the ForeSite Funds purchased shares of HighCape Class A common stock immediately prior to the closing of the Business Combination and the ForeSite Funds are entitled to certain registration rights. In particular, Quantum-Si agreed to, within forty-five (45) calendar days after the closing of the Business Combination, file with the SEC (at Quantum-Si’s sole cost and expense) a registration statement registering the resale of the shares of Class A common stock issued to the PIPE Investors and ForeSite Funds, and to use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 90th calendar day (or the 120th calendar day if the SEC notifies Quantum-Si that it will “review” such registration statement) following the closing of the Business Combination and (ii) the 10th business day after the date Quantum-Si is notified (orally or in writing) by the SEC that such registration statement will not be “reviewed” or will not be subject to further review.
At the closing of the Business Combination, Quantum-Si, the initial stockholders, including the Sponsor, certain affiliates of Glenview Capital Management, LLC (the “Sponsor Group Holders”) and certain holders of Legacy Quantum-Si capital stock (the “Quantum-Si Holders”) entered into an amended and restated registration rights agreement (the “Amended and Restated Registration Rights Agreement”), pursuant to which, among other things, the Sponsor Group Holders and the Legacy Quantum-Si Holders agreed not to effect any sale or distribution of any equity securities of Quantum-Si held by any of them (except with respect to shares of Class A common stock acquired in open market transactions or by Sponsor Group Holders pursuant to the PIPE Financing) during the lock-up period described therein and below and were granted certain registration rights with respect to their respective shares of our common stock, in each case, on the terms and subject to the conditions therein. In particular, the Amended and Restated Registration Rights Agreement provides for the following registration rights:
•
Registration rights.   Promptly, but in any event within 60 days following the closing of the Business Combination, Quantum-Si is required to use its commercially reasonable efforts to file a registration statement under the Securities Act to permit the public resale of all registrable securities as permitted by Rule 415 of the Securities Act and to cause such registration statement to be declared effective as soon as practicable after the filing thereof, but in no event later than 60 days following the filing deadline (or 90 days following the filing deadline if the registration statement is reviewed by and receives comments from the SEC). As soon as practicable following the date of effectiveness of the registration statement, but in any event within two business days of such date, Quantum-Si will notify the holders of registrable securities of the effectiveness of such registration statement. At any time at which Quantum-Si has an effective shelf registration statement with respect to a holder’s registrable securities, any such holder may request to sell all or a portion of their registrable securities pursuant to an underwritten offering pursuant to such shelf registration statement, provided that such holder(s) reasonably expect any such sales to generate aggregate gross proceeds in excess of $25 million or reasonably expect to sell all of the registrable securities held by such holder, but in no event for aggregate gross proceeds of less than $5 million in gross proceeds. Quantum-Si will enter into an underwriting agreement with a managing underwriter or underwriters selected by the initiating holder(s), after consultation with Quantum-Si, and will take all such other reasonable actions as are requested by the managing underwriter to expedite or facilitate the disposition of such registrable securities.

•
Demand registration rights.   At any time after the closing of the Business Combination, if Quantum-Si does not have an effective registration statement outstanding, Quantum-Si will be required, upon the written request of the holders of at least a majority-in-interest of the then-outstanding registrable securities held by the Sponsor Group Holders or the Quantum-Si Holders, as soon as practicable but not more than 45 days after receipt of such written request, to file a registration statement and to effect the registration of all or part of their registrable securities. Quantum-Si is not obligated to effect more than an aggregate of three registrations pursuant to a demand registration request.

•
Piggyback registration rights.   At any time after the closing of the Business Combination, if Quantum-Si proposes to file a registration statement under the Securities Act to register any of its equity securities, or securities or other obligations exchangeable or convertible into equity securities, or to conduct a public offering, either for its own account or for the account of any other person, subject to certain exceptions and reductions as described in the Amended and Restated Registration Rights Agreement, then Quantum-Si will give written notice of such proposed filing to the holders of registrable securities as soon as practicable but not less than 10 days before the anticipated filing of such registration statement. Upon the written request of any holder of registrable securities in response to such written notice, Quantum-Si will, in good faith, cause such registrable securities to be included in the registration statement and use its commercially reasonable efforts to cause the underwriters of any proposed underwritten offering to include such holders’ registrable securities on the same terms and conditions as any similar securities of Quantum-Si included in such registration.

In addition, Quantum-Si has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the Business Combination, it will use its best efforts to file with the SEC a registration statement registering the issuance, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the Public Warrants, as described above under “ —  Warrants — Public Stockholders’ Warrants.”
Lock-Up Restrictions
Under the Amended and Restated Registration Rights Agreement, the holders of founder shares and the shares of our Class A common stock issued or issuable upon the exercise of any Private Placement Warrants, agreed not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of or distribute any such securities or any securities convertible into, exercisable for, exchangeable for or that represent the right to receive such securities, whether then owned or thereafter acquired, that are owned directly by such holder (including securities held as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC, other than certain permitted transfers, including not to engage in any hedging or other transaction with respect to such securities which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of such securities, for the period ending on the earlier of (a) 180 days after the closing of the Business Combination, and (b) subsequent to the closing of the Business Combination, (x) if the last reported sale price of our Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 consecutive trading days commencing after the closing of the Business Combination, or (y) the date on which we complete a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of Quantum-Si’s public stockholders having the right to exchange their shares of our Class A common stock for cash, securities or other property.
Exclusive Forum
Our Charter provides that, to the fullest extent permitted by law, unless Quantum-Si otherwise consents in writing, the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of Quantum-Si, (2) any action asserting a claim of breach of a fiduciary duty owed by, or any other wrongdoing by, any current or former director, officer, other employee or stockholder of Quantum-Si, (3) any action asserting a claim against Quantum-Si arising pursuant to any provision of the DGCL, the Charter or Bylaws, or as to which the DGCL confers jurisdiction on the Court of Chancery, (4) any action to interpret, apply, enforce or determine the validity of any provisions of the Charter or Bylaws, or (5) any other action asserting a claim governed by the internal affairs doctrine. Notwithstanding the foregoing, the federal district courts of the United States shall be the exclusive forum for the resolution of any action, suit or proceeding asserting a cause of action arising under the Securities Act and the provisions of our Charter described above will not apply to claims arising under the Exchange Act or other federal securities laws for which there is exclusive federal jurisdiction.
Anti-Takeover Effects of Provisions of the Charter, Bylaws and Applicable Law
Certain provisions of the Charter, Bylaws, and laws of the State of Delaware, where Quantum-Si is incorporated, may discourage or make more difficult a takeover attempt that a stockholder might consider in his or her best interest. These provisions may also adversely affect prevailing market prices for the Class A common stock. Quantum-Si believes that the benefits of increased protection give Quantum-Si the potential ability to negotiate with the proponent of an unsolicited proposal to acquire or restructure Quantum-Si and outweigh the disadvantage of discouraging those proposals because negotiation of the proposals could result in an improvement of their terms.
Authorized but Unissued Shares
Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which apply so long as the Class A common stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. Additional shares that may be used in the future may be issued for a variety of corporate purposes, including future public offerings, to raise additional capital, or to facilitate acquisitions. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of Quantum-Si by means of a proxy contest, tender offer, merger, or otherwise.
Dual Class Stock
As described above, the Charter provides for a dual class common stock structure which provides Dr. Rothberg with the ability to control the outcome of matters requiring stockholder approval, even though he owns significantly less than a majority of the shares of our outstanding common stock, including the election of directors and significant corporate transactions, such as a merger or other sale of Quantum-Si or its assets.
Blank Check Preferred Stock
The Charter provides for 1,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable the Board to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the Board were to determine that a takeover proposal is not in the best interests of Quantum-Si or its stockholders, the Board could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group.
In this regard, the Charter grants the Board broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of the holders of shares of common stock and may have the effect of delaying, deterring or preventing a change in control of Quantum-Si.

Number of Directors
The Charter and Bylaws provide that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors may be fixed from time to time solely pursuant to a resolution adopted by the Board; provided, however, that prior to the first date on which the issued and outstanding shares of Class B common stock represent less than 50% of the voting power of the then outstanding shares of capital stock of Quantum-Si that would be entitled to vote for the election of directors at an annual meeting of stockholders, unless approved by the holders of a majority in voting power of the shares of capital stock of Quantum-Si that would then be entitled to vote in the election of directors at an annual meeting or by written consent, the number of directors may not exceed nine (9).
Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals
The Bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board. In order to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide Quantum-Si with certain information. Generally, to be timely, a stockholder’s notice must be delivered to, or mailed and received at Quantum-Si’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the immediately preceding annual meeting of stockholders. The Bylaws also specify requirements as to the form and content of a stockholder’s notice. The Bylaws allow the chairman of the meeting at a meeting of the stockholders to determine whether a proposal to the meeting was properly brought and to adopt rules and regulations for the conduct of meetings, except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board, which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay, or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of Quantum-Si.
Limitations on Stockholder Action by Written Consent
The Charter provides that, subject to the terms of any series of Quantum-Si preferred stock, any action required or permitted to be taken by the stockholders of Quantum-Si must be effected at an annual or special meeting of the stockholders and may not be effected by written consent in lieu of a meeting; provided, however, that prior to the first date on which the issued and outstanding shares of Class B common stock represent less than 50% of the voting power of the then outstanding shares of capital stock of Quantum-Si that would then be entitled to vote for the election of directors, any action required or permitted to be taken at any annual or special meeting of stockholders, may be taken by written consent if such written consent is signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such matter were present and voted.
Amendment of the Charter and Bylaws
The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage.
The Charter provides that it may be amended by Quantum-Si in the manners provided therein or prescribed by statute. The Charter provides that the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, will be required to amend or repeal any provision of the Charter, or adopt any provision of the Charter inconsistent therewith.
If any of the Class B common stock shares are outstanding, in addition to any vote required by Delaware law, the affirmative vote of the holders of two-thirds (2/3) of the outstanding shares of Class B common stock, voting as a separate class, is required to amend the Charter (1) in a manner that changes any of the voting, conversion, dividend or liquidation provisions of the shares of Class B common stock, (2) to provide for each share of Class A common stock or any preferred stock to have more than one vote per share or any rights to a separate class vote of the holders of shares of Class A common stock other than as provided by the Charter or required by the DGCL, or (3) to otherwise adversely impact the rights, powers, preferences or privileges of the shares of Class B common stock in a manner that is disparate from the manner in which it affects the rights, powers, preferences or privileges of the shares of Class A common stock.
If any shares of Class A common stock are outstanding, Quantum-Si will not, without the prior affirmative vote of the holders of a majority of the outstanding shares of Class A common stock, voting as a separate class, in addition to any other vote required by applicable law or the Charter, directly or indirectly, whether by amendment, or through merger, recapitalization, consolidation or otherwise amend, alter, change, repeal or adopt any provision of the Charter (1) in a manner that is inconsistent with, or that otherwise alters or changes the powers, preferences, or special rights of the shares of Class A common stock so as to affect them adversely; or (2) to provide for each share of Class B common stock to have more than twenty (20) votes per share or any rights to a separate class vote of the holders of shares of Class B common stock other than as provided by the Charter or required by the DGCL.
The Charter also provides that the Board will have the power to adopt, amend, alter, or repeal the Bylaws by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board at which a quorum is present in any manner not inconsistent with the laws of the State of Delaware or the Charter. The stockholders of Quantum-Si are prohibited from adopting, amending, altering, or repealing the Bylaws, or to adopt any provision inconsistent with the Bylaws, unless such action is approved, in addition to any other vote required by the Charter, by (i) prior to the date on which the issued and outstanding shares of Class B common stock represent less than 50% of the total voting power of the then outstanding shares of our capital stock that would then be entitled to vote in the election of directors at an annual meeting of stockholders, the holders of a majority in voting power of the shares of our capital stock that would then be entitled to vote in the election of directors at an annual meeting of stockholders, and (ii) on and after such date, the holders of two-thirds (2/3rds) of the voting power of the shares of our capital stock that would then be entitled to vote in the election of directors at an annual meeting of stockholders.
Business Combinations
Under Section 203 of the DGCL, a corporation will not be permitted to engage in a business combination with any interested stockholder for a period of three years following the time that such interested stockholder became an interested stockholder, unless:
(1)
prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

(2)
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

(3)
at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2∕3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of Quantum-Si’s outstanding voting stock. For purposes of this section only, “voting stock” has the meaning given to it in Section 203 of the DGCL.

Since Quantum-Si has not opted out of Section 203 of the DGCL, it will apply to Quantum-Si. As a result, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with Quantum-Si for a three-year period. This provision may encourage companies interested in acquiring Quantum-Si to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in the Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.
Cumulative Voting
Under Delaware law, the right to vote cumulatively does not exist unless the charter specifically authorizes cumulative voting. The Charter does not authorize cumulative voting.
Limitations on Liability and Indemnification of Officers and Directors
The DGCL authorizes corporations to limit or eliminate the personal liability of directors of corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Charter includes a provision that eliminates the personal liability of directors for damages for any breach of fiduciary duty as a director where, in civil proceedings, the person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of Quantum-Si or, in criminal proceedings, where the person had no reasonable cause to believe that his or her conduct was unlawful.
The Bylaws provide that Quantum-Si shall indemnify and advance expenses to Quantum-Si’s directors and officers to the fullest extent authorized by the DGCL. Quantum-Si also is expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for Quantum-Si directors, officers, and certain employees for some liabilities. Quantum-Si believes that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.
The limitation of liability, advancement and indemnification provisions in the Charter and Bylaws may discourage stockholders from bringing lawsuits against directors for any alleged breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit Quantum-Si and its stockholders. In addition, your investment may be adversely affected to the extent Quantum-Si pays the costs of settlement and damage awards against directors and officer pursuant to these indemnification provisions.
There is currently no pending material litigation or proceeding involving any of Quantum-Si’s directors, officers, or employees for which indemnification is sought.
Corporate Opportunities
The Charter provides for the renouncement by Quantum-Si of any interest or expectancy of Quantum-Si in, or being offered an opportunity to participate in any matter, transaction, or interest that is presented to, or acquired, created, or developed by, or which otherwise comes into possession of, any director of Quantum-Si who is not an employee of Quantum-Si or any of its subsidiaries, unless such matter, transaction, or interest is presented to, or acquired, created, or developed by, or otherwise comes into the possession of a director of Quantum-Si expressly and solely in that director’s capacity as a director of Quantum-Si.
Dissenters’ Rights of Appraisal and Payment
Under the DGCL, with certain exceptions, Quantum-Si’s stockholders will have appraisal rights in connection with a merger or consolidation of Quantum-Si. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions
Under the DGCL, any of Quantum-Si’s stockholders may bring an action in Quantum-Si’s name to procure a judgment in Quantum-Si’s favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of Quantum-Si’s shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.
Transfer Agent and Registrar
The transfer agent for Quantum-Si capital stock is Continental Stock Transfer & Trust Company.
Stock Exchange Listing
Quantum-Si’s Class A common stock and warrants to purchase Class A common stock are listed for trading on The Nasdaq Stock Market under the symbol “QSI” and “QSIAW”, respectively.

SECURITIES ACT RESTRICTIONS ON RESALE OF COMMON STOCK
Rule 144
Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted Class A common stock, Class B common stock or warrants of Quantum-Si for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of Quantum-Si at the time of, or at any time during the three months preceding, a sale and (ii) Quantum-Si is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as it was required to file reports) preceding the sale.
Persons who have beneficially owned restricted Class A common stock, Class B common stock or warrants of Quantum-Si for at least six months but who are affiliates of Quantum-Si at the time of, or at any time during the three months preceding, a sale would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
•
1% of the total number of shares of Quantum-Si Class A common stock then outstanding; or

•
the average weekly reported trading volume of Quantum-Si’s Class A common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates of Quantum-Si under Rule 144 are also limited by manner of sale provisions and notice requirements and by the availability of current public information about Quantum-Si.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business- combination related shell companies) or issuers that have been at any time previously a shell company.
However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:
•
the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•
the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials) other than Form 8-K reports; and

•
at least one year has elapsed from the time that the issuer filed current Form 10-type information with the SEC reflecting its status as an entity that is not a shell company.

Following the Closing, Quantum-Si is no longer a shell company, and so, once the conditions listed above are satisfied, Rule 144 will become available for the resale of the above-noted restricted securities.

BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth information known to the Company regarding the beneficial ownership of the Company’s common stock as of June 10, 2021 by:
•
each person known to the Company to be the beneficial owner of more than 5% of outstanding Company common stock;

•
each of the Company’s executive officers and directors; and

•
all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days and restricted stock units that vest within 60 days. Shares of Class A common stock issuable upon exercise of options and warrants currently exercisable within 60 days and restricted stock units that vest within 60 days are deemed outstanding solely for purposes of calculating the percentage of total ownership and total voting power of the beneficial owner thereof.
The beneficial ownership of Company common stock is based on 116,463,160 shares of the Company’s Class A common stock and 19,937,500 shares of the Company’s Class B common stock issued and outstanding as of June 10, 2021.
Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of the Company’s common stock beneficially owned by them. Unless otherwise indicated, the business address of each of the following entities or individuals is c/o Quantum-Si Incorporated, 530 Old Whitfield Street, Guilford, Connecticut 06437.
Name and Address of Beneficial Owner	Number of shares of Class A Common Stock	%	Number of shares Class B Common stock	%	% of Total Voting Power**
Directors and Executive Officers:
Jonathan M. Rothberg, Ph.D.(1)	15,692,967	13.5%	19,937,500	100%	80.4%
John Stark	—	—	—	—	—
Claudia Drayton	—	—	—	—	—
Michael P. McKenna, Ph.D.(2)	797,500	*	—	—	*
Matthew Dyer, Ph.D.(3)	543,662	*	—	—	*
Christian LaPointe, Ph.D.(4)	50,000	*	—	—	*
Marijn Dekkers, Ph.D.(5)	500,000	*	—	—	*
Ruth Fattori	—	—	—	—	—
Brigid A. Makes	—	—	—	—	*
Michael Mina, M.D., Ph.D.(6)	29,906	*	—	—	*
Kevin Rakin(7)	1,901,000	1.6%	—	—	—
James Tananbaum, M.D.(8)	8,403,805	7.2%	—	—	1.6%
All Directors and Executive Officers of the Company as a Group (12 Individuals)(9)	27,918,840	23.9%	19,937,500	100%	82.8%
Five Percent Holders:
Jonathan M. Rothberg, Ph.D.(1)	15,692,967	13.5%	19,937,500	100%	80.4%
Foresite Capital(8)	8,403,805	7.2%	—	—	1.6%
Glenview Capital Management, LLC(10)	7,033,739	6.0%			1.4%

*
Indicates beneficial ownership of less than 1%.

**
Percentage of total voting power represents voting power with respect to all shares of the Company’s Class A common stock and the Company’s Class B common stock as a single class. Each share of the Company’s Class B common stock is entitled to 20 votes per share and each share of the Company’s Class A common stock is entitled to 1 vote per share.

(1)
Consists of 15,692,967 shares of the Company’s Class A common stock and 19,937,500 shares of the Company’s Class B common stock held by Jonathan M. Rothberg, Ph.D., Dr. Rothberg’s spouse, 4C Holdings I, LLC, 4C Holdings V, LLC, 2012 JMR Trust Common, LLC and 23rd Century Capital LLC. Dr. Rothberg, Legacy Quantum-Si’s founder and our Executive Chairman, is the sole manager of 4C Holdings I, LLC, 4C Holdings V, LLC and 2012 JMR Trust Common, LLC and has sole voting and investment control of the Company’s Class A common stock and the Company’s Class B common stock owned by those entities. Dr. Rothberg’s son is the manager of 23rd Century Capital LLC. Dr. Rothberg disclaims beneficial ownership of the shares held by his spouse and 23rd Century Capital LLC.

(2)
Consists of shares of the Company’s Class A common stock held by Dr. McKenna.

(3)
Consists of (i) 261,743 shares of the Company’s Class A common stock held by Dr. Dyer, and (ii) options to purchase 281,919 shares of the Company’s common stock issuable upon the exercise of options to purchase shares of the Company’s Class A common stock exercisable within 60 days of the Closing Date held by Dr. Dyer.

(4)
Consists of shares of the Company’s Class A common stock held by Dr. LaPointe.

(5)
Consists of shares of the Company’s Class A common stock held by Novalis Lifesciences Investments I, LP (“Novalis”). Dr. Dekkers has sole voting and investment control over the shares held by Novalis.

(6)
Consists of options to purchase 29,906 shares of the Company’s common stock issuable upon the exercise of options to purchase shares of the Company’s Class A common stock exercisable within 60 days of the Closing Date held by Dr. Mina.

(7)
Consists of (i) 100,000 shares of the Company’s Class A common stock held by Mr. Rakin and the Kevin L. Rakin Irrevocable Trust, (ii) 601,000 shares of the Company’s Class A common stock held by HighCape Partners QSI II Invest, L.P, (iii) 24,527 shares of the Company’s Class A common stock held by HighCape Partners II, L.P. and (iv) 1,175,473 shares of the Company’s Class A common stock held by HighCape Partners QP II, L.P. Mr. Rakin and Matt Zuga are the managing members of HighCape Capital II GP, LLC, which is the general partner of HighCape Partners II GP, L.P., which is the general partner of each of HighCape Partners QSI II Invest, L.P, HighCape Partners II, L.P. and HighCape Partners QP II, L.P., and as a result each may be deemed to share voting and investment discretion with respect to the common stock held by such entities. Mr. Rakin disclaims any beneficial ownership of the securities to be held by HighCape Partners QSI II Invest, L.P, HighCape Partners II, L.P. and HighCape Partners QP II, L.P. other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The business address of each of these entities or individuals is 452 Fifth Avenue, 21st Floor, New York, NY 10018.

(8)
Consists of 4,463,619 shares of the Company’s Class A common stock held by Foresite Capital Fund IV, L.P. (“Foresite IV”), 2,342,061 shares of the Company’s Class A common stock held by Foresite Capital Fund V, L.P. (“Foresite V”), and 1,598,125 shares of the Company’s Class A common stock held by Foresite Capital Opportunity Fund V, L.P. (“Foresite Opportunity”). Foresite Capital Management IV, LLC (“FCM IV”) is the general partner of Foresite IV and may be deemed to have sole voting and dispositive power over shares held by Foresite IV. Foresite Capital Management V, LLC (“FCM V”) is the general partner of Foresite V and Foresite Opportunity and may be deemed to have sole voting and dispositive power over shares held by Foresite V and Foresite Opportunity. Dr. James Tananbaum is the sole managing member of FCM IV and FCM V and may be deemed to have sole voting and dispositive power over shares held by Foresite IV, Foresite V and Foresite Opportunity. Each of FCM IV, FCM V and Dr. Tananbaum disclaims beneficial ownership of shares held by Foresite IV, Foresite V and Foresite Opportunity except to the extent of any pecuniary interest therein. The address of Foresite IV, Foresite V, Foresite Opportunity, FCM IV, FCM V and Dr. Tananbaum is 600 Montgomery Street, Suite 4500, San Francisco, CA 94111.

(9)
See footnotes 1 through 8.

(10)
Based on Schedule 13G filed by Glenview Capital Management, LLC (“Glenview Capital Management”) on March, 15, 2021. Consists of 39,874 shares held for the account of Glenview Capital Partners, L.P. (“Glenview Capital Partners”), 293,034 shares held for the account of Glenview Capital Master Fund, Ltd., 104,772 shares held for the account of Glenview Institutional Partners, L.P., 269,471 shares held for the account of Glenview Offshore Opportunity Master Fund, Ltd., 319,861 shares held for the account of Glenview Capital Opportunity Fund, L.P., and 6,727 shares held for the account of Glenview Healthcare Partners, L.P. (collectively, the Glenview Investment Funds”). Also includes 6,000,000 shares of the Company’s Class A common stock purchased in the PIPE Financing by Glenview Capital Management. Glenview Capital Management serves as investment manager to each of the Glenview Investment Funds. Larry Robbins is the Chief Executive Officer of Glenview Capital Management. The address of the principal business office for Mr. Robbins, Glenview Capital Management and the Glenview Investment Funds is 767 Fifth Avenue, 44th Floor, New York, New York 10153.

SELLING SECURITYHOLDERS
This prospectus relates to the possible resale by the Selling Securityholders of up 97,631,991 shares of our Class A common stock, up to 19,937,500 shares of our Class B common stock, and up to 135,000 Private Placement Warrants. The Selling Securityholders may from time to time offer and sell any or all of the Class A common stock and warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interest in the Class A common stock, shares of Class B common stock or Private Placement Warrants other than through a public sale. We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such Class A common stock, shares of Class B common stock or warrants. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the Class A common stock, Class B common stock and warrants in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Securityholders will have sold all of the securities covered by this prospectus upon the completion of the offering.
The following table is prepared based on information provided to us by the Selling Securityholders. It sets forth the name and address of the Selling Securityholders, the aggregate number of shares of Class A common stock, shares of Class B common stock and Private Placement Warrants that the Selling Securityholders may offer pursuant to this prospectus, and the beneficial ownership of the Selling Securityholders both before and after the offering. We have based the percentage ownership prior to this offering on 116,463,160 shares of Class A common stock, 19,937,500 share of Class B common stock and 135,000 Private Placement Warrants outstanding, in each case as of June 10, 2021. In calculating percentages of shares of Class A common stock owned by a particular Selling Securityholder, we treated as outstanding the number of shares of Class A common stock issuable upon exercise of that particular Selling Securityholder’s Private Placement Warrants, if any, and did not assume the exercise of any other Selling Securityholder’s Private Placement Warrants or options, or upon the vesting of any other Selling Securityholder’s restricted stock units or conversion of any other Selling Securityholder’s Class B common stock.
We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.
Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of shares registered on its behalf. A Selling Securityholder may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”

	Shares of Class A Common Stock Beneficially Owned Prior to this Offering		Shares of Class B Common Stock Beneficially Owned Prior to this Offering		Private Placement Warrants Beneficially Owned prior to Offering		Number of Shares of Class A Common Stock Being Offered	Number of Shares of Class B Common Stock Being Offered	Number of Private Placement Warrants Being Offered	Shares of Class A Common Stock Beneficially Owned After the Offered Shares of Class A Common Stock are Sold		Shares of Class B Common Stock Beneficially Owned After the Offered Shares of Class A Common Stock are Sold		Private Placement Warrants Beneficially Owned After the Offered Warrants are Sold
Selling Securityholders	Shares	Percent	Shares	Percent	Shares	Percent				Shares	Percent	Shares	Percent	Shares	Percent
4C Holdings I, LLC(1)(2)	17,943,750	15.4%	17,943,750	90%	—	—	17,943,750	17,943,750	—	—	—	—	—	—	—
2012 JMR Trust Common LLC(1)	12,480,108	10.7%	—	—	—	—	12,480,108	—	—	—	—	—	—	—	—
Palmer Portfolio Trust, LLC(3)	5,000,000	4.3%	—	—	—	—	5,000,000	—	—	—	—	—	—	—	—
YF Genomics Limited(4)	3,809,713	3.3%	—	—	—	—	3,809,713	—	—	—	—	—	—	—	—
Shanghai Yunfeng Qihui Investment Center (LP)(5)	3,809,713	3.3%	—	—	—	—	3,809,713	—	—	—	—	—	—	—	—
Alyeska Master Fund, L.P.(6)	3,301,774	2.8%	—	—	—	—	3,000,000	—	—	301,774	*	—	—	—	—
Integrated Core Strategies (US) LLC(7)	2,750,000	2.4%	—	—	—	—	2,750,000	—	—	—	—	—	—	—	—
Jonathan M. Rothberg, Ph.D.(1)(8)	2,542,882	2.2%	—	—	—	—	2,522,370	—	—	20,512	*	—	—	—	—
SMALLCAP World Fund, Inc.(9)	2,500,000	2.1%	—	—	—	—	2,500,000	—	—	—	—	—	—	—	—
Foresite Capital Fund V, L.P.(10)	2,342,061	2.0%	—	—	—	—	1,598,125	—	—	743,936	*	—	—	—	—
HighCape Capital Acquisition LLC(11)	2,223,750	1.9%	—	—	135,000	100%	2,223,750	—	135,000	—	—	—	—	—	—
Glenview Capital Master Fund, Ltd.(12)	2,206,406	1.9%	—	—	—	—	1,913,372	—	—	293,034	*	—	—	—	—
John Stark(1)(13)	2,157,237	1.8%	—	—	—	—	2,157,237	—	—	—	—	—	—	—	—
Hildred Holdings, LLC (Series F)(14)	2,110,377	1.8%	—	—	—	—	2,110,377	—	—	—	—	—	—	—	—
ARK PIPE Fund I LLC(15)	2,000,000	1.7%	—	—	—	—	2,000,000	—	—	—	—	—	—	—	—
Logos Global Master Fund LP(16)	2,000,000	1.7%	—	—	—	—	2,000,000	—	—	—	—	—	—	—	—
4C Holdings V, LLC(1)(2)	1,993,750	1.7%	1,993,750	10%	—	—	1,993,750	1,993,750	—	—	—	—	—	—	—
23rd Century Capital LLC(1)	1,917,067	1.6%	—	—	—	—	1,917,067	—	—	—	—	—	—	—	—
T. Rowe Price Health(17)	1,866,008	1.6%	—	—	—	—	1,866,008	—	—	—	—	—	—	—	—
Glenview Offshore Opportunity Fund, L.P.(12)	1,689,481	1.5%	—	—	—	—	1,369,620	—	—	319,861	*	—	—	—	—
Glenview Capital Opportunity Fund, L.P.(12)	1,673,485	1.4%	—	—	—	—	1,673,485	—	—	—	—	—	—	—	—
Foresite Capital Opportunity Fund V, L.P.(10)	1,598,125	1.4%	—	—	—	—	1,598,125	—	—	—	—	—	—	—	—
Albany Private Equity PTY LTD(18)	1,453,976	1.2%	—	—	—	—	250,000	—	—	1,203,976	*	—	—	—	—
Deerfield Partners, L.P.(19)	1,400,000	1.2%	—	—	—	—	400,000	—	—	1,000,000	*	—	—	—	—
CVI Investments, Inc.(20)	1,200,000	1.0%	—	—	—	—	1,200,000	—	—	—	—	—	—	—	—
HighCape Partners QP II, L.P.(21)	1,175,473	1.0%	—	—	—	—	1,175,473	—	—	—	—	—	—	—	—
CD-Venture GMBH(22)	1,111,413	1.0%	—	—	—	—	300,000	—	—	811,413	*	—	—	—	—
Michael P. McKenna, Ph.D.(23)	877,250	*	—	—	—	—	877,250	—	—	—	—	—	—	—	—
Blackstone Aqua Master Sub-Fund(24)	850,000	*	—	—	—	—	850,000	—	—	—	—	—	—	—	—
Citadel Multi-Strategy Equities Master Fund Ltd.(25)	850,000	*	—	—	—	—	850,000	—	—	—	—	—	—	—	—
Joseph D. Samberg Revocable Trust(26)	791,749	*	—	—	—	—	100,000	—	—	691,749	*	—	—	—	—
Redmile Capital Offshore Master Fund, Ltd.(27)	756,535	*	—	—	—	—	756,535	—	—	—	—	—	—	—	—
Kepos Alpha Master Fund L.P.(28)	750,000	*	—	—	—	—	750,000	—	—	—	—	—	—	—	—
Glenview Institutional Partners, L.P.(12)	746,043	*	—	—	—	—	641,271	—	—	104,772	*	—	—	—	—
Matthew Dyer, Ph.D.(1)(29)	735,130	*	—	—	—	—	735,130	—	—	—	—	—	—	—	—
Farallon Capital Offshore Investors II, L.P.(30)	635,600	*	—	—	—	—	635,600	—	—	—	—	—	—	—	—
HighCape Partners II QSI Invest, L.P.(21)	601,000	*	—	—	—	—	601,000	—	—	—	—	—	—	—	—
TY INVEST KG(31)	532,767	*	—	—	—	—	300,000	—	—	232,767	*	—	—	—	—
HC Holdco III LLC(32)	500,000	*	—	—	—	—	500,000	—	—	—	—	—	—	—	—
Novalis Lifesciences Investments I, LP(1)(33)	500,000	*	—	—	—	—	500,000	—	—	—	—	—	—	—	—
Rothberg Family Fund, I LLC.(1)(34)	500,000	*	—	—	—	—	500,000	—	—	—	—	—	—	—	—
Farallon Capital Institutional Partners, L.P.(30)	493,000	*	—	—	—	—	493,000	—	—	—	—	—	—	—	—
DS Liquid Div RVA MON LLC(35)	390,407	*	—	—	—	—	390,407	—	—	—	—	—	—	—	—

	Shares of Class A Common Stock Beneficially Owned Prior to this Offering		Shares of Class B Common Stock Beneficially Owned Prior to this Offering		Private Placement Warrants Beneficially Owned prior to Offering		Number of Shares of Class A Common Stock Being Offered	Number of Shares of Class B Common Stock Being Offered	Number of Private Placement Warrants Being Offered	Shares of Class A Common Stock Beneficially Owned After the Offered Shares of Class A Common Stock are Sold		Shares of Class B Common Stock Beneficially Owned After the Offered Shares of Class A Common Stock are Sold		Private Placement Warrants Beneficially Owned After the Offered Warrants are Sold
Selling Securityholders	Shares	Percent	Shares	Percent	Shares	Percent				Shares	Percent	Shares	Percent	Shares	Percent
Michael Mina, M.D., Ph.D.(1)(36)	379,387	*	—	—	—	—	358,875	—	—	20,512	*	—	—	—	—
Redmile Capital Fund, LP(27)	361,760	*	—	—	—	—	361,760	—	—	—	—	—	—	—	—
BEMAP Master Fund Ltd(25)	323,653	*	—	—	—	—	323,653	—	—	—	—	—	—	—	—
Glenview Capital Partners, L.P.(12)	301,236	*	—	—	—	—	261,362	—	—	39,874	*	—	—	—	—
Acadia Woods Partners, LLC(37)	300,000	*	—	—	—	—	300,000	—	—	—	—	—	—	—	—
Farallon Capital Partners, L.P. (30)	297,900	*	—	—	—	—	297,900	—	—	—	—	—	—	—	—
Claudia Drayton(1)(38)	287,099	*	—	—	—	—	287,099	—	—	—	—	—	—
Redmile Strategic Master Fund, LP(27)	286,757	*	—	—	—	—	286,757	—	—	—	—	—	—	—	—
Bonnie E. Gould Rothberg, M.D.(1)	273,422	*	—	—	—	—	273,422	—	—	—	—	—	—	—	—
Jeffrey S. Samberg Amended and Restated Revocable Trust Indenture(39)	254,230	*	—	—	—	—	200,000	—	—	54,230	*	—	—	—	—
Arrivi Vermogensverwaltungs GMBH(40)	252,750	*	—	—	—	—	50,000	—	—	202,750	*	—	—	—	—
Monashee Solitario Fund LP(35)	246,753	*	—	—	—	—	246,753	—	—	—	—	—	—	—	—
Christian LaPointe, Ph.D.(1)(41)	220,346	*	—	—	—	—	220,346	—	—	—	—	—	—	—	—
TOMS Capital Investments LLC(42)	206,591	*	—	—	—	—	206,591	—	—	—	—	—	—	—	—
Redmile Capital Offshore II Master Fund, Ltd.(27)	203,564	*	—	—	—	—	203,564	—	—	—	—	—	—	—	—
TCIM Opportunities I Ltd.(42)	200,529	*	—	—	—	—	200,529	—	—	—	—	—	—	—	—
Monashee Pure Alpha SPV I LP(35)	192,367	*	—	—	—	—	192,367	—	—	—	—	—	—	—	—
IB Invest GMBH(43)	186,098	*	—	—	—	—	50,000	—	—	136,098	*	—	—	—	—
Sculptor Special Funding, LP(44)	181,050	*	—	—	—	—	181,050	—	—	—	—	—	—	—	—
Marijin Dekkers, Ph.D.(1)(45)	170,512	*	—	—	—	—	150,000	—	—	20,512	*	—	—	—	—
Ruth Fattori(1)(46)	170,512	*	—	—	—	—	150,000	—	—	20,512	*	—	—	—	—
TD Mutual Funds – TD Health(17)	150,662	*	—	—	—	—	150,662	—	—	—	—	—	—	—	—
Elizabeth A. Whayland(1)(47)	147,876	*	—	—	—	—	147,876	—	—	—	—	—	—	—	—
Glenview Healthcare Master Fund, L.P.(12)	147,617	*	—	—	—	—	140,890	—	—	6,727	*	—	—	—	—
EKG Verwaltungs GmbH(48)	147,499	*	—	—	—	—	30,000	—	—	117,499	*	—	—	—	—
Darius Shahida(1)(49)	142,191	*	—	—	—	—	25,000	—	—	117,191	*	—	—	—	—
Matt Dyer and Rose Dyer, as Joint Tenants with Right of Survivorship(1)	142,118	*	—	—		—	142,118	—		—	—	—	—
Farallon Capital F5 Master I, L.P.(30)	100,500	*	—	—	—	—	100,500	—	—	—	—	—	—	—	—
Albert Boehringer(50)	100,000	*	—	—	—	—	100,000	—	—	—	—	—	—	—	—
Farallon Capital Institutional Partners II, L.P.(30)	93,400	*	—	—	—	—	93,400	—	—	—	—	—	—	—	—
PBCAY One Limited(42)	92,880	*	—	—	—	—	92,880	—	—	—	—	—	—	—	—
Elizabeth A. Whayland and Gregory T. Mulhern, as Joint Tenants With Right of Survivorship(1)	85,790	*	—	—	—	—	85,790	—	—	—	—	—	—	—	—
T. Rowe Price Health Sciences Portfolio(17)	83,330	*	—	—	—	—	83,330	—	—	—	—	—	—	—	—
Kevin Rakin(51)	70,512	*	—	—	—	—	50,000	—	—	20,512	*	—	—	—	—
Four Crossings Institutional Partners V, L.P.(30)	62,800	*	—	—	—	—	62,800	—	—	—	—	—	—	—	—
Map 20 Segregated Portfolio(27)	61,704	*	—	—	—	—	61,704	—	—	—	—	—	—	—	—
SFL SPV I LLC(35)	54,926	*	—	—	—	—	54,926	—	—	—	—	—	—	—	—
The Kevin L Rakin Irrevocable Trust(52)	50,000	*	—	—	—	—	50,000	—	—	—	—	—	—	—	—
Farallon Capital Institutional Partners III, L.P.(30)	48,100	*	—	—	—	—	48,100	—	—	—	—	—	—	—	—
Bespoke Alpha MAC MIM LP(35)	41,894	*	—	—	—	—	41,894	—	—	—	—	—	—	—	—
Sculptor Enhanced Master Fund, Ltd.(44)	31,950	*	—	—	—	—	31,950	—	—	—	—	—	—	—	—
David Coplman(53)	30,000	*	—	—	—	—	30,000	—	—	—	—	—	—	—	—
Antony Loebel(53)	30,000	*	—	—	—	—	30,000	—	—	—	—	—	—	—	—

	Shares of Class A Common Stock Beneficially Owned Prior to this Offering		Shares of Class B Common Stock Beneficially Owned Prior to this Offering		Private Placement Warrants Beneficially Owned prior to Offering		Number of Shares of Class A Common Stock Being Offered	Number of Shares of Class B Common Stock Being Offered	Number of Private Placement Warrants Being Offered	Shares of Class A Common Stock Beneficially Owned After the Offered Shares of Class A Common Stock are Sold		Shares of Class B Common Stock Beneficially Owned After the Offered Shares of Class A Common Stock are Sold		Private Placement Warrants Beneficially Owned After the Offered Warrants are Sold
Selling Securityholders	Shares	Percent	Shares	Percent	Shares	Percent				Shares	Percent	Shares	Percent	Shares	Percent
Robert Taub(53)	30,000	*	—	—	—	—	30,000	—	—	—	—	—	—	—	—
Redmile Capital Offshore Fund (ERISA), Ltd.(27)	29,680	*	—	—	—	—	29,680	—	—	—	—	—	—	—	—
Dr. Olaf Gabbert(54)	25,114	*	—	—	—	—	6,000	—	—	19,114	*	—	—	—	—
Green Cedar GST Trust(55)	25,000	*	—	—	—	—	25,000	—	—	—	—	—	—	—	—
HighCape Partners II, L.P.(21)	24,527	*	—	—	—	—	24,527	—	—	—	—	—	—	—	—
Farallon Capital (AM) Investors, L.P.(30)	18,700	*	—	—	—	—	18,700	—	—	—	—	—	—	—	—
Total	104,131,316	73.2%	19,937,500	100%	135,000	100%	97,631,991	19,937,500	135,000	6,499,325	4.76%	—	—	—	—

*
Denotes less than 1%.

**
Certain Selling Securityholders may be deemed to beneficially own other shares reported herein.

***
The Class A common stock issuable upon conversion of shares of Class B common stock is also included in the Number of Shares of Class A Common Stock Being Offered column immediately preceding.

(1)
Unless otherwise indicated, the business address of each of these holders is c/o Quantum-Si Incorporated, 530 Old Whitfield Street, Guilford, CT 06437.

(2)
Represents Class B common stock, or Class A common stock issuable upon the conversion of Class B common stock, as the case may be, held by 4C Holdings I, LLC and 4C Holdings V, LLC. Jonathan M. Rothberg, Ph.D., Quantum-Si’s Executive Chairman, is the sole manager of 4C Holdings I, LLC and 4C Holdings V, LLC. Dr. Rothberg has sole voting and investment control over the shares.

(3)
The business address of such holder is 600 Steamboat Road, Suite 200, Greenwich, Connecticut 06830.

(4)
The business address of such holder is Suite 3206, One Exchange Square 8 Connaught Place, Central, Hong Kong.

(5)
The business address of such holder is 3501, 35th Floor, K. Wah Center Street, 1010 Huaihai Middle Road, Xuhui District, Shanghai 200031.

(6)
Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P., has voting and investment control of the shares held by Alyeska Master Fund, L.P. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by Alyeska Master Fund, L.P. The business address of Alyeska Master Fund, L.P. is 77 W. Wacker, Suite 700, Chicago, Illinois 60601.

(7)
Millennium Management LLC, a Delaware limited liability company (“Millennium Management”), is the general partner of the managing member of Integrated Core Strategies (US) LLC and may be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies (US) LLC. Millennium Group Management LLC, a Delaware limited liability company (“Millennium Group Management”), is the managing member of Millennium Management and may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies (US) LLC. The managing member of Millennium Group Management is a trust of which Israel A. Englander, a United States citizen (“Mr. Englander”), currently serves as the sole voting trustee. Therefore, Mr. Englander may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies (US) LLC. The business address of Integrated Core Strategies (US) LLC is c/o Millennium Management LLC 399 Park Avenue, New York, New York 10022.

(8)
Represents (i) 1,022,370 shares of the Company’s Class A common stock held by Dr. Rothberg, and

(ii) 1,520,512 restricted stock units held by Dr. Rothberg. No shares of the Company’s Class A common stock are issuable upon vesting of restricted stock units within 60 days of June 15, 2021 held by Dr. Rothberg.
(9)
Capital Research and Management Company (“CRMC”) is the investment adviser to SMALLCAP World Fund, Inc. (“SCWF”). CRMC and/or Capital International Investors (“CII”) may be deemed to be the beneficial owner of all of the securities expected to be held by SCWF; however, each of CRMC and CII expressly disclaims that it is the beneficial owner of such securities. Julian N. Abdey, Peter Eliot, Brady L. Enright, Bradford F. Freer, Leo Hee, Roz Hongsaranagon, Jonathan Knowles, Harold H. La, Aidan O’Connell, Andraz Razen, Gregory W. Wendt, Dimitrije Mitrinovic, Samir Parekh, Renaud H. Samyn, Arun Swaminathan and Michael Beckwith, as portfolio managers, are expected to have voting and investment power over the securities to be held by SCWF. The business address of SCWF is 333 S. Hope Street, 54th Floor, Los Angeles, California 90071.

(10)
Foresite Capital Management V, LLC (“FCM V”) is the general partner of Foresite Capital Fund V, L.P. (“Foresite V”) and Foresite Capital Opportunity Fund V, L.P. (“Foresite Opportunity”) and may be deemed to have sole voting and dispositive power over shares held by Foresite V and Foresite Opportunity. Dr. James Tananbaum is the sole managing member of FCM V and may be deemed to have sole voting and dispositive power over shares held by Foresite V and Foresite Opportunity. Each of FCM V and Dr. Tananbaum disclaims beneficial ownership of shares held by Foresite V and Foresite Opportunity except to the extent of any pecuniary interest therein. The address of Foresite V, Foresite Opportunity, FCM V and Dr. Tananbaum is 600 Montgomery Street, Suite 4500, San Francisco, CA 94111.

(11)
HighCape Capital Acquisition LLC, or its affiliates, is the record holder of the 2,088,750 Founder Shares reported herein. Also includes 135,000 shares upon the exercise of Private Placement Warrants. Mr. Zuga is the sole manager of HighCape Capital Acquisition LLC, and he has voting and investment discretion with respect to the securities held by HighCape Capital Acquisition LLC. Mr. Zuga disclaims any beneficial ownership of the securities held by HighCape Capital Acquisition LLC other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The business address of HighCape Capital Acquisition LLC is 452 Fifth Avenue, 21st Floor, New York, NY 10018.

(12)
Larry Robbins is Founder, Portfolio Manager and CEO of Glenview Capital Management, LLC, which serves as investment manager to Glenview Capital Master Fund, Ltd., Glenview Capital Opportunity Fund, L.P., Glenview Offshore Opportunity Master Fund, Ltd., Glenview Healthcare Master Fund, L.P., Glenview Institutional Partners, L.P., and Glenview Capital Partners, L.P. (the “Glenview Investment Funds”). Mr. Robbins shares voting and dispositive power over the shares held by the Glenview Investment Funds and may be deemed to beneficially own such shares. The address of the principal business office for the Glenview Investment Funds is 767 Fifth Avenue, 44th Floor, New York, New York 10153.

(13)
Represents 2,157,237 restricted stock units held by Mr. Stark. No shares of the Company’s Class A common stock are issuable upon vesting of restricted stock units within 60 days of June 15, 2021 held by Mr. Stark.

(14)
David Solomon is the Managing Member of Hildred Holdings, LLC (Series F) and has voting and investment power over the shares held by the entity. The business address of such holder is 745 Fifth Avenue, Suite 1702, New York, New York 10151.

(15)
The business address of such holder is 600 Steamboard Road, Suite 200, Greenwich, Connecticut 06930.

(16)
Arsani William is the Managing Partner and CIO of Logos Global Master Fund LP and has voting and investment power over the shares held by the entity. The business address of such holder is 1 Letterman Drive, Suite D3-700, San Francisco, California 94129.

(17)
T. Rowe Price Associates, Inc. (“TRPA”) serves as investment adviser or subadviser with power to direct investments and/or sole power to vote the securities owned by T. Rowe Price Health Sciences Fund, Inc., TD Mutual Funds — TD Health Sciences Fund, and T. Rowe Price Health Sciences Portfolio. TRPA may be deemed to be the beneficial owner of all of the shares owned by T. Rowe Price Health Sciences Fund, Inc., TD Mutual Funds — TD Health Sciences Fund, and T. Rowe Price Health Sciences Portfolio; however, TRPA expressly disclaims that it is, in fact, the beneficial owner of such securities.

TRPA is the wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company. The business address of these entities is 100 East Pratt Street, Baltimore, Maryland 21202.
(18)
Sam Altar has voting and investment power over the shares held by Albany Private Equity PTY LTD. The business address of such holder is Level 1, 158 City Road, Southbank, Victoria, Australia 3006.

(19)
Deerfield Mgmt, L.P. is the general partner of Deerfield Partners, L.P. Deerfield Management Company, L.P. is the investment manager of Deerfield Partners, L.P. Mr. James E. Flynn is the sole member of the general partner of each of Deerfield Mgmt, L.P. and Deerfield Management Company, L.P. Each of Deerfield Mgmt, L.P., Deerfield Management Company, L.P. and Mr. James E. Flynn may be deemed to beneficially own the shares of Class A common stock of the Company beneficially owned by Deerfield Partners, L.P. The principal business address of Mr. Flynn, Deerfield Mgmt, Deerfield Partners and Deerfield Management is 345 Park Avenue South, New York, New York 10010.

(20)
Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”) has discretionary authority to vote and dispose of the shares held by CVI and may be deemed the beneficial owner of those shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc. may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. The business address of CVI is c/o Heights Capital Management, Inc., 101 California Street, Suite 3250, San Francisco, California 94111.

(21)
Kevin Rakin and Matt Zuga are each a General Partner of HighCape Partners QP II, L.P., HighCape Partners II, L.P., and HighCape Partners II QSI Invest, L.P. and have voting and investment control over the shares held by the entities. The business address of such holders is 452 Fifth Avenue, 21st Floor, New York, New York, 10018.

(22)
Christoph Boehringer and Dirk Wilken are each a Managing Partner of CD-Venture GMBH and have voting and investment power over the shares held by the entity. The business address of such holder is Bergheimer Str. 45, Heidelberg, Germany BW 69115.

(23)
Represents (i) 797,500 shares of Class A common stock held by Dr. McKenna, and (iii) 79,750 restricted stock units held by Dr. McKenna. No shares of Class A common stock are issuable upon vesting of restricted stock units within 60 days of June 15, 2021 held by Dr. McKenna.

(24)
Reflects securities held directly by Blackstone Aqua Master Sub-Fund, a sub-fund of Blackstone Global Master Fund ICAV (the “Aqua Fund”). Blackstone Alternative Solutions L.L.C. is the investment manager of the Aqua Fund. Blackstone Holdings I L.P. is the sole member of Blackstone Alternative Solutions L.L.C. Blackstone Holdings I/II GP L.L.C. is the general partner of Blackstone Holdings I L.P. The Blackstone Group Inc. is the sole member of Blackstone Holdings I/II GP L.L.C. Blackstone Group Management L.L.C. is the sole holder of the Series II preferred stock of The Blackstone Group Inc. Blackstone Group Management L.L.C. is wholly owned by its senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of such Blackstone entities and Mr. Schwarzman may be deemed to beneficially own the securities beneficially owned by the Aqua Fund directly or indirectly controlled by it or him, but each (other than the Aqua Fund to the extent of its direct holdings) disclaims beneficial ownership of such securities. The address of each of these entities listed is c/o The Blackstone Group Inc., 345 Park Avenue, New York, New York 10154.

(25)
Pursuant to a portfolio management agreement, Citadel Advisors LLC, an investment advisor registered under the U.S. Investment Advisers Act of 1940 (“CAL”), holds the voting and dispositive power with respect to the shares held by Citadel Multi-Strategy Equities Master Fund Ltd. Citadel Advisors Holdings LP (“CAH”) is the sole member of CAL. Citadel GP LLC is the general partner of CAH. Kenneth Griffin (“Griffin”) is the President and Chief Executive Officer of and sole member of Citadel GP LLC. Citadel GP LLC and Griffin may be deemed to be the beneficial owners of the stock through their control of CAL and/or certain other affiliated entities. The business address of Citadel Multi-Strategy Equities Master Fund Ltd. is c/o Citadel Enterprise Americas LLC, 131 South Dearborn Street, Chicago, Illinois 60603.

(26)
Joseph D. Samberg, is the Trustee of The Joseph D. Samberg Revocable Trust and has voting and investment power over the shares held by the trust. The business address of such holder is 77 Bedford Road, Katonah, New York 10536.

(27)
Redmile Group, LLC is the investment manager/adviser to Redmile Strategic Master Fund, LP, Redmile Capital Offshore II Master Fund, Ltd., Redmile Capital Offshore Master Fund, Ltd., Redmile Capital Offshore Fund (ERISA), Ltd., Map 20 Segregated Portfolio, a segregated portfolio of LMA SPC, and Redmile Capital Fund, LP. (collectively, the “Redmile Funds”) and, in such capacity, exercises sole voting and investment power over all of the securities held by the Redmile Funds and may be deemed to be the beneficial owner of these securities. Jeremy C. Green serves as the managing member of Redmile Group, LLC and also may be deemed to be the beneficial owner of these shares. Redmile Group, LLC and Mr. Green each disclaim beneficial ownership of these shares, except to the extent of its or his pecuniary interest in such shares, if any. The address of the Redmile Funds is c/o Redmile Group, LLC, One Letterman Drive, Building D, Suite D3-300, San Francisco, California 94129.

(28)
Kepos Capital LP is the investment manager of Kepos Alpha Master Fund L.P. and Kepos Partners LLC is the General Partner of Kepos Alpha Master Fund L.P. and each may be deemed to have voting and dispositive power with respect to the shares. The general partner of Kepos Capital LP is Kepos Capital GP LLC (the “Kepos GP”) and the Managing Member of Kepos Partners LLC is Kepos Partners MM LLC (“Kepos MM”). Mark Carhart controls Kepos GP and Kepos MM and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by Kepos Alpha Master Fund L.P. The business address of such holder is 11 Times Square, 35th Floor, New York, New York 10036. Mr. Carhart disclaims beneficial ownership of the shares held by Kepos Alpha Master Fund L.P.

(29)
Represents (i) 119,625 shares of Class A common stock held by Dr. Dyer, (ii) 535,755 shares of Class A common stock that are issuable upon exercise of options held by Dr. Dyer, and (iii) 79,750 restricted stock units held by Dr. Dyer. 281,919 shares of Class A common stock are exercisable within 60 days of June 15, 2021 held by Dr. Dyer and no shares of the Company’s Class A common stock are issuable upon vesting of restricted stock units within 60 days of June 15, 2021 held by Dr. Dyer.

(30)
Farallon Partners, L.L.C. (“FPLLC”), as the general partner of each of Farallon Capital Partners, L.P., Farallon Capital Institutional Partners, L.P., Farallon Capital Institutional Partners II, L.P., Farallon Capital Institutional Partners III, L.P., Farallon Capital Offshore Investors II, L.P. and Farallon Capital (AM) Investors, L.P., (collectively, the “FPLLC Entities”), may be deemed to beneficially own such shares held by each of the FPLLC Entities. Farallon F5 (GP), L.L.C. (“F5MI GP”), as the general partner of Farallon Capital F5 Master I, L.P. (“F5MI”), may be deemed to beneficially own such shares held by F5MI. Farallon Institutional (GP) V, L.L.C. (“FCIP V GP”), as the general partner of Four Crossings Institutional Partners V, L.P. (“FCIP V”), may be deemed to beneficially own such shares held by FCIP V. Each of Philip D. Dreyfuss, Michael B. Fisch, Richard B. Fried, David T. Kim, Michael G. Linn, Rajiv A. Patel, Thomas G. Roberts, Jr., William Seybold, Andrew J. M. Spokes, John R. Warren and Mark C. Wehrly (collectively, the “Farallon Managing Members”), as a (i) managing member or senior managing member, as the case may be, of FPLLC or (ii) manager or senior manager, as the case may be, of F5MI GP and FCIP V GP, in each case with the power to exercise investment discretion, may be deemed to beneficially own such shares held by the FCPLLC Entities, F5MI or FCIP V. Each of FPLLC, F5MI GP, FCIP V GP and the Farallon Managing Members disclaims beneficial ownership of any such shares. The address of each of the entities and individuals referenced in this footnote is c/o Farallon Capital Management, L.L.C., One Maritime Plaza, Suite 2100, San Francisco, CA 94111.

(31)
Ferdinand von Baumbach, Andrea von Baumbach, and Peter Zschech have voting and investment power over the shares held by TY INVEST KG. The business address of such holder is Seitzstrasse 8e, Munich, Germany 80538.

(32)
Edward J. Stern and Ronald J. Bangs have voting and investment power over the shares held by HC Holdco III LLC. The business address of HC Holdco III LLC is 500 Plaza Drive, 6th Floor, Secaucus, New Jersey 07094.

(33)
Dr. Dekkers has sole voting and investment control over the shares held by Novalis.

(34)
Michael Rothberg is the manager of the Rothberg Family Fund I, LLC and therefore has voting and investment control over shares held by the entity.

(35)
Jeff Muller is the CCO of Monashee Investment Management LLC and has voting and investment power over the shares held by BEMAP Master Fund Ltd, Bespoke Alpha MAC MIM LP, DS Liquid Div RVA MON LLC, Monashee Pure Alpha SPV I LP, SFL SPV I LLC, and Monashee Solitario Fund LP. The business address of such holders is 75 Park Plaza, 2nd Floor, Boston, MA 02116.

(36)
Represents (i) 358,875 shares of Class A common stock that are issuable upon exercise of options held by Dr. Mina, and (ii) 20,512 restricted stock units held by Dr. Mina. 29,906 shares of Class A common stock are exercisable within 60 days of June 15, 2021 held by Dr. Mina and no shares of Class A common stock are issuable upon vesting of restricted stock units within 60 days of June 15, 2021 held by Dr. Mina.

(37)
Jeffrey Samberg is the Managing Member of Acadia Woods Partners, LLC and has voting and investment power over the shares held by the entity. The business address of such holder is 77 Bedford Road, Katonah, New York 10536.

(38)
Represents (i) 191,399 shares of Class A common stock that are issuable upon exercise of options held by Ms. Drayton, and (ii) 95,700 restricted stock units held by Ms. Drayton. No shares of Class A common stock are exercisable within 60 days of June 15, 2021 held by Ms. Drayton and no shares of the Company’s Class A common stock are issuable upon vesting of restricted stock units within 60 days of June 15, 2021 held by Ms. Drayton.

(39)
Jeffrey S. Samberg, is the Trustee of The Jeffrey S. Samberg Amended and Restated Revocable Trust Indenture and has voting and investment power over the shares held by the trust. The business address of such holder is 77 Bedford Road, Katonah, New York 10536.

(40)
Hubertus von Baumbach has voting and investment power over the shares held by Arrivi Vermogensverwaltungs GMBH. The business address of such holder is Binger Strasse 173, Ingelheim am Rhein, Germany 55216.

(41)
Represents (i) 50,000 shares of Class A common stock held by Dr. LaPointe, and (ii) 170,346 shares of Class A common stock issuable upon the vesting of restricted stock units held by Dr. LaPointe. No shares of Class A common stock are issuable upon the vesting of restricted stock units within 60 days of June 15, 2021 held by Dr. LaPointe.

(42)
Benjamin Pass is the CIO of TOMS Capital Investment Management LP and has voting and investment power over the shares held by TOMS Capital Investments LLC, TCIM Opportunities I Ltd., and PBCAY One Limited. The business address of such holders is 450 West 14th Street, 13th Floor, New York, New York 10014.

(43)
Sebastian Kofler has voting and investment power over the shares held by IB Invest GMBH. The business address of such holder is Binger Str 173, Ingelheim, Germany 55216.

(44)
Sculptor Capital LP (“Sculptor”), a Delaware limited partnership, is the investment manager to Sculptor Special Funding, LP (“NRMD”) and Sculptor Enhanced Master Fund, Ltd. (“SCEN”). Sculptor Capital Holding Corporation (“SCHC”), a Delaware corporation, serves as the general partner of Sculptor. Sculptor Capital Management, Inc. (“SCU”), a Delaware limited liability company that is publicly traded on the New York Stock Exchange (NYSE: SCU), is a holding company that is the sole shareholder of SCHC and the ultimate parent company of Sculptor. Sculptor Master Fund, Ltd. (“SCMF”) is a Cayman Islands company that wholly owns NRMD. Accordingly, Sculptor, SCHC and SCU may be deemed to be beneficial owners of 213,000 shares held by NRMD and SCEN. SCMF may be deemed to be beneficial owner of the shares held by NRMD. The business address of these entities is 9 West 57th Street, Floor 34, New York, New York 10019.

(45)
Represents 170,512 restricted stock units held by Dr. Dekkers. No shares of the Company’s Class A common stock are issuable upon vesting of restricted stock units within 60 days of June 15, 2021 held by Dr. Dekkers.

(46)
Represents 170,512 restricted stock units held by Ms. Fattori. No shares of the Company’s Class A common stock are issuable upon vesting of restricted stock units within 60 days of June 15, 2021 held by Ms. Fattori.

(47)
Represents (i) 79,750 shares of Class A common stock held by Ms. Whayland, (ii) 8,314 shares of Class A common stock that are issuable upon exercise of options held by Ms. Whayland, and (iii) 59,812 restricted stock units held by Ms. Whayland. No shares of Class A common stock are exercisable within 60 days of June 15, 2021 held by Ms. Whayland and no shares of the Company’s Class A common stock are issuable upon vesting of restricted stock units within 60 days of June 15, 2021 held by Ms. Whayland.

(48)
Erich K. G. von Baumbach has voting and investment power over the shares held by EKG Verwaltungs GmbH. The business address of such holder is Bingerstrasse 173, Ingelheim, Germany 55216.

(49)
Represents (i) 103,136 shares of Class A common stock held by Mr. Shahida, (ii) 14,055 shares of Class A common stock that that are issuable upon exercise of options held by Mr. Shahida, which are exercisable within 60 days of June 15, 2021, and (iii) 25,000 shares of Class A common stock issuable upon the vesting of restricted stock units held by Mr. Shahida, which are issuable within 60 days of June 15, 2021.

(50)
The business address of such holder is Kaethe-Leichter-gasse 7, Vienna, Austria 1130.

(51)
Represents (i) 50,000 shares of Class A common stock held by Mr. Rakin, and (ii) 20,512 shares of Class A common stock issuable upon the vesting of restricted stock units held by Mr. Rakin. No shares of Class A common stock are issuable upon the vesting of restricted stock units within 60 days of June 15, 2021 held by Mr. Rakin. The business address of such holder is 452 Fifth Avenue, 21st Floor, New York, NY 10018.

(52)
Mr. Rakin is the Trustee of The Kevin L Rakin Irrevocable Trust and has voting and investment power over the shares held by the trust. The business address of such holder is 452 Fifth Avenue, 21st Floor, New York, NY 10018.

(53)
The business address of such holder is 452 Fifth Avenue, 21st Floor, New York, NY 10018.

(54)
The business address of such holder is Butjadingerstrasse 400, Oldenburg, Germany 26125.

(55)
Shahriar Shahida is the Trustee of the Green Cedar GST Trust and has voting and investment power over the shares held by the trust. The business address of such holder is 3 Heathcote Road, Scarsdale, New York 10583.

MANAGEMENT
Board of Directors and Management
Effective as of the Closing Date, and in connection with closing of the Business Combination, each the executive officers of HighCape resigned and were replaced by certain members of the management team of Legacy Quantum-Si, and each of the directors of HighCape (other than Kevin Rakin) resigned and the stockholders elected eight directors to serve on the Company’s board of directors, or the Board. Accordingly, the following table sets forth certain information concerning our executive officers and directors as of June 15, 2021:
Name	Age	Position
Executive Officers:
John Stark	47	Chief Executive Officer and Director
Claudia Drayton	53	Chief Financial Officer
Michael P. McKenna, Ph.D.	59	President and Chief Operating Officer
Matthew Dyer, Ph.D.	40	Chief Business Officer
Christian LaPointe, Ph.D.	50	General Counsel and Corporate Secretary
Non-Employee Directors:
Jonathan M. Rothberg, Ph.D.	58	Executive Chairman of the Board
Marijn Dekkers, Ph.D.	63	Director
Ruth Fattori	69	Director
Brigid A. Makes	65	Director
Michael Mina, M.D., Ph.D.	37	Director and Chief Medical Advisor
Kevin Rakin	60	Director
James Tananbaum, M.D.	58	Director
Executive Officers
John Stark has served as our Chief Executive Officer and as a director of the Company since the Closing of the Business Combination in June 2021, and had served as Chief Executive Officer of Legacy Quantum-Si since November 2020. Prior to joining the Company, Mr. Stark served as Chief Executive Officer of Celsee, Inc., a single-cell analysis solutions provider, from January 2018 to April 2020, when Celsee, Inc. was acquired by Bio-Rad Laboratories, Inc. Mr. Stark previously served as Senior Vice President, Global Commercial Operations, Applied Markets of Fluidigm Corporation, a biotechnology tools provider, from October 2015 to October 2017. Before that, he served as Vice President, Clinical and Applied Markets at Life Technologies Corporation, a global biotechnology company, from October 2011 to October 2015. He also previously served as Senior Director of Sales at Pacific Biosciences of California, Inc., a provider of sequencing platforms, from September 2009 to September 2011, and as District Manager, East Region Industrial Sales, of Affymetrix, Inc., a provider of cellular and genetic analysis products, from April 2001 to January 2007. Mr. Stark earned his M.S. in Bioengineering from Arizona State University. Mr. Stark’s qualifications to serve on our board of directors include his leadership experience in the healthcare industry, as well as his knowledge of Quantum-Si’s business.
Claudia Drayton has served as our Chief Financial Officer since the Closing of the Business Combination in June 2021, and had served as Chief Financial Officer of Legacy Quantum-Si since April 2021. She previously served as Chief Financial Officer of CHF Solutions, Inc., or CHFS, from January 2015 to April 2021. During her tenure as Chief Financial Officer of CHFS, Ms. Drayton guided the company through the acquisition of its commercial product line, and the completion of several public equity offerings to finance the company’s commercial expansion. Prior to joining CHFS, Ms. Drayton spent 15 years at Medtronic plc, or Medtronic, a global leader in the medical device industry. During her tenure at Medtronic, Ms. Drayton held multiple senior managerial finance positions, culminating with an assignment in Europe serving as Chief Financial Officer of the peripheral vascular business from 2010 to 2012 and, more recently, as Chief Financial Person of the integrated health solutions business from 2012 to 2014. In these capacities, her responsibilities and experiences included profitability management, strategic planning, mergers and acquisitions, planning and forecasting, and implementation of financial best practices. Before joining Medtronic, Ms. Drayton was an audit and business advisory manager at Arthur Andersen LLP for seven years. Ms. Drayton received her M.B.A. from the University of Minnesota’s Carlson School of Management and her B.S. from the University of Mary Hardin-Baylor and is a Certified Public Accountant (inactive).
Michael P. McKenna, Ph.D. has served as our President and Chief Operating Officer since the Closing of the Business Combination in June 2021, and had served as President and Chief Operating Officer of Legacy Quantum-Si since December 2014. Prior to joining the Company, Dr. McKenna served as Vice President, R&D at Life Technologies Corporation, a global biotechnology company, from August 2011 to July 2014, and as a consultant to Life Technologies from February 2011 to August 2011. Prior to that, Dr. McKenna served as Chief Scientific Officer of Tethys Bioscience, Inc., a diagnostics company, from August 2004 to February 2011, and as Vice President of Curagen Corporation, a biopharmaceutical company, from 1993 to 2003. Dr. McKenna received his B.S. in molecular biology and German from Carnegie Mellon University and his Ph.D. in biology from Yale University.
Matthew Dyer, Ph.D. has served as our Chief Business Officer since the Closing of the Business Combination in June 2021, and had served as Chief Business Officer of Legacy Quantum-Si since December 2020, and as Legacy Quantum-Si’s Chief Product Officer from September 2019 to December 2020 and Head of Product and Marketing from January 2015 to September 2019. Prior to joining the Company, from April 2014 to January 2015, Dr. Dyer was Head of Cloud and Telemedicine Strategy at the 4Catalyzer medical technology incubator. Prior to that, Dr. Dyer served in various roles at Life Technologies Corporation, a global biotechnology company, including as Associate Director and Group Leader, Information Applications from December 2012 to April 2014, Associate Director, Bioinformatics and Community, from February 2012 to December 2012, and Senior Product Manager, Bioinformatics and Community from August 2011 to February 2012. Dr. Dyer received his B.S. in bioinformatics and B.A. in Russian from Brigham Young University, his Ph.D. in genetics, bioinformatics and computational biology from Virginia Tech and his M.B.A. from the University of North Carolina.
Christian LaPointe, Ph.D. has served as our General Counsel and Corporate Secretary since the Closing of the Business Combination in June 2021, and had served as General Counsel of Legacy Quantum-Si since November 2020. Prior to joining the Company, Dr. LaPointe served as General Counsel at ArcherDX, Inc., a genomics company, from January 2015 to August 2019, and as Deputy General Counsel at ArcherDX from August 2019 to October 2020. Dr. LaPointe also served as General Counsel to Celsee, Inc., a single-cell analysis solutions provider, from August 2019 to June 2020. Previously, Dr. LaPointe was General Counsel at Thrive Bioscience, Inc., a cell culture instruments and software company, from August 2014 to July 2019, General Counsel of the Enzymatics enzyme solutions unit of QIAGEN N.V., from March 2013 to January 2015, General Counsel of Axios Biosciences, LLC, an oncology drug discovery company, from December 2012 to December 2014, and a litigation attorney at the law firm Sherin and Lodgen LLP from April 2012 to March 2013. Dr. LaPointe received his B.S. in biochemistry from the University of New Hampshire, his Ph.D. in biochemistry from Dartmouth College and his J.D. from Suffolk University Law School.
Non-Employee Directors
Jonathan M. Rothberg, Ph.D. is the founder of Legacy Quantum-Si and has served as the Executive Chairman of our board of directors since the Closing of the Business Combination in June 2021. Dr. Rothberg had served as the Executive Chairman of Legacy Quantum-Si since December 2015. He previously served as Quantum-Si’s Chief Executive Officer from December 2015 to November 2020. Dr. Rothberg is a scientist and entrepreneur who was awarded the National Medal of Technology and Innovation, the nation’s highest honor for technological achievement, by President Obama for inventing and commercializing high-speed DNA sequencing. Dr. Rothberg is the founder of the 4Catalyzer medical technology incubator and the founder and Chairman of its companies: Quantum-Si, Butterfly Network, Inc., AI Therapeutics, Inc. (formerly LAM Therapeutics, Inc.), Hyperfine, Inc., Tesseract Health, Inc., Liminal Sciences, Inc. (formerly EpilepsyCo Inc.), Detect, Inc. (formerly Homodeus Inc.) and 4Bionics LLC.

These companies focus on using inflection points in medicine, such as deep learning, next-generation sequencing, and the silicon supply chain, to address global healthcare challenges. Dr. Rothberg previously founded and served as Chairman, Chief Executive Officer, and Chief Technology Officer of Ion Torrent Systems, Inc. from 2007 to 2010, and founded and served as Chairman and Chief Executive Officer of RainDance Technologies, Inc. from 2004 to 2009. From 1999 to 2007, Dr. Rothberg co-founded and served as Chairman of ClarifI, Inc., and from 1999 to 2006, he founded and served as Chairman, Chief Executive Officer and Chief Technology Officer of 454 Life Sciences Corporation. With 454 Life Sciences, Dr. Rothberg brought to market the first new way to sequence genomes since Sanger and Gilbert won the Nobel Prize for their method in 1980. With 454’s technology, Dr. Rothberg sequenced the first individual human genome, and with Svante Paabo he initiated the first large-scale effort to sequence ancient DNA (The Neanderthal Genome Project). Prior to 454 Life Sciences, Dr. Rothberg founded and served as Chairman and Chief Executive Officer of CuraGen Corporation from 1993 to 2004. His contributions to the field of genome sequencing include the first non-bacterial cloning method (cloning by limited dilution) and the first massively parallel DNA sequencing method (parallel sequencing by synthesis on a single substrate), concepts that have formed the basis for all subsequent next generation sequencing technologies. Dr. Rothberg is an Ernst and Young Entrepreneur of the Year, is the recipient of The Wall Street Journal’s First Gold Medal for Innovation, SXSW Best in Show, Nature Methods First Method of the Year Award, the Connecticut Medal of Technology, the DGKL Biochemical Analysis Prize, and an Honorary Doctorate of Science from Mount Sinai. Dr. Rothberg is a member of the National Academy of Engineering, the Connecticut Academy of Science and Engineering, is a trustee of Carnegie Mellon University and an Adjunct Professor of Genetics at Yale University. Dr. Rothberg serves as Chairman of the Board of Directors of Butterfly Network, Inc. (NYSE:BFLY). Dr. Rothberg received his Ph.D., M.Phil. and M.S. in biology from Yale University and his B.S. in chemical engineering from Carnegie Mellon University. Dr. Rothberg’s qualifications to serve on our board of directors include his significant scientific, executive and board leadership experience in the technology industry, as well as his knowledge of our business as Legacy Quantum-Si’s founder.
Marijn Dekkers, Ph.D. has served on our board of directors since the Closing of the Business Combination in June 2021. Since May 2017, Dr. Dekkers has served as a founder and the chairman of Novalis LifeSciences LLC, an investment and advisory firm for the life science industry. From October 2010 to April 2016, Dr. Dekkers served as chief executive officer of Bayer AG in Leverkusen, Germany, and from 2002 to 2009, he was chief executive officer of Thermo Fisher Scientific. Dr. Dekkers currently serves on the board of directors of the Foundation for the National Institutes of Health, Georgetown University, Quanterix Corporation and Cerevel Therapeutics, Inc. Dr. Dekkers received his Ph.D. and M.S. in chemical engineering from the University of Eindhoven and his bachelor’s degree in chemistry from the Radboud University, both in the Netherlands. Dr. Dekker’s qualifications to serve on our board of directors include his extensive executive experience in the healthcare industry and his significant corporate governance experience.
Ruth Fattori has served on our board of directors since the Closing of the Business Combination in June 2021. Since January 2019, Ms. Fattori serves as the managing Partner of Pecksland Partners, a consulting firm dedicated to advising boards of directors, CEOs and senior executives on human resources issues. She also serves as a Senior Advisor at the Boston Consulting Group supporting their CEO Advisory program and People and Organization Practice. From February 2013 through December 2018, Ms. Fattori served in various roles at PepsiCo, Inc., most recently as Executive Vice President and Chief Human Resources Officer. From 2010 to February 2013, she served as Managing Partner of Pecksland Partners, and from 2008 to 2009 she was Executive Vice President and Chief Administrative Officer for MetLife. Earlier, she was the Executive Vice President and Chief Human Resources Officer at Motorola. Ms. Fattori received her B.S. in mechanical engineering from Cornell University. Ms. Fattori’s qualifications to serve on our board of directors include her extensive executive and human resources management experience.
Brigid A. Makes has served on our board of directors since the Closing of the Business Combination in June 2021. Ms. Makes has served as an independent consultant for medical device and healthcare companies since July 2017, specifically advising on financial, funding and strategic responsibilities. From September 2011 to July 2017, Ms. Makes served as Senior Vice President and Chief Financial Officer of Miramar Labs, Inc., a biotechnology company focused on aesthetics and dermatology. From 2006 to 2011, Ms. Makes served as Senior Vice President and Chief Financial Officer of AGA Medical Corporation, a

medical device company developing interventional devices for the minimally invasive treatment of structural heart defects and peripheral vascular disorders. Prior to joining AGA, Ms. Makes held various positions at Nektar Therapeutics Inc. from 1999 to 2006, including serving as Chief Financial Officer. Prior to 1999, Ms. Makes also served as Chief Financial Officer at Oravax Inc. and Haemonetics Corp. Since September 2020, Ms. Makes has served as a member of the board of directors of Aziyo Biologics, a publicly traded regenerative medicine company, where Ms. Makes serves on the Audit Committee, and the Nominating and Corporate Governance Committee. Since December 2019, Ms. Makes has also been a member of the board of directors of Mind Medicine (MindMed) Inc., a publicly traded neuro-pharmaceutical company, where Ms. Makes serves on the Audit Committee, and the Compensation, Nominating and Governance Committee. Ms. Makes holds an M.B.A. from Bentley University and a Bachelor of Commerce degree in Finance & International Business from McGill University. Ms. Makes’ qualifications to serve on our board of directors include her extensive executive leadership experience in the healthcare and life sciences industries and her experience serving on the board of directors of other publicly traded companies.
Michael Mina, M.D., Ph.D. has served on our board of directors and as our Chief Medical Advisor since the Closing of the Business Combination in June 2021, and had served as Chief Medical Advisor of Legacy Quantum-Si since April 2021. Since June 2019, Dr. Mina has served as an assistant professor of epidemiology at the Harvard T.H. Chan School of Public Health and a core member of the School’s Center for Communicable Disease Dynamics (CCDD), as well as assistant professor in immunology and infectious diseases at the Harvard Chan School, and associate medical director in clinical microbiology (molecular diagnostics) in the Department of Pathology at Brigham and Women’s Hospital, Harvard Medical School. From June 2016 to June 2019, he was a resident physician in clinical pathology at Brigham and Women’s Hospital. Dr. Mina received his B.S. in engineering and global health from Dartmouth College. He received his M.D. and Ph.D. from Emory University. Dr. Mina’s qualifications to serve on our board of directors include his scientific experience in the healthcare field as well as his medical background.
Kevin Rakin has served on our board of directors since June 2020. Mr. Rakin was HighCape’s Chief Executive Officer from June 2020 to June 2021. Since October 2013, Mr. Rakin has been a co-founder and partner of HighCape, and he brings more than 30 years of experience as an executive and investor in the life sciences industry. Most recently, he served as the President of Shire Regenerative Medicine LLC, or SRM, from June 2011 to November 2012. Prior to joining SRM, Mr. Rakin was the Chairman and Chief Executive Officer of Advanced BioHealing, Inc. from 2007 until its acquisition by SRM in 2011. Before that, he served as an Executive-In-Residence at Canaan Partners, a venture capital firm. Until its merger with Clinical Data, Inc. in 2005, Mr. Rakin was the co-founder, President and Chief Executive Officer of Genaissance Pharmaceuticals. Inc., a pharmacogenomics company. He is currently on the boards of directors of Aziyo Biologics, Inc. (Chairman), Cybrexa, Inc., Oramed Pharmaceuticals, Inc., Convexity Scientific, Inc. (Chairman) and Nyxoah S.A. Mr. Rakin received his M.B.A. from Columbia University and B.Com. (Hons) from the University of Cape Town, South Africa. Mr. Rakin’s qualifications to serve on our board of directors include his extensive experience in the life sciences industry, as both an executive and an investor and his network of contacts in the industry.
James Tananbaum, M.D. has served on our board of directors since the Closing of the Business Combination in June 2021. Dr. Tananbaum is a founder of Foresite Capital Management, LLC, or Foresite, and has served as its Chief Executive Officer since 2010. Earlier in his career, Dr. Tananbaum founded GelTex Pharmaceuticals Inc. (GELX acquired by SANOFI/Genzyme) while a student at Harvard University and founded and was start-up Chief Executive Officer for Theravance Biopharma, Inc. (TBPH and INVA). Dr. Tananbaum received his M.D. from Harvard Medical School, his M.B.A. from Harvard Business School, and his B.S. and B.S.E.E. in applied math and electrical engineering/computer science from Yale University. Dr. Tananbaum’s qualifications to serve on our board of directors include his significant executive leadership experience and his experience in the healthcare industry.
There are no family relationships between or among any of our directors or executive officers.
Role of Board in Risk Oversight
The board of directors have extensive involvement in the oversight of risk management related to the Company and its business and will accomplish this oversight through the regular reporting to the board of directors by the audit committee. The audit committee will represent the board of directors by periodically reviewing the Company’s accounting, reporting and financial practices, including the integrity of its financial statements, the surveillance of administrative and financial controls and its compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal, internal audit and information technology functions, the audit committee will review and discuss all significant areas of our business and summarize for the board of directors all areas of risk and the appropriate mitigating factors. In addition, the board of directors will receive periodic detailed operating performance reviews from management.
Controlled Company Exemption
Jonathan M. Rothberg, Ph.D. beneficially owns a majority of the voting power of all outstanding shares of the Company’s common stock. As a result, we are a “controlled company” within the meaning of the Nasdaq Listing Rules. Under the Nasdaq Listing Rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including the requirements (1) that a majority of its board of directors consist of independent directors, (2) that its board of directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities and (3) that director nominees must either be selected, or recommended for the board’s selection, either by independent directors constituting a majority of the board’s independent directors in a vote in which only independent directors participate, or a nominating and corporate governance committee comprised solely of independent directors with a written charter addressing the committee’s purpose and responsibilities. For at least some period following the Business Combination, we may utilize these exemptions. Pending such determination, you may not have the same protections afforded to stockholders of companies that are subject to all of these corporate governance requirements. If we cease to be a “controlled company” and our shares continue to be listed on Nasdaq, we will be required to comply with these standards and, depending on the board’s independence determination with respect to its then-current directors, we may be required to add additional directors to our board in order to achieve such compliance within the applicable transition periods.
Composition of the Board of Directors
Our business and affairs will be managed under the direction of our board of directors. Our board of directors is declassified, and the directors will be elected annually.
Independence of the Board of Directors
Nasdaq rules generally require that independent directors must comprise a majority of a listed company’s board of directors. As a controlled company, we are largely exempt from such requirements. Based upon information requested from and provided by each proposed director concerning his or her background, employment and affiliations, including family relationships, we have determined that Marijn Dekkers, Ph.D., Ruth Fattori, Brigid A. Makes and James Tananbaum, M.D., representing four of the Company’s directors, are “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq.
Board Committees
The standing committees of the board of directors consist of an audit committee, a compensation committee and a nominating and corporate governance committee. The board of directors may from time to time establish other committees.
Our chief executive officer and other executive officers will regularly report to the non-executive directors and the audit, the compensation and the nominating and corporate governance committees to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls. We believe that the leadership structure of the board of directors will provide appropriate risk oversight of our activities given the controlling interests held by Jonathan M. Rothberg, Ph.D.

Audit Committee
Our audit committee consists of Brigid A. Makes, who serves as the chairperson, Marijn Dekkers, Ph.D. and Ruth Fattori. Each member of the audit committee qualifies as an independent director under the Nasdaq Listing Rules and the independence requirements of Rule 10A-3 under the Exchange Act.
The board of directors has determined that Ms. Makes qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and possesses financial sophistication, as defined under the rules of Nasdaq.
The purpose of the audit committee is to prepare the audit committee report required by the SEC to be included in our proxy statement and to assist the board of directors in overseeing and monitoring (1) the quality and integrity of the financial statements, (2) compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications and independence, and (4) the performance of our independent registered public accounting firm.
The board of directors has adopted a written charter for the audit committee, which is available on the Company’s website at https://www.quantum-si.com under Investors — Governance — Governance Documents.
Compensation Committee
Our compensation committee consists of Ruth Fattori, who serves as the chairperson, Marijn Dekkers, Ph.D. and James Tananbaum, M.D.
The purpose of the compensation committee is to assist the board of directors in discharging its responsibilities relating to (1) setting our compensation program and compensation of its executive officers and directors, (2) monitoring our incentive and equity-based compensation plans and (3) preparing the compensation committee report required to be included in our proxy statement under the rules and regulations of the SEC.
The board of directors has adopted a written charter for the compensation committee, which is available on the Company’s website at https://www.quantum-si.com under Investors — Governance — Governance Documents.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Jonathan M. Rothberg, Ph.D., who serves as the chairperson, and Kevin Rakin. The purpose of the nominating and corporate governance committee is to assist the board of directors in discharging its responsibilities relating to (1) identifying individuals qualified to become new board of directors members, consistent with criteria approved by the board of directors, (2) reviewing the qualifications of incumbent directors to determine whether to recommend them for reelection and selecting, or recommending that the board of directors select, the director nominees for the next annual meeting of stockholders, (3) identifying members of the board of directors qualified to fill vacancies on any committee of the board of directors and recommending that the board of directors appoint the identified member or members to the applicable committee, (4) reviewing and recommending to the board of directors corporate governance principles applicable to the Company, (5) overseeing the evaluation of the board of directors and management and (6) handling such other matters that are specifically delegated to the committee by the board of directors from time to time.
The board of directors have adopted a written charter for the nominating and corporate governance committee, which is available on the Company’s website at https://www.quantum-si.com under Investors — Governance — Governance Documents.
Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer, which is available on our website at https://www.quantum-si.com under Investors — Governance — Governance Documents. Our code of business conduct is a “code of ethics,” as defined in Item 406(b) of Regulation S-K.

We will make any legally required disclosures regarding amendments to, or waivers of, provisions of its code of ethics in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendment or waiver is then permitted by Nasdaq rules.
Corporate Governance Guidelines
Our board of directors has adopted corporate governance guidelines in accordance with the corporate governance rules of Nasdaq that serve as a flexible framework within which our board of directors and its committees operate. These guidelines cover a number of areas including board membership criteria and director qualifications, director responsibilities, board agenda, meetings of non-management directors, committee responsibilities and assignments, board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of our chief executive officer management succession planning. A copy of our corporate governance guidelines is posted on our website at https://www.quantum-si.com under Investors — Governance — Governance Documents

EXECUTIVE AND DIRECTOR COMPENSATION
Introduction
HighCape
None of HighCape’s executive officers or directors received any cash compensation for services rendered to HighCape. HighCape agreed to pay an affiliate of its Sponsor a total of $10,000 per month, for up to 24 months, for office space, utilities, administrative and support services provided to members of its management team. The Sponsor, executive officers and directors, or any of their respective affiliates were reimbursed for any out-of-pocket expenses incurred in connection with activities on its behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations.
Legacy Quantum-Si
This section provides an overview of Legacy Quantum-Si’s executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below. The number of securities and exercise prices, as applicable, described in this section have been adjusted based on the Exchange Ratio to reflect the number of securities and exercise prices following the Business Combination.
As of December 31, 2020, Legacy Quantum-Si’s named executive officers (“Named Executive Officers” or “NEOs”) were:
•
John Stark, Chief Executive Officer,

•
Michael P. McKenna, Ph.D., President and Chief Operating Officer, and

•
Matthew Dyer, Ph.D., Chief Business Officer.

The objective of our compensation program is to provide a total compensation package to each NEO that will enable us to attract, motivate and retain outstanding individuals, align the interests of our executive team with those of our equity holders, encourage individual and collective contributions to the successful execution of our short- and long-term business strategies and reward NEOs for performance. Our board of directors has historically determined the compensation for the NEOs.
For 2020, the compensation program for the NEOs consisted of a base salary and incentive compensation delivered in the form of cash bonuses and time-based stock option awards, each as described below:
•
Base Salary.   Base salary is paid to attract and retain qualified talent and is set at a level that is commensurate with the executive’s duties and authorities, contributions, prior experience and sustained performance.

•
Cash Bonuses.   Cash bonuses are paid to incentivize the NEOs to achieve annual financial and operating performance metrics and have been paid at the discretion of our board of directors.

Summary Compensation Table
The following table shows information concerning the annual compensation for services provided to us by our NEOs for the year ended December 31, 2020.
Name and Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
John Stark, ............................ Chief Executive Officer and Director(2)	2020	$58,333	—	—	—	$7,564(3)	$65,897
Michael P. McKenna, Ph.D. .. President and Chief Operating Officer	2020	$262,500	$75,000	—	—	—	$337,500
	2019	$250,000	$50,000	—	—	—	$300,000
Matthew Dyer, Ph.D. .............Chief Business Officer	2020	$262,500	$75,000	—	$257,500(4)	$58,868(5)	$653,868
	2019	$250,000	$20,000	—	$742,788(6)	$44,747(7)	$1,057,535

(1)
The amount represents the aggregate grant date fair value for option awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC 718. A discussion of our methodology for determining grant date fair value may be found in Note 9 to Legacy Quantum-Si’s audited financial statements for the year ended December 31, 2020.

(2)
Mr. Stark joined Legacy Quantum-Si as its Chief Executive Officer on November 2, 2020. His current annual base salary is $500,000.

(3)
Consists of a temporary housing allowance of $7,564, provided to Mr. Stark.

(4)
Dr. Dyer was granted an option to purchase 146,447 shares of Legacy Quantum-Si common stock in May 2020 with an exercise price per share of $2.90, the fair market value of the common stock on the grant date. The shares underlying this option vest, subject to continued service, in 48 equal monthly installments beginning on January 31, 2020.

(5)
Consists of a housing allowance of $58,868 provided to Dr. Dyer.

(6)
Dr. Dyer was granted options to purchase shares of Legacy Quantum-Si common stock in August 2019 with an exercise price per share of $3.03, the fair market value of the common stock on the grant date. 159,500 of the shares underlying the options vest, subject to continued service, in 48 equal monthly installments beginning on January 31, 2019, and 239,250 of the shares underlying the options vest, subject to continued service, in 48 equal monthly installments beginning on August 31, 2019.

(7)
Consists of a housing allowance of $44,747 provided to Dr. Dyer.

Outstanding Equity Awards at 2020 Fiscal Year-End
The following table shows information regarding outstanding equity awards held by the NEOs as of December 31, 2020. The number of securities and exercise prices, as applicable, described in this section have been adjusted based on the Exchange Ratio to reflect the number of securities and exercise prices following the Business Combination.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units That have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Unit Rights That Have Not Vested
John Stark	—	—	—	—	—	—	—	—	—	—
Michael P. McKenna, Ph.D.	—	—	—	—	—	—	—	—	—	—
Matthew Dyer, Ph.D.	6/28/2016	3,229	—	—	$2.40	6/28/2026	—	—	—	—
	7/26/2016	59,812	—	—	$2.40	7/26/2026	—	—	—	—
	10/10/2026	1,355	—	—	$2.40	10/10/2016	—	—	—	—
	12/22/2016	19,951	—	—	$2.56	12/22/2026	—	—	—	—
	6/27/2017	8,453	—	—	$2.56	6/27/2027	—	—	—	—
	1/11/2018	29,893(1)	9,981	—	$2.56	1/11/2028	—	—	—	—
	8/23/2019	79,737(2)	79,762	—	$3.03	8/23/2019	—	—	—	—
	8/23/2019	99,687(3)	139,562	—	$3.03	8/23/2029	—	—	—	—
	5/17/2020	36,605(4)	109,842	—	$2.90	5/17/2030	—	—	—	—

(1)
Represents an option to purchase 39,875 shares of Legacy Quantum-Si common stock granted on January 11, 2018. The shares underlying this option vest, subject to continued service, as follows: 25% of the shares vested on December 31, 2018, with the remainder vesting in equal monthly installments over the following 36 months.

(2)
Represents an option to purchase 159,500 shares of Legacy Quantum-Si common stock granted on August 23, 2019. The shares underlying this option vest, subject to continued service, in 48 equal monthly installments beginning on January 31, 2019.

(3)
Represents an option to purchase 239,250 shares of Legacy Quantum-Si common stock granted on August 23, 2019. The shares underlying this option vest, subject to continued service, in 48 equal monthly installments beginning on May 31, 2019.

(4)
Represents an option to purchase 146,447 shares of Legacy Quantum-Si common stock granted on May 17, 2020. The shares underlying this option vest, subject to continued service, in 48 equal monthly installments beginning on January 31, 2020.

Employment Arrangements
Legacy Quantum-Si entered into an Offer Letter of Employment with Mr. Stark as Legacy Quantum-Si’s Chief Executive Officer on October 28, 2020, an Offer Letter of Employment with Ms. Drayton as Legacy Quantum-Si’s Chief Financial Officer on March 23, 2021, an Offer Letter of Employment with Dr. McKenna in June 2015, and an Offer Letter of Employment with Dr. Dyer in March 2016, the material terms of which are described below. In addition, each named executive officer has entered into a confidentiality agreement obligating the officer to refrain from disclosing any of Legacy Quantum-Si’s proprietary information received during the course of employment.
John Stark
Legacy Quantum-Si entered into an Offer Letter of Employment with Mr. Stark as Legacy Quantum-Si’s Chief Executive Officer on October 28, 2020. Pursuant to the terms of his Offer Letter, Mr. Stark’s initial annual base salary was $350,000. Effective July 1, 2021, Mr. Stark’s annual base salary is $500,000 and Mr. Stark is eligible to receive annual discretionary bonuses of up to 100% of his annual base salary, provided that he is employed with us through the scheduled date of payment of such bonuses. With respect to his bonus for 2021, any bonus determined by our board of directors will be payable only upon the Company achieving commercial revenue in excess of $20 million. Upon the closing of a sale or merger of the Company (excluding the Business Combination) prior to December 31, 2021, Mr. Stark will receive an additional $250,000 bonus payable upon the closing of such transaction. Under the terms of the Offer Letter, Mr. Stark is entitled to receive a payment of $50,000 following his relocation, to cover relocation expenses that must be repaid to us if Mr. Stark voluntarily terminates his employment before November 2, 2021, as well as a monthly housing allowance of $2,500 (net of required taxes) as a temporary housing stipend until his relocation.
In February 2021, Legacy Quantum-Si entered into a Letter Agreement with Mr. Stark that provided for a grant of Legacy Quantum-Si restricted stock units (“RSUs”) in lieu of the options referred to in Mr. Stark’s Offer Letter of Employment. Pursuant to the Letter Agreement, Mr. Stark was granted 1,703,460 RSUs with 25% to vest on January 7, 2022, and the remainder vesting in equal quarterly installments over the following three years beginning with the quarter ending March 31, 2022, contingent on the consummation of the Business Combination, and subject to Mr. Stark’s continued employment on each vesting date. Pursuant to the Letter Agreement, Mr. Stark also received an additional award of 453,777 RSUs that will vest (i) on the closing of a financing in excess of $50 million within three years of Mr. Stark’s start date at a share price greater than $16.08 (as adjusted), or (ii) if Legacy Quantum-Si is a publicly listed company and within three years of Mr. Stark’s start date the closing price of the Company’s shares is $16.08 or more for any 20 trading days within any 30 consecutive trading day period, contingent on the consummation of the Business Combination, and subject to Mr. Stark’s continued employment on the vesting date.
Claudia Drayton
Legacy Quantum-Si entered into an Offer Letter for Employment with Ms. Drayton as Legacy Quantum-Si’s Chief Financial Officer on March 23, 2021. Pursuant to the terms of her Offer Letter, Ms. Drayton’s initial annual base salary was $330,000. Ms. Drayton’s current annual base salary is $385,000. Beginning in 2021, Ms. Drayton is eligible to receive annual discretionary bonuses of up to 50% of her annual base salary, provided that she is employed with us through the scheduled date of payment of such bonuses. Ms. Drayton is entitled to receive a payment of $50,000 following her relocation, to cover relocation expenses that must be repaid to us if Ms. Drayton voluntarily terminates her employment prior to 12 months from the payment date of such relocation payment.
Pursuant to the Offer Letter, Ms. Drayton was granted 95,700 RSUs and 191,399 stock options with an exercise price of $9.46 per share, with 25% of each award to vest on June 30, 2022, and the remainder of the options vesting in equal monthly installments, over the following three years and the remainder of the RSUs vesting in equal quarterly installments over the following three years, subject to Ms. Drayton’s continued employment on each vesting date, and subject to the consummation of the Business Combination in the case of the RSUs.

Michael P. McKenna, Ph.D.
Legacy Quantum-Si entered into a consulting agreement with Dr. McKenna in December 2014. Pursuant to his consulting agreement, Dr. McKenna received an option to purchase 49,843 shares of Legacy Quantum-Si common stock granted December 18, 2014, which vested semi-monthly in six installments over a three month period from January 15, 2015 to March 31, 2015. Legacy Quantum-Si entered into an Offer Letter of Employment with Dr. McKenna, as Legacy Quantum-Si’s President and Chief Operating Officer, on June 1, 2015. Pursuant to the terms of his Offer Letter, Dr. McKenna’s then annual base salary was $200,000. Dr. McKenna’s current annual base salary is $440,000 and Dr. McKenna is eligible to receive annual discretionary bonuses of up to 50% of his annual base salary, provided that he is employed with us through the scheduled date of payment of such bonuses. Pursuant to his Offer Letter, Dr. McKenna received 747,656 shares of restricted stock in Legacy Quantum-Si, of which 20% vested on March 31, 2016 and the remainder vested in equal monthly installments over the following 36-months.
In January 2020, Legacy Quantum-Si entered into a Severance and Accelerated Vesting Arrangements Letter with Dr. McKenna (the “McKenna Severance Letter”). Under the McKenna Severance Letter, in the event that within the one-year period following a Change of Control (the “Change of Control Period”), Dr. McKenna’s employment is terminated without Cause (as defined in the McKenna Severance letter), or terminated by Dr. McKenna for Good Reason (as defined in the McKenna Severance Letter), Dr. McKenna will be entitled to (i) payment in an amount equal to six months of his then current base salary plus 50% of his then current target annual bonus payable over a six-month period, (ii) payment of an amount equal to COBRA premiums for up to six months, and (iii) accelerated vesting of 100% of any then unvested options granted prior to the Change of Control and assumed by an acquiring company in the Change of Control. If Dr. McKenna remains employed through the Change of Control Period, 100% of his options granted prior to the Change of Control will become fully vested.
In February 2020, Legacy Quantum-Si entered into a Sales Incentive and Retention Letter with Dr. McKenna providing that Dr. McKenna would have been eligible for a sales incentive bonus based on Legacy Quantum-Si gross sales in the amount of $100,000, $250,000 or $500,000, in the event gross sales for 2020 exceed $10 million, $20 million or $30 million, respectively. In addition, Dr. McKenna would have been entitled to a bonus in the event of a sale of Legacy Quantum-Si prior to December 31, 2020 in the amount of $250,000 or $500,000, in the event the valuation of Legacy Quantum-Si in the sale transaction exceeds $750 million or $1.0 billion, respectively. This agreement terminated without payment on December 31, 2020.
Matthew Dyer, Ph.D.
Legacy Quantum-Si entered into a consulting agreement with Dr. Dyer in February 2015. Legacy Quantum-Si entered into an Offer Letter of Employment letter with Dr. Dyer, as Legacy Quantum-Si’s Head of Informatics and Cloud Strategy in March 2016. Dr. Dyer became Chief Business Officer of Legacy Quantum-Si in December 2020. Pursuant to the terms of the Offer Letter, Dr. Dyer’s then annual base salary was $145,000. Dr. Dyer’s current annual base salary is $400,000 and Dr. Dyer is eligible to receive annual discretionary bonuses of up to 50% of his annual base salary, provided that he is employed with us through the scheduled date of payment of such bonuses. Dr. Dyer also receives a monthly housing allowance of $4,500 as a housing stipend.
In January 2020, Legacy Quantum-Si entered into a Severance and Accelerated Vesting Arrangements Letter with Dr. Dyer (the “Dyer Severance Letter”). Under the Dyer Severance Letter, in the event that within the Change of Control Period, Dr. Dyer’s employment is terminated without Cause (as defined in the Dyer Severance Letter), or terminated by Dr. Dyer for Good Reason (as defined in the Dyer Severance Letter), Dr. Dyer will be entitled to (i) payment in an amount equal to six months of his then current base salary plus 50% of his then current target annual bonus payable over a six-month period, (ii) payment of an amount equal to COBRA premiums for up to six months, and (iii) accelerated vesting of 100% of any then unvested options granted prior to the Change of Control and assumed by an acquiring company in the Change of Control. If Dr. Dyer remains employed through the Change of Control Period, 100% of his options granted prior to the Change of Control will become fully vested.

In February 2020, Legacy Quantum-Si entered into a Sales Incentive and Retention Letter with Dr. Dyer providing that Dr. Dyer would have been eligible for a sales incentive bonus based on Legacy Quantum-Si gross sales in the amount of $100,000, $250,000 or $500,000, in the event gross sales for 2020 exceed $10 million, $20 million or $30 million, respectively. In addition, Dr. Dyer would have been entitled to a bonus in the event of a sale of Legacy Quantum-Si prior to December 31, 2020 in the amount of $250,000 or $500,000, in the event the valuation of Legacy Quantum-Si in the sale transaction exceeds $750 million or $1.0 billion, respectively. This agreement terminated without payment on December 31, 2020.
For purposes of the McKenna Severance Letter and the Dyer Severance Letter, Change of Control is defined as either: (i) a transaction or series of related transactions in which an individual, firm, corporation, partnership, association, limited liability company, trust or any other entity (“Person”), or a group of related Persons, acquires from stockholders of our shares representing more than fifty percent (50%) of the outstanding voting power of the Company; or (ii) a transaction that qualifies as a “Deemed Liquidation Event” as defined in our Charter. Notwithstanding the foregoing, “Change of Control” shall not include any transaction or series of related transactions involving us or any of our assets or securities whereby either (i) our stockholders or any of them as of immediately prior to such transaction or series of related transactions control as of immediately after such transaction or series of related transactions, directly or indirectly, we or the surviving entity as a result of any merger of us or the entity or entities to which all or substantially all of our assets have been assigned, contributed, exclusively licensed or transferred or (ii) we are a party to a business combination, merger, reorganization, consolidation or any similar transaction or series of related transactions that involves other entities under common control with us as of immediately prior to such transaction or series of related transactions.
Employee Benefits
Our NEOs participate in employee benefit programs available to its employees generally, including a tax-qualified 401(k) plan. Legacy Quantum-Si did not maintain any executive-specific benefit or perquisite programs in 2020.
Severance Plan
On June 29, 2021, the compensation committee of the Board adopted the Quantum-Si Incorporated Executive Severance Plan (the “Severance Plan”). Eligible participants in the Severance Plan include our Chief Executive Officer and other executive officers.
Under the Severance Plan, if we terminate a participant’s employment without cause (as defined in the Severance Plan) at any time other than during the twelve (12) month period following a change in control (as such term is defined in the Severance Plan) (the “Change in Control Period”), then the participant is eligible to receive the following benefits:
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Severance payable in the form of salary continuation or a lump sum payment. The severance amount is equal to participant’s then-current base salary times a multiplier determined based on the participant’s title or role with the Company.

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The portion of any outstanding unvested equity award that would vest on an annual cliff vesting date in accordance with the terms of the award during the three months following the participant’s termination date will become fully vested as of the date the termination of such participant’s employment becomes effective. If the Chief Executive Officer is terminated without cause or resigns with good reason (as defined in the Severance Plan) prior to January 7, 2022, his equity award that is scheduled to vest in accordance with the terms of the award as to 25% of the award on January 7, 2022 will become vested as to 25% of the award as of the date the termination of the Chief Executive Officer’s employment becomes effective.

•
We will pay for company contribution for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or COBRA, during the severance period.

Under the Severance Plan, if we terminate a participant’s employment without cause or participant resigns for good reason, during the Change in Control Period, then the participant is eligible to receive the following benefits:
•
Severance payable in a single lump sum. The severance amount is equal to participant’s then-current base salary and then-current target annual bonus opportunity, times a change in control multiplier determined based on the participant’s title or role with the Company.

•
We will pay for company contribution for continuation coverage under COBRA during the severance period.

•
Any outstanding unvested equity awards held by the participant under any then-current outstanding equity incentive plan(s) will become fully vested as of the date the termination of such participant’s employment becomes effective.

A participant’s rights to any severance benefits under the Severance Plan are conditioned upon the participant executing and not revoking a valid separation and general release of claims agreement in a form provided by us.
Director Compensation
During 2020, Legacy Quantum-Si had no formal arrangements under which directors receive compensation for their service on Legacy Quantum-Si’s board of directors. Mr. Stark did not receive additional compensation for his services as a director of Legacy Quantum-Si.
On April 19, 2021, Michael Mina, M.D., Ph.D. entered into a consulting agreement with Quantum-Si to serve as Quantum-Si’s Chief Medical Advisor. Under the terms of the consulting agreement, Dr. Mina will receive $22,500 per month for 60% of full time service to Quantum-Si. Also pursuant to the terms of the consulting agreement, Dr. Mina was granted an option to purchase 358,875 shares of Quantum-Si common stock with an exercise price of $7.54. The option will vest in equal monthly installments over three years beginning on May 31, 2021, subject to Dr. Mina’s continued service on each vesting date, and provided, however, that during any monthly period when Dr. Mina’s commitment to Quantum-Si is less than 60% of full time service, the shares that vest that month will be reduced proportionately based on the reduction in service relative to Dr. Mina’s 60% of full time service commitment, and any shares that would have otherwise vested will be forfeited back to Quantum-Si. The consulting agreement may be terminated by either party at any time immediately upon written notice.
On June 10, 2021, we adopted a non-employee director compensation policy. Pursuant to the policy, the annual retainer for non-employee directors is $50,000. Annual retainers for committee membership are as follows:
Position	Retainer
Audit committee chairperson	$20,000
Audit committee member	$10,000
Compensation committee chairperson	$15,000
Compensation committee member	$7,500
Nominating and corporate governance committee chairperson	$10,000
Nominating and corporate governance committee member	$5,000
These fees are payable in arrears in quarterly installments as soon as practicable following the last business day of each fiscal quarter, provided that the amount of such payment will be prorated for any portion of such quarter that a director is not serving on our board of directors, on such committee or in such position. Non-employee directors are also reimbursed for reasonable out-of-pocket business expenses incurred in connection with attending meetings of the board and any committee of the board on which they serve and in connection with other business related to the board. Directors may also be reimbursed for reasonable out-of-pocket business expenses in accordance with our travel and other expense policies, as may be in effect from time to time.
In addition, we grant to new non-employee directors upon their initial election to our board of directors (including any non-employee director whose election to our board of directors was approved at the Special Meeting of Stockholders held on June 9, 2021) a number of RSUs (each RSU relating to one share of our Class A common stock) having an aggregate fair market value equal to $200,000, determined by dividing (A) $200,000 by (B) the closing price of our Class A common stock on Nasdaq on the date of the grant (rounded down to the nearest whole share), on the first business day after the date that the non-employee director is first appointed or elected to the board. Each of these grants shall vest in equal annual installments over three years from the date of the grant, subject to the non-employee director’s continued service as a director on the applicable vesting dates.
Further, in connection with each of our annual meetings of stockholders, each non-employee director automatically receives an option to purchase shares of our Class A common stock having an aggregate grant date fair value of $100,000, valued based on a Black-Scholes valuation method (rounded down to the nearest whole share), each year beginning in 2022 on the first business day after our annual meeting of stockholders. Each of these options has a term of 10 years from the date of the award and vests at the end of the period beginning on the date of each regular annual meeting of stockholders (or the first business day of the third fiscal quarter, as applicable) and ending on the date of the next regular annual meeting of stockholders, subject to the non-employee director’s continued service as a director through the applicable vesting dates.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
HighCape
Relationship with Sponsor
Prior to the consummation of the initial public offering, on June 10, 2020, HighCape Capital Acquisition LLC, HighCape’s Sponsor, purchased 2,875,000 shares of HighCape Class B common stock for an aggregate purchase price of $25,000, or approximately $0.009 per share. In June 2020, the Sponsor transferred 30,000 Founder Shares to each of Messrs. Loebel, Coplman and Taub, HighCape’s directors, resulting in the Sponsor holding 2,785,000 Founder Shares.
The Sponsor purchased an aggregate of 405,000 private placement units in connection with HighCape’s initial public offering, at a price of $10.00 per unit, generating gross proceeds, before expenses, of approximately $4,050,000. Each private placement unit consisted of one share of HighCape Class A common stock and one-third of one warrant (with each whole warrant exercisable to purchase one share of Class A common stock at a price of $11.50 per share). The units sold through the private placement were identical to the units sold in the initial public offering, except that the Sponsor agreed not to transfer, assign or sell any of the units (except to certain permitted transferees) until 30 days after the completion of the Business Combination. As of the closing of the Business Combination, the shares underlying the private placement units are subject to further transfer restrictions, pursuant to the Amended and Restated Registration Rights Agreement, whereby the Sponsor has agreed not to transfer, assign or sell any of the private placement units for the period ending on the earlier of (A) 180 days after the Closing and (B) subsequent to the Closing, (x) if the last reported sale price of the Company’s Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 consecutive trading days commencing after the Closing or (y) the date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the public stockholders having the right to exchange their shares of the Company’s Class A common stock for cash, securities or other property.
HighCape’s executive offices were located at 452 Fifth Avenue, 21st Floor, New York, NY 10018, which office space was leased by an affiliate of the Sponsor. Commencing upon consummation of its initial public offering, HighCape reimbursed the affiliate of the Sponsor $10,000 per month for office space, utilities, administrative and support services. Upon completion of the Business Combination, HighCape ceased paying these monthly fees.
PIPE Financing
In connection with the execution of the Business Combination Agreement, HighCape entered into the PIPE Investor Subscription Agreements with the PIPE Investors, pursuant to which, among other things, HighCape issued and sold in the PIPE Financing an aggregate of 42,500,000 shares of HighCape Class A common stock to the PIPE Investors, for $10.00 per share immediately prior to the Closing, for aggregate gross proceeds to HighCape of $425.0 million. HighCape Partners QSI II Invest, L.P. purchases 601,000 shares of HighCape Class A common stock, HighCape Partners II, L.P. purchased 24,527 shares of HighCape Class A common stock, HighCape Partners QP II, L.P. purchased 1,175,473 shares of HighCape Class A common stock, the Rothberg Family Fund I, LLC purchased 500,000 shares of HighCape Class A common stock, Foresite Capital Fund V, L.P. purchased 1,250,000 shares of HighCape Class A common stock, Foresite Capital Opportunity Fund V, L.P. purchased 1,250,000 shares of HighCape Class A common stock, Glenview Capital Management, LLC purchased 6,000,000 shares of HighCape Class A common stock, Kevin Rakin purchased 50,000 shares of HighCape Class A common stock, the Kevin L. Rakin Irrevocable Trust purchased 50,000 shares of HighCape Class A common stock, Novalis Lifesciences Investments I, LLP (of which Marijn Dekkers, Ph.D. has sole voting and investment control over the entity’s shares) purchased 500,000 shares of HighCape Class A common stock, and Christian LaPointe, Ph.D. purchased 50,000 shares of HighCape Class A common stock in the PIPE Financing.
Subscription Agreements
In addition, concurrently with the execution of the Business Combination Agreement, HighCape entered into Subscription Agreements with the Foresite Funds, pursuant to which the Foresite Funds were issued 696,250 shares of HighCape Class A common stock at a price of $0.001 per share for aggregate gross proceeds of $696.25 after a corresponding number of shares of HighCape Class B common stock were irrevocably forfeited by the Sponsor to HighCape for no consideration and automatically cancelled.
Legacy Quantum-Si
Series E Financing
On December 14, 2018, Legacy Quantum-Si entered into a Series E Preferred Stock Purchase Agreement, as amended on January 21, 2019, July 12, 2019, February 21, 2020 and December 18, 2020, pursuant to which, from December 14, 2018 through December 29, 2020, Legacy Quantum-Si issued an aggregate of 13,636,092 shares of Legacy Quantum-Si Series E preferred stock at a purchase price of $5.36 per share for aggregate consideration of approximately $73.1 million. The outstanding shares of Legacy Quantum-Si Series E preferred stock were exchanged for shares of Quantum-Si Class A common stock in connection with the Closing of the Business Combination.
The participants in this preferred stock financing include certain holders of more than 5% of Legacy Quantum-Si’s capital stock. The following table sets forth the aggregate number of shares of Legacy Quantum-Si Series E preferred stock issued to these related persons in this preferred stock financing:
Name	Shares	Aggregate Purchase Price	Date of Issuance
Foresite Capital Fund IV, L.P.	1,865,672	$10,000,002	February 21, 2020
Foresite Capital Fund IV, L.P.	3,731,343	$19,999,998	December 29, 2020
Foresite Capital Fund V, L.P.	932,836	$5,000,001	December 29, 2020
Rothberg Family Fund I, LLC(1)	186,567	$999,999	July 12, 2019

(1)
Michael Rothberg is the manager of the Rothberg Family Fund I, LLC. Mr. Rothberg is a sibling of Jonathan M. Rothberg, Ph.D., the founder of Legacy Quantum-Si and Executive Chairman of Quantum-Si’s board of directors.

Lease Arrangements
We occupy office space located at 530 Old Whitfield Street, Guilford, Connecticut, which is owned by PB & AJ Express, LLC, whose manager and owner is Michael Rothberg, who is a sibling of Jonathan M. Rothberg, Ph.D., the founder of Legacy Quantum-Si and Executive Chairman of our board of directors. We paid PB & AJ Express, LLC on a month-to-month basis for use of the space, and in connection with the Business Combination, we entered into a month-to-month lease with PB & AJ Express, LLC for this space. Under this arrangement, Legacy Quantum-Si paid $309,000, $321,600 and $321,600 for the years ended December 31, 2018, 2019 and 2020, respectively, and has paid $160,800 since January 1, 2021.
Legacy Quantum-Si also occupies office space at 351 New Whitfield Street, Guilford, Connecticut, 485 Old Whitfield Street, Guilford, Connecticut, and 3000 El Camino Real, Suite 100 (and previously Suite 130), Palo Alto, California. Legacy Quantum-Si also occupied two locations in New York City that were leased by 4Catalyzer from unrelated parties located at 251 W 30th Street and a co-working location managed by WeWork. The office space at 485 Old Whitfield Street, Guilford, Connecticut is leased from Oceanco, LLC by 4Catalyzer Corporation, or 4Catalyzer, of which Michael Rothberg, who is a sibling of Jonathan M. Rothberg, Ph.D., the founder of Legacy Quantum-Si and Executive Chairman of our board of directors, is the sole stockholder, and we will have the right to rent rooms at 485 Old Whitfield Street from 4Catalyzer for $100 per employee per day. The office space at 351 New Whitfield Street, Guilford, Connecticut is leased from an unrelated landlord by 4Catalyzer. Effective upon the Closing, 4Catalyzer subleased space to Legacy Quantum-Si at 351 New Whitfield Street, where Legacy Quantum-Si will occupy such portions of the space as 4Catalyzer may designate from time to time on a month-to-month basis, and Legacy Quantum-Si will pay its pro rata share of expenses paid by 4Catalyzer for such space under the master lease. The office space at 3000 El Camino Real is leased from an unrelated landlord by 4Catalyzer. In connection with the Business Combination Agreement, 4Catalyzer granted Legacy Quantum-Si a license to use such portions of the office space at 3000 El Camino Real as 4Catalyzer may designate from time to time. Legacy Quantum-Si currently pays 4Catalyzer on a per diem and month-to-month basis, respectively, for use of the space in 485 Old Whitfield Street and 351 New Whitfield Street, but no rental or lease agreement is effective. Legacy Quantum-Si previously occupied Suite 130 located at 3000 El Camino Real in Palo Alto, California, that was leased by 4Catalyzer from the same unrelated landlord as Suite 100. Under these arrangements, Legacy Quantum-Si paid $17,325, $12,825 and $13,095 for the years ended December 31, 2018, 2019, and 2020, respectively, and has paid $7,650 since January 1, 2021 related to 485 Old Whitfield Street; $32,033, $39,347 and $42,089 for the same time periods, and $18,889 since January 1, 2021 related to 351 New Whitfield Street; $122,619, $104,162 and $0 for the same time periods and $0 since January 1, 2021 related to suite 130 at 3000 El Camino Real; $0, $35,846, $88,348 for the same time periods and $36,428 since January 1, 2021 related to Suite 100 at 3000 El Camino Real. The total amounts paid to 4Catalyzer for the New York City locations were $23,256, $36,634, $11,510, and $0 since January 1, 2021.
Legacy Quantum-Si also paid 4Catalyzer for improvements and other capital expenditures in connection with Legacy Quantum-Si’s use of each of the spaces noted above, $139,180, $16,595 and $0 during the years ended December 31, 2018, 2019, and 2020, respectively, and has not paid any additional amounts since January 1, 2021.
Amended and Restated Technology Services Agreement
On November 11, 2020, Legacy Quantum-Si entered into an Amended and Restated Technology Services Agreement (the “ARTSA”) by and among 4Catalyzer, Legacy Quantum-Si and other participant companies controlled by the Rothbergs, including Butterfly Network, Inc., AI Therapeutics, Inc., Hyperfine, Inc., 4Bionics LLC, Tesseract Health, Inc., Liminal Sciences, Inc. and Homodeus Inc. Under the ARTSA, Legacy Quantum-Si and the other participant companies agreed to share certain non-core technologies, which means any technologies, information or equipment owned or otherwise controlled by the participant company that are not specifically related to the core business area of the participant, such as software, hardware, electronics, fabrication and supplier information, vendor lists and contractor lists, subject to certain restrictions on use, with the other participant companies. The ARTSA provides that ownership of each non-core technology shared by 4Catalyzer, Legacy Quantum-Si or another participant company will remain with the company that originally shared the non-core technology. The ARTSA also provides for 4Catalyzer to perform certain services to Legacy Quantum-Si and each other participant company, such as general administration, facilities, information technology, financing, legal, human resources and other services. The ARTSA also provides for the participant companies to provide other services to each other. The fees due to 4Catalyzer or the other participants for such services are allocated to Legacy Quantum-Si and the participant companies based on the total costs and expenses for the relative amount of services and resources used by the participant company, except for services with respect to intellectual property, which are based on a negotiated cost plus methodology. The ARTSA provides that all inventions of 4Catalyzer, Legacy Quantum-Si or the other participants made in the course of providing such services will be owned by the receiving participant and that the receiving participant will grant to the participant company providing the services a royalty-free, perpetual, limited, worldwide, non-exclusive license to use such inventions only in the core business field of the participating company.
The ARTSA has an initial term of five years from the date of the ARTSA and provides that the ARTSA will be automatically extended for additional, consecutive one-year renewal terms. Each participating company, including Legacy Quantum-Si, has the right to terminate the ARTSA at any time upon 30 days’ prior notice and 4Catalyzer has the right to terminate the ARTSA at any time upon 90 days’ prior notice. Legacy Quantum-Si paid an aggregate of $2,546,732, $2,213,612 and $1,516,224 during the years ended December 31, 2018, 2019, and 2020, respectively, and $712,172 since January 1, 2021 for services under the ARTSA.
On February 17, 2021, Legacy Quantum-Si and 4Catalyzer entered into the First Addendum to the ARTSA, pursuant to which Legacy Quantum-Si agreed to terminate its participation under the ARTSA no later than immediately prior to the Effective Time. Legacy Quantum-Si entered into a Master Services Agreement with 4Catalyzer effective as of February 17, 2021 pursuant to which Legacy Quantum-Si may engage 4Catalyzer to provide services such as general administration, facilities, information technology, financing, legal, human resources and other services, through future statements of work and under terms and conditions to be determined by the parties with respect to any services to be provided.

Technology and Services Exchange Agreement and License Agreements
Legacy Quantum-Si has entered into a Technology and Services Exchange Agreement (the “TSEA”) by and among Legacy Quantum-Si and other participant companies controlled by the Rothbergs, consisting of Butterfly Network, Inc., AI Therapeutics, Inc., Hyperfine, Inc., 4Bionics LLC, Tesseract Health, Inc., Liminal Sciences, Inc. and Homodeus Inc. The TSEA with Butterfly Network, Inc., was signed in November 2020, and the TSEA with the remaining participant companies was signed in February 2021 and will become effective upon the Closing. Under the TSEA, Legacy Quantum-Si and the other participant companies may, in their discretion, permit the use of non-core technologies, which include any technologies, information or equipment owned or otherwise controlled by the participant company that are not specifically related to the core business area of the participant, such as software, hardware, electronics, fabrication and supplier information, vendor lists and contractor lists, by other participant companies. The TSEA provides that ownership of each non-core technology shared by Legacy Quantum-Si or another participant company will remain with the company that originally shared the non-core technology. In addition, any participant company (including Legacy Quantum-Si) may, in its discretion, permit its personnel to be engaged by another participant company to perform professional, technical or consulting services for such participant. Unless otherwise agreed to by Legacy Quantum-Si and the other participant company, all rights, title and interest in and to any inventions, works-of-authorship, idea, data or know-how invented, made, created or developed by the personnel (employees, contractors or consultants) in the course of conducting services for a participant company (“Created IP”) will be owned by the participant company for which the work was performed, and the recipient participant company grants to the party that had its personnel provide the services that resulted in the creation of the Created IP a royalty-free, perpetual, limited, worldwide, non-exclusive, sub-licensable (and with respect to software, sub-licensable in object code only) license to utilize the Created IP only in the core business field of the originating participant company, including a license to create and use derivative works based on the Created IP in the originating participant’s core business field, subject to any agreed upon restrictions.
Legacy Quantum-Si has entered into license agreements with certain of the TSEA participant companies. Pursuant to an Exclusive Patent License Agreement and Exclusive Software License Agreement, Legacy Quantum-Si has granted Detect, Inc. a worldwide, exclusive (even as to Legacy Quantum-Si) royalty-free, fully paid up, perpetual license to exploit certain products and software for the detection of COVID-19 (and other viruses, pathogens and/or components thereof including without limitation nucleic acids that might be useful for understanding COVID-19, including controls for correct application) using a risk assessment assay that performs, without an electronic instrument (except for a small heater and/or fluorescent readout), in an at-home or personal use environment, and/or without the assistance of a health care provider or laboratory professional; (ii) drug discovery, drug development, and drug commercialization (but excluding biological sequencing and protein design using “intelligent” evolution); (iii) ophthalmic imaging and/or measuring, including but not limited to associated point-of-care diagnostics, including but not limited to fluorescence-lifetime imaging (FLI) and/or optical coherence tomography (OCT), and time-of-flight sensors, including but not limited to range finding and 3D imaging; and (iv) protein design using directed evolution. Pursuant to an Exclusive Patent License Agreement and Exclusive Software License Agreement, Legacy Quantum-Si has granted LAM Therapeutics, Inc. a worldwide, exclusive (even as to Legacy Quantum-Si) royalty-free, fully paid up, perpetual license to exploit certain products and software for drug discovery, drug development, and drug commercialization (but excluding biological sequencing and protein design using “intelligent” evolution). Pursuant to an Exclusive License Agreement providing for a one-time upfront payment of $100,000 and royalties to Legacy Quantum-Si in the mid-single digits, Legacy Quantum-Si has granted Tesseract Health, Inc. a worldwide, exclusive license to exploit certain products for ophthalmic imaging and/or measuring, including but not limited to associated (i) point-of-care diagnostics, including but not limited to fluorescence-lifetime imaging (FLI) and/or optical coherence tomography (OCT), and (ii) time-of-flight sensors, including but not limited to range finding and 3D imaging. In addition, pursuant to the terms of an Exclusive Technology and Patent License Agreement and Exclusive Software License Agreement, Legacy Quantum-Si has granted Protein Evolution, Inc. (“PEI”) a worldwide, exclusive (even as to Legacy Quantum-Si) royalty-free, fully paid up, perpetual license to exploit certain products and software for protein design using directed evolution, and pursuant to the terms of an Exclusive Patent Sublicense Agreement with royalties in the low single digits, Legacy Quantum-Si has granted PEI a worldwide, exclusive to license to exploit certain patents, services and technology (i) for protein design using directed evolution

(the “PEI Field”) and (ii) for the concentration, purification, analysis and/or other manipulation of biomolecules solely within the PEI Field.
Agreements with Quantum-Si Stockholders
Investors’ Rights, Voting and Right of First Refusal Agreements
In connection with Legacy Quantum-Si’s Series E preferred stock financing, Quantum-Si entered into investors’ rights, voting and right of first refusal and co-sale agreements containing registration rights, information rights, voting rights and rights of first refusal, among other things, with holders of Quantum-Si’s preferred stock and certain holders of its common stock.
Amended and Restated Registration Rights Agreement
At the Closing of the Business Combination, the Company, the Sponsor and certain stockholders of Legacy Quantum-Si entered into the Amended and Restated Registration Rights Agreement, pursuant to which, among other things, the parties to the Amended and Restated Registration Rights Agreement agreed, subject to certain exceptions, not to effect any sale or distribution of any equity securities of the Company held by any of them during the lock-up period described therein and were granted certain registration rights with respect to their respective shares of the Company’s common stock, in each case, on the terms and subject to the conditions therein.
Executive Chairman Agreement with Jonathan M. Rothberg, Ph.D.
In connection with the consummation of the Business Combination Agreement, Legacy Quantum-Si and Dr. Rothberg, the founder of Legacy Quantum-Si and Executive Chairman of our board of directors, entered into the Executive Chairman Agreement, effective as of the Closing, pursuant to which Dr. Rothberg will advise the Company’s Chief Executive Officer and provide guidance to the Company’s board of directors. As compensation for Dr. Rothberg’s services under the Executive Chairman Agreement, we will pay Dr. Rothberg a consulting fee of $33,334 per month during the term of the Executive Chairman Agreement. The term of the Executive Chairman Agreement will continue until terminated by us or Dr. Rothberg. Either party may terminate the Executive Chairman Agreement for any reason upon giving thirty (30) days’ advance notice of such termination. In the event of such termination, our only obligation will be to pay Dr. Rothberg any earned but unpaid consulting fee as of the termination date. Prior to the Closing, the Legacy Quantum-Si Board granted to Dr. Rothberg 1,500,000 restricted stock units. The RSUs will vest on the second anniversary of the grant date, without regard to Dr. Rothberg’s continued service to the Company, with full acceleration of vesting in the event of Dr. Rothberg’s death or disability or a change in control of the Company.
Indemnification Agreements with Officers and Directors and Directors’ and Officers’ Liability Insurance
In connection with this Business Combination, the Company entered into indemnification agreements with each of the Company’s executive officers and directors. The indemnification agreements, the Company’s restated certificate of incorporation and its bylaws require that the Company indemnify its directors to the fullest extent not prohibited by Delaware law. Subject to certain limitations, the bylaws will also require the Company to advance expenses incurred by its directors and officers. The Company will also maintain a general liability insurance policy, which covers certain liabilities of its directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.
Policies and Procedures for Related Party Transactions
We have adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.
A “Related Person Transaction” is a transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds the lesser of (i) $120,000 and (ii) one percent of the average of the Company’s total assets at year end for the last two completed fiscal years, and in which any related person had, has or will have a direct or indirect material interest. Transactions involving compensation for services provided to the Company or any of its subsidiaries as an employee, consultant or director will not be considered related person transactions under this policy. A “Related Person” is:
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any person who is or was an executive officer, director, or director nominee of the Company at any time since the beginning of the Company’s last fiscal year;

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a person who is or was an Immediate Family Member (as defined below) of an executive officer, director, director nominee at any time since the beginning of the Company’s last fiscal year;

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any person who, at the time of the occurrence or existence of the transaction, is the beneficial owner of more than 5% of any class of the Company’s voting securities (a “Significant Stockholder”); or

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any person who, at the time of the occurrence or existence of the transaction, is an Immediate Family Member of a Significant Stockholder of the Company.

An “Immediate Family Member” of a person is any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of such person, or any other person sharing the household of such person, other than a tenant or employee.
The Company has implemented policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its charter, the audit committee has the responsibility to review related party transactions.
Under the related person transaction policy, the related person in question or, in the case of transactions with a beneficial holder of more than 5% of the Company’s voting stock, an officer with knowledge of a proposed transaction, will be required to present information regarding the proposed related person transaction to the audit committee (or to another independent body of the board of directors) for review.
To identify related person transactions in advance, we expect to rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related person transactions, our audit committee is expected to take into account the relevant available facts and circumstances, which may include, but are not limited to:
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the related person’s interest in the transaction;

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the approximate dollar value of the amount involved in the transaction;

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the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

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whether the transaction was undertaken in the ordinary course of business of the Company;

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whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;

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the purpose of, and the potential benefits to the Company of, the transaction; and

•
any other information regarding the transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The audit committee will approve only those transactions that it determines are fair to the Company and in the Company’s best interests.
Independence of the Board of Directors
Nasdaq rules generally require that independent directors must comprise a majority of a listed company’s board of directors. As a controlled company, we are largely exempt from such requirements. Based upon information requested from and provided by each proposed director concerning his or her background, employment and affiliations, including family relationships, we have determined that Marijn Dekkers, Ph.D., Ruth Fattori, Brigid A. Makes and James Tananbaum, M.D., representing four of the Company’s directors, are “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a discussion of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of our Quantum-Si Class A common stock, Quantum-Si Class B common stock and warrants, which we refer to collectively as our securities. This discussion is limited to certain U.S. federal income tax considerations to beneficial owners of our securities who are initial purchasers of our securities pursuant to this offering and hold our securities as a capital asset within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion assumes that any distributions made by us on our securities and any consideration received by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars.
This summary is based upon U.S. federal income tax laws as of the date of this prospectus, which is subject to change or differing interpretations, possibly with retroactive effect. This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain net investment income, U.S. federal gift and estate tax laws, and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including but not limited to:
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banks, financial institutions, or financial services entities;

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broker-dealers;

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governments or agencies or instrumentalities thereof;

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regulated investment companies;

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real estate investment trusts;

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expatriates, former citizens, or former long-term residents of the United States;

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persons that actually or constructively own five percent or more (by vote or value) of our securities (except to the limited extent set forth below);

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persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee stock incentive plans or otherwise as compensation;

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insurance companies;

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dealers or traders subject to a mark-to-market method of accounting with respect to our securities (except to the limited extent set forth below);

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persons for whom our securities constitutes “qualified small business stock” within the meaning of Section 1202 of the Code or as “Section 1244 stock” for purposes of Section 1244 of the Code;

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persons holding our securities shares as part of a “straddle,” constructive sale, hedge, conversion or other integrated or similar transaction;

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U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

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Subchapter S corporations, partnerships or entities or arrangements classified as partnerships or other pass-through entities for U.S. federal income tax purposes and any beneficial owners of such partnerships or pass-through entities;

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tax-exempt entities;

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controlled foreign corporations (including “specified foreign corporations”); and

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passive foreign investment companies.

If a partnership (including an entity or arrangement treated as a partnership or other pass-thru entity for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner, member or other beneficial owner in such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership holding our securities, you are urged to consult your tax advisor regarding the tax consequences of the acquisition, ownership and disposition of our securities.

This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).
We have not sought, and do not expect to seek, a ruling from the U.S. Internal Revenue Service (the “IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, Treasury Regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.
THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.
U.S. Holders
This section applies to you if you are a “U.S. Holder.” A U.S. Holder is a beneficial owner of our securities who or that is, for U.S. federal income tax purposes:
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an individual who is a citizen or resident of the United States as determined for United States federal income tax purposes;

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a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

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a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a United States person.

Taxation of Distributions.   If we pay distributions or make constructive distributions (other than certain distributions of our stock or rights to acquire our stock) to U.S. Holders of our Quantum-Si Class A common stock or Quantum-Si Class B common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its Quantum-Si Class A common stock or Quantum-Si Class B common stock, as applicable. Any remaining excess will be treated as gain realized on the sale or other disposition of Quantum-Si Class A common stock or Quantum-Si Class B common stock, as applicable, and will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Quantum-Si Class A Common Stock or Quantum-Si Class B Common Stock” below.
Dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder may constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate U.S. Holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Quantum-Si Class A Common Stock or Quantum-Si Class B common stock.   Upon a sale or other taxable disposition of our Quantum-Si Class A common stock or Quantum-Si Class B common stock, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in its Quantum-Si Class A common stock or Quantum-Si Class B common stock, as applicable. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the Quantum-Si Class A common stock or Quantum-Si Class B common stock so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders may be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.
Generally, the amount of gain or loss recognized by a U.S. Holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its Quantum-Si Class A common stock or Quantum-Si Class B common stock so disposed of. A U.S. Holder’s adjusted tax basis in its Quantum-Si Class A common stock or Quantum-Si Class B common stock generally will equal the U.S. Holder’s acquisition cost of such common stock (or, in the case of Quantum-Si Class A common stock received upon exercise of a warrant, the U.S. Holder’s initial basis for such Quantum-Si Class A common stock, as discussed below), less any prior distributions treated as a return of capital.
Optional Conversion and Mandatory Conversion of Quantum-Si Class B Common Stock.   A U.S. Holder of Quantum-Si Class B common stock is not expected to recognize any income, gain or loss under U.S. federal income tax laws as a result of the optional conversion of such U.S. Holder’s Quantum-Si Class B common stock into Quantum-Si Class A common stock. It is expected that a U.S. Holder who elects to convert its Quantum-Si Class B common stock into Quantum-Si Class A common stock (i) would have the same basis in its Quantum-Si Class A common stock as such U.S. Holder had in its Quantum-Si Class B common stock prior to conversion into Quantum-Si Class A common stock, and (ii) such U.S. Holder’s holding period in the Quantum-Si Class A common stock would include the U.S. Holder’s holding period in the Quantum-Si Class B common stock so converted. A mandatory conversion of any U.S. Holder’s Quantum-Si Class B common stock into Quantum-Si Class A common stock is expected to be treated the same as an optional conversion.
Exercise of a Warrant.   Except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder generally will not recognize taxable gain or loss upon the exercise of a warrant for cash. The U.S. Holder’s initial tax basis in the shares of Quantum-Si Class A common stock received upon exercise of the warrant will generally be an amount equal to the sum of the U.S. Holder’s acquisition cost of the warrant increased by the amount of any constructive distributions included in income by such U.S. Holder (as described below under “U.S. Holders — Possible Constructive Distributions”) and the exercise price of such warrant. It is unclear whether a U.S. Holder’s holding period for the Quantum-Si Class A common stock received upon exercise of the warrant would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; however, in either case the holding period will not include the period during which the U.S. Holder held the warrants.
The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be nontaxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s initial tax basis in the Quantum-Si Class A common stock received generally should equal the holder’s adjusted tax basis in the warrant. A U.S. Holder’s adjusted tax basis in its warrants will generally equal the U.S. Holder’s acquisition cost increased by the amount of any constructive distributions included in income by such U.S. Holder (as described below under “U.S. Holders — Possible Constructive Distributions”). If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. Holder’s holding period for the Quantum-Si Class A common stock would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; in either case, the holding period would not include the period during which the U.S. Holder held the warrant. If, instead, the cashless exercise were treated as a recapitalization, the holding period of the Quantum-Si Class A common stock generally would include the holding period of the warrant.
It is also possible that a cashless exercise of a warrant could be treated in part as a taxable exchange in which gain or loss is recognized. In such event, a U.S. Holder could be deemed to have surrendered a portion of the warrants being exercised having a value equal to the exercise price of such warrants in satisfaction of such exercise price. Although not free from doubt, such U.S. Holder generally should recognize capital gain or loss in an amount equal to the difference between the fair market value of the warrants deemed surrendered to satisfy the exercise price and the U.S. Holder’s adjusted tax basis in such warrants. In this case, a U.S. Holder’s initial tax basis in the Quantum-Si Class A common stock received would equal the sum of the exercise price and the U.S. Holder’s adjusted tax basis in the warrants exercised. A U.S. Holder’s adjusted tax basis in its warrants will generally equal the U.S. Holder’s acquisition cost (less any acquisition cost allocable to the warrants deemed to have been exchanged in the cashless exercise), increased by the amount of any constructive distributions included in income by such U.S. Holder (as described below under “U.S. Holders — Possible Constructive Distributions”). It is unclear whether a U.S. Holder’s holding period for the Quantum-Si Class A common stock would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; in either case, the holding period would not include the period during which the U.S. Holder held the warrant.
Due to the uncertainty and absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to the Quantum-Si Class A common stock received, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the tax consequences of a cashless exercise.
Sale, Exchange, Redemption or Expiration of a Warrant.   Upon a sale, exchange (other than by exercise), redemption (other than a redemption for Quantum-Si Class A common stock), or expiration of a warrant, a U.S. Holder will recognize taxable gain or loss in an amount equal to the difference between (1) the amount realized upon such disposition or expiration and (2) the U.S. Holder’s adjusted tax basis in the warrant. A U.S. Holder’s adjusted tax basis in its warrants will generally equal the U.S. Holder’s acquisition cost, increased by the amount of any constructive distributions included in income by such U.S. Holder (as described below under “U.S. Holders — Possible Constructive Distributions”). Such gain or loss generally will be treated as long-term capital gain or loss if the warrant is held by the U.S. Holder for more than one year at the time of such disposition or expiration. If a warrant is allowed to lapse unexercised, a U.S. Holder will generally recognize a capital loss equal to such holder’s adjusted tax basis in the warrant. The deductibility of capital losses is subject to certain limitations.
A redemption of warrants for Quantum-Si Class A common stock described in this prospectus under “Description of Quantum-Si Securities — Warrants — Public Stockholders’ Warrants” should be treated as a “recapitalization” for U.S. federal income tax purposes. Accordingly, you should not recognize any gain or loss on the redemption of warrants for shares of our Quantum-Si Class A common stock. Your aggregate initial tax basis in the shares of Quantum-Si Class A common stock received in the redemption should equal your aggregate adjusted tax basis in your warrants redeemed and your holding period for the shares of Quantum-Si Class A common stock received in redemption of your warrants should include your holding period for your surrendered warrants. However, there is some uncertainty regarding this tax treatment and it is possible such a redemption could be treated in part as a taxable exchange in which gain or loss would be recognized in a manner similar to that discussed above for a cashless exercise of warrants or otherwise characterized. Accordingly, a U.S. Holder is urged to consult its tax advisor regarding the tax consequences of a redemption of warrants for shares of Quantum-Si Class A common stock.
Possible Constructive Distributions.   The terms of each warrant provide for an adjustment to the number of shares of Quantum-Si Class A common stock for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus captioned “Description of Quantum-Si Securities — Warrants — Public Stockholders’ Warrants.” An adjustment which has the effect of preventing dilution generally should not be a taxable event. Nevertheless, a U.S. Holder of warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (including, through an increase in the number of shares of Quantum-Si Class A common stock that would be obtained upon exercise of the warrant or through a decrease in the exercise price of the warrant) as a result of a distribution of cash to the holders of shares of our Quantum-Si Class A common stock which is taxable to such holders as a distribution. Such constructive distribution would be subject to tax as described above under “U.S. Holders — Taxation of Distributions” in the same manner as if such U.S. Holder received a cash distribution from us on Quantum-Si Class A common stock equal to the fair market value of such increased interest. For certain information reporting purposes, we are required to determine the date and amount of any such constructive distributions. Proposed Treasury regulations, which we may rely on prior to the issuance of final Treasury Regulations, specify how the date and amount of constructive distributions are determined.
Information Reporting and Backup Withholding.   In general, information reporting requirements may apply to dividends paid to a U.S. Holder and to the proceeds of the sale or other disposition of our securities, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS.
Non-U.S. Holders
This section applies to you if you are a “Non-U.S. Holder.” As used herein, the term “Non-U.S. Holder” means a beneficial owner of our securities who or that is for U.S. federal income tax purposes:
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a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates);

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a foreign corporation; or

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an estate or trust that is not a U.S. Holder;

but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of the disposition (as such days are calculated pursuant to Section 7701(b) (3) of the Code). If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our securities.
Taxation of Distributions.   In general, any distributions we make to a Non-U.S. Holder of shares of our Quantum-Si Class A common stock or Quantum-Si Class B common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its shares of Quantum-Si Class A common stock or Quantum-Si Class B common stock, as applicable, and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of our securities, which will be treated as described under “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Quantum-Si Class A Common Stock, Quantum-Si Class B Common Stock and Warrants” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Quantum-Si Class A Common Stock, Quantum-Si Class B Common Stock and Warrants” below), we generally will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.
The withholding tax generally does not apply to dividends paid to a Non-U.S. Holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. Holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower applicable treaty rate).
Gain on Sale, Taxable Exchange or Other Taxable Disposition of Quantum-Si Class A Common Stock, Quantum-Si Class B Common Stock and Warrants.   A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our securities unless:
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the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. Holder); or

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we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. Holder held our securities, and, in the case where shares of our Quantum-Si Class A common stock are regularly traded on an established securities market, as defined pursuant to applicable Treasury Regulations, the Non-U.S. Holder has owned, directly or constructively, more than 5% of our Quantum-Si Class A common stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. Holder’s holding period for the shares of our Quantum-Si Class A common stock. There can be no assurance that our Quantum-Si Class A common stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. Holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. Holder that is treated as a foreign corporation for U.S. federal income tax purposes may also be subject to an additional “branch profits tax” imposed at a 30% rate (or lower treaty rate).
If the second bullet point above applies to a Non-U.S. Holder, gain recognized by such Holder on the sale, exchange or other disposition of our Quantum-Si Class A common stock, Quantum-Si Class B common stock or warrants will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Quantum-Si Class A common stock, Quantum-Si Class B common stock or warrants from such holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We believe we are not currently and do not anticipate becoming a United States real property holding corporation. However, because the determination of whether we are a United States real property holding corporation depends on the fair market value of our U.S. real property interests relative to the fair market value of our other business assets, there can be no assurance that we will not become a United States real property holding corporation in the future.
Possible Constructive Distributions.   The terms of each warrant provide for an adjustment to the number of shares of Quantum-Si Class A common stock for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus captioned “Description of Quantum-Si Securities — Warrants — Public Stockholders’ Warrants.” An adjustment which has the effect of preventing dilution generally should not be a taxable event. Nevertheless, a Non-U.S. Holder of warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (including, through an increase in the number of shares of Quantum-Si Class A common stock that would be obtained upon exercise of the warrant or through a decrease in the exercise price of the warrant) as a result of a distribution of cash to the holders of shares of our Quantum-Si Class A common stock which is taxable to such holders as a distribution. A Non-U.S. Holder would be subject to U.S. federal income tax withholding as described above under “Non-U.S. Holders — Taxation of Distributions” under that section in the same manner as if such non-U.S. Holder received a cash distribution from us on Quantum-Si Class A common stock equal to the fair market value of such increased interest.

Information Reporting and Backup Withholding.   Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our securities. A Non-U.S. Holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.
FATCA Withholding Taxes.   Provisions commonly referred to as “FATCA” generally impose withholding at a rate of 30% on payments of dividends (including constructive dividends) in respect to our securities which are held by or through certain “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by United States persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified by the delivery of a properly completed IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our securities held by an investor that is a non-financial Non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30% unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provide certain information regarding the entity’s “substantial United States owners” which will in turn be provided to the U.S. Department of Treasury. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. Holder might be required to file a U.S. federal income tax return to claim such refunds or credits.
Thirty percent withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends beginning on January 1, 2019, but on December 13, 2018, the IRS released proposed Treasury Regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on gross proceeds. Such proposed Treasury Regulations also delayed withholding on certain other payments received from other foreign financial institutions that are allocable, as provided for under final Treasury Regulations, to payments of U.S.- source dividends, and other fixed or determinable annual or periodic income. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding the effects of FATCA on their investment in our securities.

PLAN OF DISTRIBUTION
We are registering the issuance by us of up to 135,000 shares of our Class A common stock issuable upon the exercise of the Private Placement Warrants and 3,833,319 shares of our Class A common stock issuable upon the exercise of the Public Warrants. We are also registering the resale by the Selling Securityholders of up to 135,000 Private Placement Warrants, up to 97,631,991 shares of our Class A common stock and up to 19,937,500 shares of our Class B common stock.
The Selling Securityholders may offer and sell, from time to time, their respective shares of Class A common stock, Class B common stock, and Private Placement Warrants covered by this prospectus. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholders may sell their securities by one or more of, or a combination of, the following methods:
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purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

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ordinary brokerage transactions and transactions in which the broker solicits purchasers;

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block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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an over-the-counter distribution in accordance with the rules of Nasdaq;

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through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

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short sales;

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distribution to employees, members, limited partners or stockholders of the Selling Securityholders;

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through the writing or settlement of options or other hedging transaction, whether through an options exchange or otherwise;

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by pledge to secured debts and other obligations;

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delayed delivery arrangements;

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to or through underwriters or agents;

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in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

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in privately negotiated transactions;

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in options transactions; and

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through a combination of any of the above methods of sale, as described below, or any other method permitted pursuant to applicable law.

In addition, any securities that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions.

The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).
In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.
In offering the securities covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. Certain of our stockholders have entered into lock-up agreements.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.
At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.
A holder of Private Placement Warrants or Public Warrants may exercise its Private Placement Warrants or Public Warrants in accordance with the Warrant agreements on or before the expiration date set forth therein by surrendering, at the office of the Warrant Agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Private Placement Warrants or Public Warrants, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Private Placement Warrants or Public Warrants, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant agreements.
We have agreed to indemnify certain of the Selling Securityholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law.
We have agreed with certain Selling Securityholders pursuant to the Registration Rights Agreement to use our commercially reasonable efforts to keep the registration statement of which this prospectus constitutes a part effective until such time as all securities covered by this prospectus have been sold or otherwise cease to be registrable securities.
We have also agreed with the PIPE Investors pursuant to the PIPE Investor Subscription Agreements and with the Foresite Funds pursuant to the Subscription Agreements to cause the registration statement to remain effective until the earlier of (i) five years (in the case of the PIPE Investor Subscription Agreements) or three years (in the case of the Subscription Agreements) from the effective date of the registration statement, (ii) the date the Selling Securityholder ceases to hold the shares covered by the registration statement or (iii) the first date on which the Selling Securityholder can sell all of its shares under Rule 144 of the Securities Act without restriction.

Amended and Restated Registration Rights Agreement
At the Closing, Quantum-Si, the initial stockholders, including the Sponsor (the “Sponsor Group Holders”) and certain holders of Legacy Quantum-Si securities (the “Quantum-Si Holders”) entered into an amended and restated registration rights agreement (the “Amended and Restated Registration Rights Agreement”), pursuant to which, among other things, the Sponsor Group Holders and the Quantum-Si Holders were granted certain registration rights with respect to their respective shares of the Company’s common stock on the terms and subject to the conditions therein. The Sponsor Group Holders and the Quantum-Si Holders also agreed not to effect any sale or distribution of any equity securities of the Company held by any of them (except with respect to shares of the Company’s Class A common stock acquired in open market transactions or by Sponsor Group Holders pursuant to the PIPE Financing or the conversion of Legacy Quantum-Si convertible notes), subject to certain exceptions, during the period ending on the earlier of (a) 180 days after the Closing, and (b) subsequent to the Closing, (x) if the last reported sale price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 consecutive trading days commencing after the Closing or (y) the date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s public stockholders having the right to exchange their shares of the Company’s Class A common stock for cash, securities or other property.

LEGAL MATTERS
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. has passed upon the validity of the Quantum-Si Class A common stock and Quantum-Si Class B common stock offered by this prospectus and certain other legal matters related to this prospectus.

EXPERTS
The financial statements of Quantum-Si Incorpoated (formerly HighCape Capital Acquisition Corp.) as of December 31, 2020 and for the period from June 10, 2020 (inception) through December 31, 2020 (as restated) included in this prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The financial statements of Q-SI Operations Inc. (formerly Quantum-Si Incorporated) as of December 31, 2020 and 2019, and for each of the two years in the period ended December 31, 2020, included in this prospectus have been audited by Deloitte & Touche LLP, independent registered public accounting firm, as stated in their report appearing herein. Such financial statements have been so included in reliance upon such report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-1, including exhibits, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and our exhibits.
In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC located at www.sec.gov. We also maintain a website at www.quantum-si.com. Through our website, we make available, free of charge, annual, quarterly and current reports, proxy statements and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

INDEX TO FINANCIAL STATEMENTS
QUANTUM-SI INCORPORATED (FORMERLY HIGHCAPE CAPITAL ACQUISITION CORP.)
Q-SI OPERATIONS INC. (FORMERLY QUANTUM-SI INCORPORATED)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Stockholders and the Board of Directors of
HighCape Capital Acquisition Corp.
Opinion on the Financial Statements
We have audited the accompanying balance sheet of HighCape Capital Acquisition Corp. (the “Company”), as of December 31, 2020, the related statements of operations, changes in stockholders’ equity and cash flows for the period from June 10, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from June 10, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.
Restatement of Financial Statements
As discussed in Note 2 to the financial statements, the Securities and Exchange Commission issued a public statement entitled Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”) (the “Public Statement”) on April 12, 2021, which discusses the accounting for certain warrants as liabilities. The Company previously accounted for its warrants as equity instruments. Management evaluated its warrants against the Public Statement, and determined that the warrants should be accounted for as liabilities. Accordingly, the 2020 financial statements have been restated to correct the accounting and related disclosure for the warrants.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ WithumSmith+Brown, PC
We have served as the Company’s auditor since 2020.
New York, New York
May 10, 2021

HIGHCAPE CAPITAL ACQUISITION CORP.
BALANCE SHEET
DECEMBER 31, 2020 (AS Restated)
ASSETS
Current Assets
Cash	$1,034,163
Prepaid expenses	149,727
Total Current Assets	1,183,890
Cash and cash equivalents held in Trust Account	115,002,152
TOTAL ASSETS	$116,186,042
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued expenses	$146,558
Total Current Liabilities	146,558
Warrant liability	4,525,250
Deferred underwriting fee payable	4,025,000
Total Liabilities	8,696,808
Commitments and Contingencies
Class A common stock subject to possible redemption, 10,248,923 shares at $10.00 per share	102,489,230
Stockholder’s Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A common stock, $0.0001 par value; 380,000,000 shares authorized; 1,656,077 issued and outstanding (excluding 10,248,923 shares subject to possible redemption)	166
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 2,875,000 shares issued and outstanding	288
Additional paid-in capital	8,585,940
Accumulated deficit	(3,586,390)
Total Stockholders’ Equity	5,000,004
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$116,186,042
The accompanying notes are an integral part of the financial statements.

HIGHCAPE CAPITAL ACQUISITION CORP.
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM JUNE 10, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020
(As Restated)
Formation and general and administrative expenses	$265,291
Loss from operations	(265,291)
Other income (expense):
Interest earned on cash and cash equivalents held in Trust Account	2,152
Change in fair value of warrant liability	(3,096,650)
Transaction costs	(226,601)
Net loss	$(3,586,390)
Weighted average shares outstanding of Class A redeemable common stock	11,500,000
Basic and diluted income per share, Class A redeemable common stock	$0.00
Weighted average shares outstanding of Class A and Class B non-redeemable common stock	3,100,220
Basic and diluted net loss per share, Class A and Class B non-redeemable common stock	$(1.16)
The accompanying notes are an integral part of the financial statements.

HIGHCAPE CAPITAL ACQUISITION CORP.
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM JUNE 10, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020
(As Restated)
	Class A		Class B		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Common Stock		Common Stock
	Shares	Amount	Shares	Amount
Balance – June 10, 2020 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B common stock to Sponsors	—	—	2,875,000	288	24,712	—	25,000
Sale of 11,500,000 Units, net of underwriting discounts and warrant liability	11,500,000	1,150	—	—	107,048,074	—	107,049,224
Sale of 405,000 Private Placement Units, net of warrant liability	405,000	41	—	—	4,001,359	—	4,001,400
Class A common stock subject to possible redemption	(10,248,923)	(1,025)	—	—	(102,488,205)	—	(102,489,230)
Net loss	—	—	—	—	—	(3,586,390)	(3,586,390)
Balance – December 31, 2020	1,656,077	$166	2,875,000	$288	$8,585,940	$(3,586,390)	$5,000,004
The accompanying notes are an integral part of the financial statements.

HIGHCAPE CAPITAL ACQUISITION CORP.
STATEMENT OF CASH FLOWS (As Restated)
FOR THE PERIOD FROM JUNE 10, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020
Cash Flows from Operating Activities:
Net loss	$(3,586,390)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(2,521)
Change in fair value of warrant liability	3,096,650
Transaction costs	226,601
Changes in operating assets and liabilities:
Prepaid expenses	(149,727)
Accrued expenses	146,558
Net cash used in operating activities	(268,460)
Cash Flows from Investing Activities:
Investment of cash into Trust Account	(115,000,000)
Net cash used in investing activities	(115,000,000)
Cash Flows from Financing Activities:
Proceeds from issuance of Class B common stock to Sponsor	25,000
Proceeds from sale of Units, net of underwriting discounts paid	112,700,000
Proceeds from sale of Private Placement Units	4,050,000
Repayment of promissory note – related party	(99,627)
Payment of offering costs	(372,750)
Net cash provided by financing activities	116,302,623
Net Change in Cash	1,034,163
Cash – Beginning of period	—
Cash – End of period	$1,034,163
Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Initial classification of Class A common stock subject to possible redemption	$105,848,020
Change in value of Class A common stock subject to possible redemption	$(3,358,790)
Deferred underwriting fee payable	$4,025,000
Payment of offering costs through promissory note – related party	$99,627
Initial Classification of warrant liability in connection with Initial Public Offering and Private Placement	$1,428,600
The accompanying notes are an integral part of the financial statements.

HIGHCAPE CAPITAL ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
HighCape Capital Acquisition Corp. (the “Company” or “HighCape”) was incorporated in Delaware on June 10, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company is not limited to a particular industry or sector for purposes of consummating a business combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
As of December 31, 2020, the Company had not commenced any operations. All activity for the period from June 10, 2020 (inception) through December 31, 2020 relates to the Company’s formation, the initial public offering (“Initial Public Offering”), which is described below, and, after the Initial Public Offering, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.
The registration statement for the Company’s Initial Public Offering was declared effective on September 3, 2020. On September 9, 2020 the Company consummated the Initial Public Offering of 11,500,000 units (the “Units” and, with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”), which includes the full exercise by the underwriters of their over-allotment option in the amount of 1,500,000 Units, at $10.00 per Unit, generating gross proceeds of $115,000,000 which is described in Note 4.
Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 405,000 units (the “Private Placement Units”) at a price of $10.00 per Private Placement Unit in a private placement to HighCape Capital Acquisition, LLC, a Delaware limited liability company (the “Sponsor”), generating gross proceeds of $4,050,000, which is described in Note 5.
Transaction costs amounted to $6,797,377, consisting of $2,300,000 of underwriting fees, $4,025,000 of deferred underwriting fee and $472,377 of other offering costs.
Following the closing of the Initial Public Offering on September 9, 2020, an amount of $115,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Units was placed in a trust account (the “Trust Account”) located in the United States and will be invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting certain conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the Trust Account). The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act.

HIGHCAPE CAPITAL ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
The Company will provide the holders of the outstanding Public Shares (the “Public Stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially $10.00 per Public Share, plus any pro rata interest then in the Trust Account, net of taxes payable). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.
The Company will only proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 following any related redemptions and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by applicable law or stock exchange listing requirements and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by applicable law or stock exchange listing requirements, or the Company decides to obtain stockholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Company’s Sponsor and any other holders of the Company’s common stock prior to the Initial Public Offering (the “initial stockholders”) have agreed to vote their Founder Shares (as defined in Note 6), Private Placement Shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each Public Stockholder may elect to redeem their Public Shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction.
If the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Certificate of Incorporation will provide that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% of the Public Shares, without the prior consent of the Company.
The Sponsor has agreed (a) to waive its redemption rights with respect to the Founder Shares, Private Placement Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemptions in connection with a Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to stockholders’ rights or pre-business combination activity, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.
The Company will have until September 9, 2022 to complete a Business Combination (the “Combination Period”). If the Company has not completed a Business Combination by the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (net of permitted withdrawals and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as

HIGHCAPE CAPITAL ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.
The Sponsor has agreed to waive its liquidation rights with respect to the Founder Shares and Private Placement Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor acquires Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 7) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).
In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per public Share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to monies held in the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered public accounting firm), prospective target businesses and other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
NOTE 2. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS
The Company previously accounted for its outstanding Public Warrants (as defined in Note 4) and Private Placement Warrants (as defined in Note 5) issued in connection with its Initial Public Offering as components of equity instead of as derivative liabilities. The warrant agreement governing the warrants includes a provision that provides for potential changes to the settlement amounts dependent upon the characteristics of the holder of the warrant. In addition, the warrant agreement includes a provision that in the event of a tender or exchange offer made to and accepted by holders of more than 50% of the outstanding shares of a single class of common shares, all holders of the warrants would be entitled to receive cash for their warrants (the “tender offer provision”).
In connection with the audit of the Company’s financial statements for the period ended December 31, 2020, the Company’s management further evaluated the warrants under Accounting Standards Codification (“ASC”) Subtopic 815-40, Contracts in Entity’s Own Equity. ASC Section 815-40-15 addresses equity versus liability treatment and classification of equity-linked financial instruments, including warrants, and states that a warrant may be classified as a component of equity only if, among other things, the warrant is indexed to the issuer’s common stock. Under ASC Section 815-40-15, a warrant is not indexed to the

HIGHCAPE CAPITAL ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
issuer’s common stock if the terms of the warrant require an adjustment to the exercise price upon a specified event and that event is not an input to the fair value of the warrant. Based on management’s evaluation, the Company’s audit committee, in consultation with management, concluded that the Company’s Private Placement Warrants are not indexed to the Company’s common shares in the manner contemplated by ASC Section 815-40-15 because the holder of the instrument is not an input into the pricing of a fixed-for-fixed option on equity shares. In addition, based on management’s evaluation, the Company’s audit committee, in consultation with management, concluded the tender offer provision included in the warrant agreement fails the “classified in shareholders’ equity” criteria as contemplated by ASC Section 815- 40-25.
As a result of the above, the Company should have classified the warrants as derivative liabilities in its previously issued financial statements. Under this accounting treatment, the Company is required to measure the fair value of the warrants at the end of each reporting period and recognize changes in the fair value from the prior period in the Company’s operating results for the current period.
The Company’s accounting for the warrants as components of equity instead of as derivative liabilities did not have any effect on the Company’s previously reported operating expenses, cash flows or cash.
Impact of the Restatement
The impact of the restatement on the balance sheets, statements of operations and statements of cash flows for the Affected Periods is presented below. The restatement had no impact on net cash flows from operating, investing or financing activities.
	As Previously Reported	Adjustments	As Restated
Balance sheet as of September 9, 2020 (audited)
Warrant Liability	$—	$1,428,600	$1,428,600
Total Liabilities	4,169,627	1,428,600	5,598,227
Class A Common Stock Subject to Possible Redemption	107,276,620	(1,428,600)	105,848,020
Class A Common Stock	118	15	133
Additional Paid-in Capital	5,000,597	226,586	5,227,183
Accumulated Deficit	(1,000)	(226,601)	(227,601)
Number of Class A Common Stock Subject to Redemption	10,727,662	(142,860)	10,584,802
Balance sheet as of September 30, 2020 (unaudited)
Warrant Liability	$—	$1,825,433	$1,825,433
Total Liabilities	4,113,342	1,825,433	5,938,775
Class A Common Stock Subject to Possible Redemption	107,226,360	(1,825,433)	105,400,927
Class A Common Stock	118	19	137
Additional Paid-in Capital	5,050,857	623,415	5,674,272
Accumulated Deficit	(51,253)	(623,434)	(674,687)
Number of Class A Common Stock Subject to Redemption	10,722,636	(182,543)	10,540,093
Balance sheet as of December 31, 2020 (audited)
Warrant Liability	$—	$4,525,250	$4,525,250
Total Liabilities	4,171,558	4,525,250	8,696,808
Class A Common Stock Subject to Possible Redemption	107,014,480	(4,525,250)	102,489,230
Class A Common Stock	120	46	166

HIGHCAPE CAPITAL ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
	As Previously Reported	Adjustments	As Restated
Additional Paid-in Capital	5,262,735	3,323,205	8,585,940
Accumulated Deficit	(263,139)	(3,323,251)	(3,586,390)
Number of Class A Common Stock Subject to Redemption	10,701,448	(452,525)	10,248,923
Three months ended September 30, 2020 (unaudited)
Change in fair value of warrant liability	$—	$396,833	$238,100
Transactions costs allocated to warrant liability	—	226,601	226,601
Net loss	(50,253)	(623,434)	(673,687)
Weighted average shares outstanding of Class A redeemable common stock	11,500,000	—	11,500,000
Basic and diluted net loss per share, Class A redeemable common stock	0.00	—	0.00
Weighted average shares outstanding of Class A and Class B non-redeemable common stock	3,280,000	—	3,280,000
Basic and diluted net loss per share, Class A and Class B non-redeemable common stock	(0.02)	(0.14)	(0.16)
Period from June 10, 2020 (inception) to September 30, 2020 (unaudited)
Change in fair value of warrant liability	$—	$396,833	$238,100
Transactions costs allocated to warrant liability	—	226,601	226,601
Net loss	(51,253)	(623,434)	(674,687)
Weighted average shares outstanding of Class A redeemable common stock	11,500,000	—	11,500,000
Basic and diluted net income per share, Class A redeemable common stock	0.00	0.00	0.00
Weighted average shares outstanding of Class A and Class B non-redeemable common stock	3,280,000	—	3,280,000
Basic and diluted net loss per share, Class A and Class B non-redeemable common stock	(0.02)	(0.14)	(0.16)
Period from June 10, 2020 (inception) to December 31, 2020 (audited)
Change in fair value of warrant liability	$—	$3,096,650	$3,096,650
Transactions costs	—	226,601	226,601
Net loss	(263,139)	(3,323,251)	(3,586,390)
Weighted average shares outstanding of Class A redeemable common stock	11,500,000	—	11,500,000
Basic and diluted net income per share, Class A redeemable common stock	0.00	—	0.00
Weighted average shares outstanding of Class A and Class B non-redeemable common shares	3,100,220	—	3,100,220
Basic and diluted net loss per share, Class A and Class B non-redeemable common stock	(0.08)	(1.08)	(1.16)

HIGHCAPE CAPITAL ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
	As Previously Reported	Adjustments	As Restated
Cash Flow Statement for the Period from June 10, 2020 (inception) to September 30, 2020 (unaudited)
Net loss	$(51,253)	$(623,434)	$(674,687)
Allocation of initial public offering costs		226,601	226,601
Change in fair value of warrant liability	—	396,833	396,833
Initial classification of warrant liability	—	1,428,600	1,428,600
Initial classification of common stock subject to possible redemption	107,276,620	(1,428,600)	105,848,020
Change in value of common stock subject to possible redemption	(50,260)	(396,833)	(447,093)
Cash Flow Statement for the Period from June 10, 2020 (inception) to December 31, 2020 (audited)
Net loss	$(263,139)	$(3,323,251)	$(3,586,390)
Allocation of initial public offering costs	—	226,601	226,601
Change in fair value of warrant liability	—	3,096,650	3,096,650
Initial classification of warrant liability	—	1,428,600	1,428,600
Initial classification of common stock subject to possible redemption	107,276,620	(1,428,600)	105,848,020
Change in value of common stock subject to possible redemption	(103,590)	(3,255,200)	(3,358,790)
NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission (the “SEC”).
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt

HIGHCAPE CAPITAL ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future events. Accordingly, the actual results could differ significantly from those estimates.
Class A Common Stock Subject to Possible Redemption
The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Class A common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at December 31, 2020, Class A common stock subject to possible redemption are presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.
Offering Costs
Offering costs consist of underwriting, legal, accounting and other expenses incurred through the Initial Public Offering that are directly related to the Initial Public Offering. Offering costs amounting to $6,797,377 were charged to stockholders’ equity upon the completion of the Initial Public Offering.
Warrant Liability
The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“ FASB”) Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the

HIGHCAPE CAPITAL ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.
For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations. The fair value of the warrants was estimated using a binomial lattice model methodology (see Note 11).
Income Taxes
The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
Net Income (Loss) Per Common Share
Net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. The Company has not considered the effect of warrants, sold in the Initial Public Offering and in the sale of the Private Placement Units, to purchase 3,968,333 shares of Class A common stock in the calculation of diluted income (loss) per share, since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.
The Company’s statement of operations includes a presentation of income (loss) per share for common shares subject to possible redemption in a manner similar to the two-class method of income (loss) per share. Net income per common share, basic and diluted, for Class A redeemable common stock is calculated by dividing the interest income earned on the Trust Account, by the weighted average number of Class A redeemable common stock outstanding since original issuance. Net loss per share, basic and diluted, for Class A and B non-redeemable common stock is calculated by dividing the net loss, adjusted for income attributable to Class A redeemable common stock, net of applicable franchise and income taxes, by the weighted average number of Class A and B non-redeemable common stock outstanding for the period. Class A and B non-redeemable common stock includes the Founder Shares as these shares do not have any redemption features and do not participate in the income earned on the Trust Account.

HIGHCAPE CAPITAL ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
The following table reflects the calculation of basic and diluted net income (loss) per common share (in dollars, except per share amounts):
For the Period From June 10, 2020 (inception) Through December 31, 2020
Redeemable Class A Common Stock
Numerator: Earnings allocable to Redeemable Class A Common Stock
Interest Income	$2,152
Income and Franchise Tax	(2,152)
Net Earnings	$—
Denominator: Weighted Average Redeemable Class A Common Stock
Redeemable Class A Common Stock, Basic and Diluted	11,500,000
Earnings/Basic and Diluted Redeemable Class A Common Stock	$0.00
Non-Redeemable Class A and B Common Stock
Numerator: Net Loss minus Redeemable Net Earnings
Net Loss	$(3,586,390)
Redeemable Net Earnings	—
Non-Redeemable Net Loss	$(3,589,390)
Denominator: Weighted Average Non-Redeemable Class A and B Common Stock
Non-Redeemable Class A and B Common Stock, Basic and Diluted(1)	3,100,220
Loss/Basic and Diluted Non-Redeemable Class A and B Common Stock.	$(1.16)

Note:
As of December 31, 2020, basic and diluted shares are the same as there are no non-redeemable securities that are dilutive to the Company’s stockholders.

(1)
The weighted average non-redeemable common stock for the year ended December 31, 2020 includes the effect of 405,000 Private Placement Units, which were issued in conjunction with the initial public offering on September 9, 2020.

Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.
Fair Value Measurements
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives

HIGHCAPE CAPITAL ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:
•
Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.
Derivative Financial Instruments
The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.
Recent Accounting Standards
Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.
NOTE 4. INITIAL PUBLIC OFFERING
Pursuant to the Initial Public Offering, the Company sold 11,500,000 Units, which included the full exercise by the underwriters of their over-allotment option in the amount of 1,500,000 Units, at a price of $10.00 per Unit. Each Unit consists of one share of Class A common stock and one-third of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 9).
NOTE 5. PRIVATE PLACEMENT
Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 405,000 Private Placement Units at a price of $10.00 per Private Placement Unit, for an aggregate purchase price of $4,050,000. Each Private Placement Unit consists of one share of Class A common stock (“Private Placement Share” or, collectively, “Private Placement Shares”) and one-third of one warrant (each, a “Private Placement Warrant”). Each whole Private Placement Warrant is exercisable to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment. A portion of the proceeds from the Private Placement Units were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Units will be used to fund the redemption of the

HIGHCAPE CAPITAL ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
Public Shares (subject to the requirements of applicable law), and the Private Placement Units and all underlying securities will expire worthless.
NOTE 6. RELATED PARTY TRANSACTIONS
Founder Shares
On June 10, 2020, the Company issued an aggregate of 2,875,000 shares of Class B common stock to the Sponsor (the “Founder Shares”) for an aggregate price of $25,000. On June 30, 2020, the Sponsor transferred 30,000 Founder Shares to each of its three independent directors, or an aggregate of 90,000 Founder Shares, resulting in the Sponsor holding an aggregate of 2,785,000 Founder Shares. The Founder Shares included an aggregate of up to 375,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment option was not exercised in full or in part, so that the number of Founder Shares would equal 20% of the Company’s issued and outstanding shares after the Initial Public Offering (not including the Private Placement Shares). As a result of the underwriters’ election to fully exercise their over-allotment option, 375,000 Founder Shares are no longer subject to forfeiture.
The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Public Stockholders having the right to exchange their shares of common stock for cash, securities or other property.
Promissory Note — Related Party
On June 10, 2020, the Sponsor issued an unsecured promissory note to the Company (the “Promissory Note”), pursuant to which the Company could borrow up to an aggregate principal amount of $300,000, of which $99,627 was outstanding under the Promissory Note as of September 9, 2020. The Promissory Note was non-interest bearing and payable on the earlier of June 10, 2021 or the consummation of the Initial Public Offering. The Promissory Note was repaid in full on September 15, 2020.
Related Party Loans
In addition, in order to fund working capital deficiencies or finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company may repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans may be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into units upon consummation of the Business Combination at a price of $10.00 per unit. The units would be identical to the Private Placement Units. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. As of December 31, 2020, there were no amounts outstanding under the Working Capital Loans.

HIGHCAPE CAPITAL ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
Administrative Support Agreement
The Company entered into an agreement, commencing on September 3, 2020, to pay an affiliate of the Sponsor a total of up to $10,000 per month for office space, secretarial and administrative support. Upon completion of a Business Combination or its liquidation, the Company will cease paying these monthly fees. For the period from June 10, 2020 (inception) through December 31, 2020, the Company incurred and paid $40,000 in fees for these services.
NOTE 7. COMMITMENTS AND CONTINGENCIES
Risks and Uncertainties
Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position and/or search for a target company, the specific impact is not readily determinable as of the date of the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Registration Rights
Pursuant to a registration rights agreement entered into on September 3, 2020, the holders of the Founder Shares, Private Placement Units, Private Placement Shares, Private Placement Warrants and securities that may be issued upon conversion of Working Capital Loans (and any Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares) are entitled to registration rights, requiring the Company to register such securities and any other securities of the Company acquired by them prior to the consummation of a Business Combination for resale. The holders of these securities will be entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination. The registration rights agreement does not contain liquidating damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The underwriters are entitled to a deferred fee of $0.35 per Unit, or $4,025,000 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.
NOTE 8. STOCKHOLDERS’ EQUITY
Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2020, there were no shares of preferred stock issued or outstanding.
Class A Common Stock — The Company is authorized to issue 380,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. At December 31, 2020, there were 1,656,077 shares of Class A common stock issued and outstanding, excluding 10,248,923 Class A common stock subject to possible redemption.

HIGHCAPE CAPITAL ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
Class B Common Stock — The Company is authorized to issue 20,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. At December 31, 2020, there were 2,875,000 shares of Class B common stock issued and outstanding.
Only holders of the Class B common stock will have the right to vote on the election of directors prior to the Business Combination. Holders of Class A common stock and holders of Class B common stock will vote together as a single class on all matters submitted to a vote of our shareholders except as otherwise required by law.
The shares of Class B common stock will automatically convert into Class A common stock immediately following the completion of the Business Combination, on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in connection with a Business Combination the number of shares of Class A common stock issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the total number of shares of Class A common stock outstanding after such conversion (after giving effect to any redemptions of shares of Class A common stock by public stockholders and excluding the Private Placement Shares underlying the Private Placement Warrants), including the total number of shares of Class A common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of a Business Combination, excluding any shares of Class A common stock or equity-linked securities or rights exercisable for or convertible into shares of Class A common stock issued, or to be issued, to any seller in a Business Combination and any Private Placement Units issued to the Sponsor, officers or directors upon conversion of Working Capital Loans, provided that such conversion of Founder Shares will never occur on a less than one-for-one basis.
NOTE 9. WARRANT LIABILITY
Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.
The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A common stock underlying the warrants is then effective and a current prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless the shares of Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.
The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of a Business Combination, it will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A common stock issuable upon exercise of the Public Warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the sixtieth (60th) business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance

HIGHCAPE CAPITAL ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Class A common stock are, at the time of any exercise of a Public Warrant, not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their Public Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, the shares under applicable blue sky laws to the extent an exemption is not available.
Once the warrants become exercisable, the Company may redeem the Public Warrants:
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•
if, and only if, the closing price of the Company’s common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or its affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the completion of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s Class A common stock during the 20 trading day period starting on the trading day after the day on which the Company completes a Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.
The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that (1) the Private Placement Warrants and the Class A common stock issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or saleable until 30 days after the completion of a Business Combination, subject to certain limited exceptions, (2) the Private Placement Warrants will be exercisable on a cashless basis, (3) the Private Placement Warrants will be non-redeemable so long as they are held by the initial purchasers or their permitted transferees, and (4) the holders of the Private Placement Warrants and the Class A common stock issuable upon the exercise of the Private Placement Warrants will have certain registration rights. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

HIGHCAPE CAPITAL ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
NOTE 10. INCOME TAX
The Company’s net deferred tax asset is summarized as follows as of December 31, 2020:
Deferred tax assets
Net operating loss carryforward	$13,427
Organizational costs/startup expenses	41,833
Total deferred tax assets	55,260
Valuation allowance	(55,260)
Deferred tax asset, net of allowance	$—
The income tax provision (benefit) consists of the following for the period June 10, 2020 (inception) through December 31, 2020:
Federal
Current	$—
Deferred	(55,260)
State
Current	$—
Deferred	—
Change in valuation allowance	55,260
Income tax provision	$—
As of December 31, 2020, the Company had $63,937 of U.S. federal and state net operating loss carryovers available to offset future taxable income.
In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the period from June 10, 2020 (inception) through December 31, 2020, the change in the valuation allowance was $55,260.
A reconciliation of the federal income tax rate to the Company’s effective tax rate at December 31, 2020 is as follows:
Statutory federal income tax rate	21.0%
State taxes, net of federal tax benefit	0.0%
Change in fair value of warrant liability	(19.5)%
Change in valuation allowance	(1.5)%
Income tax provision	0.0%
The Company files income tax returns in the U.S. federal jurisdiction in various state and local jurisdictions and is subject to examination by the various taxing authorities.

HIGHCAPE CAPITAL ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
NOTE 11. FAIR VALUE MEASUREMENTS
At December 31, 2020, assets held in the Trust Account were comprised of $115,002,152 in money market funds, which are invested in U.S. Treasury Securities. During the period from June 10, 2020 (inception) through December 31, 2020, the Company did not withdraw any interest income from the Trust Account.
The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:
Level 1:
Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:
Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:
Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at December 31, 2020 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:
	Level	December 31, 2020
Assets:
Cash and cash equivalents held in Trust Account – U.S. Treasury Securities Money Market Fund	1	$115,002,152
Liabilities:
Warrant Liability – Public Warrants	1	$4,370,000
Warrant Liability – Private Placement Warrants	3	$155,250
The Warrants were accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on the Company’s balance sheet. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the statement of operations.
The Private Placement Warrants were initially valued using a binomial lattice model, which is considered to be a Level 3 fair value measurement. The binomial lattice model’s primary unobservable input utilized in determining the fair value of the Private Placement Warrants is the expected volatility of the common stock. The expected volatility as of the IPO date was derived from observable public warrant pricing on comparable ‘blank-check’ companies without an identified target. The expected volatility as of subsequent valuation dates will be implied from the Company’s own public warrant pricing. A binomial lattice model methodology was also used in estimating the fair value of the Public Warrants for periods where no observable traded price was available, using the same expected volatility as was used in measuring the fair value of the Private Placement Warrants. For periods subsequent to the detachment of the Warrants from the Units, the close price of the Public Warrants will be used as the fair value as of each relevant date. As of

HIGHCAPE CAPITAL ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
December 31, 2020, the significant assumptions used in preparing the option pricing model for valuing the warrant liability of the Private Placement Warrants include (i) volatility of 18.6%, (ii) risk-free interest rate of 0.41%, (iii) strike price ($11.50), (iv) fair value of common stock ($10.15), and (v) expected life of 4.4 years.
The key inputs into the binomial lattice simulation model for the Private Placement Warrants and Public Warrants were as follows at initial measurement, September 30, 2020 and December 31, 2020 (Private Warrants only):
Input	September 9, 2020 (Initial Measurement)	September 30, 2020	December 31, 2020
Risk-free interest rate	0.34%	0.34%	0.34%
Trading days per year	252	252	252
Expected volatility	27.0%	27.0%	27.0%
Exercise price	$11.50	$11.50	$11.50
Stock Price	$10.00	$10.00	$10.00
The following table presents the changes in the fair value of warrant liabilities:
	Private Placement	Public	Warrant Liabilities
Fair value as of June 10, 2020 (inception)	$—	$—	$—
Initial measurement on September 9, 2020	48,600	1,380,000	1,428,600
Change in valuation inputs or other assumptions	106,650	2,990,000	3,096,650
Fair value as of December 31, 2020	$155,250	$4,370,000	$4,525,250
On October 26, 2020, our Public Warrants were separated from our Units and began trading, at which point the Warrant Liability related to the Public Warrants transferred from a Level 3 liability to a Level 1 liability. The value of the Public Warrants upon transfer was $3,545,833. The value of the Public Warrants at December 31, 2020 was $4,370,000.
NOTE 12. SUBSEQUENT EVENTS
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than as described below and in Note 2, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.
On February 18, 2021, HighCape Capital Acquisition Corp. (“HighCape” or the “Company”), entered into a business combination agreement, by and among HighCape, Tenet Merger Sub, Inc., a wholly owned subsidiary of HighCape (“Merger Sub”), and Quantum-SI Incorporated (“Quantum-SI”) (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”). The Business Combination Agreement provides for, among other things, the following: on the closing date of the Business Combination (the “Closing Date”), Merger Sub will merge with and into Quantum-SI at the Effective Time, with Quantum-SI as the surviving corporation in the Business Combination and, after giving effect to the Merger, Quantum-SI will be a wholly-owned subsidiary of HighCape. As a consequence of the Merger, at the Effective Time, (i) each share of Quantum-SI capital stock (other than shares of Quantum-SI Series A preferred stock) issued and outstanding as of immediately prior to the Effective Time will become the right to receive a number of shares of New Quantum-SI Class A common stock equal to the Exchange Ratio, as defined in the Business Combination Agreement, (ii) each share of Quantum-SI Series A preferred stock issued and outstanding as of immediately prior to the Effective Time will become the right to receive a number of shares of New Quantum-SI Class B common stock equal to the Exchange Ratio, (iii) each option to purchase shares of Quantum-SI common stock, whether vested or unvested, that is outstanding

HIGHCAPE CAPITAL ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
and unexercised as of immediately prior to the Effective Time will be assumed by New Quantum-SI and will automatically become an option (vested or unvested, as applicable) to purchase a number of shares of New Quantum-SI Class A common stock equal to the number of shares of Quantum-SI common stock subject to such option immediately prior to the Effective Time multiplied by the Exchange Ratio, and (iv) each Quantum-SI restricted stock unit outstanding immediately prior to the Effective Time will be assumed by New Quantum-SI and will automatically become a restricted stock unit with respect to a number of shares of New Quantum-SI Class A common stock. The Business Combination Agreement contains customary representations, warranties and covenants by the parties thereto and the Closing is subject to certain conditions as further described in the Business Combination Agreement.
Concurrently with the execution of the Business Combination Agreement, HighCape has entered into subscription agreements, dated as of February 18, 2021 (the “PIPE Investor Subscription Agreements”), with certain institutional and accredited investors (the “PIPE Investors”), pursuant to which the PIPE Investors have agreed to subscribe for and purchase, and HighCape has agreed to issue and sell to the PIPE Investors, immediately prior to the Closing, an aggregate of 42,500,000 shares of HighCape Class A common stock at a price of $10.00 per share (the “PIPE Financing”), for aggregate gross proceeds of $425,000,000.
Concurrently with the execution of the Business Combination Agreement, HighCape has entered into subscription agreements, dated as of February 18, 2021 (the “Subscription Agreements”), with certain affiliates of Foresite (the “Foresite Funds”), pursuant to which the Foresite Funds will be issued 696,250 shares of HighCape Class A common stock at a price of $0.001 per share for aggregate gross proceeds of $696.25 after a corresponding number of shares of HighCape Class B Common Stock are irrevocably forfeited by the Sponsor to HighCape for no consideration and automatically cancelled.

HIGHCAPE CAPITAL ACQUISITION CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
	March 31, 2021	December 31, 2020
	(Unaudited)	(as Restated)
ASSETS
Current Assets
Cash	$591,130	$1,034,163
Prepaid expenses	164,058	149,727
Total Current Assets	755,188	1,183,890
Cash and cash equivalents held in Trust Account	115,003,881	115,002,152
Total Assets	$115,759,069	$116,186,042
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$1,605,439	$146,558
Total Current Liabilities	1,605,439	146,558
Warrant liability	13,045,299	4,525,250
Deferred underwriting fee payable	4,025,000	4,025,000
Total Liabilities	18,675,738	8,696,808
Commitments and Contingencies
Class A common stock subject to possible redemption, 9,208,333 and 10,248,923 shares at March 31, 2021 and December 31, 2020 at $10.00 per share, respectively	92,083,330	102,489,230
Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Class A common stock, $0.0001 par value; 380,000,000 shares authorized; 2,696,667 and 1,656,077 shares issued and outstanding (excluding 9,208,333 and 10,248,923 shares subject to possible redemption) at March 31, 2021 and December 31, 2020, respectively	270	166
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 2,875,000 shares issued and outstanding at March 31, 2021 and December 31, 2020	288	288
Additional paid-in capital	18,991,736	8,585,940
Accumulated deficit	(13,992,293)	(3,586,390)
Total Stockholders’ Equity	5,000,001	5,000,004
Total Liabilities and Stockholders’ Equity	$115,759,069	$116,186,042
The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

HIGHCAPE CAPITAL ACQUISITION CORP.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2021
(Unaudited)
Formation and general and administrative expenses	$1,887,583
Loss from operations	(1.887,583)
Other income (expense):
Interest earned on cash and cash equivalents held in Trust Account	1,729
Change in fair value of warrant liability	(8,520,049)
Net loss	$(10,405,903)
Weighted average shares outstanding of Class A redeemable common stock	11,500,000
Basic and diluted income per share, Class A redeemable common stock	$0.00
Weighted average shares outstanding of Class A and Class B non-redeemable common stock	3,280,000
Basic and diluted net loss per share, Class A and Class B non-redeemable common stock	$(3.17)
The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

HIGHCAPE CAPITAL ACQUISITION CORP.
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
THREE MONTHS ENDED MARCH 31, 2021
(Unaudited)
	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance – January 1, 2021	1,656,077	$166	2,875,000	$288	$8,585,940	$(3,586,390)	$5,000,004
Change in value of common stock subject to possible redemption	1,040,590	104	—	—	10,405,796	—	10,405,900
Net loss	—	—	—	—	—	(10,405,903)	(10,405,903)
Balance – March 31, 2021	2,696,667	$270	2,875,000	$288	$18,991,736	$(13,992,293)	$5,000,001
The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

HIGHCAPE CAPITAL ACQUISITION CORP.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
THREE MONTHS ENDED MARCH 31, 2021
(Unaudited)
Cash Flows from Operating Activities:
Net loss	$(10,405,903)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Change in fair value of warrant liability	8,520,049
Interest earned on marketable securities held in Trust Account	(1,729)
Changes in operating assets and liabilities:
Prepaid expenses	(14,331)
Accounts payable and accrued expenses	1,458,881
Net cash (used in) operating activities	(443,033)
Net Change in Cash	(443,033)
Cash – Beginning of period	1,034,163
Cash – End of period	$591,130
Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Change in value of Class A common stock subject to possible redemption	$10,405,900
The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

HIGHCAPE CAPITAL ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
HighCape Capital Acquisition Corp. (the “Company”) was incorporated in Delaware on June 10, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company is not limited to a particular industry or sector for purposes of consummating a business combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
As of March 31, 2021, the Company had not commenced any operations. All activity for the period from June 10, 2020 (inception) through March 31, 2021 relates to the Company’s formation, the initial public offering (“Initial Public Offering”), which is described below, and, after the Initial Public Offering, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.
The registration statement for the Company’s Initial Public Offering was declared effective on September 3, 2020. On September 9, 2020 the Company consummated the Initial Public Offering of 11,500,000 units (the “Units” and, with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”), which includes the full exercise by the underwriters of their over-allotment option in the amount of 1,500,000 Units, at $10.00 per Unit, generating gross proceeds of $115,000,000 which is described in Note 3.
Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 405,000 units (the “Private Placement Units”) at a price of $10.00 per Private Placement Unit in a private placement to HighCape Capital Acquisition, LLC, a Delaware limited liability company (the “Sponsor”), generating gross proceeds of $4,050,000, which is described in Note 4.
Transaction costs amounted to $6,797,377, consisting of $2,300,000 of underwriting fees, $4,025,000 of deferred underwriting fee and $472,377 of other offering costs.
Following the closing of the Initial Public Offering on September 9, 2020, an amount of $115,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Units was placed in a trust account (the “Trust Account”) located in the United States and will be invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting certain conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the Trust Account). The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act.

HIGHCAPE CAPITAL ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
The Company will provide the holders of the outstanding Public Shares (the “Public Stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially $10.00 per Public Share, plus any pro rata interest then in the Trust Account, net of taxes payable). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.
The Company will only proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 following any related redemptions and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by applicable law or stock exchange listing requirements and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by applicable law or stock exchange listing requirements, or the Company decides to obtain stockholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Company’s Sponsor and any other holders of the Company’s common stock prior to the Initial Public Offering (the “initial stockholders”) have agreed to vote their Founder Shares (as defined in Note 5), Private Placement Shares (as defined in Note 4) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each Public Stockholder may elect to redeem their Public Shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction.
If the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Certificate of Incorporation will provide that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% of the Public Shares, without the prior consent of the Company.
The Sponsor has agreed (a) to waive its redemption rights with respect to the Founder Shares, Private Placement Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemptions in connection with a Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to stockholders’ rights or pre-business combination activity, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.
The Company will have until September 9, 2022 to complete a Business Combination (the “Combination Period”). If the Company has not completed a Business Combination by the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (net of permitted withdrawals and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’

HIGHCAPE CAPITAL ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.
The Sponsor has agreed to waive its liquidation rights with respect to the Founder Shares and Private Placement Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor acquires Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).
In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per public Share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to monies held in the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered public accounting firm), prospective target businesses and other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed and consolidated or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

HIGHCAPE CAPITAL ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Company’s Annual Report on Form 10-K/A as filed with the SEC on May 10, 2021. The interim results for the three months ended March 31, 2021 are not necessarily indicative of the results to be expected for the year ending December 31, 2021 or for any future interim periods.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future events. Accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents in its operating account as of March 31, 2021 and December 31, 2020.

HIGHCAPE CAPITAL ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
Class A Common Stock Subject to Possible Redemption
The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Class A common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at March 31, 2021, and December 31, 2020, Class A common stock subject to possible redemption are presented as temporary equity, outside of the stockholders’ equity section of the Company’s condensed consolidated balance sheets.
Offering Costs
Offering costs consist of underwriting, legal, accounting and other expenses incurred through the Initial Public Offering that are directly related to the Initial Public Offering. Offering costs amounting to $6,797,377 were charged to stockholders’ equity upon the completion of the Initial Public Offering.
Warrant Liability
The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding. The fair value of Public Warrants issued in connection with the Initial Public Offering have subsequently been measured based on the listed market price of such warrants.
For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations. The fair value of the private warrants was estimated using a binomial lattice model methodology.
Income Taxes
The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in

HIGHCAPE CAPITAL ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of March 31, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
Net Income (Loss) Per Common Share
Net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. The Company has not considered the effect of warrants, sold in the Initial Public Offering and in the sale of the Private Placement Units, to purchase 3,968,333 shares of Class A common stock in the calculation of diluted income (loss) per share, since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.
The Company’s statement of operations includes a presentation of income (loss) per share for common shares subject to possible redemption in a manner similar to the two-class method of income (loss) per share. Net income per common share, basic and diluted, for Class A redeemable common stock is calculated by dividing the interest income earned on the Trust Account, by the weighted average number of Class A redeemable common stock outstanding since original issuance. Net loss per share, basic and diluted, for Class A and B non-redeemable common stock is calculated by dividing the net loss, adjusted for income attributable to Class A redeemable common stock, net of applicable franchise and income taxes, by the weighted average number of Class A and B non-redeemable common stock outstanding for the period. Class A and B non-redeemable common stock includes the Founder Shares as these shares do not have any redemption features and do not participate in the income earned on the Trust Account.
The following table reflects the calculation of basic and diluted net income (loss) per common share
(in dollars, except per share amounts):
March 31, 2021
Redeemable Class A Common Stock
Numerator: Earnings allocable to Redeemable Class A Common Stock
Interest Income	$1,729
Income and Franchise Tax	(1,729)
Net Earnings	$—
Denominator: Weighted Average Redeemable Class A Common Stock
Redeemable Class A Common Stock, Basic and Diluted	11,500,000
Earnings/Basic and Diluted Redeemable Class A Common Stock	$0.00

HIGHCAPE CAPITAL ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
March 31, 2021
Non-Redeemable Class A and B Common Stock
Numerator: Net Loss minus Redeemable Net Earnings
Net Loss	$(10,405,903)
Redeemable Net Earnings	—
Non-Redeemable Net Loss	$(10,405,903)
Denominator: Weighted Average Non-Redeemable Class A and B Common Stock
Non-Redeemable Class A and B Common Stock, Basic and Diluted(1)	3,280,000
Loss/Basic and Diluted Non-Redeemable Class A and B Common Stock	$(3.17)

Note: As of March 31, 2021, basic and diluted shares are the same as there are no non-redeemable securities that are dilutive to the Company’s stockholders.
(1)
The weighted average non-redeemable common stock for the three months ended March 31, 2021 includes the effect of 405,000 Private Placement Units, which were issued in conjunction with the initial public offering on September 9, 2020.

Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying condensed consolidated balance sheets, primarily due to their short-term nature.
Recent Accounting Standards
Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s unaudited condensed consolidated financial statements.
NOTE 3. INITIAL PUBLIC OFFERING
Pursuant to the Initial Public Offering, the Company sold 11,500,000 Units, which included the full exercise by the underwriters of their over-allotment option in the amount of 1,500,000 Units, at a price of $10.00 per Unit. Each Unit consists of one share of Class A common stock and one-third of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 7).
NOTE 4. PRIVATE PLACEMENT
Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 405,000 Private Placement Units at a price of $10.00 per Private Placement Unit, for an aggregate purchase price of $4,050,000. Each Private Placement Unit consists of one share of Class A common stock (“Private Placement Share” or, collectively, “Private Placement Shares”) and one-third of one warrant (each, a “Private

HIGHCAPE CAPITAL ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
Placement Warrant”). Each whole Private Placement Warrant is exercisable to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment. A portion of the proceeds from the Private Placement Units were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Placement Units and all underlying securities will expire worthless.
NOTE 5. RELATED PARTY TRANSACTIONS
Founder Shares
On June 10, 2020, the Company issued an aggregate of 2,875,000 shares of Class B common stock to the Sponsor (the “Founder Shares”) for an aggregate price of $25,000. On June 30, 2020, the Sponsor transferred 30,000 Founder Shares to each of its three independent directors, or an aggregate of 90,000 Founder Shares, resulting in the Sponsor holding an aggregate of 2,785,000 Founder Shares. The Founder Shares included an aggregate of up to 375,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment option was not exercised in full or in part, so that the number of Founder Shares would equal 20% of the Company’s issued and outstanding shares after the Initial Public Offering (not including the Private Placement Shares). As a result of the underwriters’ election to fully exercise their over-allotment option, 375,000 Founder Shares are no longer subject to forfeiture.
The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Public Stockholders having the right to exchange their shares of common stock for cash, securities or other property.
Promissory Note — Related Party
On June 10, 2020, the Sponsor issued an unsecured promissory note to the Company (the “Promissory Note”), pursuant to which the Company could borrow up to an aggregate principal amount of $300,000, of which $99,627 was outstanding under the Promissory Note as of September 9, 2020. The Promissory Note was non-interest bearing and payable on the earlier of June 10, 2021 or the consummation of the Initial Public Offering. The Promissory Note was repaid in full on September 15, 2020.
Related Party Loans
In addition, in order to fund working capital deficiencies or finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company may repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans may be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into units upon consummation of the Business Combination at a price of

HIGHCAPE CAPITAL ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
$10.00 per unit. The units would be identical to the Private Placement Units. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. As of March 31, 2021, there were no amounts outstanding under the Working Capital Loans.
Administrative Support Agreement
The Company entered into an agreement, commencing on September 3, 2020, to pay an affiliate of the Sponsor a total of up to $10,000 per month for office space, secretarial and administrative support. Upon completion of a Business Combination or its liquidation, the Company will cease paying these monthly fees. For the three months ended March 31, 2021, the Company incurred and paid $30,000 in fees for these services.
NOTE 6. COMMITMENTS AND CONTINGENCIES
Risks and Uncertainties
Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position and/or search for a target company, the specific impact is not readily determinable as of the date of the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Registration Rights
Pursuant to a registration rights agreement entered into on September 3, 2020, the holders of the Founder Shares, Private Placement Units, Private Placement Shares, Private Placement Warrants and securities that may be issued upon conversion of Working Capital Loans (and any Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares) are entitled to registration rights, requiring the Company to register such securities and any other securities of the Company acquired by them prior to the consummation of a Business Combination for resale. The holders of these securities will be entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination. The registration rights agreement does not contain liquidating damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The underwriters are entitled to a deferred fee of $0.35 per Unit, or $4,025,000 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.
Business Combination Agreement
On February 18, 2021, HighCape Capital Acquisition Corp. (“HighCape” or the “Company”), entered into a business combination agreement, by and among HighCape, Tenet Merger Sub, Inc., a wholly owned subsidiary of HighCape (“Merger Sub”), and Quantum-SI Incorporated (“Quantum-SI”) (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”).

HIGHCAPE CAPITAL ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
The Business Combination Agreement provides for, among other things, the following: on the closing date of the Business Combination (the “Closing Date”), Merger Sub will merge with and into Quantum-SI at the Effective Time, with Quantum-SI as the surviving corporation in the Business Combination and, after giving effect to the Merger, Quantum-SI will be a wholly-owned subsidiary of HighCape. As a consequence of the Merger, at the Effective Time, (i) each share of Quantum-SI capital stock (other than shares of Quantum-SI Series A preferred stock) issued and outstanding as of immediately prior to the Effective Time will become the right to receive a number of shares of New Quantum-SI Class A common stock equal to the Exchange Ratio, as defined in the Business Combination Agreement, (ii) each share of Quantum-SI Series A preferred stock issued and outstanding as of immediately prior to the Effective Time will become the right to receive a number of shares of New Quantum-SI Class B common stock equal to the Exchange Ratio, (iii) each option to purchase shares of Quantum-SI common stock, whether vested or unvested, that is outstanding and unexercised as of immediately prior to the Effective Time will be assumed by New Quantum-SI and will automatically become an option (vested or unvested, as applicable) to purchase a number of shares of New Quantum-SI Class A common stock equal to the number of shares of Quantum-SI common stock subject to such option immediately prior to the Effective Time multiplied by the Exchange Ratio, and (iv) each Quantum-SI restricted stock unit outstanding immediately prior to the Effective Time will be assumed by New Quantum-SI and will automatically become a restricted stock unit with respect to a number of shares of New Quantum-SI Class A common stock. The Business Combination Agreement contains customary representations, warranties and covenants by the parties thereto and the Closing is subject to certain conditions as further described in the Business Combination Agreement.
Concurrently with the execution of the Business Combination Agreement, HighCape has entered into subscription agreements, dated as of February 18, 2021 (the “PIPE Investor Subscription Agreements”), with certain institutional and accredited investors (the “PIPE Investors”), pursuant to which the PIPE Investors have agreed to subscribe for and purchase, and HighCape has agreed to issue and sell to the PIPE Investors, immediately prior to the Closing, an aggregate of 42,500,000 shares of HighCape Class A common stock at a price of $10.00 per share (the “PIPE Financing”), for aggregate gross proceeds of $425,000,000.
Concurrently with the execution of the Business Combination Agreement, HighCape has entered into subscription agreements, dated as of February 18, 2021 (the “Subscription Agreements”), with certain affiliates of Foresite (the “Foresite Funds”), pursuant to which the Foresite Funds will be issued 696,250 shares of HighCape Class A common stock at a price of $0.001 per share for aggregate gross proceeds of $696.25 after a corresponding number of shares of HighCape Class B Common Stock are irrevocably forfeited by the Sponsor to HighCape for no consideration and automatically cancelled.
NOTE 7. STOCKHOLDERS’ EQUITY
Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At March 31, 2021, there were no shares of preferred stock issued or outstanding.
Class A Common Stock — The Company is authorized to issue 380,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. At March 31, 2021 and December 31, 2020, there were 2,696,667 and 1,656,077 shares of Class A common stock issued and outstanding, excluding 9,208,333 and 10,248,923 Class A common stock subject to possible redemption.
Class B Common Stock — The Company is authorized to issue 20,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for

HIGHCAPE CAPITAL ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
each share. At March 31, 2021 and December 31, 2020, there were 2,875,000 shares of Class B common stock issued and outstanding.
Only holders of the Class B common stock will have the right to vote on the election of directors prior to the Business Combination. Holders of Class A common stock and holders of Class B common stock will vote together as a single class on all matters submitted to a vote of our shareholders except as otherwise required by law.
The shares of Class B common stock will automatically convert into Class A common stock immediately following the completion of the Business Combination, on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in connection with a Business Combination the number of shares of Class A common stock issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the total number of shares of Class A common stock outstanding after such conversion (after giving effect to any redemptions of shares of Class A common stock by public stockholders and excluding the Private Placement Shares underlying the Private Placement Warrants), including the total number of shares of Class A common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of a Business Combination, excluding any shares of Class A common stock or equity-linked securities or rights exercisable for or convertible into shares of Class A common stock issued, or to be issued, to any seller in a Business Combination and any Private Placement Units issued to the Sponsor, officers or directors upon conversion of Working Capital Loans, provided that such conversion of Founder Shares will never occur on a less than one-for-one basis.
NOTE 8. WARRANT LIABILITY
Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.
The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A common stock underlying the warrants is then effective and a current prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless the shares of Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.
The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of a Business Combination, it will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A common stock issuable upon exercise of the Public Warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the sixtieth (60th) business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Class A

HIGHCAPE CAPITAL ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
common stock are, at the time of any exercise of a Public Warrant, not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their Public Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, the shares under applicable blue sky laws to the extent an exemption is not available.
Once the warrants become exercisable, the Company may redeem the Public Warrants:
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•
if, and only if, the closing price of the Company’s common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or its affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the completion of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s Class A common stock during the 20 trading day period starting on the trading day after the day on which the Company completes a Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.
The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that (1) the Private Placement Warrants and the Class A common stock issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or saleable until 30 days after the completion of a Business Combination, subject to certain limited exceptions, (2) the Private Placement Warrants will be exercisable on a cashless basis, (3) the Private Placement Warrants will be non-redeemable so long as they are held by the initial purchasers or their permitted transferees, and (4) the holders of the Private Placement Warrants and the Class A common stock issuable upon the exercise of the Private Placement Warrants will have certain registration rights. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

HIGHCAPE CAPITAL ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
NOTE 9. FAIR VALUE MEASUREMENTS
At March 31, 2021 and December 31, 2020, assets held in the Trust Account were comprised of $115,003,881 and $115,002,152 in money market funds, which are invested in U.S. Treasury Securities, respectively. During the three months ended March 31, 2021 and year ended December 31, 2020, the Company did not withdraw any interest income from the Trust Account.
The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:
Level 1:
Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:
Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:
Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

At March 31, 2021, there were 3,833,333 Public Warrants and 135,000 Private Placement Warrants outstanding.
The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at March 31, 2021 and December 31, 2020 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:
Description	Level	March 31, 2021	December 31, 2020
Assets:
Cash and cash equivalents held in Trust Account – U.S. Treasury Securities Money Market Fund	1	$115,003,880	$115,002,152
Liabilities:
Warrant Liability – Public Warrants	1	$12,534,999	$4,370,000
Warrant Liability – Private Placement Warrants	3	$510,300	$115,250
The following table presents the changes in the fair value of warrant liabilities:
	Private Placement	Public	Warrant Liabilities
Fair value as January 1, 2021	$155,250	$4,370,000	$4,525,250
Change in valuation inputs or other assumptions	355,050	8,164,999	8,520,049
Fair value as of March 31, 2021	$510,300	$12,534,999	$13,045,299
There were no transfers in or out of Level 3 from other levels in the fair value hierarchy.

HIGHCAPE CAPITAL ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
The key inputs into the binomial lattice simulation model for the Private Placement Warrants were as follows at March 31, 2021 and December 31, 2020:
Input	March 31, 2021	December 31, 2020
Risk-free interest rate	0.94%	0.41%
Trading days per year	252	252
Expected volatility	34.0%	18.6%
Exercise price	$11.50	$11.50
Stock Price	$11.92	$10.15
NOTE 10. SUBSEQUENT EVENTS
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the stockholders and the Board of Directors of Quantum-Si Incorporated
Opinion on the Financial Statements
We have audited the accompanying balance sheets of Quantum-Si Incorporated (the “Company”) as of December 31, 2020 and 2019, the related statements of operations and comprehensive loss, changes in convertible preferred stock and stockholders’ deficit, and cash flows for each of the two years in the period ended December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.
Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered a significant cash burn and recurring net losses since inception that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to this matter is also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Deloitte & Touche LLP
New York, NY
March 1, 2021
We have served as the Company’s auditor since 2021.

QUANTUM-SI INCORPORATED
BALANCE SHEETS
AS OF DECEMBER 31, 2020 AND 2019
(in thousands, except share and per share amounts)
	December 31,
	2020	2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$36,910	$32,930
Prepaid expenses and other current assets	716	478
Due from related parties	232	458
Total current assets	$37,858	$33,866
PROPERTY AND EQUIPMENT, NET	1,996	2,551
OTHER ASSETS – RELATED PARTY	738	994
TOTAL ASSETS	$40,592	$37,411
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable	$1,301	$869
Due to related parties	28	44
Accrued expenses and other current liabilities	1,425	1,014
Total current liabilities	$2,754	$1,927
LONG-TERM LIABILITIES:
Other non-current liabilities	—	28
Notes payable	1,749	—
Total liabilities	$4,503	$1,955
COMMITMENTS AND CONTINGENCIES (NOTE 13)
CONVERTIBLE PREFERRED STOCK
Convertible preferred stock (Series A, B, C, D and E): $.0001 par value, aggregate liquidation preference of $216 and $180; 92,078,549 and 84,386,780 shares authorized; 90,789,268 and 84,201,570 shares issued and outstanding at December 31, 2020 and 2019, respectively	195,814	160,555
STOCKHOLDERS’ DEFICIT:
Common stock, $.0001 par value; 90,000,000 and 80,000,000 shares authorized; 6,743,933 and 6,599,878 shares issued and outstanding at December 31, 2020 and 2019, respectively	1	1
Special-voting common stock, $.0001 par value; 25,000,000 shares authorized; 0 shares issued and outstanding	—	—
Additional paid-in capital	12,517	10,530
Accumulated deficit	(172,243)	(135,630)
Total stockholders’ deficit	$(159,725)	$(125,099)
TOTAL LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT	$40,592	$37,411
The accompanying notes are an integral part of these financial statements.

QUANTUM-SI INCORPORATED
STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019
(in thousands, except share and per share amounts)
	Year ended December 31,
	2020	2019
OPERATING EXPENSES:
Research and development	$27,555	$28,102
General and administrative	7,984	7,884
Sales and marketing	1,152	634
Total operating expenses	36,691	36,620
LOSS FROM OPERATIONS	$(36,691)	$(36,620)
INTEREST INCOME	104	833
OTHER EXPENSE, NET	(26)	(5)
LOSS BEFORE INCOME TAXES	$(36,613)	$(35,792)
PROVISION FOR INCOME TAXES	—	—
NET LOSS AND COMPREHENSIVE LOSS	$(36,613)	$(35,792)
NET LOSS PER COMMON SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS, BASIC AND DILUTED	$(5.45)	$(5.55)
WEIGHTED-AVERAGE SHARES USED TO COMPUTE NET LOSS PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS, BASIC AND DILUTED	6,715,314	6,453,890
The accompanying notes are an integral part of these financial statements.

QUANTUM-SI INCORPORATED
STATEMENTS OF CHANGES IN CONVERTIBLE PREFERRED STOCK AND
STOCKHOLDERS’ DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019
(in thousands, except share amounts)
	Convertible Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
BALANCE, January 1, 2019	80,810,340	$142,429	6,328,881	$1	$7,699	$(99,838)	$(92,138)
Net loss	—	—	—	—	—	(35,792)	(35,792)
Issuance of series E convertible preferred stock, net of issuance costs	3,391,230	18,126	—	—	—	—	—
Common stock issued upon exercise of stock options	—	—	270,997	—	116	—	116
Stock-based compensation expense	—	—	—	—	2,715	—	2,715
BALANCE, December 31, 2019	84,201,570	$160,555	6,599,878	$1	$10,530	$(135,630)	$(125,099)
Net loss	—	—	—	—	—	(36,613)	(36,613)
Issuance of series E convertible preferred stock, net of issuance costs	6,587,698	35,259	—	—	—	—	—
Common stock issued upon exercise of stock options	—	—	144,055	—	63	—	63
Stock-based compensation expense	—	—	—	—	1,924	—	1,924
BALANCE, December 31, 2020	90,789,268	$195,814	6,743,933	$1	$12,517	$(172,243)	$(159,725)
The accompanying notes are an integral part of these financial statements.

QUANTUM-SI INCORPORATED
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019
(in thousands)
	Year ended December 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(36,613)	$(35,792)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	894	780
Loss on disposal of fixed assets	2	1
Stock-based compensation expense	1,924	2,715
Write-off of intellectual property	—	500
Changes in assets and liabilities:
Prepaid expenses and other current assets	(238)	234
Due from related parties	226	591
Other assets – related party	256	(41)
Accounts payable	552	164
Due to related parties	(16)	(434)
Accrued expenses and other current liabilities	440	574
Net cash used in operating activities	$(32,573)	$(30,708)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(461)	(1,241)
Net cash used in investing activities	$(461)	$(1,241)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	63	116
Proceeds from issuance of Series E convertible preferred stock	35,311	18,177
Stock issuance costs for Series E convertible preferred stock	(52)	(51)
Proceeds from issuance of notes payable	1,749	—
Principal payments under capital lease obligations	(57)	(25)
Net cash provided by financing activities	$37,014	$18,217
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	3,980	(13,732)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	32,930	46,662
CASH AND CASH EQUIVALENTS, END OF YEAR	$36,910	$32,930
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash received from exchange of research and development tax credits	$—	$352
SUPPLEMENTAL DISCLOSURE OF NONCASH INFORMATION:
Noncash acquisition of property and equipment	$30	$260
Forgiveness of related party promissory notes	$20	$50
The accompanying notes are an integral part of these financial statements.

QUANTUM-SI INCORPORATED
NOTES TO THE FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019
(all amounts are in thousands, except share and per share data)
1. ORGANIZATION AND DESCRIPTION OF BUSINESS
Quantum-Si Incorporated (the “Company”) was incorporated as a Delaware corporation on June 24, 2013. The Company is a life sciences company with the mission of transforming single molecule analysis, and democratizing its use by providing researchers and clinicians access to the proteome. The Company has developed a proprietary universal single molecule detection platform that the Company is applying to proteomics to enable Next Generation Protein Sequencing (“NGPS”). The Company’s platform is comprised of the Carbon™ automated sample preparation instrument, the Platinum™ NGPS instrument, the Quantum-Si Cloud™ software service, and reagent kits and chips for use with its instruments..
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying financial statements include the accounts of the Company and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting disclosure rules and regulations of the Securities and Exchange Commission (the “SEC”).
COVID-19 Outbreak
The recent outbreak of the novel coronavirus (“COVID-19”), which was declared a pandemic by the World Health Organization on March 11, 2020 and declared a National Emergency by the President of the United States on March 13, 2020, has led to adverse impacts on the U.S. and global economies and created uncertainty regarding potential impacts on the Company’s operating results, financial condition and cashflows. The COVID-19 pandemic had, and is expected to continue to have, an adverse impact on our operations, particularly as a result of preventive and precautionary measures that we, other businesses, and governments are taking. Governmental mandates related to COVID-19 or other infectious diseases, or public health crises, have impacted, and we expect them to continue to impact, our personnel and personnel at third-party manufacturing facilities in the United States and other countries, and the availability or cost of materials, which would disrupt or delay our receipt of instruments, components and supplies from the third parties we rely on to, among other things, produce our products. The COVID-19 pandemic has also had an adverse effect on our ability to attract, recruit, interview and hire at the pace we would typically expect to support our rapidly expanding operations. To the extent that any governmental authority imposes additional regulatory requirements or changes existing laws, regulations, and policies that apply to the Company’s business and operations, such as additional workplace safety measures, the Company’s product development plans may be delayed, and the Company may incur further costs in bringing its business and operations into compliance with changing or new laws, regulations, and policies. The full extent to which the COVID-19 pandemic will directly or indirectly impact the Company’s business, results of operations and financial condition, including expenses and research and development costs, will depend on future developments that are highly uncertain, including as a result of new information that may emerge concerning COVID-19 and the actions taken to contain or treat COVID-19, as well as the economic impacts.
The estimates of the impact on the Company’s business may change based on new information that may emerge concerning COVID-19 and the actions to contain it or treat its impact and the economic impact on local, regional, national and international markets. While we are unable to predict the full impact that the COVID-19 pandemic will have on our future results of operations, liquidity and financial condition due to numerous uncertainties, including the duration of the pandemic, and the actions that may be taken by government authorities across the US, it is not expected to result in any significant changes in costs going forward.

QUANTUM-SI INCORPORATED
NOTES TO THE FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019
(all amounts are in thousands, except share and per share data)
The Company has not incurred any significant impairment losses in the carrying values of our assets as a result of the COVID-19 pandemic and is not aware of any specific related event or circumstance that would require us to revise our estimates reflected in our financial statements.
Liquidity and Going Concern
Since its inception, the Company has generated no revenue and has funded its operations primarily with proceeds from the issuance of capital to private investors. As a result, the Company has incurred a significant cash burn and recurring net losses since its inception, which includes a net loss of $36,613 and $35,792 for the years ended December 31, 2020 and 2019, respectively, and an accumulated deficit of $172,243 and $135,630, as of December 31, 2020 and 2019, respectively. The Company expects to continue to incur a significant cash burn and recurring net losses for the foreseeable future until such time that the Company can successfully commercialize its products that are currently under development. However, the Company can provide no assurance that such products will be successfully developed and commercialized in the future.
Management anticipates the Company will be able to raise additional capital needed to sustain the Company’s operations and meet its obligations as they become due over the next twelve months upon consummation of the proposed merger with HighCape (See Note 14). However, the Company can provide no assurance the proposed merger will be successfully consummated, or that enough capital will be received to fund the Company’s operations over the next twelve months. If the proposed merger is not successfully consummated or enough capital received, the Company will have to seek other sources of capital, or pursue other strategic alternatives, which could include, among other things, a significant reduction in the Company’s current cost structure, a significant reduction in the Company’s product development strategy, a sale of the Company, or a filing of insolvency or cessation of the Company’s operations.
Management believes these uncertainties raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements have been prepared on the basis that the Company will continue to operate as a going-concern, which contemplates that the Company will be able to realize assets and settle liabilities and commitments in the normal course of business for the foreseeable future. Accordingly, the accompanying financial statements do not include any adjustments that may result from the outcome of these uncertainties.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash and cash equivalents. At December 31, 2020 and 2019, substantially all the Company’s cash and cash equivalents were invested in money market accounts at one financial institution. The Company also maintains balances in various operating accounts above federally insured limits. The Company has not experienced any losses on such accounts and does not believe it is exposed to any significant credit risk on cash and cash equivalents.
Use of Estimates
The preparation of the financial statements in conformity with U.S. GAAP requires the Company to make estimates and assumptions about future events that affect the amounts reported in its financial statements and accompanying notes. Future events and their effects cannot be determined with certainty. On an ongoing basis, management evaluates these estimates and assumptions. Significant estimates and assumptions included:
•
valuation allowances with respect to deferred tax assets; and

•
assumptions underlying the fair value used in the calculation of the stock-based compensation.

QUANTUM-SI INCORPORATED
NOTES TO THE FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019
(all amounts are in thousands, except share and per share data)
The Company bases these estimates on historical and anticipated results and trends and on various other assumptions that the Company believes are reasonable under the circumstances, including assumptions as to future events. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates, and any such differences may be material to the Company’s financial statements.
Cash and Cash Equivalents
All highly liquid investments purchased with a maturity of three months or less are cash equivalents. At December 31, 2020 and 2019, cash and cash equivalents consist principally of cash and money market accounts.
Prepaid Expenses and Other Current Assets
Prepaid expenses and other current assets include amounts paid in advance for operating expenses as well as monies to be received from the State of Connecticut for research and development tax credits. These research and development tax credits are exchanged for a cash refund and are typically collected within one year from the date the tax return is filed with the state. The credits are recognized as an offset to research and development expenses in the statement of operations and comprehensive loss in the annual period the corresponding expenses were incurred.
Property and Equipment, net
Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation expense is computed using the straight-line method over the estimated useful lives of the related assets.
Useful lives of property and equipment are as follows:
Property and equipment	Estimated useful life
Computer equipment	5 years
Laboratory equipment	5 years
Furnitures and fixtures	7 years
Software.	3 years
Expenditures for major renewals and improvements are capitalized. Expenditures for repairs and maintenance are expensed as incurred. When assets are retired or otherwise disposed of, the cost of these assets and related accumulated depreciation is eliminated from the balance sheet, and any resulting gains or losses are included in the statements of operations and comprehensive loss in the period of disposal.
Leases
Leases are evaluated and classified as operating leases or capital leases for financial reporting purposes. Leases that meet one or more of the capital lease criteria under this guidance are recorded as capital leases. All other leases are recorded as operating leases. The Company records each capital lease as an asset and an obligation at an amount that is equal to the present value of the minimum lease payments over the lease term. The Company’s operating leases are short term in nature as they have month to month rental terms. The Company expenses monthly rental payments as incurred in general and administrative expenses in the statement of operations and comprehensive loss.
Impairment of Long-Lived Assets
The Company reviews its long-lived assets for impairment at least annually or when the Company determines a triggering event has occurred. When a triggering event has occurred, each impairment test is

QUANTUM-SI INCORPORATED
NOTES TO THE FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019
(all amounts are in thousands, except share and per share data)
based on a comparison of the future expected undiscounted cash flow to the recorded value of the asset. If the recorded value of the asset is less than the undiscounted cash flow, the asset is written down to its estimated fair value. No impairments were recorded for the years ended December 31, 2020 and 2019.
Capitalized Software Development Costs
The Company has considered costs of software to be sold, leased, or marketed. For the years ended December 31, 2020 and 2019, the Company had not yet achieved technical feasibility and therefore, all costs were expensed in research and development. With respect to costs of software developed for internal use, the Company determined that all costs for the periods ending December 31, 2020 and 2019 were in the preliminary project stage and not eligible for capitalization and therefore expensed as incurred in research and development.
Research and Development
Research and development expenses primarily consist of personnel costs and benefits including stock- based compensation, facilities-related expenses, consulting and professional fees, fabrication services, software and other outsourcing expenses. Substantially all of the Company’s research and development expenses are related to developing new products and services. Research and development expenses are expensed as incurred.
General and Administrative
General and administrative expenses primarily consist of personnel costs and benefits including stock- based compensation, patent and filing fees, facilities costs, office expenses and outside services. Outside services consist of professional services, legal and other professional fees.
Sales and Marketing
Sales and marketing costs primarily consist of personnel costs and benefits including stock-based compensation, advertising, promotional, as well as conferences, meetings and other events. Advertising costs are expensed as incurred. For the years ended December 31, 2020 and 2019, advertising expenses were $87 and $15, respectively.
Net Loss per Common Share
Basic net loss per common share is calculated by dividing the net loss by the weighted average number of common shares outstanding during the period, without consideration of potentially dilutive securities.
Diluted net loss per common share is computed by dividing the net loss attributable to common stockholders by the weighted average number of common shares plus the common equivalent shares of the period, including any dilutive effect from such shares. The Company’s diluted net loss per common share is the same as basic net loss per common share for all periods presented, since the effect of potentially dilutive securities is anti-dilutive. Refer to Note 10, “Net Loss Per Share” for further discussion.
Convertible Preferred Stock
The Company has applied the guidance in ASC Topic 480-10-S99-3A, SEC Staff Announcement: Classification and Measurement of Redeemable Securities, and has therefore classified the Series A, Series B, Series C, Series D, and Series E Convertible Preferred Stock (“Convertible Preferred Stock”) (see Note 7) as mezzanine equity. The Convertible Preferred Stock was recorded outside of stockholders’ deficit because the Convertible Preferred Stock includes a redemption provision upon a change of control, which is deemed a liquidation event that is considered outside the Company’s control. The Convertible Preferred

QUANTUM-SI INCORPORATED
NOTES TO THE FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019
(all amounts are in thousands, except share and per share data)
Stock have been recorded at their original issue price, net of issuance costs. The Company did not adjust the carrying values of the Convertible Preferred Stock to the liquidation price associated with a change of control because a change of control of the Company was not considered probable at either of the reporting dates (see Note 13). Subsequent adjustments to increase or decrease the carrying values to their respective liquidation prices will be made only when it becomes probable that such a change of control will occur.
Stock-Based Compensation
The measurement of share-based compensation expense for all stock-based payment awards, including stock options granted to employees, directors, and nonemployees, is based on the estimated fair value of the awards on the date of grant. Prior to adoption of Accounting Standards Update (“ASU”) 2018-07, Compensation — Stock Compensation (Topic 718) on January 1, 2020, stock options granted to nonemployees were accounted for based on their fair value on the measurement date. Stock options granted to nonemployees are subject to periodic revaluation over their vesting terms. As a result, the charge to statements of operations and comprehensive loss for nonemployee options with vesting requirements is affected in each reporting period by a change in the fair value of the option calculated under the Black-Scholes option pricing model.
The Company recognizes stock-based compensation expense for stock option grants with only service conditions on a straight-line basis over the requisite service period of the individual grants, which is generally the vesting period, based on the estimated grant date fair values. The Company recognizes stock-based compensation expense for stock option grants subject to non-financing event performance conditions on an accelerated basis as though each separately vesting portion of the award was, in substance, a separate award. Generally, stock options fully vest four years from the grant date and have a term of 10 years. On January 1, 2020, the Company adopted ASU 2018-07. ASU 2018-07 aligns the accounting for share-based payment awards issued to employees and nonemployees. Under this new guidance, the existing employee guidance will now apply to nonemployee share-based transactions. This guidance was applied to all new awards granted after the date of adoption, and adoption did not have a material impact on our financial statements or related disclosures. For nonemployee awards that had been issued prior to adoption of ASU 2018-07 and remained outstanding subsequent to adoption, the Company utilized the adoption date fair value of the nonemployee awards as a substitute for grant date fair value for future compensation expense recognition as permitted under the transition guidance.
The Company recognizes the effect of forfeiture in compensation costs based on actual forfeitures when they occur.
The fair value of the shares of common stock underlying stock options has historically been determined by the Board of Directors (the “Board”), with input from management and contemporaneous third-party valuations, as there was no public market for the common stock. Given the absence of a public trading market for the Company’s common stock, and in accordance with the American Institute of Certified Public Accountants Practice Aid, Valuation of Privately Held Company Equity Securities Issued as Compensation, the Board exercised reasonable judgment and considered numerous objective and subjective factors to determine the best estimate of the fair value of the Company’s common stock at each option grant date.
In valuing the Company’s common stock for 2020 and 2019, the Board determined the value using the market approach-subject company transaction method. Under this method, the Company “solved for” the total equity value which allocates a probability-weighted present value to the Series E convertible preferred stockholders consistent with the investment amount of the financing round that was known at the respective valuation date.
Application of this approach involves the use of estimates, judgment and assumptions that are highly complex and subjective, such as market multiples, the selection of comparable companies and the probability

QUANTUM-SI INCORPORATED
NOTES TO THE FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019
(all amounts are in thousands, except share and per share data)
of possible future events. Changes in any or all these estimates and assumptions or the relationships among those assumptions could have a material impact on the valuation of the Company’s common stock as of each valuation date.
Income Taxes
The Company utilizes the asset and liability method of accounting for income taxes, as set forth in ASC Topic 740, Income Taxes. Under this method, deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities using the enacted statutory tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is established against net deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of the net deferred tax assets will not be realized.
The Company accounts for uncertainty in income taxes recognized in the financial statements by applying a two-step process to determine the amount of tax benefit to be recognized. First, the tax position must be evaluated to determine the likelihood that it will be sustained upon external examination by the taxing authorities. If the tax position is deemed more-likely-than-not to be sustained, the tax position is then assessed to determine the amount of benefit to recognize in the financial statements. The amount of the benefit that may be recognized is the largest amount that has a greater than 50% likelihood of being realized upon ultimate settlement. The provision for income taxes includes the effects of any resulting tax reserves, or unrecognized tax benefits, that are considered appropriate as well as the related net interest and penalties. As of December 31, 2020 and 2019, the Company had no uncertain tax positions.
Recent Accounting Pronouncements
Accounting pronouncements adopted
In June 2018, the Financial Accounting Standards Board (“FASB”) issued ASU 2018-07, Compensation — Stock Compensation (Topic 718). The amendments in this update expand the scope of Topic 718 (“ASC 718”) to include share-based payments to nonemployees. An entity is required to apply the requirements of ASC 718 to nonemployee awards except for specific guidance related to option pricing models and the attribution of cost. The Company adopted such guidance on January 1, 2020 and there was no material effect of adoption on the financial statements.
In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), which amends the existing accounting standards for revenue recognition. The FASB has issued several updates to the standard which: (i) clarify the application of the principal versus agent guidance, (ii) clarify the guidance relating to performance obligations and licensing, (iii) clarify the assessment of the collectability criterion, presentation of sales taxes, measurement date for non-cash consideration and completed contracts and (iv) clarify the narrow aspects of Topic 606 or correct unintended application of the guidance (collectively, “ASC 606”). ASC 606 is based on principles that govern the recognition of revenue at an amount to which an entity expects to be entitled when products and/or services are transferred to customers. The new revenue standard may be applied via the full retrospective method to each prior period presented or via the modified retrospective method with the cumulative effect recognized as of the date of adoption. The Company adopted ASU 2014-09 as of January 1, 2019. The Company has had no revenue and the adoption of this pronouncement had no impact on the Company’s financial statements.
Accounting pronouncements issued but not yet adopted
In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) which outlines a comprehensive lease accounting model and supersedes the current lease guidance. The new guidance requires lessees to

QUANTUM-SI INCORPORATED
NOTES TO THE FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019
(all amounts are in thousands, except share and per share data)
recognize almost all their leases on the balance sheet by recording a lease liability and corresponding right-of- use assets. It also changes the definition of a lease and expands the disclosure requirements of lease arrangements. As per the latest ASU 2020-05 issued by FASB, the entities who have not yet issued or made available for issuance the financial statements as of June 3, 2020 can defer the new guidance for one year. For public entities, this guidance is effective for annual reporting periods beginning January 1, 2020, including interim periods within that annual reporting period. For the Company, this guidance is effective for annual reporting periods beginning January 1, 2022, and interim reporting periods within annual reporting periods beginning January 1, 2023. The Company is in the process of evaluating the impact that the adoption of this pronouncement will have on the Company’s financial statements and disclosures.
In August 2019, the FASB issued ASU 2019-15, Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement that Is a Service Contract, which aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal-use software license). For the Company, this guidance is effective for annual reporting periods beginning January 1, 2021 and interim periods beginning January 1, 2022. The Company is currently evaluating the impact that the adoption of this pronouncement will have on the Company’s financial statements and disclosures.
In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. The ASU is intended to simplify various aspects related to accounting for income taxes. For public entities, this guidance is effective for annual reporting periods beginning January 1, 2021, including interim periods within that annual reporting period. For the Company, this guidance is effective for annual reporting periods beginning January 1, 2022 and interim reporting period within annual reporting period beginning January 1, 2023. The Company is currently evaluating the impact that the adoption of this pronouncement will have on the Company’s financial statements.
In August 2020, the FASB issued ASU 2020-06, Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which simplifies the accounting for convertible instruments by removing the separation models for convertible debt with a cash conversion feature and convertible instruments with a beneficial conversion feature. These changes will reduce reported interest expense and increase reported net income for entities that have issued a convertible instrument that was bifurcated according to previously existing rules. ASU 2020-06 also requires the application of the if-converted method for calculating diluted earnings per share and the treasury stock method will be no longer available. For public entities, this guidance is effective for annual reporting periods beginning January 1, 2022, including interim periods within that annual reporting period. For the Company, this guidance is effective for annual reporting periods beginning January 1, 2024, and interim reporting periods within annual reporting periods beginning January 1, 2024, with early adoption permitted. The Company is currently evaluating the impact that the adoption of ASU 2020-06 will have on its financial statements.
3. FAIR VALUE OF FINANCIAL INSTRUMENTS
Fair value estimates of financial instruments are made at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgment, they cannot be determined with precision. Changes in assumptions can significantly affect estimated fair value.
The Company measures fair value as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the reporting date. The Company utilizes a three-tier hierarchy, which prioritizes the inputs used in the valuation methodologies in measuring fair value:

QUANTUM-SI INCORPORATED
NOTES TO THE FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019
(all amounts are in thousands, except share and per share data)
•
Level 1 — Valuations based on quoted prices in active markets for identical assets or liabilities that an entity has the ability to access.

•
Level 2 — Valuations based on quoted prices for similar assets or liabilities, quoted prices for identical assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities.

•
Level 3 — Valuations based on inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. The Company has no assets or liabilities valued with Level 3 inputs.

The carrying value of cash and cash equivalents, notes receivable, accounts payable and accrued expenses and other current liabilities approximates their fair values due to the short-term or on demand nature of these instruments.
There were no transfers between fair value measurement levels during the years ended December 31, 2020 and 2019.
The Company had $36,040 and $31,895 of money market funds included in cash and cash equivalents as of December 31, 2020 and 2019, respectively. These assets were valued using quoted market prices and accordingly were classified as Level 1. The fair value of the notes payable using Level 2 inputs was deemed to approximate carrying value as of December 31, 2020.
4. PROPERTY AND EQUIPMENT, NET
Property and equipment, net, are recorded at historical cost and consist of the following at December 31:
	2020	2019
Laboratory equipment	$4,245	$3,983
Computer equipment	765	737
Software	136	116
Furniture and fixtures	47	47
Construction in process	35	9
	5,228	4,892
Less: Accumulated depreciation and amortization	(3,232)	(2,341)
Property and equipment, net	$1,996	$2,551
Depreciation and amortization expense amounted to $894 and $780 for the years ended December 31, 2020 and 2019, respectively.
5. ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES
Accrued expenses and other current liabilities consist of the following at December 31:
	2020	2019
Salary and bonus	$511	$110
Contracted services	399	374
Legal fees	447	467
Other	68	63
Total accrued expenses and other current liabilities	$1,425	$1,014

QUANTUM-SI INCORPORATED
NOTES TO THE FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019
(all amounts are in thousands, except share and per share data)
6. NOTES PAYABLE
The Company received loan proceeds of $1,749 under the Paycheck Protection Program (“PPP”). The PPP loan is evidenced by a promissory note dated August 10, 2020. The PPP, established as part of the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”), provides loans to qualifying businesses for amounts up to 2.5 times of the average monthly payroll expenses of the qualifying business. The Company used the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and maintains its payroll levels. The interest rate on the PPP loan is 1% per annum and no payments of principal or interest are due during the ten-month period following the consummation of the PPP loan (the “Deferment Period”). The Company may request for partial or full forgiveness of the PPP loan. If the PPP loan is not forgiven or partially forgiven, then the Company will be notified and provided details of the monthly repayment amount with a maximum term of five years. If the Company does not apply for forgiveness during the Deferment Period, then repayment will automatically commence at the end of the Deferment Period according to the terms provided by the lender with a maximum term of five years. The PPP loan is unsecured and guaranteed by the Small Business Administration and is subject to any new guidance and new requirements released by the Department of the Treasury. Subject to and following the closing of the business combination discussed in Note 14, the Company intends to repay the loan in full. The Company is accounting for the loan as debt.
7. CONVERTIBLE PREFERRED STOCK
The Company has issued five series of Convertible Preferred Stock, Series A through Series E. The following table summarizes the authorized, issued and outstanding Convertible Preferred Stock of the Company as of December 31, 2020 (in thousands, except share and per share information):
Class	Year of Issuance	Issuance Price per share	Shares Authorized	Shares Issued and Outstanding	Total Proceeds or Exchange Value	Issuance Costs	Net Carrying Value	Initial Liquidation Price per share
Series A	2013	$0.04	25,000,000	25,000,000	$1,000	$—	$1,000	$0.80
Series B	2015	0.80	31,250,000	31,250,000	25,000	—	25,000	0.80
Series C	2015 – 2016	4.61	8,164,323	8,164,323	37,638	328	37,310	4.61
Series D	2017	4.71	12,738,853	12,738,853	60,000	414	59,586	4.71
Series E	2018 – 2020	5.36	14,925,373	13,636,092	73,089	171	72,918	5.36
			92,078,549	90,789,268
The following table summarizes the authorized, issued and outstanding Convertible Preferred Stock of the Company as of December 31, 2019 (in thousands, except for share and per share information):
Class	Year of Issuance	Issuance Price per share	Shares Authorized	Shares Issued and Outstanding	Total Proceeds or Exchange Value	Issuance Costs	Net Carrying Value	Initial Liquidation Price per share
Series A	2013	$0.04	25,000,000	25,000,000	$1,000	$—	$1,000	$0.80
Series B	2015	0.80	31,250,000	31,250,000	25,000	—	25,000	0.80
Series C	2015 – 2016	4.61	8,164,323	8,164,323	37,638	328	37,310	4.61
Series D	2017	4.71	12,738,853	12,738,853	60,000	414	59,586	4.71
Series E	2018 – 2019	5.36	7,233,604	7,048,394	37,779	120	37,659	5.36
			84,386,780	84,201,570

QUANTUM-SI INCORPORATED
NOTES TO THE FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019
(all amounts are in thousands, except share and per share data)
The powers, preferences, rights, qualifications, limitations and restrictions of the shares of Convertible Preferred Stock are as follows:
Dividends
Dividends shall accrue to holders of the Convertible Preferred Stock at the rate of 8% of the original issue price for the applicable series of Convertible Preferred Stock, per annum subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization, reclassification and other similar events payable only when, and if, declared by the Board. The right to receive dividends on Convertible Preferred Stock are not cumulative, and therefore, if not declared in any year, the right to such dividends shall terminate and shall not carry forward into the next year. There have been no dividends declared to date.
Liquidation Rights
In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary or a deemed liquidation event (which includes a merger, the sale of all of the Company’s assets, or a change of control) (each a “Liquidation Event”), the holders of the Convertible Preferred Stock are entitled to be paid out of the assets of the Company available for distribution to stockholders, pari passu, at a liquidation price per share equal to the greater of: (1) the Initial Liquidation Price of such Convertible Preferred Stock, plus any declared and unpaid dividends or (2) an amount that would have been payable had all the shares of the Convertible Preferred Stock been converted into the Common Stock. These payments will be made to or set aside prior to the holders of shares of any other class or series of capital stock that is not, by its terms, senior to the Convertible Preferred Stock.
Voting Rights
The holders of shares of the Convertible Preferred Stock shall be entitled to vote on all matters on which the holders of shares of the Common Stock shall be entitled to vote.
Each holder of record of shares of Series A Convertible Preferred Stock shall be entitled to ten votes per share of Special-Voting Common Stock into which such Series A Convertible Preferred Stock are convertible, as discussed below under Conversion, on all matters to be voted on by the Company’s stockholders. Each holder of record of shares of Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and Series E Convertible Preferred Stock shall be entitled to one vote per share of Common Stock into which such Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock, and Series E Convertible Preferred Stock are convertible, as discussed below under Conversion, on all matters to be voted on by the Company’s stockholders. The holders of Convertible Preferred Stock and the holders of Common Stock shall vote together and not as separate classes. There shall be no series voting.
Conversion
Each share of Series A Convertible Preferred Stock is convertible, at the option of the holder, at any time after the date of issuance of such share, into shares of Special-Voting Common Stock ona1 to1 conversion rate subject to customary anti-dilution adjustments and upon the issuance of additional common shares for no consideration or consideration less than the conversion price of the Series A Convertible Preferred Stock. Each share of Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and Series E Convertible Preferred Stock shall be convertible, at the option of the holder, at any time after the date of issuance into shares of Common Stock ona1 to1 conversion rate subject to customary anti-dilution adjustments and upon the issuance of additional common

QUANTUM-SI INCORPORATED
NOTES TO THE FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019
(all amounts are in thousands, except share and per share data)
shares for no consideration or consideration less than the conversion price of the respective series of Convertible Preferred Stock, which is equal to the original issuance price for each series of Convertible Preferred Stock.
Upon the earlier to occur of (i) election of the Convertible Preferred Stock by (A) the consent or vote of the majority holders of the Convertible Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis) and (B) the consent or vote of the majority holders of Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and Series E Convertible Preferred Stock (voting together as a single class, and on an as-converted basis) or (ii) the closing of a firm commitment underwritten initial public offering pursuant to an effective registration statement filed under the Securities Act of 1933 covering the offer and sale of shares of Common Stock in which the aggregate gross proceeds to the Corporation are at least $80,000 at a public offering price per share equal to at least three times the Series D Convertible Preferred Stock Conversion Price of $4.71 (1) each share of Series A Convertible Preferred Stock shall automatically be converted into shares of Special-Voting Common Stock ona1 for 1 basis, (2) each share of Series B Convertible Preferred Stock shall automatically be converted into Common Stock ona1 for1 basis, (3) each share of Series C Convertible Preferred Stock shall automatically be converted into Common Stock ona1 for1 basis, (4) each share of Series D Convertible Preferred Stock shall automatically be converted into Common Stock on a 1 for 1 basis and (5) each share of Series E Convertible Preferred Stock shall automatically be converted into Common Stock ona1 for1 basis.
8. STOCKHOLDERS’ DEFICIT
Common stock
As of December 31, 2020 and 2019, the Company had authorized 90,000,000 and 80,000,000 shares of common stock (“Common Stock”) at $.0001 par value per share, of which a total of 6,743,933 shares and 6,599,878 shares were outstanding, respectively.
In addition, at both December 31, 2020 and 2019, the Company had authorized 25,000,000 shares of special-voting common stock (“Special-Voting Common Stock”) at $.0001 par value per share, of which none were issued or outstanding.
Dividends
Holders of the Company’s Common Stock are not entitled to receive dividends unless declared by the Board. Any such dividends would be subject to the preferential dividend rights of the holders of the Convertible Preferred Stock (see above). There have been no dividends declared to date.
Voting rights
The holders of shares of the Common Stock are entitled to 1 vote per share on all matters on which the Common shares shall be entitled to vote. The holders of shares of the Special-Voting Common Stock are entitled to 10 votes per share on all matters on which the Common shares shall be entitled to vote. The holders of Common Stock and Special-Voting Common Stock shall vote together and not as separate classes.
9. EQUITY INCENTIVE PLAN
The Company’s 2013 Employee, Director and Consultant Equity Incentive Plan as amended on November 26, 2020 (the “Plan”), was originally adopted by its Board and stockholders in September 2013. As of January 1, 2019, a total of 16,700,000 shares of Common Stock were reserved for issuance under the Plan; however, in August 2019, upon approval of the stockholders, the amount reserved was increased to 19,000,000, and in November 2020, upon approval of the stockholders, the amount reserved was increased to 22,000,000. The Plan is administered by the Board. The Board may grant restricted stock and options to

QUANTUM-SI INCORPORATED
NOTES TO THE FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019
(all amounts are in thousands, except share and per share data)
purchase shares either as incentive stock options or non-qualified stock options. The restricted stock and option grants are subject to certain terms and conditions, option periods and conditions, exercise rights and privileges and are fully discussed in the Plan document. At December 31, 2020, 5,990,137 common shares remain available for issuance under the Plan. No restricted stock was issued during the years ended December 31, 2020 and 2019 and substantially all previously granted restricted stock had been fully vested or cancelled prior to January 1, 2019. An immaterial amount of compensation expense related to restricted stock was recognized during the year ended December 31, 2019 and no compensation expense related to restricted stock was recognized during the year ended December 31, 2020.
Stock option activity
Each stock option grant carries varying vesting schedules whereby the options become exercisable at the participant’s sole discretion provided they are an employee, director or consultant of the Company on the applicable vesting date. Each option shall terminate not more than ten years from the date of the grant.
A summary of the stock option activity under the Plan is presented in the table below:
	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at January 1, 2019	7,781,967	$1.61	7.88	$7,851
Granted	3,196,721	2.41
Exercised	(270,997)	0.43
Forfeited	(813,934)	1.92
Outstanding at December 31, 2019	9,893,757	$1.88	7.72	5,280
Granted	790,433	2.31
Exercised	(144,055)	0.44
Forfeited	(1,299,205)	2.19
Outstanding at December 31, 2020	9,240,930	$1.89	6.77	4,094
Options exercisable at December 31, 2019	5,810,260	$1.59	6.76	4,788
Options exercisable at December 31, 2020	6,954,472	$1.76	6.20	3,945
Vested and expected to vest at December 31, 2019	9,657,854	$1.87	7.75	5,251
Vested and expected to vest at December 31, 2020	9,045,548	$1.88	6.73	4,082
The Company received cash proceeds from the exercise of stock options of $63 and $116 during the years ended December 31, 2020 and 2019, respectively. The total intrinsic value (the amount by which the stock price exceeds the exercise price of the option on the date of exercise) of the stock options exercised during the years ended December 31, 2020 and 2019, was $323 and $554 respectively. The weighted- average grant date fair value of options granted during the year ended December 31, 2020 and 2019, was $1.43 and $1.57, respectively.
During the years ended December 31, 2020 and 2019, the Company granted 75,000 and 600,000 option awards subject to certain performance conditions, respectively. The performance conditions required the Company to announce at the Advances in Genome Biology and Technology conference (“AGBT”) and commence commercial sales during the year ended December 31, 2020. For options with performance conditions, stock-based compensation expense is only recognized if the performance conditions become probable to be satisfied. Upon becoming probable, the Company recognizes compensation expense equal to the grant date fair value of the option awards over the associated service period. If there are changes in

QUANTUM-SI INCORPORATED
NOTES TO THE FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019
(all amounts are in thousands, except share and per share data)
the number of option awards that are expected to vest due to changes in the probability of certain performance conditions being satisfied, an adjustment to stock-based compensation expense will be recognized as a change in accounting estimate in the period that such probability changes. The Company accrued $295 of stock compensation expense during the year ended December 31, 2019 as it believed it was probable the performance conditions would be met. This stock compensation expense was then subsequently reversed during the year ended December 31, 2020 as the performance conditions were determined to be improbable to be met. All of the performance-based awards granted during the years ended December 31, 2020 and 2019 were cancelled on December 31, 2020.
In addition to the awards discussed in the aforementioned paragraph, during the year ended December 31, 2019 the Company granted approximately 257,000 option awards subject to a single performance-based condition, the completion of a financing event as defined in the option award agreement. The achievement of the performance condition is not deemed satisfied for the years ended December 31, 2020 and 2019, as the completion of a financing event is not deemed probable until consummated. Thus, the Company has not recorded stock-based compensation expense with regards to these option awards.
In accordance with ASC Topic 718, the Company estimates and records the compensation cost associated with the grants described above with an offsetting entry to paid-in capital. The Company utilized the Black- Scholes option pricing model for determining the estimated fair value for service or performance-based stock- based awards. The Black-Scholes option pricing model requires the use of subjective assumptions which determine the fair value of stock-based awards. The assumptions used to value option grants to employees and nonemployees for the year ended December 31, 2020 and employees for the year ended December 31, 2019 were as follows:
	2020	2019
Risk free interest rate . . . . . . . . . . . . . . . . . . . . . .	0.3% – 0.6%	1.4% – 1.9%
Expected dividend yield . . . . . . . . . . . . . . . . . . . .	0%	0%
Expected term . . . . . . . . . . . . . . . . . . . . . . . . . .	5.0 years – 6.0 years	5.0 years – 6.2 years
Expected volatility . . . . . . . . . . . . . . . . . . . . . . .	70%	70%
The assumptions used to value option grants to nonemployees for the year ended December 31, 2019 were as follows:
2019
Risk free interest rate	1.4% – 1.9%
Expected dividend yield	0%
Expected term	4.0 years – 10.0 years
Expected volatility	70%
Risk free interest rate
The risk free interest rate for periods within the expected term of the awards is based on the U.S. Treasury yield curve in effect at the time of the grant.
Expected dividend yield
The Company has never declared or paid any cash dividends and does not expect to pay any cash dividends in the foreseeable future.
Expected term
For employee awards, the Company calculates the expected term using the “simplified” method, which is the simple average of the vesting period and the contractual term. The simplified method is applied as the

QUANTUM-SI INCORPORATED
NOTES TO THE FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019
(all amounts are in thousands, except share and per share data)
Company does not have sufficient historical data to provide a reasonable basis for an estimate of the expected term. The Company calculates expected term for employee awards that take into account the effects of employee’s expected exercise and post-vesting employment termination behavior.
For nonemployee awards the contractual term is used.
Expected volatility
As the Company has been privately held since inception, there is no specific historical or implied volatility information available.
Accordingly, the Company estimates the expected volatility on the historical stock volatility of a group of similar companies that are publicly traded over a period equivalent to the expected term of the stock- based awards. Point estimates of expected annual equity volatility of 70% for December 31, 2020 and 2019 were selected in the guideline companies’ historical range.
Exercise price
The exercise price is taken directly from the grant notice issued to employees and nonemployees.
The Company’s stock-based compensation expense for employee and nonemployee awards for the periods presented was as follows:
	2020	2019
Employee awards	$1,376	$2,021
Nonemployee awards	548	694
Total stock-based compensation expense	$1,924	$2,715
The stock options granted to employees and nonemployees for the periods presented was as follows:
	2020	2019
Stock options granted to employees	697,433	2,730,000
Stock options granted to nonemployees	93,000	466,721
Total stock options granted	790,433	3,196,721
The Company’s stock-based compensation expense is allocated to the following operating expense categories on the statements of operations for the years ended December 31, 2020 and 2019 as follows:
	2020	2019
Research and development	$1,290	$2,163
General and administrative	324	354
Sales and marketing	310	198
Total stock-based compensation expense	$1,924	$2,715
No related tax benefits of the stock-based compensation expense have been recognized and no related tax benefits have been realized from the exercise of stock options due to the Company’s net operating loss carryforwards.
Total unrecognized stock-based compensation expense as of December 31, 2020, was $2,912, which will be recognized over the remaining weighted average vesting period of 2.2 years.

QUANTUM-SI INCORPORATED
NOTES TO THE FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019
(all amounts are in thousands, except share and per share data)
10. NET LOSS PER SHARE
Basic net loss per share is computed by dividing the net loss by the weighted-average number of shares of common stock of the Company outstanding during the period. Diluted net loss per share is computed by giving effect to all potential shares of common stock of the Company, including convertible preferred stock, outstanding stock options, to the extent dilutive. Basic and diluted net loss per share was the same for each period presented as the inclusion of all potential shares of common stock of the Company outstanding would have been anti-dilutive.
The following table presents the calculation of basic and diluted net loss per share for the Company’s common stock:
	2020	2019
Numerator:
Net Loss	$(36,613)	$(35,792)
Numerator for Basic and Dilutive EPS – Loss available to common stockholders	$(36,613)	$(35,792)
Denominator:
Common Stock	6,715,314	6,453,890
Denominator for Basic and Dilutive EPS – Weighted-average common stock	6,715,314	6,453,890
Basic and dilutive loss per share	$(5.45)	$(5.55)
Since the Company was in a net loss position for all periods presented, basic EPS calculation excludes preferred stock as it does not participate in net losses of the Company. Additionally, net loss per share attributable to common stockholders was the same on a basic and diluted basis, as the inclusion of all potential common equivalent shares outstanding would have been anti-dilutive. Anti-dilutive common equivalent shares were as follows:
	2020	2019
Outstanding options to purchase common stock	9,240,930	9,893,757
Outstanding convertible preferred stock (Series A through E)	90,789,268	84,201,570
Total anti-dilutive common equivalent shares	100,030,198	94,095,327
11. INCOME TAXES
On March 27, 2020, the CARES Act was enacted which included provisions related to net operating loss (“NOL”) carryovers and carrybacks. The CARES Act amended the NOL carryback rules by allowing NOLs arising in tax years beginning after December 31, 2017 and before January 1, 2021 to be carried back to each of the 5 years preceding the year of the loss to generate a refund of previously paid income taxes. In addition, the CARES Act temporarily removed the 80% limitation under which NOLs generated post-2017 could be used to offset no more than 80% of taxable income, and allows for full use of such NOLs for tax years before January 1, 2021. The Company has evaluated the relevant provisions of the CARES Act and has determined that it does not expect to recognize any benefit related to these provisions due to its net operating losses in the current year and all prior years. Therefore, there are no income tax effects to be recognized in the financial statements for the year ended December 31, 2020.
Significant components of the Company’s deferred tax assets (liabilities) are as follows:

QUANTUM-SI INCORPORATED
NOTES TO THE FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019
(all amounts are in thousands, except share and per share data)
	As of December 31
	2020	2019
Gross deferred tax assets (liabilities):
Net operating loss carryforwards	$42,589	$33,333
Tax credit carryforwards	7,178	5,707
Fixed assets	(161)	(152)
Non-deductible stock-based compensation	1,586	1,377
Other	182	176
Total Deferred tax assets	$51,374	$40,441
Valuation allowance	(51,374)	(40,441)
Net deferred tax assets (liabilities)	$—	$—
The effective tax rate for the Company for the years ended December 31, 2020 and 2019 was zero percent. A reconciliation of the income tax expense at the federal statutory tax rate to the Company’s effective income tax rate follows:
	Years Ended December 31
	2020	2019
Statutory Tax Rate	21.00%	21.00%
State taxes, net of federal benefit	6.70	6.50
Federal research and development credit	3.00	2.00
Non-deductible stock-based compensation	(0.70)	(0.90)
Return to provision – permanent items	(0.30)	—
Other	0.20	0.40
Valuation allowance	(29.90)	(29.00)
Effective Tax Rate	0.00%	0.00%
The Company’s effective tax rate for December 31, 2020 differs from the federal statutory tax rate of 21% mainly due to the effect of deferred state income tax benefits resulting from state net operating loss carryforwards and the tax benefits related to research and development tax credits. These benefits to the effective tax rate are fully offset by the increase in the Company’s valuation allowance from the prior year.
The Company has established a full valuation allowance against its net deferred tax asset due to the uncertainty of the Company’s ability to generate sufficient taxable income to realize the deferred tax asset, and therefore has not recognized any benefits from the net operating losses, tax credits and other deferred tax assets. The Company’s valuation allowance increased $10,933 and $10,352 for the years ended December 31, 2020 and 2019, respectively.
As of December 31, 2020, the Company had the following tax net operating loss carryforwards available to reduce future federal and Connecticut taxable income, and tax credit carryforwards available to offset future federal and Connecticut income taxes:

QUANTUM-SI INCORPORATED
NOTES TO THE FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019
(all amounts are in thousands, except share and per share data)
	Amount	Expire Through
Tax net operating loss carryforwards:
Federal (pre-2018 NOLs)	$65,494	2037
Federal (post-2017 NOLs)	92,737	—
Connecticut	157,980	2040
Tax credit carryforwards:
Federal research and development	5,601	2040
Connecticut research and development	1,969	—
Connecticut other	58	2025
Under Internal Revenue Code Section 382, if a corporation undergoes an “ownership change,” the corporation’s ability to use its pre-change net operating loss and tax credit carryforwards to offset its post-change income and tax liabilities may be limited. Generally, an ownership change occurs when certain shareholders increase their aggregated ownership by more than 50 percentage points over their lowest ownership percentage in a testing period (typically three years). The Company commenced a Section 382 analysis to determine whether an ownership change has occurred. Based on its preliminary analysis, the Company believes that it did not experience an ownership change during the period of its inception of June 24, 2013 through December 31, 2020 and its net operating loss and tax credit carryforwards as of December 31, 2020 are not subject to a Section 382 limitation. If future equity offerings or acquisitions that have an equity component of the purchase price result in an ownership change, a Section 382 limitation could be imposed. Any limitation may result in the expiration of a portion of the federal net operating loss or research and development credit carryforwards before utilization, which would reduce the Company’s gross deferred tax assets and corresponding valuation allowance.
The Company has adopted the accounting guidance within ASC Topic 740 on uncertainties in income taxes. ASC Topic 740 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.
As of December 31, 2020 and 2019, the Company did not have any unrecognized tax benefits. To the extent penalties and interest would be assessed on any underpayment of income tax, the Company’s policy is that such amounts would be accrued and classified as a component of income tax expense in the financial statements. To date, the Company has not recorded any such interest or penalties.
The Company’s primary income tax jurisdictions are the United States and the state of Connecticut. As a result of the Company’s net operating loss carryforwards, the Company’s federal and Connecticut statutes of limitations generally remain open for all tax years until its net operating loss and tax credit carryforwards are utilized or expire prior to utilization. The Company does not currently have any federal or Connecticut income tax examinations in progress.
Additionally, as a result of legislation in the state of Connecticut, companies have the opportunity to exchange certain research and development tax credit carryforwards for a cash payment of 65% of the research and development tax credit. The research and development expenses that qualify for Connecticut credits are limited to those costs incurred within Connecticut. The Company has elected to participate in the exchange program and, as a result, has recognized net benefits of $182 and $368 for the year ended December 31, 2020 and 2019, respectively, which is included in research and development expenses in the accompanying statements of operations and comprehensive loss. As of December 31, 2020 and 2019, the Company has recorded $550 and $368 of the research and development tax credit receivables in Prepaid expenses and other current assets, respectively.

QUANTUM-SI INCORPORATED
NOTES TO THE FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019
(all amounts are in thousands, except share and per share data)
12. RELATED PARTY TRANSACTIONS
The Company utilizes and subleases office and laboratory space in a building owned by a related party. The Company paid $322 and $322 for this space in 2020 and 2019, respectively.
The Company utilizes and subleases other office and laboratory spaces from 4Catalyzer Corporation (“4C”), a company under common ownership. The Company paid $155 and $224 for these spaces in 2020 and 2019, respectively.
The Company also makes payments to 4C to prefund the acquisition of capital assets and these amounts are included in Other assets — related party on the balance sheet. Such prepaid advances were $738 and $844 at December 31, 2020 and 2019, respectively.
The Company is a party to an Amended and Restated Technology Services Agreement (the “ARTSA”), most recently amended on November 11, 2020, by and among 4C, the Company and other participant companies controlled by the Rothberg family. Under the ARTSA, Quantum-Si and the other participant companies agreed to share certain non-core technologies, which means any technologies, information or equipment owned or otherwise controlled by the participant company that are not specifically related to the core business area of the participant and subject to certain restrictions on use. The ARTSA also provides for 4C to perform certain services for Quantum-Si and each other participant company such as monthly administrative, management and technical consulting services to the Company which are pre-funded approximately once a quarter. The Company incurred expenses of $1,516 and $2,214 during the years ended December 31, 2020 and 2019 respectively. The amounts advanced and due from 4C at December 31, 2020 and 2019, related to operating expenses was $13 and $423, respectively, and is included in Due from related parties on the balance sheets.
The ARTSA also provides for the participant companies to provide other services to each other. The Company also has transactions with other entities under common ownership, which include payments made to third parties on behalf of the Company. The amounts remaining payable at December 31, 2020 and 2019 are $28 and $44, respectively, and are included in the due to related parties on the Company’s balance sheets. In addition, the Company has transactions with these other entities under common ownership which include payments made by the Company to third parties on behalf of the other entities and the amounts remaining payable at the end of each calendar year are in the aggregate $69 and $15, and are reflected in the due from related parties on the Company’s balance sheets at December 31, 2020 and 2019, respectively. All amounts are paid or received throughout the year within 30 days after the end of each month.
The Company has promissory notes with the President and Chief Operating Officer and other Company employees in amounts totaling $150 and $170 as of December 31, 2020 and 2019, respectively. The promissory notes bear interest at a rate ranging between 0.65% and 2.37% per annum and have maturity dates through June 1, 2021.
13. COMMITMENTS AND CONTINGENCIES
Commitments
Capital leases:
The Company operates equipment under a capital lease-to-own agreement. Total value of the equipment acquired through capital lease arrangements was $124. Total interest expense was $6 and $5 in 2020 and 2019, respectively. The remaining unamortized balance of the lease obligation balance of $28 is recorded in accrued expenses and other current liabilities on the balance sheet at December 31, 2020. This remaining balance is due in 2021.

QUANTUM-SI INCORPORATED
NOTES TO THE FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019
(all amounts are in thousands, except share and per share data)
Licenses related to certain intellectual property:
The Company licenses certain intellectual property, some of which may be utilized in its future product offering. To preserve the right to use such intellectual property there are annual minimum fixed payments totaling $220. Once the Company commercializes and begins to generate revenues, there will be royalties based on the current anticipated utilization.
Other commitments:
The Company sponsors a 401(k) defined contribution plan covering all eligible US employees. Contributions to the 401(k) plan are discretionary. The Company did not make any matching contributions to the 401(k) plan for the years ended December 31, 2020 and 2019.
Contingencies
The Company does not have any outstanding or ongoing litigation and legal matters.
The Company enters into indemnification provisions under some agreements with other parties in the ordinary course of business, including business partners, investors, contractors, and the Company’s officers, directors and certain employees. The Company has agreed to indemnify and defend the indemnified party claims and related losses suffered or incurred by the indemnified party from actual or threatened third-party claim because of the Company’s activities or non-compliance with certain representations and warranties made by the Company. It is not possible to determine the maximum potential loss under these indemnification provisions due to the Company’s limited history of prior indemnification claims and the unique facts and circumstances involved in each particular provision. To date, losses recorded in the Company’s statements of operations and comprehensive loss in connection with the indemnification provisions have not been material.
14. SUBSEQUENT EVENTS
The Company has evaluated the following events occurring after December 31, 2020 and through March 1, 2021, for possible adjustment to or disclosure in the financial statements, which is the date on which the financial statements were available to be issued.
On February 17, 2021, the Company entered into a merger agreement with HighCape Capital Acquisition Corporation (“HighCape”), a Special Purpose Acquisition Company. The contemplated merger with HighCape would provide all holders of common and preferred stockholder to receive common stock of the continuing public company, which will be a wholly owned subsidiary of HighCape. The proposed transaction is expected to be completed in the second quarter of 2021, subject to, among other things, the approval by HighCape’s shareholders, satisfaction of the conditions stated in the merger agreement and other customary closing conditions. There is no assurance that the transaction will be consummated.
On February 17, 2021, the Company granted 2,136,000 and 213,600 restricted stock units to the Company’s Chief Executive Officer (“CEO”) and General Counsel, respectively. If the contemplated merger is consummated, then the first 25% of the awards will cliff vest on January 7, 2022, and the remaining unvested balance will vest on a quarterly basis over a three year period beginning on March 31, 2022.
On February 17, 2021, the Company also granted 569,000 restricted stock units to the CEO. If the contemplated merger is consummated, then the awards will vest in full upon the CEO’s continued employment at the time of vesting and the occurrence of one of the following events within three years of the CEO’s employment start date of November 2, 2020: (i) a financing event occurs in the Company where the amount raised exceeds $50,000 and the Company’s stock price is in excess of $16.08 per share (as adjusted) or

QUANTUM-SI INCORPORATED
NOTES TO THE FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019
(all amounts are in thousands, except share and per share data)
(ii) the Company is a publicly listed entity and its stock price trades at $16.08 (as adjusted) for 20 out of 30 consecutive trading days.
15. EVENTS SUBSEQUENT TO THE ORIGINAL ISSUANCE OF AUDITED FINANCIAL STATEMENTS (UNAUDITED)
The Company has evaluated the following events that have occurred since the initial date on which the financial statements were available to be issued on March 1, 2021, for possible adjustment to or disclosure in the financial statements:
On March 11, 2021, the Company granted 3,142,000 restricted stock units and 1,120,000 stock options to select directors, employees, and consultants, including a grant of 1,868,000 restricted stock units to the Chairman of the Board and significant shareholder of the Company. Vesting for the stock options and 1,024,000 of the restricted stock units are subject to certain service conditions which are satisfied by providing service to the Company over a period of time as defined by the award agreement. The awards are also subject to certain performance conditions which are satisfied upon the consummation of the planned business combination with HighCape. The achievement of the performance condition and the commencement of the related expense recognition will not occur until the event is deemed probable, which will occur once the business combination is consummated.
On March 29, 2021, the Company entered into an agreement with a third party service provider pursuant to which it will pay them $3,800 contingent upon the closing of the contemplated merger with HighCape.
On April 20, 2021, the Company granted 270,000 restricted units and 1,550,000 stock options to select employees and consultants. The awards are subject to certain service conditions which are satisfied by providing service to the Company over a period of time as defined by the award agreement. 150,000 of the restricted stock units and 625,000 of the stock options are also subject to certain performance conditions which are satisfied upon the consummation of the planned business combination with HighCape. The achievement of the performance condition and the commencement of the related expense recognition will not occur until the event is deemed probable, which will occur once the business combination is consummated.

Q-SI OPERATIONS INC. (FORMERLY QUANTUM-SI INCORPORATED)
CONDENSED BALANCE SHEETS
(in thousands, except share and per share amounts)
(Unaudited)
	March 31, 2021	December 31, 2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$26,654	$36,910
Prepaid expenses and other current assets	3,243	716
Due from related parties	88	232
Total current assets	29,985	37,858
PROPERTY AND EQUIPMENT, NET	2,339	1,996
OTHER ASSETS – RELATED PARTY	738	738
TOTAL ASSETS	$33,062	$40,592
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable	$2,095	$1,301
Due to related parties	535	28
Accrued expenses and other current liabilities	2,921	1,425
Total current liabilities	5,551	2,754
LONG-TERM LIABILITIES
Notes payable	1,749	1,749
Total liabilities	7,300	4,503
COMMITMENTS AND CONTINGENCIES (NOTE 12) CONVERTIBLE PREFERRED STOCK
Convertible preferred stock (Series A, B, C, D, and E) $0.0001 par value with an aggregate liquidation preference of $216 as of March 31, 2021 and December 31, 2020; 92,078,549 shares authorized as of March 31, 2021 and December 31, 2020; 90,789,268 shares issued and outstanding as of March 31, 2021 and December 31, 2020	195,810	195,814
STOCKHOLDERS’ DEFICIT
Common stock, $0.0001 par value; 95,000,000 and 90,000,000 shares authorized as of March 31, 2021 and December 31,2020, respectively; 7,472,757 and 6,743,933 shares issued and outstanding as of March 31, 2021 and December 31, 2020,respectively	1	1
Special-voting common stock, $0.0001 par value; 25,000,000 shares authorized as of March 31, 2021 and December 31, 2020, respectively; 0 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	—	—
Additional paid-in capital	13,973	12,517
Accumulated deficit	(184,022)	(172,243)
Total stockholders’ deficit	(170,048)	(159,725)
TOTAL LIABILITIES, CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ DEFICIT	$33,062	$40,592
The accompanying notes are an integral part of these unaudited condensed financial statements.

Q-SI OPERATIONS INC. (FORMERLY QUANTUM-SI INCORPORATED)
CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except share and per share amounts)
(Unaudited)
	Three months ended March 31,
	2021	2020
OPERATING EXPENSES:
Research and development	$7,972	$7,924
General and administrative	3,417	2,220
Sales and marketing	390	259
Total operating expenses	11,779	10,403
LOSS FROM OPERATIONS	(11,779)	(10,403)
INTEREST INCOME	—	89
LOSS BEFORE PROVISION FOR INCOME TAXES	(11,779)	(10,314)
PROVISION FOR INCOME TAXES	—	—
NET LOSS AND COMPREHENSIVE LOSS	$(11,779)	$(10,314)
NET LOSS PER COMMON SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS, BASIC AND DILUTED	$(1.70)	$(1.54)
WEIGHTED-AVERAGE SHARES USED TO COMPUTE NET LOSS PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS, BASIC AND DILUTED	6,932,353	6,696,563
The accompanying notes are an integral part of these unaudited condensed financial statements.

Q-SI OPERATIONS INC. (FORMERLY QUANTUM-SI INCORPORATED)
CONDENSED STATEMENTS OF CHANGES IN CONVERTIBLE PREFERRED STOCK AND
STOCKHOLDERS’ DEFICIT
(in thousands, except share amounts)
(Unaudited)
	Three months ended March 31, 2020
	Convertible Preferred Stock		Common stock		Additional paid-in capital	Accumulated deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
BALANCE, December 31, 2019	84,201,570	$160,555	6,599,878	$1	$10,530	$(135,630)	$(125,099)
Net loss	—	—	—	—	—	(10,314)	(10,314)
Issuance of series E convertible preferred stock, net of issuance costs	1,923,519	10,288	—	—	—	—	—
Common stock issued upon exercise of stock options	—	—	110,089	—	18	—	18
Stock-based compensation expense	—	—	—	—	642	—	642
BALANCE, March 31, 2020	86,125,089	$170,843	6,709,967	$1	$11,190	$(145,944)	$(134,753)
	Three months ended March 31, 2021
	Convertible Preferred Stock		Common stock		Additional paid-in capital	Accumulated deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
BALANCE, December 31, 2020	90,789,268	$195,814	6,743,933	$1	$12,517	$(172,243)	$(159,725)
Net loss	—	—	—	—	—	(11,779)	(11,779)
Issuance of series E convertible preferred stock, net of issuance costs	—	(4)	—	—	—	—	—
Common stock issued upon exercise of stock options	—	—	728,824	—	999	—	999
Stock-based compensation expense	—	—	—	—	457	—	457
BALANCE, March 31, 2021	90,789,268	$195,810	7,472,757	$1	$13,973	$(184,022)	$(170,048)
The accompanying notes are an integral part of these unaudited condensed financial statements.

Q-SI OPERATIONS INC. (FORMERLY QUANTUM-SI INCORPORATED)
CONDENSED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)
	Three months ended March 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(11,779)	$(10,314)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	213	229
Loss on disposal of fixed assets	—	2
Stock-based compensation expense	457	642
Changes in assets and liabilities:
Prepaid expenses and other current assets	(2,527)	(99)
Due from related parties	144	(154)
Other assets – related party	—	150
Accounts payable	737	1,359
Due to related parties	507	119
Accrued expenses and other current liabilities	1,512	(111)
Net cash used in operating activities	$(10,736)	$(8,177)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(500)	(262)
Net cash used in investing activities	$(500)	$(262)
CASH FLOWS FROM FINANCING ACTIVITIES: Proceeds from exercise of stock options	999	18
Proceeds from issuance of Series E convertible preferred stock	—	10,310
Stock issuance costs for Series E convertible preferred stock	(4)	(22)
Principal payments under capital lease obligations	(15)	(16)
Net cash provided by financing activities	$980	$10,290
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(10,256)	1,851
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	36,910	32,930
CASH AND CASH EQUIVALENTS, END OF PERIOD	$26,654	$34,781
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION: Cash received from exchange of research and development tax credits	$377	$—
SUPPLEMENTAL DISCLOSURE OF NONCASH INFORMATION:
Noncash acquisition of property and equipment	$86	$55
Forgiveness of related party promissory notes	$150	$20
The accompanying notes are an integral part of these unaudited condensed financial statements.

Q-SI OPERATIONS INC. (FORMERLY QUANTUM-SI INCORPORATED)
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
(all amounts are in thousands, except share and per share data)
1. ORGANIZATION AND DESCRIPTION OF BUSINESS
Q-SI Operations Inc. (formerly Quantum-Si Incorporated, “Quantum-Si”, the “Company”, “we”, “us” and “our”) was incorporated as a Delaware corporation on June 24, 2013. The Company is a life sciences company with the mission of transforming single molecule analysis and democratizing its use by providing researchers and clinicians access to the proteome. The Company has developed a proprietary universal single molecule detection platform that the Company is applying to proteomics to enable Next Generation Protein Sequencing (“NGPS”). The Company’s platform is comprised of the Carbon™ automated sample preparation instrument, the Platinum™ NGPS instrument, the Quantum-Si Cloud™ software service, and reagent kits and chips for use with its instruments.
On February 21, 2021, the Company entered into a business combination agreement with HighCape Capital Acquisition Corp. (“HighCape”), a Special Purpose Acquisition Company. The business combination with HighCape, which was consummated on June 10, 2021, provided all holders of common and preferred stock of the Company with the right to receive a portion of common stock of the combined company.
In connection with the closing of the business combination, the Company’s name was changed to Q-SI Operations Inc. and HighCape’s name was changed to Quantum-Si Incorporated.
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying condensed financial statements include the accounts of the Company and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting disclosure rules and regulations of the Securities and Exchange Commission (the “SEC”) regarding interim financial reporting. Certain information and note disclosures normally included in the financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations.
These condensed financial statements should be read in conjunction with the financial statements and notes included in the Company’s audited financial statements as of and for the years ended December 31, 2020 and 2019.The condensed balance sheet as of December 31, 2020 included herein was derived from the audited financial statements as of that date, but does not include all disclosures, including certain notes required by U.S. GAAP, on an annual reporting basis.
In the opinion of management, the accompanying condensed financial statements reflect all normal recurring adjustments necessary to present fairly the financial position, results of operations, and cash flows for the interim periods. The results for the three months ended March 31, 2021 are not necessarily indicative of the results to be expected for any subsequent quarter, the year ending December 31, 2021, or any other period.
Except as described elsewhere in this Note 2 under the heading “Recent Accounting Pronouncements”, there have been no material changes to the Company’s significant accounting policies as described in the audited financial statements as of December 31, 2020 and 2019.
COVID-19 Outbreak
The recent outbreak of the novel coronavirus (“COVID-19”), which was declared a pandemic by the World Health Organization on March 11, 2020 and declared a National Emergency by the President of the United States on March 13, 2020, has led to adverse impacts on the U.S. and global economies and created uncertainty regarding potential impacts on the Company’s operating results, financial condition and cash flows. The COVID-19 pandemic had, and is expected to continue to have, an adverse impact on the Company’s operations, particularly as a result of preventive and precautionary measures that the Company, other

Q-SI OPERATIONS INC. (FORMERLY QUANTUM-SI INCORPORATED)
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
(all amounts are in thousands, except share and per share data)
businesses, and governments are taking. Governmental mandates related to COVID-19 or other infectious diseases, or public health crises, have impacted, and the Company expects them to continue to impact, its personnel and personnel at third-party manufacturing facilities in the United States and other countries, and the availability or cost of materials, which would disrupt or delay the Company’s receipt of instruments, components and supplies from the third parties the Company relies on to, among other things, produce its products currently under development. The COVID-19 pandemic has also had an adverse effect on the Company’s ability to attract, recruit, interview and hire at the pace the Company would typically expect to support its rapidly expanding operations. To the extent that any governmental authority imposes additional regulatory requirements or changes existing laws, regulations, and policies that apply to the Company’s business and operations, such as additional workplace safety measures, the Company’s product development plans may be delayed, and the Company may incur further costs in bringing its business and operations into compliance with changing or new laws, regulations, and policies. The full extent to which the COVID-19 pandemic will directly or indirectly impact the Company’s business, results of operations and financial condition, including expenses and research and development costs, will depend on future developments that are highly uncertain, including as a result of new information that may emerge concerning COVID-19 and the actions taken to contain or treat COVID-19, as well as the economic impacts.
The estimates of the impact on the Company’s business may change based on new information that may emerge concerning COVID-19 and the actions to contain it or treat its impact and the economic impact on local, regional, national and international markets. While the Company is unable to predict the full impact that the COVID-19 pandemic will have on the Company’s future results of operations, liquidity and financial condition due to numerous uncertainties, including the duration of the pandemic, and the actions that may be taken by government authorities across the U.S., it is not expected to result in any significant changes in costs going forward.
The Company has not incurred any significant impairment losses in the carrying values of the Company’s assets as a result of the COVID-19 pandemic and is not aware of any specific related event or circumstance that would require the Company to revise its estimates reflected in its financial statements.
Liquidity and Going Concern
Since its inception, the Company has generated no revenue and has funded its operations primarily with proceeds from the issuance of capital to private investors. As a result, the Company has incurred a significant cash burn and recurring net losses since its inception, which includes a net loss of $11,779 and $10,314 for the three months ended March 31, 2021 and 2020, respectively, and an accumulated deficit of $184,022 and $172,243, as of March 31, 2021 and December 31, 2020, respectively. The Company expects to continue to incur a significant cash burn and recurring net losses for the foreseeable future until such time that the Company can successfully commercialize its products that are currently under development. However, the Company can provide no assurance that such products will be successfully developed and commercialized in the future.
Given the closing of the business combination with HighCape on June 10, 2021, as described in Note 1, the Company received proceeds of $511,176 (see Note 13) and as a result, the Company will be able to sustain its operations and meet its obligations as they become due over the next twelve months.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash and cash equivalents. At March 31, 2021 and December 31, 2020, substantially all the Company’s cash and cash equivalents were invested in money market accounts at one financial institution. The Company also maintains balances in various operating accounts above federally insured limits. The Company has not experienced any losses on such accounts and does not believe it is exposed to any significant credit risk on cash and cash equivalents.

Q-SI OPERATIONS INC. (FORMERLY QUANTUM-SI INCORPORATED)
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
(all amounts are in thousands, except share and per share data)
Use of Estimates
The preparation of the condensed financial statements in conformity with U.S. GAAP requires the Company to make estimates and assumptions about future events that affect the amounts reported in its condensed financial statements and accompanying notes. Future events and their effects cannot be determined with certainty. On an ongoing basis, management evaluates these estimates and assumptions. Significant estimates and assumptions included:
•
valuation allowances with respect to deferred tax assets; and

•
assumptions underlying the fair value used in the calculation of the stock-based compensation.

The Company bases these estimates on historical and anticipated results and trends and on various other assumptions that the Company believes are reasonable under the circumstances, including assumptions as to future events. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates, and any such differences may be material to the Company’s condensed financial statements.
Impairment of Long-Lived Assets
The Company reviews its long-lived assets for impairment at least annually or when the Company determines a triggering event has occurred. When a triggering event has occurred, each impairment test is based on a comparison of the future expected undiscounted cash flow to the recorded value of the asset. If the recorded value of the asset is less than the undiscounted cash flow, the asset is written down to its estimated fair value. No impairments were recorded for the three months ended March 31, 2021 and 2020.
Recent Accounting Pronouncements
Accounting pronouncements issued but not yet adopted
In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842), which outlines a comprehensive lease accounting model and supersedes the current lease guidance. The new guidance requires lessees to recognize almost all their leases on the balance sheet by recording a lease liability and corresponding right-of-use assets. It also changes the definition of a lease and expands the disclosure requirements of lease arrangements. As per the latest ASU 2020-05 issued by FASB, entities who have not yet issued or made available for issuance the financial statements as of June 3, 2020 can defer the new guidance for one year. For public entities, this guidance is effective for annual reporting periods beginning January 1, 2020, including interim periods within that annual reporting period. For the Company, this guidance is effective for annual reporting periods beginning January 1, 2022, and interim reporting periods within annual reporting periods beginning January 1, 2023. The Company is in the process of evaluating the impact that the adoption of this pronouncement will have on its financial statements.
In August 2019, the FASB issued ASU 2019-15, Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement that Is a Service Contract, which aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal-use software license). For the Company, this guidance is effective for annual reporting periods beginning January 1, 2021 and interim periods beginning January 1, 2022. The Company is currently evaluating the impact that the adoption of this pronouncement will have on its financial statements.
In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. ASU 2019-12 is intended to simplify various aspects related to accounting for income taxes. For public entities, this guidance is effective for annual reporting periods beginning January 1,

Q-SI OPERATIONS INC. (FORMERLY QUANTUM-SI INCORPORATED)
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
(all amounts are in thousands, except share and per share data)
2021, including interim periods within that annual reporting period. For the Company, this guidance is effective for annual reporting periods beginning January 1, 2022 and interim reporting periods within annual reporting periods beginning January 1, 2023. The Company is currently evaluating the impact that the adoption of this pronouncement will have on its financial statements.
In August 2020, the FASB issued ASU 2020-06, Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which simplifies the accounting for convertible instruments by removing the separation models for convertible debt with a cash conversion feature and convertible instruments with a beneficial conversion feature. These changes will reduce reported interest expense and increase reported net income for entities that have issued a convertible instrument that was bifurcated according to previously existing rules. ASU 2020-06 also requires the application of the if-converted method for calculating diluted earnings per share and the treasury stock method will be no longer available. For public entities, this guidance is effective for annual reporting periods beginning January 1, 2022, including interim periods within that annual reporting period. For the Company, this guidance is effective for annual reporting periods beginning January 1, 2024, and interim reporting periods within annual reporting periods beginning January 1, 2024, with early adoption permitted. The Company is currently evaluating the impact that the adoption of ASU 2020-06 will have on its financial statements.
3. FAIR VALUE OF FINANCIAL INSTRUMENTS
Fair value estimates of financial instruments are made at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgment, they cannot be determined with precision. Changes in assumptions can significantly affect estimated fair value.
The Company measures fair value as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the reporting date. The Company utilizes a three-tier hierarchy, which prioritizes the inputs used in the valuation methodologies in measuring fair value:
•
Level 1 — Valuations based on quoted prices in active markets for identical assets or liabilities that an entity has the ability to access.

•
Level 2 — Valuations based on quoted prices for similar assets or liabilities, quoted prices for identical assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities.

•
Level 3 — Valuations based on inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The carrying value of cash and cash equivalents, notes receivable, accounts payable and accrued expenses and other current liabilities approximates their fair values due to the short-term or on demand nature of these instruments.
There were no transfers between fair value measurement levels during the three months ended March 31, 2021. The Company had $25,510 and $36,040 of money market funds included in cash and cash equivalents as of March 31, 2021 and December 31, 2020, respectively. These assets were valued using quoted market prices and accordingly were classified as Level 1. The fair value of the notes payable using Level 2 inputs was deemed to approximate carrying value as of March 31, 2021. The Company has no assets or liabilities valued with Level 3 inputs.

Q-SI OPERATIONS INC. (FORMERLY QUANTUM-SI INCORPORATED)
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
(all amounts are in thousands, except share and per share data)
4. PROPERTY AND EQUIPMENT, NET
Property and equipment, net, are recorded at historical cost and consist of the following:
	March 31, 2021	December 31, 2020
Laboratory equipment	$4,440	$4,245
Computer equipment	772	765
Software	144	136
Furniture and fixtures	46	47
Construction in process	382	35
	5,784	5,228
Less: Accumulated Depreciation	(3,445)	(3,232)
Property and equipment, net	$2,339	$1,996
Depreciation and amortization expense amounted to $213 and $229 for the three months ended March 31, 2021 and 2020, respectively.
5. ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES
Accrued expenses and other current liabilities consist of the following:
	March 31, 2021	December 31, 2020
Salary and bonus	$587	$511
Contracted service	1,276	399
Legal fees	1,019	447
Other	39	68
Total accrued expenses and other current liabilities	$2,921	$1,425
6. NOTES PAYABLE
The Company received loan proceeds of $1,749 under the Paycheck Protection Program (“PPP”). The PPP loan is evidenced by a promissory note dated August 10, 2020. The PPP, established as part of the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”), provides loans to qualifying businesses for amounts up to 2.5 times the average monthly payroll expenses of the qualifying business. The Company used the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and maintains its payroll levels. The interest rate on the PPP loan is 1% per annum and no payments of principal or interest are due during the ten-month period following the consummation of the PPP loan (the “Deferment Period”). The Company could request partial or full forgiveness of the PPP loan. If the PPP loan was not forgiven or partially forgiven, then the Company would be notified and provided details of the monthly repayment amount with a maximum term of five years. If the Company did not apply for forgiveness during the Deferment Period, then repayment would automatically commence at the end of the Deferment Period according to the terms provided by the lender with a maximum term of five years. The PPP loan was unsecured and guaranteed by the Small Business Administration and was subject to any new guidance and new requirements released by the Department of the Treasury. In connection with the closing of the business combination discussed in Note 1, the Company repaid the loan in full. The Company is accounting for the loan as debt (See Note 13).

Q-SI OPERATIONS INC. (FORMERLY QUANTUM-SI INCORPORATED)
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
(all amounts are in thousands, except share and per share data)
7. CONVERTIBLE PREFERRED STOCK
The Company has issued five series of Convertible Preferred Stock, Series A through Series E. The following table summarizes the authorized, issued and outstanding Convertible Preferred Stock of the Company as of March 31, 2021 and December 31, 2020:
March 31, 2021
Class	Year of Class Issuance	Issuance Price per share	Shares Authorized	Shares Issued and Outstanding	Total Proceeds or Exchange Value	Issuance Costs	Net Carrying Value	Initial Liquidation Price per share
Series A	2013	$0.04	25,000,000	25,000,000	$1,000	$—	$1,000	$0.80
Series B	2015	0.80	31,250,000	31,250,000	25,000	—	25,000	0.80
Series C	2015 – 2016	4.61	8,164,323	8,164,323	37,638	328	37,310	4.61
Series D	2017	4.71	12,738,853	12,738,853	60,000	414	59,586	4.71
Series E	2018 – 2020	5.36	14,925,373	13,636,092	73,089	175	72,914	5.36
			92,078,549	90,789,268
December 31, 2020
Class	Year of Class Issuance	Issuance Price per share	Shares Authorized	Shares Issued and Outstanding	Total Proceeds or Exchange Value	Issuance Costs	Net Carrying Value	Initial Liquidation Price per share
Series A	2013	$0.04	25,000,000	25,000,000	$1,000	$—	$1,000	$0.80
Series B	2015	0.80	31,250,000	31,250,000	25,000	—	25,000	0.80
Series C	2015 – 2016	4.61	8,164,323	8,164,323	37,638	328	37,310	4.61
Series D	2017	4.71	12,738,853	12,738,853	60,000	414	59,586	4.71
Series E	2018 – 2020	5.36	14,925,373	13,636,092	73,089	171	72,918	5.36
			92,078,549	90,789,268
8. EQUITY INCENTIVE PLAN
The Company’s 2013 Employee, Director and Consultant Equity Incentive Plan, as amended on November 26, 2020 (the “Plan”), was originally adopted by its Board of Directors and stockholders in September 2013. A summary of the Company’s stock option and restricted stock activity under the Plan is presented in the tables below.
Stock option activity
During the three months ended March 31, 2021, the Company granted 1,120,000 option awards subject to certain service and performance conditions. The service condition requires the participant’s continued employment with the Company through the applicable vesting date, and the performance condition requires the consummation of a contemplated business combination defined in the option award agreement. For options with performance conditions, stock-based compensation expense is only recognized if the performance conditions become probable to be satisfied. As the performance condition is a business combination, the performance condition will only become probable once consummated. Accordingly, as the business combination did not occur during the three months ended March 31, 2021, the Company has not recorded stock-based compensation expense related to these option awards.
A summary of the stock option activity under the Plan is presented in the table below:

Q-SI OPERATIONS INC. (FORMERLY QUANTUM-SI INCORPORATED)
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
(all amounts are in thousands, except share and per share data)
	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at December 31, 2020	9,240,930	$1.89	6.77	$4,094
Granted	1,286,250	6.80
Exercised	(728,824)	1.37
Forfeited	—	—
Outstanding at March 31, 2021	9,798,356	$2.57	7.16	$41,406
Options exercisable at March 31, 2021	6,496,490	$1.82	6.25	$32,326
Vested and expected to vest at March 31, 2021	9,516,206	$2.53	7.11	$40,630
Restricted stock activity
During the three months ended March 31, 2021, the Company granted 5,041,752 restricted stock awards, including 2,136,000 and 213,600 restricted stock awards to the Company’s Chief Executive Officer and General Counsel, respectively, subject to certain service and performance conditions, and 569,000 restricted stock awards to the Company’s Chief Executive Officer subject to certain service, market, and performance conditions. The service condition for both award types requires the participant’s continued employment with the Company through the applicable vesting date, and the performance condition requires the consummation of a contemplated business combination or financing transaction defined in the award agreement. The market condition requires that the Company’s common stock subsequent to the business combination trades above a specified level for a defined period of time, or that a subsequent financing transaction meets defined pricing thresholds. For restricted stock with performance conditions, stock-based compensation expense is only recognized if the performance conditions become probable to be satisfied. As the performance condition is a business combination or financing transaction, the performance condition will only become probable once consummated. Accordingly, as the business combination or financing transaction did not occur during the three months ended March 31, 2021, the Company has not recorded stock-based compensation expense related to these restricted stock awards.
A summary of the restricted stock activity under the Plan is presented in the table below:
	Number of Shares of Restricted Stock	Weighted Average Grant-Date Fair Value
Outstanding non-vested restricted stock at December 31, 2020	—
Granted	5,610,752	$6.53
Repurchased	—	—
Restrictions lapsed	—	—
Outstanding non-vested restricted stock at March 31, 2021	5,610,752	$6.53
The Company’s stock-based compensation expense is allocated to the following operating expense categories on the condensed statements of operations and comprehensive loss for the three months ended March 31, 2021 and 2020 as follows:

Q-SI OPERATIONS INC. (FORMERLY QUANTUM-SI INCORPORATED)
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
(all amounts are in thousands, except share and per share data)
	Three months ended March 31,
	2021	2020
Research and development	$340	$534
General and administrative	40	49
Sales and marketing	77	59
Total Stock-based compensation expense	$457	$642
9. NET LOSS PER SHARE
Basic net loss per share is computed by dividing the net loss by the weighted-average number of shares of common stock of the Company outstanding during the period. Diluted net loss per share is computed by giving effect to all common share equivalents of the Company, including outstanding convertible preferred stock and stock options, to the extent dilutive. Basic and diluted net loss per share was the same for each period presented as the inclusion of all common share equivalents would have been anti-dilutive.
The following table presents the calculation of basic and diluted net loss per share for the Company’s common stock:
	Three months ended March 31,
	2021	2020
Numerator
Net Loss	$(11,779)	$(10,314)
Numerator for Basic and Dilutive Net Loss per Share – Loss attributable to Common Stockholders	$(11,779)	$(10,314)
Denominator
Common Stock	6,932,353	6,696,563
Denominator for Basic and Dilutive Net Loss per Share – Weighted-average Common Stock	6,932,353	6,696,563
Basic and dilutive net loss per share	$(1.70)	$(1.54)
Since the Company was in a net loss position for all periods presented, the basic net loss per shares calculation excludes preferred stock as it does not participate in net losses of the Company. Additionally, net loss per share attributable to common stockholders was the same on a basic and diluted basis, as the inclusion of all potential common equivalent shares outstanding would have been anti-dilutive. Anti-dilutive common equivalent shares were as follows:
	Three months ended March 31,
	2021	2020
Outstanding options to purchase common stock	15,409,108	9,635,470
Outstanding convertible preferred stock (Series A through E)	90,789,268	86,125,089
	106,198,376	95,760,559
10. INCOME TAXES
Income taxes for the three months ended March 31, 2021 and 2020 are recorded at the Company’s estimated annual effective income tax rate, subject to adjustments for discrete events, should they occur. The Company’s estimated annual effective tax rate was 0.0% for the three months ended March 31, 2021 and 2020. The primary reconciling items between the federal statutory rate of 21.0% for these periods and the

Q-SI OPERATIONS INC. (FORMERLY QUANTUM-SI INCORPORATED)
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
(all amounts are in thousands, except share and per share data)
Company’s overall effective tax rate of 0.0% were related to the effects of deferred state income taxes, nondeductible stock-based compensation, research and development credits, and the valuation allowance recorded against the full amount of its net deferred tax assets.
A valuation allowance is required when it is more likely than not that some portion or all of the Company’s deferred tax assets will not be realized. The realization of deferred tax assets depends on the generation of sufficient future taxable income during the period in which the Company’s related temporary differences become deductible. The Company has recorded a full valuation allowance against its net deferred tax assets as of March 31, 2021 and 2020 since management believes that based on the earnings history of the Company, it is more likely than not that the benefits of these assets will not be realized.
11. RELATED PARTY TRANSACTIONS
The Company utilizes and subleases office and laboratory space in a building owned by a related party. The Company paid $80 for this space for the three months ended March 31, 2021 and 2020.
The Company utilizes and subleases other office and laboratory spaces from 4Catalyzer Corporation (“4C”), a company under common ownership. The Company paid $73 and $46 for these spaces for the three months ended March 31, 2021 and 2020, respectively.
The Company also makes payments to 4C to prefund the acquisition of capital assets and these amounts are included in Other assets — related party on the condensed balance sheets. Such prepaid advances were $738 at March 31, 2021 and December 31, 2020.
The Company was a party to an Amended and Restated Technology Services Agreement (the “ARTSA”), most recently amended on November 11, 2020, by and among 4C, the Company and other participant companies controlled by the Rothberg family. The Company entered into a First Addendum to the ARTSA on February 17, 2021 pursuant to which the Company agreed to terminate its participation under the ARTSA no later than immediately prior to the effective time of the business combination, resulting in the termination of the Company’s participation under the ARTSA on June 10, 2021. Under the ARTSA, The Company and the other participant companies agreed to share certain non-core technologies, which means any technologies, information or equipment owned or otherwise controlled by the participant company that are not specifically related to the core business area of the participant and subject to certain restrictions on use. The ARTSA also provides for 4C to perform certain services for the Company and each other participant company such as monthly administrative, management and technical consulting services to the Company which were pre-funded approximately once a quarter. The Company incurred expenses of $535 and $380 during the three months ended March 31, 2021 and 2020, respectively. The amounts advanced and due from 4C at March 31, 2021 and December 31, 2020, related to operating expenses was $0 and $13, respectively, and is included in Due from related parties on the condensed balance sheets.
The ARTSA also provides for the participant companies to provide other services to each other. The Company also has transactions with other entities under common ownership, which include payments made to third parties on behalf of the Company. The amounts remaining payable at March 31, 2021 and December 31, 2020 are $13 and $28, respectively, and are included in the Due to related parties on the Company’s condensed balance sheets. In addition, the Company has transactions with these other entities under common ownership which include payments made by the Company to third parties on behalf of the other entities and the amounts remaining payable at March 31, 2021 and December 31, 2020 are in the aggregate $88 and $69, respectively, and are reflected in the Due from related parties on the Company’s condensed balance sheets. All amounts are paid or received throughout the year within 30 days after the end of each month.
The Company had promissory notes with the President and Chief Operating Officer and other Company employees in amounts totaling $0 and $150 as of March 31, 2021 and December 31, 2020, respectively.

Q-SI OPERATIONS INC. (FORMERLY QUANTUM-SI INCORPORATED)
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
(all amounts are in thousands, except share and per share data)
12. COMMITMENTS AND CONTINGENCIES
Commitments
Capital leases
The Company operates equipment under a capital lease-to-own agreement. The total value of the equipment acquired through capital lease arrangements was $124. Total interest expense was $1 and $2 during the three months ended March 31, 2021 and 2020, respectively. The remaining unamortized balance of the lease obligation balance of $13 is recorded in accrued expenses and other current liabilities on the condensed balance sheet at March 31, 2021. This remaining balance is due in 2021.
Licenses related to certain intellectual property
The Company licenses certain intellectual property, some of which may be utilized in its future product offering. To preserve the right to use such intellectual property, the Company is required to make annual minimum fixed payments totaling $220. Once the Company commercializes and begins to generate revenues, there will be royalties payable by the Company based on the current anticipated utilization.
Other commitments
The Company sponsors a 401(k) defined contribution plan covering all eligible U.S. employees. Contributions to the 401(k) plan are discretionary. The Company did not make any matching contributions to the 401(k) plan for the three months ended March 31, 2021 and 2020.
Contingencies
The Company does not have any outstanding or ongoing litigation and legal matters.
The Company enters into agreements that contain indemnification provisions with other parties in the ordinary course of business, including business partners, investors, contractors, and the Company’s officers, directors and certain employees. The Company has agreed to indemnify and defend the indemnified party claims and related losses suffered or incurred by the indemnified party from actual or threatened third-party claim because of the Company’s activities or non-compliance with certain representations and warranties made by the Company. It is not possible to determine the maximum potential loss under these indemnification provisions due to the Company’s limited history of prior indemnification claims and the unique facts and circumstances involved in each particular provision. To date, losses recorded in the Company’s condensed statements of operations and comprehensive loss in connection with the indemnification provisions have not been material.
On March 29, 2021, the Company entered into an agreement with a third-party service provider pursuant to which we paid them $3,800 in connection with the closing of the business combination with HighCape discussed in Note 1.
13. SUBSEQUENT EVENTS
The Company has evaluated the following events occurring after March 31, 2021 and through June 15, 2021, for possible adjustment to or disclosure in the financial statements, which is the date on which the financial statements were available to be issued.
On April 20, 2021, the Company granted 270,000 restricted stock units and 1,550,000 stock options to select employees and consultants. The awards are subject to certain service conditions which are satisfied by providing service to the Company over a period of time as defined by the award agreement. The restricted stock units and 625,000 of the stock options were also subject to certain performance conditions which were

Q-SI OPERATIONS INC. (FORMERLY QUANTUM-SI INCORPORATED)
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
(all amounts are in thousands, except share and per share data)
satisfied upon the consummation of the business combination with HighCape. The achievement of the performance condition and the commencement of the related expense recognition did not occur until the event was deemed probable, which occurred once the business combination was consummated.
On June 10, 2021, the Company completed a business combination with HighCape. As a result of the business combination, the Company received proceeds of $511,176. In connection with the closing of the business combination, the Company’s outstanding Convertible Preferred Stock was automatically cancelled and converted into the right to receive shares of HighCape common stock. The Company repaid the PPP loan in full with the proceeds received from the transaction. The business combination will be accounted for as a reverse recapitalization, in accordance with U.S. GAAP. Under this method of accounting, HighCape will be treated as the “acquired” company for financial reporting purposes.

QUANTUM-SI INCORPORATED
Up to 101,465,310 Shares of Class A Common Stock
Up to 19,937,500 Shares of Class B Common Stock
Up to 135,000 Warrants

PROSPECTUS

, 2021
You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus. We are not making an offer of these securities in any state where the offer is not permitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.   Other Expenses of Issuance and Distribution.
The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the securities being registered hereby.
Expense	Estimated Amount
Securities and Exchange Commission registration fee		$141,251.49
Accounting fees and expenses		*
Legal fees and expenses		*
Financial printing and miscellaneous expenses		*
Total	$	*

*
These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Item 14.   Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law (the “DGCL”), permits a corporation to indemnify its directors and officers against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties. The directors or officers must have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, an action only by or in the right of the corporation, indemnification may be made only for expenses, including attorney’s fees, actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification shall be made if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that the defendant officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability. The amended and restated certificate of incorporation and the amended and restated bylaws of the registrant provide that the registrant may indemnify its directors, officers, employees or agents to the fullest extent permitted by applicable law.
Section 102(b)(7) of the DGCL permits a corporation to provide in its charter that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for payments of unlawful dividends or unlawful stock purchases or redemptions or (4) for any transaction from which the director derived an improper personal benefit. The current certificate of incorporation of the registrant provide for such limitation of liability.
We have entered into indemnification agreements with each of our directors and officers in which we have agreed to indemnify and hold harmless, and also advance expenses as incurred, to the fullest extent permitted under applicable law, against all expenses, losses and liabilities incurred by the indemnitee or on the indemnitee’s behalf arising from the fact that such person is or was a director, officer, employee or agent of our company or our subsidiaries.
The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, our amended and restated certificate of incorporation, our amended and restated bylaws, any agreement, any vote of stockholders or disinterested directors or otherwise.

We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.
Item 15.   Recent Sales of Unregistered Securities.
Founder Shares
On June 10, 2020, HighCape’s sponsor, HighCape Capital Acquisition LLC (the “Sponsor”), purchased an aggregate of 2,875,000 founder shares (the “Founder Shares”) for an aggregate offering price of $25,000 at an average purchase price of approximately $0.009 per share. On June 30, 2020, the Sponsor transferred 30,000 Founder Shares to each of its three independent directors, or an aggregate of 90,000 Founder Shares, resulting in the Sponsor holding an aggregate of 2,785,000 Founder Shares. The Founder Shares included an aggregate of up to 375,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment option was not exercised in full or in part, so that the number of Founder Shares would equal 20% of HighCape’s issued and outstanding shares after its initial public offering. As a result of the underwriters’ election to fully exercise their over-allotment option, 375,000 Founder Shares were no longer subject to forfeiture. Such securities were issued in connection with HighCape’s organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Sponsor is an accredited investor for purposes of Rule 501 of Regulation D.
Private Placement Warrants
Simultaneously with the closing of HighCape’s initial public offering on June 10, 2020, HighCape consummated the sale of 405,00 Private Placement Units at a price of $10.00 per Private Placement Unit in a private placement to the Sponsor, generating gross proceeds of $4,050,000. Each Private Placement Unit consisted of one share of Class A common stock (“Private Placement Share” or, collectively, “Private Placement Shares”) and one-third of one warrant (each, a “Private Placement Warrant”). Each whole Private Placement Warrant is exercisable to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment. Such securities were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. The Sponsor is an accredited investor for purposes of Rule 501 of Regulation D.
Subscription Agreements
On June 10, 2021 (the “Closing Date”), HighCape offered and sold to the PIPE Investors, pursuant to the PIPE Investor Subscription Agreements, an aggregate of 42,500,000 shares of HighCape Class A common stock at a price of $10.00 per share for aggregate gross proceeds to HighCape of $425.0 million in the PIPE Financing. The PIPE Financing closed immediately prior to the Business Combination. The shares of HighCape Class A common stock issued to the PIPE Investors became shares of the Company’s Class A common stock upon consummation of the Business Combination.
The shares issued to the PIPE Investors in the PIPE Financing on the Closing Date were issued pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act and/or Regulation D promulgated under the Securities Act. The PIPE Investors are accredited investors for purposes of Rule 501 of Regulation D.
In addition, on the Closing Date, HighCape offered and sold to certain affiliates of Foresite Capital Management, LLC (the “Foresite Funds”), pursuant to the Subscription Agreements, an aggregate of 696,250 shares of HighCape Class A common stock at a price of $0.001 per share for aggregate gross proceeds to HighCape of $696.25 after a corresponding number of shares of HighCape Class B common stock was irrevocably forfeited by the Sponsor, which closed immediately prior to the Business Combination. The shares of HighCape Class A common stock issued to the Foresite Funds became shares of the Company’s Class A common stock upon consummation of the Business Combination.
The shares issued to the Foresite Funds on the Closing Date were issued pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act and/or Regulation D promulgated under the Securities Act. The Foresite Funds are accredited investors for purposes of Rule 501 of Regulation D.

Item 16.   Exhibits and Financial Statement Schedules.
(a)
Exhibits.

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference Herein from Form or Schedule	Filing Date	SEC File/ Reg. Number
2.1†	Business Combination Agreement, dated as of February 18, 2021, by and among Quantum-Si Incorporated (formerly HighCape Capital Acquisition Corp.), Tenet Merger Sub, Inc., and Q-SI Operations Inc. (formerly Quantum-Si Incorporated)		Form 8-K (Exhibit 2.1)	2/18/2021	001-39486
3.1	Second Amended and Restated Certificate of Incorporation of Quantum-Si Incorporated		Form 8-K (Exhibit 3.1)	6/15/2021	001-39486
3.2	Amended and Restated Bylaws of Quantum-Si Incorporated		Form 8-K (Exhibit 3.2)	6/15/2021	001-39486
4.1	Specimen Class A Common Stock Certificate		Form S-4/A (Exhibit 4.1)	5/11/2021	333-253691
4.2	Warrant Agreement, dated as of September 3, 2020, by and between Quantum-Si Incorporated (formerly HighCape Capital Acquisition Corp.) and Continental Stock Transfer & Trust Company		Form 8-K (Exhibit 4.1)	9/9/2020	001-39486
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.	X
10.1	Form of PIPE Investor Subscription Agreement for institutional investors, dated as of February 18, 2021, by and between Quantum-Si Incorporated (formerly HighCape Capital Acquisition Corp.) and the subscriber parties thereto		Form 8-K (Exhibit 10.1)	2/18/2021	001-39486
10.2	Form of PIPE Investor Subscription Agreement for accredited investors, dated as of February 18, 2021, by and between Quantum-Si Incorporated (formerly HighCape Capital Acquisition Corp.) and the subscriber parties thereto		Form 8-K/A (Exhibit 10.2)	2/19/2021	001-39486

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference Herein from Form or Schedule	Filing Date	SEC File/ Reg. Number
10.3	Form of Subscription Agreement, dated as of February 18, 2021, by and between Quantum-Si Incorporated (formerly HighCape Capital Acquisition Corp.) and the Foresite Funds		Form 8-K/A (Exhibit 10.3)	2/19/2021	001-39486
10.4	Transaction Support Agreement, dated as of February 19, 2021, by and among Quantum-Si Incorporated (formerly HighCape Capital Acquisition Corp.), and certain supporting stockholders of Q-SI Operations Inc. (formerly Quantum-Si Incorporated)		Form 8-K (Exhibit 10.1)	2/22/2021	001-39486
10.5	Sponsor Letter Agreement, dated as of February 18, 2021, by and among HighCape Capital Acquisition LLC, Deerfield Partners, L.P., Quantum-Si Incorporated (formerly HighCape Capital Acquisition Corp.) and Q-SI Operations Inc. (formerly Quantum-Si Incorporated)		Form 8-K (Exhibit 10.4)	2/18/2021	001-39486
10.6+	Executive Chairman Agreement, dated as of June 10, 2021, by and between Quantum-Si Incorporated and Jonathan M. Rothberg, Ph.D.		Form 8-K (Exhibit 10.6)	6/15/2021	001-39486
10.7+	Offer Letter of Employment, dated as of October 28, 2020, by and between Q-SI Operations Inc. (formerly Quantum-Si Incorporated) and John Stark		Form S-4 (Exhibit 10.10)	3/1/2021	333-253691
10.8+	Offer Letter of Employment, dated as of March 23, 2021, by and between Q-SI Operations Inc. (formerly Quantum-Si Incorporated) and Claudia Drayton		Form S-4/A (Exhibit 10.10)	5/11/2021	333-253691

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference Herein from Form or Schedule	Filing Date	SEC File/ Reg. Number
10.9+	Offer Letter of Employment, dated as of June 1, 2015, by and between Q-SI Operations Inc. (formerly Quantum-Si Incorporated) and Michael P. McKenna, Ph.D.		Form S-4 (Exhibit 10.10)	3/1/2021	333-253691
10.10+	Offer Letter of Employment, dated as of March 16, 2016, by and between Q-SI Operations Inc. (formerly Quantum-Si Incorporated) and Matthew Dyer, Ph.D.		Form S-4 (Exhibit 10.11)	3/1/2021	333-253691
10.11+	Consulting Agreement, dated as of April 19, 2021, by and between Q-SI Operations Inc. (formerly Quantum-Si Incorporated) and Michael Mina, M.D., Ph.D.		Form S-4/A (Exhibit 10.13)	5/11/2021	333-253691
10.12	Technology and Services Exchange Agreement, dated as of February 17, 2021, by and among Q-SI Operations Inc. (formerly Quantum-Si Incorporated) and the participants named therein		Form S-4 (Exhibit 10.12)	3/1/2021	333-253691
10.13.1+	Quantum-Si Incorporated 2021 Equity Incentive Plan		Form 8-K (Exhibit 10.13.1)	6/15/2021	001-39486
10.13.2+	Form of Stock Option Agreement under 2021 Equity Incentive Plan		Form 8-K (Exhibit 10.13.2)	6/15/2021	001-39486
10.13.3+	Form of Restricted Stock Unit Agreement under 2021 Equity Incentive Plan		Form 8-K (Exhibit 10.13.3)	6/15/2021	001-39486
10.14.1+	Q-SI Operations Inc. 2013 Employee, Director and Consultant Equity Incentive Plan, as amended		Form 8-K (Exhibit 10.14.1)	6/15/2021	001-39486
10.14.2+	Form of Stock Option Agreement under 2013 Employee, Director and Consultant Equity Incentive Plan, as amended		Form 8-K (Exhibit 10.14.2)	6/15/2021	001-39486
10.14.3+	Form of Restricted Stock Unit Agreement under 2013 Employee, Director and Consultant Equity Incentive Plan, as amended		Form 8-K (Exhibit 10.14.3)	6/15/2021	001-39486

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference Herein from Form or Schedule	Filing Date	SEC File/ Reg. Number
10.15+	Nonemployee Director Compensation Policy		Form 8-K (Exhibit 10.15)	6/15/2021	001-39486
10.16+	Form of Indemnification Agreement		Form 8-K (Exhibit 10.16)	6/15/2021	001-39486
10.17	Amended and Restated Registration Rights Agreement, dated as of June 10, 2021, by and among Quantum-Si Incorporated (formerly HighCape Capital Acquisition Corp.) and certain of its securityholders		Form 8-K (Exhibit 10.17)	6/15/2021	001-39486
10.18	Form of Lock-up Agreement		Form 8-K (Exhibit 10.18)	6/15/2021	001-39486
10.19	Lease Agreement between Quantum-Si Incorporated and BP3-SD5 5510 Morehouse Drive LLC, dated June 18, 2021		Form 8-K (Exhibit 10.1)	6/24/2021	001-39486
10.20+*	Quantum-Si Incorporated Executive Severance Plan
21.1	List of Subsidiaries		Form 8-K (Exhibit 21.1)	6/15/2021	001-39486
23.1	Consent of WithumSmith+Brown, PC, independent registered public accounting firm of Quantum-Si Incorporated (formerly HighCape Capital Acquisition Corp.)	X
23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm of Q-SI Operations Inc. (formerly Quantum-Si Incorporated)	X
23.3	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1)	X
24.1	Power of Attorney (included on the signature page hereof)	X
101.INS	XBRL Instance Document	X
101.SCH	XBRL Taxonomy Extension Schema Document	X

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference Herein from Form or Schedule	Filing Date	SEC File/ Reg. Number
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document	X
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document	X
101.LAB	XBRL Taxonomy Extension Label Linkbase Document	X
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document	X

*
To be filed by amendment.

†
Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

+
Management contract or compensatory plan or arrangement.

Item 17.   Undertakings.
The undersigned registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Guilford, State of Connecticut, on July 2, 2021.
QUANTUM-SI INCORPORATED
By:
/s/ John Stark

John Stark
Chief Executive Officer
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints each of John Stark and Claudia Drayton, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dated indicated.
Name	Title	Date
/s/ John Stark John Stark	Chief Executive Officer and Director (Principal Executive Officer)	July 2, 2021
/s/ Claudia Drayton Claudia Drayton	Chief Financial Officer (Principal Financial and Accounting Officer)	July 2, 2021
/s/ Jonathan M. Rothberg, Ph.D. Jonathan M. Rothberg, Ph.D	Executive Chairman	July 2, 2021
/s/ Marijn Dekkers, Ph.D. Marijn Dekkers, Ph.D.	Director	July 2, 2021
/s/ Ruth Fattori Ruth Fattori	Director	July 2, 2021
/s/ Brigid A. Makes Brigid A. Makes	Director	July 2, 2021
/s/ Michael Mina, M.D., Ph.D Michael Mina, M.D., Ph.D	Director	July 2, 2021 .
/s/ Kevin Rakin Kevin Rakin	Director	July 2, 2021
/s/ James Tananbaum, M.D. James Tananbaum, M.D.	Director	July 2, 2021